CERTAIN PORTIONS OF THE SCHEDULES TO THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS ARE MARKED AS “[XXX]” ALONG WITH A FOOTNOTE INDICATING THAT THE INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
September 6, 2013
among
GENERAL CABLE INDUSTRIES, INC., as U.S. Borrower,
GENERAL CABLE COMPANY LTD., as Canadian Borrower,
SILEC CABLE SAS, as French Borrower
NORDDEUTSCHE SEEKABELWERKE GMBH, as German Borrower
GRUPO GENERAL CABLE SISTEMAS, S.L. and ECN CABLE GROUP, S.L.,
as Spanish Borrowers,
GENERAL CABLE CORPORATION
The Other Loan Parties Party Hereto
The Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
J.P. MORGAN EUROPE LIMITED,
as European Administrative Agent
___________________________

J.P. MORGAN SECURITIES LLC, WELLS FARGO CAPITAL FINANCE, LLC.,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and
MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Joint Bookrunners and Joint Lead Arrangers

i

ANNEX
Annex I – PP&E Components
SCHEDULES:
Revolving Commitment Schedule
Schedule 1.01A ― Eligible Real Property
Schedule 1.01B ― Certain Account Debtors
Schedule 1.01C ― Existing Banking Services Obligations
Schedule 1.01D ― Existing Swap Agreement Obligations
Schedule 1.01E ― Excluded Deposit Account
Schedule 3.05 ― Properties
Schedule 3.06 ― Disclosed Matters
Schedule 3.10 ― Canadian Pension Plan and Benefit Plans
Schedule 3.14 ― Insurance
Schedule 3.15 ― Capitalization and Subsidiaries
Schedule 5.19 ― Post-Closing Matters
Schedule 6.01 ― Existing Indebtedness
Schedule 6.02 ― Existing Liens
Schedule 6.04 ― Existing Investments
Schedule 6.10 ― Existing Restrictions

EXHIBITS:
Exhibit A ― Form of Assignment and Assumption
Exhibit B-1 ― Form of Notice of Banking Services Obligation
Exhibit B-2 ― Form of Notice of Swap Agreement Obligation
Exhibit C ― Form of Borrowing Base Certificate
Exhibit D ― Form of Compliance Certificate
Exhibit E-1 ― U.S. Guarantor Joinder Agreement
Exhibit E-2 ― Canadian Guarantor Joinder Agreement
Exhibit E-3 ― French Guarantor Joinder Agreement
Exhibit E-4 ― German Guarantor Joinder Agreement
Exhibit E-5 ― Spanish Guarantor Joinder Agreement
Exhibit F-1 ― Form of U.S. Tax Certificate (for Non-U.S.
Lenders][Participants] That Are Not Partnerships)
Exhibit F-2 ― Form of U.S. Tax Certificate (for Non-U.S. [Lenders][Participants]
That are Partnerships)

v

AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 6, 2013 (as it may be amended or modified from time to time, this “Agreement”) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “U.S. Borrower”), GENERAL CABLE COMPANY LTD., a company organized under the laws of Nova Scotia (the “Canadian Borrower”), SILEC CABLE SAS, a French société par actions simplifiée (the “French Borrower”), NORDDEUTSCHE SEEKABELWERKE GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany (the “German Borrower”), GRUPO GENERAL CABLE SISTEMAS, S.L., a public limited liability company (formerly Grupo General Cable Sistemas, S.A., in process of conversion) organized under the laws of Spain (“Sistemas”), ECN CABLE GROUP, S.L., a limited liability company organized under the laws of Spain (“ECN” and, together with Sistemas, the “Spanish Borrowers” and each, a “Spanish Borrower”), GENERAL CABLE CORPORATION, a Delaware corporation (“Holdings”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and J.P. MORGAN EUROPE LIMITED, as European Administrative Agent.
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing denominated in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account” means, individually and collectively, any “Account” referred to in any Security Agreement.
“Account Debtor” means any Person obligated on an Account.
“Additional European Borrower” means any Person that becomes a party to this Agreement as a European Borrower in connection with a Permitted Reorganization.
“Additional European Borrower Borrowing Base” means, at any time, the difference of
(a)    85% of any Additional European Borrower’s Eligible Accounts at such time, plus
(b)    the lesser of (i) 70% of any Additional European Borrower’s Eligible Inventory, valued at the lower of average cost or market value and (ii) the product of 85% multiplied by Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by any Additional European Borrower’s Eligible Inventory, valued at the lower of average cost or market value, plus

(c)    any Additional European Borrower PP&E Component, less
(d)    any applicable Reserve then in effect to the extent applicable to the Additional European Borrower or such Eligible Accounts, Eligible Inventory, Eligible Real Estate or Eligible Equipment.
The Administrative Agent may, in its Permitted Discretion, establish lower advance rates for any category of collateral of any Additional European Borrower, or any portion thereof. Prior to inclusion of any assets of an Additional European Borrower in the determination of the Borrowing Base, due diligence (including, without limitation, legal due diligence, field exams, and appraisals) in respect of such assets satisfactory to the Administrative Agent, in its Permitted Discretion, shall be completed. No assets (other than Eligible Accounts) of any Additional European Borrower shall be included in the Additional European Borrowing Base without the consent of the Administrative Agent and each Joint Lead Arranger.
“Additional European Borrower Borrowing Base Availability” means, at any time, an amount equal to (a) the Additional European Borrower Borrowing Base plus (b) the Canadian Tranche C Borrowing Base Availability plus (c) the U.S. Borrowing Base Availability minus (d) the Additional European Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Additional European Borrower PP&E Component” means, at the time of any determination, an amount equal to the lesser of:
(a)    an amount equal to the PP&E Amortization Factor multiplied by (i) (A) 75% of the fair market value of any Additional European Borrower’s Eligible Real Property plus (B) 85% of the Net Orderly Liquidation Value of any Eligible European Borrower’s Eligible Equipment minus (ii) Reserves established by the Administrative Agent, or
(b)    $150,000,000 minus the Canadian PP&E Component minus the German Equipment Component minus the U.S. PP&E Component minus Reserves established by the Administrative Agent.
“Additional European Borrower Revolving Exposure” means, with respect to any Additional European Borrower, the sum of (a) the outstanding principal amount of Tranche C Revolving Loans to the Additional European Borrower at such time, plus (b) the aggregate principal amount of the Tranche C Swingline Loans to the Additional European Borrower at such time, plus (c) the European LC Exposure issued for the account of the Additional European Borrower at such time, plus (d) the aggregate principal amount of Tranche C Overadvances outstanding to the Additional European Borrower.
“Additional European Guarantee” means, individually and/or collectively as the context may require, any guarantee that is entered into by an Additional European Borrower or any other Additional European Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.14(a) and (d), in form and substance reasonably satisfactory to the Administrative Agent, as each of the foregoing may be amended, restated or otherwise modified from time to time.
“Additional European Guarantor” means an Additional European Borrower and each Person that is a party to this Agreement as an Additional European Guarantor, or that becomes a party to this Agreement as an Additional European Guarantor pursuant to an Additional European Guarantor Joinder Agreement pursuant to Section 5.14(a) and/or (d).
“Additional European Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“Additional European Loan Parties” means, individually and/or collectively as the context may require, any Additional European Borrower and any Additional European Guarantors, and their respective successors and assigns.
“Additional European Security Agreement” means, individually and collectively as the context may require, each pledge agreement, security agreement, guarantee or other agreement that is entered into by any Additional European Loan Party or any Person who is the holder of Equity Interests in any Additional European Loan Party in favor of any Agent or any other Secured Party, securing or guaranteeing any of the Secured Obligations, in each case in form and substance satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.14), as the same may be amended, restated or otherwise modified from time to time.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (if applicable) (b) the Statutory Reserve Rate.
“Adjustment Date” means the date that is three Business Days after the date on which financial statements and the accompanying Compliance Certificate are delivered within the time periods specified in Section 5.01.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches), in its capacity as administrative agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, individually and collectively as the context may require, the Administrative Agent (including in its capacities as Attorney and Custodian) and the European Administrative Agent.

“Agents’ Liens” means the Liens granted in favor of any Agent to secure any of the Secured Obligations.
“Aggregate Borrowing Base” means, with respect to all the Borrowers, at any time, an amount equal to the sum of (a) the U.S. Borrowing Base, plus (b) the lesser of (i) the Canadian Borrowing Base and (ii) the aggregate Tranche B Commitments, plus (c) the lesser of (i) the sum of (A) the French Borrowing Base plus (B) the German Borrowing Base plus (C) the Spanish Borrowing Base plus (D) any Additional European Borrower Borrowing Base plus (E) the greater of (I) zero and (II) the difference of the Canadian Borrowing Base minus the aggregate Tranche B Commitments and (ii) the aggregate Tranche C Commitments.
“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.
“Aggregate European Borrowing Base” means (a) the French Borrowing Base plus (b) the German Borrowing Base plus (c) the Spanish Borrowing Base plus (d) any Additional European Borrower Borrowing Base.
“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders.
“Agreement” has the meaning assigned to such term in the preamble.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. Local Time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternate Rate” means, for any day and for any currency, the sum of (a) a rate per annum selected by the Administrative Agent, in its reasonable discretion based on market conditions in consultation with the Borrower Representative (or the applicable Borrower), reflecting the cost to the Lenders of obtaining funds, plus (b) the Applicable Rate for Eurocurrency Loans. When used in reference to any Loan or Borrowing, “Alternate Rate” refers to whether such Loan, or the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Alternate Rate.
“AML Legislation” has the meaning assigned to such term in Section 9.19.
“Annex” has the meaning assigned to such term in Section 3.20.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower and its Affiliates concerning or relating to bribery or corruption.

“Applicable Limit” has the meaning assigned to such term in Section 2.01.
“Applicable Pension Laws” means the Pension Benefits Act (Ontario) or the similar pension standards statute of Canada or other applicable Canadian jurisdictions, and the ITA, and the regulations of each, as amended from time to time (or any successor statute).
“Applicable Percentage” means, with respect to any Lender:
(a)    with respect to payments, computations and other matters relating to the U.S. Commitment or U.S. Revolving Loans, U.S. LC Exposure, U.S. Swingline Loans, U.S. Overadvances or U.S. Protective Advances, a percentage equal to a fraction, the numerator of which is (i) the U.S. Commitment of such U.S. Revolving Lender and the denominator of which is (ii) the aggregate U.S. Commitments of all the U.S. Revolving Lenders (or, if the U.S. Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such U.S. Revolving Lender’s share of the aggregate U.S. Revolving Exposure) at that time;
(b)    with respect to payments, computations and other matters relating to the Tranche B Commitment or Tranche B Revolving Loans, Canadian LC Exposure, Tranche B Swingline Loans, Tranche B Overadvances or Tranche B Protective Advances, a percentage equal to a fraction, the numerator of which is (i) the Tranche B Commitment of such Tranche B Revolving Lender and the denominator of which is (ii) the aggregate Tranche B Commitments of all the Tranche B Revolving Lenders (or, if the Tranche B Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Tranche B Revolving Lender’s share of the aggregate Tranche B Revolving Exposure) at that time;
(c)    with respect to payments, computations and other matters relating to the Tranche C Commitment or Tranche C Revolving Loans, European LC Exposure, Tranche C Swingline Loans, Tranche C Overadvances or Tranche C Protective Advances, a percentage equal to a fraction, the numerator of which is (i) the Tranche C Commitment of such Tranche C Revolving Lender and the denominator of which is (ii) the aggregate Tranche C Commitments of all the Tranche C Revolving Lenders (or, if the Tranche C Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Tranche C Revolving Lender’s share of the aggregate Tranche C Revolving Exposure) at that time;
(d)    with respect to payments, computations and other matters relating to the Revolving Commitments or Loans, LC Exposure, Swingline Loans, Overadvances or Protective Advances generally, a percentage equal to a fraction, the numerator of which is (i) the sum of the U.S. Commitment, Tranche B Commitment, and Tranche C Commitment of such Revolving Lender and the denominator of which is (ii) the aggregate Revolving Commitments of all the Revolving Lenders (or, if any (or all) of the U.S. Commitment, Tranche B Commitment, or Tranche C Commitment have terminated or expired, the Applicable Percentage with respect to such terminated or expired Facility (or Facilities) shall be determined based upon such Revolving Lender’s share of the U.S.

Revolving Exposure, Tranche B Revolving Exposure, Tranche C Revolving Exposure, or Aggregate Revolving Exposure, as applicable) at that time;
(e)    with respect to payments, computations and other matters relating to any other combination of Revolving Commitments or Loans, LC Exposure, Swingline Loans or Overadvances, a percentage equal to a fraction, the numerator of which is (i) the sum of the applicable Revolving Commitments of such Revolving Lenders and the denominator of which is (ii) the aggregate of the applicable Commitments of all the applicable Revolving Lenders (or, if any (or all) of the U.S. Commitment, Tranche B Commitment, or Tranche C Commitment have terminated or expired, the Applicable Percentage with respect to such terminated or expired Facility (or Facilities) shall be determined based upon such Revolving Lender’s share of the U.S. Revolving Exposure, Tranche B Revolving Exposure, Tranche C Revolving Exposure, or Aggregate Revolving Exposure, as applicable) at that time;
provided, that in accordance with Section 2.20, so long as (i) any Lender shall be a Defaulting Lender or (ii) any Tranche C Revolving Lender ceases to be a French Qualifying Lender, such Defaulting Lender’s Revolving Commitment, or such Tranche C Revolving Lender’s Tranche C Commitment, shall be disregarded in the calculations above.
“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the participation fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Canadian Prime Spread”, “Eurocurrency Spread”, “Overnight LIBO Rate Spread”, or “CDOR Spread”, as the case may be, based upon the daily average Availability during the most recently completed fiscal quarter of Holdings (the “Average Availability”), provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrowing Base Certificate for the first full fiscal quarter ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 1:

Average Availability	ABR Spread and Canadian Prime Spread	Eurocurrency Spread, Overnight LIBO Rate Spread and CDOR Spread
Category 1 ≥ 66% of the Revolving Commitments	0.50%	1.50%
Category 2 < 66% but ≥ 33% of the Revolving Commitments	0.75%	1.75%
Category 3 < 33% of the Revolving Commitments	1.00%	2.00%

For purposes of the foregoing, the Applicable Rate shall be determined as of the end of the first month of each fiscal quarter of Holdings based upon the Borrowing Base Certificate that is mostly recently delivered from time to time pursuant to Section 5.01(f), with any changes to the Applicable Rate resulting from changes in the Average Availability to be effective during the succeeding period of three fiscal months; provided that the Average Availability shall be deemed to be in Category 3 (a) at any time that any Event of Default has occurred and is continuing (other than an Event of Default arising from the failure to deliver any Borrowing Base Certificate) or (b) if the Borrowers fail to deliver any Borrowing Base Certificate that is required to be delivered pursuant to Section 5.01(f), during the period from the expiration of the time for delivery thereof until five days after each such Borrowing Base Certificate is so delivered; provided further that if any Borrowing Base Certificate is at any time restated or otherwise revised or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any such applicable periods and shall be due and payable on demand. In addition to the foregoing, if on any Adjustment Date, the Total Consolidated Leverage Ratio of Holdings is less than or equal to 3.0 to 1.0 as of the last day of the immediately preceding fiscal quarter, then the Applicable Rate for each U.S. Loan and each Tranche B Loan shall be 0.25% less than as set forth above under the caption “ABR Spread”, “Canadian Prime Spread”, “Eurocurrency Spread”, or “CDOR Spread”, as the case may be, and such reduction shall be applicable to each level of the foregoing grid and be effective during the period commencing on such Adjustment Date and remain in effect until the following Adjustment Date; provided, that if any Compliance Certificate is at any time restated or otherwise revised or if the information set forth in any Compliance Certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any such applicable periods and shall be due and payable on demand.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Attorney” has the meaning assigned to such term in Article VIII.
“Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Revolving Commitments and (ii) the Aggregate Borrowing Base minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, at any time, the aggregate Revolving Commitments minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Available Tranche B Commitment” means, at any time, the aggregate Tranche B Commitments minus the Tranche B Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Available Tranche C Commitment” means, at any time, the aggregate Tranche C Commitments minus the Tranche C Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Available U.S. Commitment” means, at any time, the aggregate U.S. Commitments minus the U.S. Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Average Availability” has the meaning assigned to such term in the definition of “Applicable Rate”.
“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (d) overdraft lines of credit for investment and deposit accounts.
“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.
“Bankruptcy Event” means, with respect to any Person, such Person files a petition or application seeking relief under any Insolvency Law or becomes the subject of a bankruptcy or insolvency proceeding, or has had an interim receiver, receiver, receiver and manager, liquidator, sequestrator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of the acquisition of any ownership interest in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such acquisition does not result in or provide such Person with immunity from the jurisdiction of courts within Canada, the United States or any other jurisdiction of incorporation or organization of such Person, or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” or “Borrowers” means, individually and/or collectively, as the context may require, the European Borrowers, the U.S. Borrower, and the Canadian Borrower.
“Borrower Representative” has the meaning assigned to such term in Section 11.01.
“Borrowing” means (a) Revolving Loans of the same Facility, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans and CDOR Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.
“Borrowing Base” means, individually and/or collectively (without duplication) as the context may require, the Aggregate Borrowing Base, the U.S. Borrowing Base, the Canadian Borrowing Base, each European Borrowing Base, and the Aggregate European Borrowing Base.
“Borrowing Base Certificate” means, individually and/or collectively, as the context may require, a certificate (or certificates), setting forth calculation of the Canadian Borrowing Base, the U.S. Borrowing Base, each European Borrowing Base, the Aggregate European Borrowing Base, and the Aggregate Borrowing Base, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative (provided that, with respect to assets of an individual Borrower that are included in the applicable Borrowing Base, such certificate may be signed and certified as accurate and complete by a Financial Officer of such Borrower), in substantially the form of Exhibit C or another form which is mutually acceptable to the Administrative Agent and the Borrower Representative.
“Borrowing Request” means a request by the Borrower Representative (or the applicable Borrower) for a Revolving Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with any Eurocurrency Loan, any Tranche C Swingline Loan, or any European Letter of Credit the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with any Tranche B Loan, any Canadian Letter of Credit or any U.S. Letter of Credit denominated in Canadian Dollars, the term “Business Day” shall also exclude any day in which commercial banks in Toronto, Canada are authorized or required by law to remain closed, and (c) when used in connection with any Tranche C Loan or any European Letter of Credit denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks in London, England are authorized or required by law to remain closed.

“CAM” has the meaning assigned to such term in Section 9.20(a)(i).
“CAM Exchange” has the meaning assigned to such term in Section 9.20(a)(ii).
“CAM Exchange Date” has the meaning assigned to such term in Section 9.20(a)(iii).
“CAM Percentage” has the meaning assigned to such term in Section 9.20(a)(iv).
“Canada” means the country of Canada.
“Canadian Benefit Plan” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Canadian Loan Party or any Subsidiary of any Canadian Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.
“Canadian Borrower” has the meaning assigned to such term in the preamble.
“Canadian Borrowing Base” means, at any time, the sum of
(a)    85% of the Canadian Loan Parties’ Eligible Accounts at such time, plus
(b)    the lesser of (i) 70% of the Canadian Loan Parties’ Eligible Inventory, valued at the lower of average cost or market value and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Canadian Loan Parties’ Eligible Inventory valued at the lower of average cost or market value, plus
(c)    the Canadian PP&E Component, less
(d)    any applicable Reserve then in effect to the extent applicable to the Canadian Borrower or such Eligible Accounts, Eligible Inventory or Eligible Equipment.
“Canadian Collection Deposit Account” means a “Collection Deposit Account” as defined in the Canadian Security Agreement.
“Canadian Dollars” and “Cdn.$” means dollars in the lawful currency of Canada.
“Canadian Funding Office” means the office of JPMorgan Chase Bank, N.A., Toronto Branch specified in Section 9.01 or such other office as may be specified from time to time by the Administrative Agent by written notice to the Canadian Borrower and the Tranche B Revolving Lenders.
“Canadian Guarantee” means, individually and/or collectively as the context may require, any guarantee that is entered into by the Canadian Borrower or any other Canadian Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.14(a)

and (c), in form and substance reasonably satisfactory to the Administrative Agent, as each of the foregoing may be amended, restated or otherwise modified from time to time.
“Canadian Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(b).
“Canadian Guarantor” means the Canadian Borrower and each Person that is a party to this Agreement as a Canadian Guarantor, or that becomes a party to this Agreement as a Canadian Guarantor pursuant to a Canadian Guarantor Joinder Agreement pursuant to Section 5.14(a) and/or (c).
“Canadian Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“Canadian Intercompany Financing Agreements” means (a) the Capital Support Agreement dated as of December 27, 2012, between the U.S. Borrower and GCC Holdings, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time, (b) the Guarantee, dated as of December 27, 2012, made by the U.S. Borrower in favor of GCC Nova Scotia, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time, (c) the Secured Promissory Note issued by GCC Nova Scotia to the U.S. Borrower on December 27, 2012, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time, in a principal amount not to exceed $100,000,000 and (d) the Subscription Agreement, dated as of December 27, 2012 between GCC Holdings and GCC Nova Scotia, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time.
“Canadian Issuing Banks” means, individually and/or collectively as the context may require, in the case of each Canadian Letter of Credit, JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(j). Each Canadian Issuing Bank may, in its sole discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of such Canadian Issuing Bank, in which case the term “Canadian Issuing Bank” shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.
“Canadian LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).
“Canadian LC Exposure” means, at any time, the sum of the Dollar Amount of the Commercial LC Exposure and the Standby LC Exposure in respect of Canadian Letters of Credit. The Canadian LC Exposure of any Tranche B Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.
“Canadian Letter of Credit” means any Letter of Credit or similar instrument (including a bank guarantee) acceptable to the applicable Canadian Issuing Bank issued hereunder for the purpose of providing credit support for the Canadian Borrower.

“Canadian Loan Parties” means, individually and/or collectively as the context may require, the Canadian Borrower and the Canadian Guarantors, and their respective successors and assigns.
“Canadian Multiemployer Plan” means a Canadian Pension Plan that is contributed to by a Canadian Loan Party for its employees or former employees pursuant to a collective agreement or participation agreement but which is not maintained or administered by the Canadian Loan Party.
“Canadian Obligations” means, with respect to the Canadian Loan Parties, all unpaid principal of and accrued and unpaid interest on the Tranche B Loans made to the Canadian Borrower, all Canadian LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Canadian Loan Parties to any Lender, the Administrative Agent, any Canadian Issuing Bank, any indemnified party arising under the Loan Documents, or any other Secured Party, including those arising pursuant to Section 10.01(b) or arising under any other Canadian Guarantee (in each case including interest and other obligations accruing or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding or which would have accrued but for such bankruptcy, insolvency or similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Canadian Loan Party or any Subsidiary of any Canadian Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as administered by the Government of Canada or the Province of Quebec, respectively.
“Canadian PP&E Component” means, at the time of any determination, an amount equal to the lesser of:
(a)    an amount equal to the PP&E Amortization Factor multiplied by (i) the amount of the Alcan Canadian PP&E Component plus the amount of the General Cable Canadian PP&E Component (each as defined in Annex I) minus (ii) Reserves established by the Administrative Agent, or
(b)    $150,000,000 minus the U.S. PP&E Component minus the German Equipment Component minus any Additional European Borrower PP&E Component minus Reserves established by the Administrative Agent.
“Canadian Prime Rate” means on any day, the rate per annum determined by the Administrative Agent to be the greater of (a) the rate of interest per annum most recently announced or established by JPMorgan Chase Bank, N.A. Toronto Branch as its reference rate in effect for determining interest rates for Canadian Dollar denominated commercial loans made in Canada and commonly known as the “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. Toronto Branch and (b) the sum of the CDOR Rate for a one-month term in effect from time to time plus 1% per annum.

“Canadian Prime Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based upon the Canadian Prime Rate.
“Canadian Priority Payable Reserve” means reserves for amounts secured by any Liens, choate or inchoate, or interests similar thereto under applicable law, which rank or are capable of ranking in priority to or pari passu with the Administrative Agent’s or any other Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Administrative Agent’s or any Secured Parties’ Liens including, without limitation or duplication, in the Permitted Discretion of the Administrative Agent, any such amounts due and not paid for or in respect of wages, vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due with respect to goods and services taxes, sales taxes, harmonized taxes, excise taxes, value-added taxes, employee income taxes, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property), Quebec corporate taxes, overdue rents, the Wage Earner Protection Program Act Reserve, and all amounts currently or past due and not contributed, remitted or paid to or under any Canadian Pension Plan or Applicable Pension Laws or under the Canada Pension Plan, and any solvency deficiency, unfunded liability or wind-up deficiency under or in respect of any Canadian Pension Plan.
“Canadian Reaffirmation Agreement” means the Canadian Reaffirmation Agreement, dated as of the date hereof, among the Canadian Loan Parties party thereto and the Administrative Agent.
“Canadian Secured Obligations” means all Canadian Obligations, together with all (a) Banking Services Obligations of the Canadian Loan Parties owing to one or more Revolving Lenders or their respective Affiliates, provided that (i) (A) such Banking Services Obligation is listed on Schedule 1.01C as of the Effective Date, (B) within one week of the time that any agreement relating to such Banking Services Obligation is executed (or in the case of Banking Services Obligations existing on the date that a Person becomes a Lender after the Effective Date, within one week after such date), the Revolving Lender or Affiliate of a Revolving Lender party thereto shall have delivered written notice (executed by such Revolving Lender or Affiliate and the Borrower Representative) to the Administrative Agent in the form of Exhibit B-1 or any other form approved by the Administrative Agent that such a transaction has been entered into and that it constitutes a Canadian Secured Obligation entitled to the benefits of the applicable Collateral Documents or (C) Chase or an Affiliate is a party thereto and (ii) the applicable Revolving Lender has not, at the time such transaction relating to such Banking Services Obligation is executed, received notice of any continuing Event of Default; and (b) Swap Agreement Obligations of the Canadian Loan Parties owing to one or more Revolving Lenders or their respective Affiliates, provided that (i) (A) such Swap Agreement Obligation is listed on Schedule 1.01D as of the Effective Date, (B) within one week of the time that any transaction relating to such Swap Agreement Obligation is executed (or in the case of Swap Agreement Obligations existing on the date that a Person becomes a Lender after the Effective Date, within one week after such date), the Revolving Lender or Affiliate of a Revolving Lender party thereto shall have delivered written notice (executed by such Revolving Lender or Affiliate and the Borrower Representative) to the Administrative Agent in the form of Exhibit B-2 or any other form approved by the Administrative Agent that such a transaction has been entered into and that it constitutes a Canadian Secured Obligation entitled to the benefits of the applicable Collateral Documents or (C) Chase or an Affiliate is a party thereto and (ii) the applicable Revolving Lender has not, at the time such transaction relating to such Swap Agreement Obligation is executed, received notice of any continuing Event of Default; provided, however, that the definition of “Canadian Secured Obligations” shall not create any guarantee by any Canadian Guarantor of (or grant of security interest by any Canadian Guarantor to support, as applicable) any Excluded Swap Obligations of such Canadian Guarantor for purposes of determining any obligations of any Canadian Guarantor.
“Canadian Security Agreement” means, individually and/or collectively as the context may require, (a) the Canadian Pledge and Security Agreement, dated as of July 21, 2011, of the Canadian Loan Parties in favor of the Administrative Agent, (b) the Quebec Security Documents, dated as of July 21, 2011, between the Canadian Loan Parties party thereto and the Administrative Agent and (c) any other pledge or security agreement (including the Quebec Security Documents) that is entered into by any Canadian Loan Party or any Person who is the holder of Equity Interests in any Canadian Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.14(a) and (c), as each of the foregoing may be amended, restated or otherwise modified from time to time.
“Canadian Subsidiary” means each Subsidiary of Holdings that is organized under the laws of Canada, or any province or territory of Canada.
“Canadian Tranche C Borrowing Base Availability” means, at any time, an amount equal to the greater of (a) zero and (b)(i) the Canadian Borrowing Base minus (ii) the Tranche C Canadian Borrowing Base Usage minus (iii) the total Tranche B Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Management Period” means (a) each period commencing on any day that (i) an Event of Default, (ii) a Default under clause (a), (b), (h) or (i) of Article VII or (iii) in the sole discretion of the Administrative Agent, any other Default, occurs and is continuing until, during the preceding 45 consecutive days, no Default or Event of Default has existed on any day and (b) each period commencing on any day that Availability is less than the greater of (i) $125,000,000 or (ii) 12.5% of the sum of the total Revolving Commitments at such time, and continuing until, during the preceding 45 consecutive days, no Default or Event of Default has existed on any day and Availability has at all times been greater than the greater of (y) $125,000,000 or (z) 12.5% of the sum of the total Revolving Commitments at such time.
“Cash Pooling Arrangements” means cash pooling arrangements entered into between one or more Subsidiaries of Holdings and the Administrative Agent (or its Affiliates), in form and substance acceptable to the Agents and, with respect to any deposit accounts entered into by any Loan Party pursuant thereto, subject to Deposit Account Control Agreements in favor of the European Administrative Agent.
“CDOR” when used in reference to any Loan or Borrowing denominated in Canadian Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.
“CDOR Rate” means, for the relevant CDOR interest period, the Canadian deposit offered rate which, in turn means on any day the sum of the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the relevant CDOR interest period for Canadian Dollar denominated bankers’ acceptances displayed and identified as such on the Reuters Screen CDOR Page as defined in the International Swaps and Derivatives Association definitions, as modified and amended from time to time, at approximately 10:00 a.m. Toronto, Ontario time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day plus 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian dollars for the applicable interest period as of 10:00 a.m. Toronto, Ontario time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) directors of Holdings on the date hereof, (ii) nominated by the board of directors of Holdings, nor (iii) appointed by directors so nominated; (c) prior to the occurrence of the Permitted Reorganization, (i) Holdings at any time ceases to own, free and clear of all Liens or other encumbrances (other than the Agents’ Liens), and control 100% of the issued and outstanding Equity Interests of Intermediate Holdings, (ii) Intermediate Holdings at any time ceases to own, free and clear of all Liens or other encumbrances (other than the Agents’ Liens) and control 100% of the issued and outstanding Equity Interests of the U.S. Borrower, (iii) Holdings at any time ceases to own, free and clear of all Liens or other encumbrances (other than the Agents’ Liens) and control at least 100% (99% solely through one or more Loan Parties) of the issued and outstanding Equity Interests of the Canadian Borrower, (iv) Holdings at any time ceases directly or indirectly to own free and clear of all Liens or other encumbrances (other than the Agents’ Liens) and control 100% of each class of the outstanding Equity Interests of each European Borrower (at least 99% solely through one or more Loan Parties), or (v) Holdings at any time ceases to, directly, or indirectly, own, free and clear of all Liens or other encumbrances (other than the Agents’ Liens) and control 100% of each class of the outstanding Equity Interests of each Loan Guarantor (at least 99% solely through one or more Loan Parties), provided that no transaction permitted by Section 6.03 shall constitute a Change in Control under this clause (c)(v); (d) from and after the occurrence of the Permitted Reorganization, Holdings at any time ceases, directly or indirectly (through one or more other Loan Parties), to own, free and clear of all Liens or other encumbrances (other than Agents’ Liens) 100% of the issued and outstanding Equity Interests of each Loan Party; or (e) at any time a change of control occurs under and as defined in any documentation relating to any Material Indebtedness.
“Change in Law” means (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, proposed and/or final rules, interpretations, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest, hypothec or Lien granted by any Loan Party in favor of any Agent to secure any Secured Obligations.
“Collateral Access Agreement” has the meaning assigned to such term in any Security Agreement.
“Collateral Documents” means, individually and/or collectively as the context may require, each Security Agreement, each Mortgage, each Collateral Access Agreement, each Trademark Security Agreement, each Deposit Account Control Agreement, the Quebec Security

Documents, the U.S. Reaffirmation Agreement, the Canadian Reaffirmation Agreement, and each other document pursuant to which a Person grants a Lien upon any real or personal property as security for payment of any Secured Obligations.
“Collection Deposit Account” means, individually and/or collectively as the context may require, any U.S. Collection Deposit Account, any Canadian Collection Deposit Account, and any European Collection Deposit Account.
“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Commercial Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to Commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.
“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit D or another form which is mutually acceptable to the Administrative Agent and the Borrower Representative.
“Consolidated Total Assets” of any Person means, as of any date, the amount that, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries, as of the end of the most recent fiscal quarter for which internal financial statements are available.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Disbursement Account” means any account or accounts of the U.S. Borrower or the Canadian Borrower maintained with the Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, which account or accounts are designated as Controlled Disbursement Accounts by the Borrower Representative and the Administrative Agent, and upon such designation, through which all disbursements of such Borrower, any other U.S. Loan Party (in the case of a Controlled Disbursement Account of the U.S. Borrower), any other Canadian Loan Party (in the case of a Controlled Disbursement Account of the Canadian Borrower), and any designated Subsidiary of such U.S. Borrower or Canadian Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Convertible Preferred Stock” shall mean Holdings’ 5.75% Series A Redeemable Convertible Preferred Stock of Holdings, par value $0.01 per share, liquidation preference $50 per share, issued pursuant to the Convertible Preferred Stock Documents.
“Convertible Preferred Stock Documents” shall mean the Certificate of Designations relating to the Convertible Preferred Stock, the Convertible Preferred Stock Purchase Agreement and other documents pursuant to which the Convertible Preferred Stock is issued and all other documents executed and delivered with respect to the Convertible Preferred Stock prior to the date of this Agreement.
“Convertible Senior Note Documents” means the Convertible Senior Note Indenture and all other documents executed and/or delivered with respect to the Convertible Senior Notes prior to the date of this Agreement.
“Convertible Senior Note Indenture” shall mean that certain Indenture, dated as of November 15, 2006, among Holdings, as issuer, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee, with respect to the Convertible Senior Notes, as in effect on the date of this Agreement.
“Convertible Senior Notes” shall mean Holdings’ 0.875% Senior Convertible Notes due 2013 issued pursuant to the Convertible Senior Notes Documents issued by Holdings pursuant to the Convertible Senior Note Documents.
“Covenant Trigger Period” means each period commencing on any day that Availability is less than the greater of (x) $100,000,000 or (y) 10.0% of the sum of the total Revolving Commitments at such time, and continuing until, during the preceding 30 consecutive days, Availability has at all times been greater than or equal to the greater of (x) $100,000,000 or (y) 10.0% of the sum of the total Revolving Commitments at such time.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of U.S. Protective Advances, Tranche B Protective Advances, and Tranche C Protective Advances outstanding.
“Credit Party” means any Agent, any Issuing Bank, any Swingline Lender, or any other Lender.
“Custodian” has the meaning assigned to such term in Article VIII.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied), (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
“Deposit Account Control Agreement” means, individually and collectively, each “Deposit Account Control Agreement” referred to herein or in any Security Agreement and any similar agreements (and, in the case of any European Loan Party, documentation or requirements) necessary to perfect the security interest of any Agent or effect control over the relevant deposit accounts referred to in such Security Agreement or such similar agreement.
“Deposit Account Transition Date” has the meaning assigned to such term in Section 5.13.
“Designated Obligations” has the meaning assigned to such term in Section 9.20(a)(v).
“Designated Persons” means any Person listed on a Sanctions List.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Document” has the meaning assigned to such term in the U.S. Security Agreement.
“Dollar Amount” means (a) with regard to any Obligation or calculation denominated in Dollars, the amount thereof, and (b) with regard to any Obligation or calculation denominated in any other currency, the amount of Dollars which is equivalent to the sum of (i) the amount so expressed in such other currency at the Spot Rate on the relevant date of determination; plus (ii) any amounts owed by the Borrowers pursuant to Section 2.06(f).
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means each Subsidiary of Holdings that is organized under the laws of the United States, any state of the United States or the District of Columbia.
“EBITDA” means, for any period for any Person, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period and (v) any other non-cash charges for such period

(but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated in accordance with GAAP.
“ECN” has the meaning assigned to such term in the preamble.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Eligible Accounts” means, at any time, the Accounts of a Loan Party which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account of a Loan Party:
(a)    which is not subject to a first priority perfected security interest granted by (i) the U.S. Loan Parties in favor of the Administrative Agent on behalf of itself and the Secured Parties to secure the Secured Obligations, (ii) the Canadian Loan Parties in favor of the Administrative Agent on behalf of itself and the International Secured Parties to secure the applicable Secured Obligations, or (iii) the European Loan Parties in favor of the European Administrative Agent on behalf of itself and the International Secured Parties to secure the applicable Secured Obligations;
(b)    which is subject to any Lien other than (i) the Agents’ Liens or (ii) a Permitted Encumbrance which does not have priority over the Agents’ Liens;
(c)    (i) which (A) in the case of Account Debtors other than those listed on Schedule 1.01B, is unpaid more than 90 days (150 days in the case of Accounts of a Spanish Borrower) after the date of the original invoice therefor or (B) in the case of Account Debtors listed on Schedule 1.01B, is unpaid more than 30 days after the original due date therefor (in the case of each of clauses (A) and (B), “Overage”) (when calculating such amount for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor, or (ii) which has been written off the books of such Loan Party or otherwise designated as uncollectible;
(d)    which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)    which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 10% of the aggregate amount of Eligible Accounts of all Loan Parties;
(f)    with respect to which any representation or warranty contained in this Agreement or any Collateral Document is not true in any material respect, or with respect to which there exists a breach of any covenant contained in any such agreement;
(g)    which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;
(h)    for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once;
(i)    with respect to which any check or other instrument of payment has been returned uncollected for any reason;
(j)    which is owed by an Account Debtor which has then currently (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver and manager, custodian, trustee, monitor, administrator, sequestrator, or liquidator of its assets, or, in the case of any Account Debtor of a Foreign Loan Party, any equivalent of the foregoing in any applicable jurisdiction, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, receiver and manager, custodian, trustee, monitor, administrator, sequestrator, or liquidator, or, in the case of any Account Debtor of a Foreign Loan Party, any equivalent of the foregoing in any applicable jurisdiction, (iii) filed, or had filed against it, any assignment, application, request or petition for liquidation, reorganization, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding under any Insolvency Law (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, (vi) ceased operation of its business, or (vii) a “blocked” person listed in the Annex, or listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act;
(k)    which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l)    which is owed by an Account Debtor which (i) does not maintain its chief executive office (or its domicile, for the purposes of the Quebec Civil Code) in the U.S. or Canada or, solely with respect to an Account Debtor of a European Borrower, any Eligible European Jurisdiction or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province or territory of Canada or, solely with respect to an Account Debtor of a European Borrower, any Eligible European Jurisdiction, unless, in either case, such Account is backed by a Letter of Credit acceptable to the applicable Agent which is in the possession of, and is directly drawable by, the applicable Agent;
(m)    which is owed in any currency other than (i) in the case of the U.S. Loan Parties and the Canadian Loan Parties, Dollars or Canadian Dollars and (ii) in the case of the European Borrowers, Dollars, Sterling, or Euros;
(n)    which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the federal government of the U.S. or Canada unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii)(1) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) or (2) the federal government of Canada, unless the Financial Administration Act (Canada), as amended, has been complied with to the Administrative Agent’s satisfaction and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;
(o)    which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of their respective Affiliates;
(p)    which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent following prior notice of such limit by Administrative Agent to the Borrower Representative, to the extent of such excess;
(q)    which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
(r)    which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
(s)    which is evidenced by any promissory note, chattel paper, bill of exchange (lettre de change), or instrument;
(t)    which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;
(u)    with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;
(v)    which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, provincial, territorial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;
(w)    which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;
(x)    which was created on cash on delivery terms;
(y)    which, in respect of any European Borrower, is subject to any limitation on assignment (whether arising by operation of law, by agreement or otherwise) which would under the local governing law of the contract have the effect of restricting the assignment for or by way of security or the creation of security, in each case unless the European Administrative Agent has determined that such limitation is not enforceable;
(z)    as to which, in respect of any European Borrower, the contract or agreement underlying such Account is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than (i) the United States, any state thereof or the District of Columbia, (ii) Canada or any province or other political subdivision of Canada or (iii) any Eligible European Jurisdiction;
(aa)    which, in respect of any European Borrower, is subject to extended retention of title arrangements (for example, verlängerter Eigentumsvorbehalt, including a processing clause, Verarbeitungsklausel) with respect to any part of the Inventory or goods giving rise to such Account or similar arrangements under any Applicable Law to the extent of a claim that validly survives by law or contract that can effectively be enforced pursuant to such title retention arrangements or that are subject to a restriction on assignment;
(bb)    which, with respect to any Additional European Borrower, does not meet such other eligibility requirements as the Administrative Agent may establish in its Permitted Discretion; or
(cc)    which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that an Account of a Loan Party, which was previously an Eligible Account, ceases to be an Eligible Account hereunder, such Loan Party or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.
“Eligible Consigned Inventory” means Eligible Inventory of a U.S. Loan Party on consignment if such Eligible Inventory is easily identifiable as belonging to such Loan Party and Loan Party has (i) properly and timely perfected its purchase money security interest in the Inventory and assigned such interest to the Administrative Agent, all in accordance with Article 9 of the UCC and (ii) entered into or delivered such other documentation or agreements as the Administrative Agent may request in its Permitted Discretion, including without limitation consignment agreements, UCC searches, notices or Collateral Access Agreements.
“Eligible Equipment” means the Equipment owned by a Loan Party and meeting each of the following requirements:
(a)    such Loan Party has good title to such Equipment (meaning in relation to Equipment owned by the German Borrower, exclusive ownership (Alleineigentum)) ;
(b)    such Loan Party has the right to subject such Equipment to a Lien in favor of the applicable Agent;
(c)    such Equipment is (i) subject to a first priority perfected Lien granted by (1) the U.S. Loan Parties in favor of the Administrative Agent on behalf of itself and the Secured Parties to secure the Secured Obligations, (2) the Canadian Loan Parties in favor of the Administrative Agent on behalf of itself and the International Secured Parties to secure the applicable Secured Obligations, or (3) the German Borrower or an Additional European Borrower in favor of the European Administrative Agent on behalf of itself and the International Secured Parties to secure the applicable Secured Obligations and (ii) free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Agents’ Liens);
(d)    the full purchase price for such Equipment has been paid by such Loan Party;
(e)    such Equipment is located on premises (i) owned by such Loan Party which premises are subject to a first priority perfected Lien in favor of the Administrative Agent, or (ii) leased by such Loan Party where (x) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (y) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;
(f)    such Equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Loan Party in the ordinary course of business of such Loan Party;
(g)    such Equipment is not subject to any agreement which restricts the ability of such Loan Party to use, sell, transport or dispose of such Equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Equipment;
(h)    such Equipment does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such Equipment is located;
(i)    with respect to which any representation or warranty contained in this Agreement or any Collateral Document is not true in any material respect, or with respect to which there exists a breach of any covenant contained in any such agreement; and
(j)    which, with respect to any Additional European Borrower, in addition to each of the foregoing conditions, is acceptable to the Administrative Agent, and which meets such other eligibility requirements as the Administrative Agent may establish, in each case in its Permitted Discretion.
“Eligible European Jurisdiction” means each of Austria, Belgium, Denmark, Finland, France, Germany, Italy, Ireland, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.
“Eligible Inventory” means, at any time, the Inventory of a Loan Party which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory of a Loan Party shall not include any Inventory:
(a)    which is not subject to a first priority perfected Lien granted by (i) the U.S. Loan Parties in favor of the Administrative Agent on behalf of itself and the Secured Parties to secure the Secured Obligations, (ii) the Canadian Loan Parties in favor of the Administrative Agent on behalf of itself and the International Secured Parties to secure the applicable Secured Obligations, (iii) the German Borrower in favor of the European Administrative Agent on behalf of itself and the International Secured Parties to secure the applicable Secured Obligations, or (iv) any Additional European Borrower in favor of the European Administrative Agent on behalf of itself and the International Secured Parties to secure the applicable Secured Obligations;
(b)    which is subject to any Lien other than (i) the Agents’ Liens or (ii) a Permitted Encumbrance which does not have priority over the Agents’ Liens;

(c)    which is, in the Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;
(d)    with respect to which any representation or warranty contained in this Agreement or any Collateral Document is not true in any material respect, or with respect to which there exists a breach of any covenant contained in any such agreement, or which does not conform to all standards imposed by any Governmental Authority, which has been acquired from a “blocked” person listed in the Annex, or listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act;
(e)    in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
(f)    which is not-finished goods (provided that not-finished goods shall not refer to raw materials) or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business; provided that Inventory that consists of not-finished goods or work-in-process shall not be excluded solely by virtue of this clause (f) in the Permitted Discretion of the Administrative Agent;
(g)    which is not located in the U.S., Canada, Germany (only in respect of Inventory of the German Borrower), or the country of organization of an Additional European Borrower (only in respect of Inventory of such Additional European Borrower), or is in transit with a common carrier from vendors and suppliers, provided that, up to $15,000,000 of Inventory that is in transit solely within the United States from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) so long as such Inventory is owned by the applicable Loan Party subject to the first priority perfected Lien in favor of the Administrative Agent, and the Administrative Agent has received such documentation with respect thereto as it shall have requested in its Permitted Discretion;
(h)    which is located in any location (i) leased by such Loan Party and having aggregate value (calculated at the lower of average cost or market value), together with Inventory referred to in clause (h)(ii) below and clause (i) below, in excess of $2,000,000 unless (1) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (2) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion, or (ii) owned by such Loan Party but subject to a mortgage in favor of a lender other than the Administrative Agent and having aggregate value (calculated at the lower of average cost or market value), together with Inventory referred to in clause (h)(i) above and clause (i) below, in excess of $2,000,000 unless (1) the mortgagee has delivered to the Administrative Agent a reasonably satisfactory mortgagee waiver or (2) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;
(i)    which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and having aggregate value (calculated at the lower of average cost or market value), together with Inventory referred to in clause (h) above, in excess of $2,000,000, and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;
(j)    which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor;
(k)    which is a discontinued product or component thereof;
(l)    which is the subject of a consignment by such Loan Party as consignor, provided that the Aggregate Borrowing Base may include up to $25,000,000 of availability in the aggregate in respect of Eligible Consigned Inventory;
(m)    which is perishable;
(n)    which contains or bears any intellectual property rights licensed to such Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;
(o)    which is not reflected in a current perpetual inventory report of such Loan Party;
(p)    for which reclamation or other similar rights have been asserted by the seller;
(q)    for which any contract relating to such Inventory expressly includes retention of title arrangements (Eigentumsvorbehalt), (y) extended retention of title arrangements (verlängerter Eigentumsvorbehalt) or (z) broadened retention of title arrangements (erweiterte Eigentumsvorbehalte) in favor of the vendor or supplier thereof; provided that Inventory of a German Borrower of the types described above shall not be excluded from Eligible Inventory solely pursuant to this clause (q) in the event that (A)

the European Administrative Agent shall have received evidence satisfactory to it that the full purchase price of such Inventory has, or will have, been paid prior to or upon the delivery of such Inventory to the relevant Loan Party, or (B) a Letter of Credit has been issued by an Issuing Bank under and in accordance with the terms of this Agreement for the purchase of such Inventory;
(r)    which, with respect to any Additional European Borrower, is not acceptable to the Administrative Agent, or which fails to meet such other eligibility requirements as the Administrative Agent may establish, in each case in its Permitted Discretion; or
(s)    which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever.
In the event that Inventory of a Loan Party which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Loan Party or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.
“Eligible Real Property” means the real property listed on Schedule 1.01A owned by a Loan Party (or, with respect to any Additional European Borrower, real property of such Additional European Borrower (i) which in any event shall satisfy each of the following conditions and (ii) is acceptable to the Administrative Agent and the Joint Lead Arrangers), in each case:
(a)    that is acceptable to the Administrative Agent in its Permitted Discretion for inclusion in the Aggregate Borrowing Base and the Borrowing Base of such Loan Party;
(b)    in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance satisfactory to the Administrative Agent in its Permitted Discretion;
(c)    in respect of which the Administrative Agent is satisfied in its Permitted Discretion that all actions necessary or desirable in order to create perfected first priority Lien on such real property have been taken, including the filing and recording of Mortgages;
(d)    in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent in its Permitted Discretion and which does not indicate any pending, threatened or existing Environmental Liability or noncompliance with any Environmental Law;
(e)    which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to the Administrative Agent, insuring that the Administrative Agent, for the benefit of the Secured Parties, shall have a perfected first priority Lien securing the Secured Obligations on such real property, evidence of which shall have been provided in form and substance satisfactory to the Administrative Agent in its Permitted Discretion;
(f)    in respect of which an ALTA survey (or its customary equivalent in Canada or any jurisdiction applicable to the property of any Additional European Borrower, as applicable) has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to the Administrative Agent and the issuer of the title insurance policy in a manner satisfactory to the Administrative Agent in its Permitted Discretion by a land surveyor duly registered and licensed in the state in which such Eligible Real Property is located (or is similarly licensed and registered in Canada or any jurisdiction applicable to the property of any Additional European Borrower, as applicable) and acceptable to the Administrative Agent, and shows (subject to such modification or information shown as is customary in Canada or any jurisdiction applicable to the property of any Additional European Borrower) all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent in its Permitted Discretion;
(g)    with respect to which the Administrative Agent has received evidence of whether such real property is located in any area that has been designated by the Federal Emergency Management Agency (or any comparable agency in Canada or any jurisdiction applicable to the property of any Additional European Borrower, as applicable) as a “Special Flood Hazard Area” (or the equivalent thereof in Canada or any jurisdiction applicable to the property of any Additional European Borrower, as applicable), and in the event such real property is located in any such area, with respect to which the applicable Loan Party maintains flood insurance on such real property in an amount equal to the lesser of the total Commitment or the total replacement cost value of the improvements;
(h)    with respect to which each representation or warranty contained in this Agreement or other Loan Document (including any Mortgage) is true in all material respects, or with respect to which there exists no breach of any covenant contained in any such agreement; and
(i)    which, with respect to any Additional European Borrower, meets such other eligibility requirements as the Administrative Agent may establish in its Permitted Discretion.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, presence, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” has the meaning assigned to such term in any Security Agreement.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding debt securities convertible or exchangeable into any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a U.S. Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any U.S. Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any U.S. Pension Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any U.S. Pension Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any U.S. Pension Plan or U.S. Pension Plans or to appoint a trustee to administer any U.S. Pension Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any U.S. Pension Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Euro” or “€” means the single currency of the Participating Member States as constituted by the Treaty on European Union and as referred to in the legislative measures of the Participating Member States for the introduction of, change over to, or operation of the Euro in one or more member states. For purposes hereof, “Participating Member States” means each

State so described in any legislative measures of the European Council for the introduction of, change over to, or operation of a single or unified European Union, and includes, without limitation, each member State of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the aforementioned legislative measures.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (excluding, however, Loans bearing interest at a rate determined by reference to clause (c) of the definition of Alternate Base Rate).
“European Administrative Agent” means J.P. Morgan European Limited, in its capacity as administrative agent for the Tranche C Lenders hereunder, and its successors and assigns in such capacity (or such of its Affiliates as it may designate from time to time).
“European Borrowers” means, individual and/or collectively, the French Borrower, the German Borrower, each Spanish Borrower, and any Additional European Borrower.
“European Borrowing Base” means, individually and/or collectively (without duplication) as the context may require, the French Borrowing Base, the German Borrowing Base, the Spanish Borrowing Base, and any Additional European Borrower Borrowing Base.
“European Collection Deposit Account” means (i) a “Collection Deposit Account” as defined in any European Security Agreement, or, to the extent relating to any European Borrower, in any other applicable Loan Document or (ii) any account into which funds are swept or otherwise deposited pursuant to the terms of Section 5.16 (including any such account transferred to the name of the European Administrative Agent or opened pursuant to Section 5.15).
“European Excluded Accounts” means the following Deposit Accounts (as defined in the U.S. Security Agreement) held by a European Loan Party: (i) tax, trust, and Payroll Accounts (as defined in the U.S. Security Agreement), (ii) Deposit Accounts (as defined in the U.S. Security Agreement) pledged to third parties as permitted by Section 6.02, (iii) zero balance accounts, (iv) real estate lease accounts, (v) Deposit Accounts created for the specific purpose of providing security for commercial projects, bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, (vi) any other Deposit Account (other than a European Collection Deposit Account), provided that the maximum daily balance of any such other Deposit Account excluded pursuant to this clause (vi) does not exceed $2,000,000, and the aggregate value of all such other Deposit Accounts excluded pursuant to this clause (vi) does not exceed $10,000,000, and (vii) any Deposit Account listed on Schedule 1.01(E) hereto.
“European Guarantee” means, individually and/or collectively as the context may require, any French Guarantee, any German Guarantee, any Spanish Guarantee, any Additional European Guarantee, and any other guarantee that is entered into by any European Borrower or any other European Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.14(a) and (d), in form and substance reasonably satisfactory to the

Administrative Agent, as each of the foregoing may be amended, restated or otherwise modified from time to time.
“European Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(c).
“European Guarantor” means each European Borrower and each Person that is a party to this Agreement as a European Guarantor, or that becomes a party to this Agreement as a European Guarantor pursuant to a European Guarantor Joinder Agreement pursuant to Section 5.14(a) and/or (d).
“European Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“European Issuing Banks” means, individually and/or collectively as the context may require, in the case of each European Letter of Credit, J.P. Morgan Europe Limited, in its capacity as the issuer of European Letters of Credit hereunder, and its successors and permitted assigns in such capacity as provided in Section 2.06(j). Each European Issuing Bank may, in its sole discretion, arrange for one or more European Letters of Credit to be issued by Affiliates of such European Issuing Bank, in which case the term “European Issuing Bank” shall include any such Affiliate with respect to European Letters of Credit issued by such Affiliate. Each European Issuing Bank issuing a European Letter of Credit in France shall be a French Qualifying Issuing Bank.
“European LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).
“European LC Exposure” means, at any time, the sum of the Dollar Amount of the Commercial LC Exposure and the Standby LC Exposure in respect of all European Letters of Credit. The European LC Exposure of any Tranche C Revolving Lender at any time shall be its Applicable Percentage of the total European LC Exposure at such time.
“European Letter of Credit” means any Letter of Credit or similar instrument (including a bank guarantee) acceptable to the applicable European Issuing Bank issued hereunder for the purpose of providing credit support for a European Borrower.
“European Loan Parties” means, individually and/or collectively as the context may require, the European Borrowers and the European Guarantors, and their respective successors and assigns.
“European Obligations” means, with respect to the European Loan Parties, all unpaid principal of and accrued and unpaid interest on the Tranche C Loans made to the European Borrowers, all European LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the European Loan Parties to any Lender, the Administrative Agent, any European Issuing Bank, any indemnified party arising under the Loan Documents, or any other Secured Party, including those arising pursuant to Section 10.01(c) or arising under any other European Guarantee (in each case including interest and other obligations accruing or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding or which would have accrued but for such bankruptcy, insolvency or similar proceeding, regardless of whether allowed or allowable in such proceeding).
“European Secured Obligations” means all European Obligations, together with all (a) Banking Services Obligations of the European Loan Parties owing to one or more Revolving Lenders or their respective Affiliates, provided that (i) (A) such Banking Services Obligation is listed on Schedule 1.01C as of the Effective Date, (B) within one week of the time that any agreement relating to such Banking Services Obligation is executed (or in the case of Banking Services Obligations existing on the date that a Person becomes a Lender after the Effective Date, within one week after such date), the Revolving Lender or Affiliate of a Revolving Lender party thereto shall have delivered written notice (executed by such Revolving Lender or Affiliate and the Borrower Representative) to the European Administrative Agent in the form of Exhibit B-1 or any other form approved by the European Administrative Agent that such a transaction has been entered into and that it constitutes a European Secured Obligation entitled to the benefits of the applicable Collateral Documents or (C) Chase or an Affiliate is a party thereto and (ii) the applicable Revolving Lender has not, at the time such transaction relating to such Banking Services Obligation is executed, received notice of any continuing Event of Default; and (b) Swap Agreement Obligations of the European Loan Parties owing to one or more Revolving Lenders or their respective Affiliates, provided that (i) (A) such Swap Agreement Obligation is listed on Schedule 1.01D as of the Effective Date, (B) within one week of the time that any transaction relating to such Swap Agreement Obligation is executed (or in the case of Swap Agreement Obligations existing on the date that a Person becomes a Lender after the Effective Date, within one week after such date), the Revolving Lender or Affiliate of a Revolving Lender party thereto shall have delivered written notice (executed by such Revolving Lender or Affiliate and the Borrower Representative) to the European Administrative Agent in the form of Exhibit B-2 or any other form approved by the European Administrative Agent that such a transaction has been entered into and that it constitutes a European Secured Obligation entitled to the benefits of the applicable Collateral Documents or (C) Chase or an Affiliate is a party thereto and (ii) the applicable Revolving Lender has not, at the time such transaction relating to such Swap Agreement Obligation is executed, received notice of any continuing Event of Default; provided, however, that the definition of “European Secured Obligations” shall not create any guarantee by any European Guarantor of (or grant of security interest by any European Guarantor to support, as applicable) any Excluded Swap Obligations of such European Guarantor for purposes of determining any obligations of any European Guarantor.
“European Security Agreement” means, individually and/or collectively as the context may require, (a) each French Security Agreement, (b) each German Security Agreement, (c) each Spanish Security Agreement, and (d) each Additional European Security Agreement.
“European Union” means the region comprised of member states of the European Union pursuant to the Treaty establishing the European Community (signed in Rome on 25 March 1967) as amended by the Treaty on the European Union (signed in Maastricht on 7 February 1992).
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Accounts” has the meaning assigned to such term in the U.S. Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to any payment made by a Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or is resident or carries on business through a permanent establishment located therein or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by such jurisdiction, and (c) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Taxes pursuant to Section 2.17(a).
“Existing Credit Agreement” means that certain Credit Agreement, dated as of July 21, 2011, among Holdings, the U.S. Borrower, the Canadian Borrower, the other guarantors party thereto, as guarantors, the lenders party thereto and the agents party thereto, as previously amended, supplemented, or otherwise modified, which agreement is amended and restated on the Effective Date pursuant to the terms hereof.
“Existing Debt Securities” means, individually and/or collectively as the context may require, the Convertible Senior Notes, the Senior Unsecured Notes, and the Subordinated Convertible Notes (including any Refinancing Indebtedness permitted hereunder in respect of any of the foregoing).
“Facility” means, individually and/or collectively as the context may require, the U.S. Facility, the Tranche B Facility, and the Tranche C Facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower and, in the case of a European Loan Party, also means each person performing similar duties as the foregoing persons (including any director of a European Loan Party, acting in such capacity).
“First-Tier Foreign Subsidiary” means any Foreign Subsidiary, owned directly by one or more of the Loan Parties.
“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus prepayments and scheduled principal payments on Indebtedness actually made (excluding, however, repayment of the Convertible Senior Notes), plus expense for income taxes paid in cash (net of any cash refund in respect of income taxes actually received during such period, provided that such net amount shall not be reduced below zero), plus dividends or distributions paid in cash, plus Capital Lease Obligation payments, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixed Rate Senior Unsecured Notes” shall mean Holdings’ 5.75% Senior Fixed Rate Notes due 2022 issued pursuant to the Senior Unsecured Note Indenture and any registered notes issued by Holdings in exchange therefor pursuant to the Senior Unsecured Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such Fixed Rate Senior Unsecured Notes, with substantially identical terms as such Fixed Rate Senior Unsecured Notes.
“Fixtures” has the meaning assigned to such term in any Security Agreement.
“Floating Rate Senior Unsecured Notes” shall mean Holdings’ Senior Floating Rate Notes due 2015 issued pursuant to the Senior Unsecured Note Indenture and any registered notes issued by Holdings in exchange therefor pursuant to the Senior Unsecured Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such Floating Rate Senior Unsecured Notes, with substantially identical terms as such Fixed Rate Senior Unsecured Notes.

“Foreign Loan Party” means, individually and collectively, the Loan Parties other than the U.S. Loan Parties.
“Foreign Pension Plan” means any pension plan, pension undertaking, supplemental pension, retirement savings or other retirement income plan, obligation or arrangement of any kind that is not subject to U.S. law or Canadian law and that is established, maintained or contributed to by any European Loan Party or in respect of which any European Loan Party has any liability, obligation or contingent liability.
“Foreign Subsidiary” means each Subsidiary of Holdings that is not a Domestic Subsidiary.
“France” means the French Republic.
“French Borrower” has the meaning assigned to such term in the preamble.
“French Borrowing Base” means, at any time, the difference of
(a)    85% of the French Borrower’s Eligible Accounts at such time, less
(b)    any applicable Reserve then in effect to the extent applicable to the French Borrower or such Eligible Accounts.
“French Borrowing Base Availability” means, at any time, an amount equal to (a) the French Borrowing Base plus (b) the Canadian Tranche C Borrowing Base Availability plus (c) the U.S. Borrowing Base Availability minus (d) the French Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“French Guarantee” means, individually and/or collectively as the context may require, any guarantee that is entered into by a French Borrower or any other French Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.14(a) and (d), in form and substance reasonably satisfactory to the Administrative Agent, as each of the foregoing may be amended, restated or otherwise modified from time to time.
“French Guarantor” means a French Borrower and each Person that is a party to this Agreement as a French Guarantor, or that becomes a party to this Agreement as a French Guarantor pursuant to a French Guarantor Joinder Agreement pursuant to Section 5.14(a) and/or (d).
“French Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“French Loan Parties” means, individually and/or collectively as the context may require, any French Borrower and any French Guarantors, and their respective successors and assigns.
“French Perfection Requirements” means the making or the procuring of the appropriate registration, filings, stampings and/or notifications of the French Security Agreements or the

Lien created thereunder as specifically referred to in any French law legal opinion delivered pursuant to Section 4.01(a) of this Agreement.
“French Qualifying Issuing Bank” means (i) a credit institution (établissement de crédit) licensed by the relevant Governmental Authorities of France for the purpose of providing to customers or administering means of payment (mise à la disposition ou gestion de moyens de paiement); (ii) a credit institution (établissement de crédit) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, so long as the relevant Governmental Authorities of France have been notified in advance by the relevant Governmental Authority of such state; provided, that such credit institution provides to customers in France or administers only those means of payment which it is authorized to provide or administer in the state in which is registered office is located; or (iii) a financial institution (établissement financier) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, which has obtained a certificate from the relevant Governmental Authorities of such state certifying that it meets the conditions required for that purpose by such Governmental Authority, so long as the relevant Governmental Authorities of France have been notified in advance by the relevant Governmental Authority of such state; provided, that such financial institution provides to customers in France or administers only those means of payment which it is authorized to provide or administer in the state in which is registered office is located. For purposes of this definition, “notified in advance” refers to the satisfaction of the formalities required to benefit from applicable European passporting provisions (including the transmission by a local regulator to the French banking authority of a notice received from a financial institution to the effect that such institution intends to trade in France on a remote basis pursuant to the European passporting regulations).
“French Qualifying Lender” means (i) a credit institution (établissement de crédit) licensed for the purpose of carrying out credit transactions (opérations de crédit) by the relevant Governmental Authorities of France; (ii) a credit institution (établissement de crédit) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, so long as the relevant Governmental Authorities of France have been notified in advance by the relevant Governmental Authority of such state; provided, that such credit institution carries out in France only those credit transactions which it is authorized to carry out in the state in which is registered office is located; or (iii) a financial institution (établissement financier) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, which has obtained a certificate from the relevant Governmental Authority of such state certifying that it meets the conditions required for that purpose by such Governmental Authority, so long as the relevant French authorities have been notified in advance by the relevant Governmental Authorities of such state; provided, that such financial institution carries out in France only those credit transactions which it is authorized to carry out in the state in which is registered office is located. For purposes of this definition, “notified in advance” refers to the satisfaction of the formalities required to benefit from applicable European passporting provisions (including the transmission by a local regulator to the French banking authority of a notice received from a financial institution to the effect that such institution intends to trade in France on a remote basis pursuant to the European passporting regulations).

“French Revolving Exposure” means, with respect to the French Borrower, the sum of (a) the outstanding principal amount of Tranche C Revolving Loans to the French Borrower at such time, plus (b) the aggregate principal amount of the Tranche C Swingline Loans to the French Borrower at such time, plus (c) the European LC Exposure issued for the account of the French Borrower at such time, plus (d) the aggregate principal amount of Tranche C Overadvances outstanding to the French Borrower.
“French Security Agreement” means, individually and collectively as the context may require, each pledge agreement, security agreement, guarantee or other agreement that is entered into by any French Loan Party or any Person who is the holder of Equity Interests in any French Loan Party in favor of any Agent or any other Secured Party in accordance with the provisions of Article 2328-1 of the French Civil Code, securing or guaranteeing any of the Secured Obligations, in each case in form and substance satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.14), as the same may be amended, restated or otherwise modified from time to time.
“Funding Accounts” has the meaning assigned to such term in Section 4.01(h).
“GAAP” means generally accepted accounting principles in the United States of America.
“GCC Holdings” means General Cable Canada Holdings LLC, a Delaware limited liability company.
“GCC Nova Scotia” means 3265601 Nova Scotia Company, a Nova Scotia company.
“German Bankruptcy Reserve” means reserves for fees payable to an insolvency administrator.
“German Borrower” has the meaning assigned to such term in the preamble.
“German Borrowing Base” means, at any time, the sum of
(a)    85% of the German Borrower’s Eligible Accounts at such time, plus
(b)    the lesser of (i) 70% of the German Borrower’s Eligible Inventory, valued at the lower of average cost or market value and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the European Administrative Agent multiplied by the German Borrower’s Eligible Inventory valued at the lower of average cost or market value, plus
(c)    the German Equipment Component, less
(d)    any applicable Reserve then in effect to the extent applicable to the German Borrower or such Eligible Accounts, Eligible Inventory or Eligible Equipment;
provided, however, that, the amounts included in the German Borrowing Base in respect of clauses (b) and (c) above shall be deemed to be zero until the completion by the

European Administrative Agent of due diligence with respect to such assets, satisfactory to the European Administrative Agent in its Permitted Discretion.
“German Borrowing Base Availability” means, at any time, an amount equal to (a) the German Borrowing Base plus (b) the Canadian Tranche C Borrowing Base Availability plus (c) the U.S. Borrowing Base Availability minus (d) the German Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“German Equipment Component” means, at the time of any determination, an amount equal to the lesser of:
(a)    an amount equal to the PP&E Amortization Factor multiplied by (i) 85% of the Net Orderly Liquidation Value of the German Borrower’s Eligible Equipment minus (b) Reserves established by the Administrative Agent, or
(b)    $150,000,000 minus the U.S. PP&E Component minus the Canadian PP&E Component minus any Additional European Borrower PP&E Component minus Reserves established by the Administrative Agent.
“German Guarantee” means, individually and/or collectively as the context may require, any guarantee that is entered into by a German Borrower or any other German Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.14(a) and (d), in form and substance reasonably satisfactory to the Administrative Agent, as each of the foregoing may be amended, restated or otherwise modified from time to time.
“German Guarantor” means a German Borrower and each Person that is a party to this Agreement as a German Guarantor, or that becomes a party to this Agreement as a German Guarantor pursuant to a German Guarantor Joinder Agreement pursuant to Section 5.14(a) and/or (d).
“German Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“German Loan Parties” means, individually and/or collectively as the context may require, any German Borrower and any German Guarantors, and their respective successors and assigns.
“German Revolving Exposure” means, with respect to the German Borrower, the sum of (a) the outstanding principal amount of Tranche C Revolving Loans to the German Borrower at such time, plus (b) the aggregate principal amount of the Tranche C Swingline Loans to the German Borrower at such time, plus (c) the European LC Exposure issued for the account of the German Borrower at such time, plus (d) the aggregate principal amount of Tranche C Overadvances outstanding to the German Borrower.
“German Security Agreement” means, individually and collectively as the context may require, each pledge agreement, security agreement, guarantee or other agreement that is entered into by any German Loan Party or any Person who is the holder of Equity Interests in any

German Loan Party in favor of any Agent or any other Secured Party, securing or guaranteeing any of the Secured Obligations (and/or, where applicable, the Parallel Debt), in each case in form and substance satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.14), as the same may be amended, restated or otherwise modified from time to time.
“Germany” means the Federal Republic of Germany.
“Governmental Authority” means the government of the United States of America, Canada, France, Germany, Spain, any other jurisdiction in which any Loan Party is organized or incorporated, or any other nation, or any political subdivision of any of the foregoing, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(c).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Holdings” has the meaning assigned to such term in the preamble.
“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing

Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.
“Immaterial Subsidiary” means any Subsidiary that, as of any date of determination, (i) does not have assets (together with the assets of its Subsidiaries) in excess of 1.0% of the Consolidated Total Assets of Holdings, or EBITDA for the most recent period of four fiscal quarters for which financial statements are available (together with the EBITDA of its Subsidiaries on a consolidated basis for such period) in excess of 1.0% of EBITDA for Holdings and its Subsidiaries on a consolidated basis for such period, and (ii) does not have assets (together with the assets of its Subsidiaries and the assets of all other Immaterial Subsidiaries and their Subsidiaries, in each case on a consolidated basis) in excess of 7.5% of the Consolidated Total Assets of Holdings, or EBITDA for such period (together with the EBITDA of its Subsidiaries and the EBITDA of all other Immaterial Subsidiaries and their Subsidiaries for such period, in each case on a consolidated basis) in excess of 7.5% of EBITDA for Holdings and its Subsidiaries on a consolidated basis for such period, in each case in accordance with GAAP; provided that no (i) Loan Party or (ii) guarantor of the Existing Debt Securities shall be an Immaterial Subsidiary. In connection with any Permitted Acquisition, the Borrowers may provide an updated certification of the Immaterial Subsidiaries based upon the financial statements of Holdings and its Subsidiaries as of the end of the most recent fiscal quarter, but after giving pro forma effect to such Permitted Acquisition.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out (except to the extent payable in Equity Interests of Holdings) and (l) any other Off-Balance Sheet Liability of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the reclassification of the Convertible Preferred Stock pursuant to SFAS 150 or otherwise in accordance with GAAP shall not be deemed to be Indebtedness hereunder.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Indenture Waiver” means any consent, amendment, modification, waiver or supplement delivered under the Subordinated Convertible Note Indenture, the Convertible Senior Note Indenture or the Senior Unsecured Note Indenture, which is in form and substance reasonably satisfactory to the Administrative Agent and effectively provides for either a temporary waiver of the Specified Financial Reporting Defaults, a permanent waiver of the Specified Financial Reporting Defaults or an extension of the grace periods with respect to the Specified Financial Reporting Defaults.
“Information Memorandum” means the Confidential Information Memorandum dated July 24, 2013, relating to the Borrowers and the Transactions.
“Insolvency Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), Spain’s Insolvency Act 22/2003 of 9 July, Germany’s Insolvency Code (Insolvenzordnung) or Book VI (Livre VI) of France’s Commercial Code, the Council Regulation 1346/2000/EC on insolvency proceedings (European Union), in each case as amended, and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency, liquidation, conservatorship, assignment for the benefit of creditors, moratorium (including under Article 1244-1 of France’s Civil Code), rearrangement, receivership, reorganization or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors or debt security holders against it and including any rules and regulations pursuant thereto.
“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.
“Interest Expense” means, for any period for any Person, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for such Person and its Subsidiaries for such period in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Loan, Canadian Prime Rate Loan (other than a Swingline Loan), Tranche C Protective Advance, or Tranche C Swingline Loan, the first day of each calendar quarter and the Maturity Date, (b) with respect to any Swingline Loan, the day such Loan is required to be repaid, and (c) with respect to any Eurocurrency Loan, or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurocurrency Borrowing or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.
“Interest Period” means, (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Eurocurrency Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to each Lender, twelve months) thereafter, as the Borrower Representative may elect and (b) with respect to any CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the date which is 30, 60 or 90 days thereafter (or such other period of time as may be available from time to time, with the consent of all of the Lenders), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; provided, further, that, in the case of Tranche C Swingline Loans, “Interest Period” shall mean an interest period of one week, solely as explicitly set forth in Section 2.05(h). For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Intermediate Holdings” means GK Technologies, Incorporated, a New Jersey corporation.
“International Obligations” means the Obligations, excluding the U.S. Obligations.
“International Secured Obligations” means the Secured Obligations, excluding the U.S. Secured Obligations.
“International Secured Parties” means, individually and/or collectively as the context may require, the Secured Parties, excluding the U.S. Secured Parties.
“Interpolated Screen Rate” means, in relation to the LIBO Rate for any Eurocurrency Borrowing, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (i) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Borrowing; and (ii) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Borrowing, as of 11:00 a.m., Local Time on the Quotation Day for the currency of that Borrowing and for a period equal in length to the Interest Period of that Borrowing.
“Inventory” means, individually and collectively, “Inventory” as referred to in any Security Agreement.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means, individually and/or collectively as the context may require, each U.S. Issuing Bank, each Canadian Issuing Bank, and each European Issuing Bank.
“ITA” means the Income Tax Act (Canada), as amended.

“Joint Lead Arrangers” means each of J.P. Morgan Securities LLC, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as joint bookrunner and joint lead arranger, and its successors and assigns in such capacity.
“Joint Venture” means a Person in which one or more Persons other than any the Loan Parties or their Subsidiaries owns 50% or more of Equity Interests.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit, including in respect of a time draft presented thereunder; provided that, with respect to any component of any such amount in Canadian Dollars under a U.S. Letter of Credit, such amount shall be the Dollar Amount thereof.
“LC Exposure” means, at any time, the sum of the U.S. LC Exposure, the Canadian LC Exposure, and the European LC Exposure.
“Lenders” means, individually and/or collectively as the context may require, the U.S. Revolving Lenders, the Tranche B Revolving Lenders, and the Tranche C Revolving Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.
“Letter of Credit” means any Commercial Letter of Credit or Standby Letter of Credit (or, in the case of Canadian Letters of Credit or European Letters of Credit, bank guarantees) issued pursuant to this Agreement. Without limiting the foregoing, Letters of Credit shall include any time draft presented under a Letter of Credit.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent or the European Administrative Agent, as applicable, from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., Local time, on the relevant Quotation Day, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the relevant currency of $5,000,000 (or, in the case of a currency other than Dollars, an approximate equivalent thereof as determined by the Administrative Agent or the European Administrative Agent, as applicable) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent or the European Administrative Agent, as applicable, in immediately available funds in the London interbank market at approximately 11:00 a.m., Local time, on the relevant Quotation Day. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means, at any time, an amount equal to the Dollar equivalent (determined at the Spot Rate on the relevant date of calculation) of the sum of (a) cash readily available to the Loan Parties in (or freely exchangeable into) US dollars, net of any repatriation costs or foreign exchange adjustments plus (b) Availability at such time.
“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, the Canadian Guarantee, each European Guarantee, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, any Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to any Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means (a) with respect to the U.S. Obligations, each U.S. Loan Party and any other Person that becomes a U.S. Guarantor pursuant to Section 5.14(a) or the other applicable terms of the Loan Documents and (b) with respect to the Canadian Obligations and the European Obligations, each Loan Party and any other Person that becomes a French Guarantor, a German Guarantor, a Spanish Guarantor, an Additional European Guarantor, or otherwise becomes a Loan Guarantor pursuant to Section 5.14(c) or (d) or the other applicable terms of the Loan Documents.
“Loan Guaranty” means Article X of this Agreement, each Canadian Guarantee, and each European Guarantee.
“Loan Parties” means, individually and/or collectively as the context may require, the Canadian Loan Parties, the European Loan Parties, and the U.S. Loan Parties.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.
“Local Time” means means (a) local time in London, England with respect to the receipt and sending of notices by and to, and the disbursement by or payment to, the European Administrative Agent, any Lender, or any European Issuing Bank with respect to Tranche C Revolving Loans, Tranche C Swingline Loans, Tranche C Protective Advances, and

reimbursement obligations in respect of European Letters of Credit; (b) local time in Chicago, Illinois, with respect to the times for (i) the determination of “Dollar Amount”, (ii) the receipt and sending of notices by and to, and the disbursement by or payment to, the Administrative Agent, any Lender, or any U.S. Issuing Bank with respect to U.S. Revolving Loans, U.S. Swingline Loans, U.S. Protective Advances, and reimbursement obligations in respect of U.S. Letters of Credit, and (iii) the receipt and sending of notices by and to, and the disbursement by or payment to, any Lender or any Canadian Issuing Bank with respect to Tranche B Revolving Loans, Tranche B Swingline Loans, Tranche B Protective Advances, and reimbursement obligations in respect of Canadian Letters of Credit; (c) local time in London, England, with respect to the times for the determination of “LIBO Rate” and “Overnight LIBO Rate”; (d) local time at the place of determination, if such local time as of such place for determination is specified herein; and (e) in all other circumstances, New York, New York time.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the Collateral, or the Agents’ Liens (on behalf of themselves and the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Agents, the Issuing Bank or the Lenders under any of the Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties and their respective Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means September 6, 2018, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided, however, that the Maturity Date shall automatically become December 31, 2014, unless (x) Floating Rate Senior Unsecured Notes are refinanced with Indebtedness that matures (excluding any maturity as the result of an optional redemption by the issuer) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, not earlier than the date that is 6 months after September 6, 2018, or (y) the Loan Parties have sufficient Liquidity such that, after giving pro forma effect to the repayment of the Floating Rate Senior Unsecured Notes, Availability is at least $100,000,000 and the Fixed Charge Coverage Ratio is not less than 1.15 to 1.00 for the most recently ended quarter for which financial statements have been delivered to Administrative Agent in accordance with this Agreement, recalculated as if such repayment had been made on the last day of such quarter.
“Maximum Liability” has the meaning assigned to such term in Section 10.10.
“Monthly Reporting Period” means any period after the occurrence at any time of either of the following: (i) Liquidity is less than $600,000,000 or (ii) for any period of at least five (5) consecutive Business Days, Aggregate Credit Exposure is greater than or equal to $350,000,000, and continuing until such time as both (I) no Default is continuing and (II) during the preceding 30 consecutive days both (i) Liquidity has at all times been greater than or equal to $600,000,000 and (ii) Aggregate Credit Exposure has at all times been less than $350,000,000.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien granted by any Loan Party in favor of any Agent (securing any of the Secured Obligations), on real property of a Loan Party, including any amendment, modification or supplement thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and does not include any Foreign Pension Plan, Canadian Benefit Plan or Canadian Pension Plan.
“Net Income” means, for any period, the consolidated net income (or loss) of any Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries, (b) the income (or deficit) of any other Person (other than a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person or such Subsidiary of such Person in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Net Orderly Liquidation Value” means, with respect to Inventory or Equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.
“Notice of Swap Agreement Obligation” means a notice substantially in the form of Exhibit B-2 delivered pursuant to Section 2.22.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Obligations” means, individually and/or collectively as the context may require, the U.S. Obligations, the Canadian Obligations, and the European Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).
“Original Currency” has the meaning assigned to such term in Section 9.18.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Overadvance” means, individually and/or collectively as the context may require, the U.S. Overadvance, the Tranche B Overadvance, and the Tranche C Overadvance.

“Overnight LIBO” means, when used in reference to any Loan or Borrowing, whether such Loan or the Loan comprising such Borrowing accrues interest at a rate determined by reference to the Overnight LIBO Rate.
“Overnight LIBO Rate” means, with respect to any Overnight LIBO Borrowing or overdue amount that bears interest at the Overnight LIBO Rate pursuant to the terms of this Agreement, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which overnight deposits in Euros, Sterling, or Dollars, as applicable, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the European Administrative Agent (in the case of Euros) in the London interbank market and (in the case of Sterling or Dollars) in the London interbank market for such currency to major banks in the European interbank market or (as the case may be) the London interbank market.
“Parallel Debt” has the meaning assigned to such term in Section 9.22(a).
“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and 150 offices, related to the subject matter thereof, including Executive Order 13224 effective September 24, 2001.
“Paying Guarantor” has the meaning assigned to such term in Section 10.11.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Event” means (a) the whole or partial withdrawal of a Canadian Loan Party from a Canadian Multiemployer Plan; (b) the termination or winding up in whole or in part of a Canadian Pension Plan; (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a third-party administrator appointed to administer a Canadian Pension Plan; or (d) any other event or condition which could reasonably be expected to constitute grounds for a Governmental Authority to terminate or wind up in full, or appoint a third party to administer, any Canadian Pension Plan.
“Pension Plan” means any U.S. Pension Plan, any Canadian Pension Plan, and any Foreign Pension Plan.
“Permitted Acquisition” means any transaction or series of related transactions for the direct or indirect acquisition by any Loan Party or Subsidiary, whether by purchase, merger, combination, amalgamation or otherwise, of all or substantially all of the assets or property of, or of the voting Equity Interests of, or a business or product line or unit or a division of, any Person or the subsidiaries of such Person that satisfies each of the following requirements:
(a)    such acquisition shall be consensual and shall have been approved by the proposed target’s (or proposed target’s parent’s) board of directors (or equivalent) governing body;
(b)    such Person is in the same or similar line of business as Holdings and its Subsidiaries, or a component thereof;
(c)    such acquisition shall be consummated in accordance with all Requirements of Law;
(d)    in the case of the acquisition of Equity Interests by any Loan Party, all of the outstanding Equity Interests (except for any such securities in the nature of directors’ qualifying shares or securities required by any applicable Requirement of Law to be held by other than a foreign non-resident Person) of such Person (or, in the case of an acquisition of a group of companies, the parent company of such group) or any newly formed Subsidiary of any Loan Party in connection with such acquisition shall be (i) directly and beneficially owned 100% by one or more Loan Parties, except with respect to Investments permitted by Section 6.04(c) in Subsidiaries that are not Loan Parties, and (ii) to the extent applicable, the applicable Loan Parties shall have complied with Section 5.14 with respect thereto;
(e)    in connection with an acquisition of the Equity Interests in any Person, all Liens on property of such Person shall be terminated unless permitted pursuant to the Loan Documents, and in connection with an acquisition of the assets of any Person, all Liens on such assets shall be terminated unless permitted pursuant to the Loan Documents;
(f)    all governmental and material third-party approvals necessary in connection with such proposed acquisition shall have been obtained and be in full force and effect;
(g)    in the case of an acquisition by any Loan Party, as soon as available, but not less than five Business Days prior to any acquisition having an acquisition consideration in excess of $25,000,000 (whether paid in cash, deferred payments, securities, the assumption of debt (including to the extent that any continuing debt would be newly reflected on a consolidated balance sheet of Holdings) or otherwise), the Borrower Representative shall provide to the Administrative Agent (i) notice of such Permitted Acquisition, (ii) a copy of the final form (or, if not available, the current draft) for the purchase agreement and all schedules and exhibits thereto and (iii) a certificate of a Financial Officer of the Borrower Representative certifying (and showing the calculations therefor in reasonable detail) that the Loan Parties would be in compliance with the requirements of clauses (c) through (g) preceding and Section 6.04(k), including pro forma financial statements indicating compliance with the Specified Conditions; and

(h)    prior to inclusion of any assets acquired in connection with such acquisition in the determination of the Borrowing Base, due diligence (including, without limitation, field exams and appraisals) in respect of such acquired assets satisfactory to the Administrative Agent, in its Permitted Discretion, shall be completed.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, Canada or the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such government), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of Canada or the United States of America or any province or state thereof, or a bank listed on Schedule I to the Bank Act (Canada), in each case which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) either comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 or are money market mutual funds (as defined in National Instrument 81-102 Mutual Funds) that are reporting issuers (as defined in Ontario securities law) in the Province of Ontario, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
(f)    in the case of any Canadian Loan Party, substantially similar investments as described in (a) through (e) above (including as to credit and maturity) denominated in Canadian Dollars; and
(g)    in the case of any European Loan Party, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such European Loan Party for cash management purposes.
“Permitted Lien” means any Lien permitted under Section 6.02.
“Permitted Reorganization” means the transfer of ownership of certain Foreign Subsidiaries and Domestic Subsidiaries (other than the U.S. Borrower) among Subsidiaries of the Loan Parties to establish a global holding company and treasury center for certain Foreign Subsidiaries and related modifications of the corporate structure of Holdings and its Subsidiaries (including, without limitation, the transfer of ownership of Subsidiaries or assets, the capitalization of outstanding intercompany Indebtedness, the formation of new Subsidiaries (which may include an Additional European Borrower and one or more Additional European Guarantors) and the dissolution of existing Subsidiaries (other than the Borrowers)); provided that (1) no Cash Management Period, Default or Event of Default is continuing at the time thereof or would result therefrom, and (2) such reorganization (A) shall be pursuant to documentation reasonably acceptable to the Agents (and the Loan Parties and their Subsidiaries shall deliver to the Agents such Collateral Documents, reaffirmations, joinders, schedules, certificates (including solvency certificates), legal opinions, financial statements, UCC and other collateral filings, and other agreements, documents or instruments as any Agent shall reasonably request in connection therewith), (B) to the extent of any transfer of assets of any Loan Party to any Subsidiary that is not a Loan Party, the Specified Conditions shall be met, (C) any capitalization, transfer, conversion to equity, forgiveness or other modification (in a manner that has the effect of any of the foregoing or of otherwise reducing the principal obligations owed thereunder) of any intercompany Indebtedness shall comply with Section 6.04(p), (D) shall not result in a Material Adverse Effect, (E) shall result in (I) the Canadian Borrower surviving and remaining at all times a Canadian Subsidiary, and the Canadian Borrower and each surviving Canadian Guarantor being wholly owned by one or more Loan Parties, (II) each European Borrower surviving and remaining at all times a Subsidiary organized or incorporated under the laws of its original jurisdiction, and each European Borrower and each surviving European Guarantor being wholly owned by one or more Loan Parties, and (III) the U.S. Borrower surviving and remaining at all times a corporation organized under the laws of the United States, and the U.S. Borrower and each surviving U.S. Guarantor (except as provided below) being wholly owned by one or more U.S. Loan Parties, provided that any merger, consolidation, amalgamation, liquidation or dissolution of any Loan Party shall comply with clauses (i) through (vii) of Section 6.03(a); provided, further, that, with respect to any Subsidiary that is (prior to any Permitted Reorganization) a U.S. Guarantor, and which has no assets other than Equity Interests of Foreign Subsidiaries, such U.S. Guarantor may, pursuant to such Permitted Reorganization, become a direct Subsidiary of a Foreign Loan Party, in which event (x) the Secured Obligations guaranteed by such Subsidiary and secured by its assets constituting Collateral shall be limited to the International Secured Obligations and (y) 100% of the voting Equity Interests of such Subsidiary shall be pledged to the Agents; provided, further, however, that to meet the requirements of this clause (E), one or more Subsidiaries of Holdings organized in any jurisdiction in which a Loan Party is organized (or in which an Additional European Borrower is permitted to be organized) may become European Guarantors hereunder, subject to the requirements of Section 5.14 and otherwise pursuant to documentation in form and substance satisfactory to the Administrative Agent, (F) shall not violate any applicable Requirement of Law (subject to permitted amendments of the organizational or governing documents of the Loan Parties and their Subsidiaries) or any material contractual obligation of the Loan Parties or their Subsidiaries (including the Existing Debt Securities), (G) shall not result in Holdings at any time ceasing, directly or indirectly (through one or more other Loan Parties), to own, free and clear of all Liens or other encumbrances (other than Agents’ Liens) 100% of the issued and outstanding Equity Interests of each Loan Party, (H) in the event that an Additional European Borrower is formed, each Subsidiary of Holdings that is organized or incorporated in the same jurisdiction as such Additional European Borrower shall become an Additional European Guarantor pursuant to the terms set forth in Section 5.14, and (I) shall otherwise be in form and substance, and upon terms, reasonably acceptable to the Administrative Agent. In connection with any Permitted Reorganization, the Loan Parties may designate an Additional European Borrower in accordance with this definition of Permitted Reorganization and the definition of Additional European Borrower which Additional European Borrower shall become a party hereto by executing a joinder in form and substance reasonably satisfactory to the Administrative Agent and delivering such other instruments, documents, certificates and opinions as the Administrative Agent may reasonably request. Any such Additional European Borrower shall be organized or incorporated in the Netherlands, Luxembourg, Ireland, England, or Belgium, (it being understood that no assets (other than Eligible Accounts) shall be included in the Borrowing Base for an Additional

European Borrower in any such additional European jurisdiction without the consent of the Administrative Agent and each Joint Lead Arranger) provide such joinder, security, certificates, legal opinions, and other documentation as the Agents may request in their sole discretion in connection with such joinder, and the addition of any Additional European Borrower shall be subject to such legal and business due diligence (including field examinations and appraisals) as any Agent may request in its sole discretion.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PP&E Amortization Factor” means 1 minus a fraction, the numerator of which is the number of full calendar quarters elapsed as of any date of determination (including any calendar quarter ending on the date of determination) since the Effective Date, (but in no event more than 28) and the denominator of which is 28.
“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Prepayment Event” means:
(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than (i) dispositions described in Section 6.05(a) and (ii) sales, transfer or other dispositions not exceeding $5,000,000 in any fiscal year; or
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $5,000,000;
(c)    the issuance by Holdings of any Equity Interests other than any issuance by Holdings of not more than an aggregate amount of 15.0% of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests), in each case, to directors, officers, consultants or employees of any Loan Party or its Subsidiaries; or
(d)    the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.
“Prime Rate” means (a) for the purpose of Dollar-denominated Loans made available to the U.S. Borrower, the rate of interest per annum publicly announced from time to time by Chase as its prime rate at its offices at 270 Park Avenue in New York City or any successor executive office, and (b) for the purpose of Dollar-denominated Loans made available to the Canadian Borrower, the rate of interest per annum publicly announced from time to time by the Administrative Agent at its Toronto office as its base rate for Dollar-denominated commercial loans made in Canada; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.
“Projections” has the meaning assigned to such term in Section 5.01(e).
“Protective Advance” means, individually and/or collectively as the context may require, the U.S. Protective Advances, the Tranche B Protective Advances, and the Tranche C Protective Advances.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Secured Swap Agreement Reserve” means a reserve established by the Administrative Agent from time to time in respect of a Qualified Secured Swap Agreement Obligation, which reserve shall be in the amount of the aggregate Dollar Equivalent marked to market exposure thereunder as calculated from time to time by the Lender or Affiliate of a Lender party to such Qualified Secured Swap Agreement Obligation and notified to the Administrative Agent pursuant to the terms hereof (it being understood and agreed that a reserve with respect to a Qualified Secured Swap Agreement Obligation may only be decreased below the marked to market exposure thereunder with the consent of the Administrative Agent and the swap counterparty (other than a Loan Party) party to the related Swap Agreement), in each case including an amount that the Administrative Agent deems necessary in its Permitted Discretion to maintain due to any failure of any such counterparty to report its marked to market exposure or any changes in the relevant markets.
“Qualified Secured Swap Agreement Obligations” means, with respect to any Swap Agreement Obligation (i) constituting a Secured Obligation and (ii) designated as a “Qualified Secured Swap Agreement Obligation” in the applicable Notice of Swap Agreement Obligation or on Schedule 1.01D, or to which Chase or an Affiliate is a party, an amount not to exceed at any time the aggregate Qualified Secured Swap Agreement Reserve in respect thereof at such time; provided that if the aggregate amount of Qualified Secured Swap Agreement Obligations with respect to such Swap Agreement Obligation at any time exceeds the aggregate Qualified Secured Swap Agreement Reserve in respect of such Swap Agreement Obligation at such time, then such excess amount shall no longer constitute Qualified Secured Swap Agreement Obligations, but shall remain Secured Obligations hereunder.

“Quebec Security Documents” means a deed of hypothec executed by any Loan Party from time to time, and any other related documents, bonds, debentures or pledge agreements required to perfect a Lien in favor of the Administrative Agent in the Province of Quebec.
“Quotation Day” means, in respect of the determination of the LIBO Rate for any Interest Period for a Eurocurrency Loan (a) in Sterling, the day that is the first Business Day of such Interest Period, (b) in Euro, the day that is two TARGET Days prior the first day of such Interest Period, and (c) in Dollars or Canadian Dollars, the day that is two Business Days prior to the first day of such Interest Period.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Refinanced Indebtedness” has the meaning assigned to such term in Section 6.01(f).
“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(f).
“Register” has the meaning assigned to such term in Section 9.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Aggregate Credit Exposure and unused Revolving Commitments representing at least a majority of the sum of the Aggregate Credit Exposure and unused Revolving Commitments.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation (or Certificate of Amalgamation) and By-Laws, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation or duplication, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Canadian Priority Payable Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, carrier’s, mortgagee’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations (including the Qualified Secured Swap Agreement Reserve), reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges, reserves for retention of title, extended retention of title, broadened retention of title, or similar arrangements, and the German Bankruptcy Reserve) with respect to the Collateral or any Loan Party (including any Additional European Borrower or its assets).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or any Borrower or any option, warrant or other right to acquire any such Equity Interests in Holdings or any Borrower.
“Revolving Commitment” means, with respect to each Lender, individually and/or collectively as the context may require, the U.S. Commitment, the Tranche B Commitment, and the Tranche C Commitment of such Lender.
“Revolving Commitment Schedule” means the Schedule attached hereto identified as such.
“Revolving Exposure” means, individually and/or collectively as the context may require, the U.S. Revolving Exposure, the Tranche B Revolving Exposure, and the Tranche C Revolving Exposure.
“Revolving Exposure Limitations” has the meaning assigned to such term in Section 2.01.
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.
“Sanctions” means:
(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; and
(b)    economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.
“Screen Rate” means, in relation to the LIBO Rate, the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the applicable Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative.
“Second Currency” has the meaning assigned to such term in Section 9.18.
“Secured Obligations” means, individually and/or collectively as the context may require, the U.S. Secured Obligations, the Canadian Secured Obligations, and the European Secured Obligations.
“Secured Parties” means, individually and/or collectively as the context may require, the U.S. Secured Parties, the Tranche B Secured Parties, the Tranche C Secured Parties, and other holders of the Secured Obligations.
“Security Agreement” means, individually and/or collectively as the context may require, any U.S. Security Agreement, any Canadian Security Agreement, and any European Security Agreement.
“Senior Unsecured Note Documents” means the Senior Unsecured Note Indenture and all other documents executed and/or delivered with respect to the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes prior to the date of this Agreement.
“Senior Unsecured Note Indenture” shall mean (i) with respect to the Floating Rate Senior Unsecured Notes, that certain Indenture, dated as of March 21, 2007, between Holdings, as issuer, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee, as in effect on the date of this Agreement and (ii) with respect to the Fixed Rate Senior Unsecured Notes, that certain Indenture, dated as of September 25, 2012, between Holdings, as issuer, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee, as in effect on the date of this Agreement.
“Senior Unsecured Notes” shall mean, individually and/or collectively, the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes, each issued pursuant to the Senior Unsecured Note Documents.
“Settlement” has the meaning assigned to such term in Section 2.05(h).

“Settlement Date” has the meaning assigned to such term in Section 2.05(h).
“Sistemas” has the meaning assigned to such term in the preamble.
“Spain” means the Kingdom of Spain.
“Spanish Borrower” has the meaning assigned to such term in the preamble. Each Spanish Borrower shall become parties to the Credit Agreement by accession on or about the Effective Date.
“Spanish Borrowing Base” means, at any time, the difference of
(a)    85% of the Spanish Borrowers’ Eligible Accounts at such time, less
(b)    any applicable Reserve then in effect to the extent applicable to the Spanish Borrowers or such Eligible Accounts.
“Spanish Borrowing Base Availability” means, at any time, an amount equal to (a) the Spanish Borrowing Base plus (b) the Canadian Tranche C Borrowing Base Availability plus (c) the U.S. Borrowing Base Availability minus (d) the Spanish Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Spanish Certification” has the meaning assigned to such term in Section 9.09(f).
“Spanish Civil Procedure Law” has the meaning assigned to such term in Section 9.09(f).
“Spanish Guarantee” means, individually and/or collectively as the context may require, any guarantee that is entered into by a Spanish Borrower or any other Spanish Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.14(a) and (d), in form and substance reasonably satisfactory to the Administrative Agent, as each of the foregoing may be amended, restated or otherwise modified from time to time.
“Spanish Guarantor” means a Spanish Borrower and each Person that is a party to this Agreement as a Spanish Guarantor, or that becomes a party to this Agreement as a Spanish Guarantor pursuant to a Spanish Guarantor Joinder Agreement pursuant to Section 5.14(a) and/or (d). General Cable Holdings (Spain) SL shall become a party to the Credit Agreement by accession as Spanish Guarantor on or about the Effective Date.
“Spanish Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“Spanish Insolvency Law” means Law 22/2003, of 9 July, on insolvency.
“Spanish Loan Parties” means, individually and/or collectively as the context may require, any Spanish Borrower and any Spanish Guarantors, and their respective successors and assigns.

“Spanish Perfection Requirements” means the making or the procuring of the appropriate registration, filings, stampings and/or notifications of the Spanish Security Agreements or the Lien created thereunder as specifically referred to in any Spanish law legal opinion delivered pursuant to Section 4.01(a) of this Agreement.
“Spanish Public Document” means a “documento público” under the laws of Spain, which includes any of an “escritura pública”, a “póliza” or an “efecto intervenido por fedatario público”.
“Spanish Revolving Exposure” means, with respect to the Spanish Borrowers, the sum of (a) the outstanding principal amount of Tranche C Revolving Loans to the Spanish Borrowers at such time, plus (b) the aggregate principal amount of the Tranche C Swingline Loans to the Spanish Borrowers at such time, plus (c) the European LC Exposure issued for the account of the Spanish Borrowers at such time, plus (d) the aggregate principal amount of Tranche C Overadvances outstanding to the Spanish Borrowers.
“Spanish Security Agreement” means, individually and collectively as the context may require, each pledge agreement, security agreement, guarantee or other agreement that is entered into by any Spanish Loan Party or any Person who is the holder of Equity Interests in any Spanish Loan Party in favor of any Agent or any other Secured Party, securing or guaranteeing any of the Secured Obligations, in each case in form and substance satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.14), as the same may be amended, restated or otherwise modified from time to time.
“Specified Conditions” means: with respect to any action or transaction that is conditioned upon meeting the Specified Conditions (each a “Permitted Transaction”), each of the following conditions:
(a)    no Default or Event of Default has occurred and is continuing or would immediately result from the consummation of the Permitted Transaction;
(b)    either
(i)    (A) Availability (I) on an average daily basis for the thirty day period ended immediately prior to such Permitted Transaction and (II) on the date of such Permitted Transaction, after giving effect thereto, shall be greater than $162,500,000 and (B) the Fixed Charge Coverage Ratio (calculated, in the case of Guarantees, without duplication of the guaranteed obligations) for the most recent four fiscal quarters ended immediately prior to the Permitted Transaction shall, after giving effect to such Permitted Transaction and assuming such Permitted Transaction occurred on the first day of the period, be at least 1.15 to 1.00; or
(ii)    Availability (A) on an average daily basis for the thirty day period ended immediately prior to such Permitted Transaction and (B) on the date of such Permitted Transaction, after giving effect thereto, shall be greater than $250,000,000; and

(c)    the Borrower Representative shall provide to the Administrative Agent a certificate of a Financial Officer of the Borrower Representative certifying (and showing the calculations therefor in reasonable detail) that the Loan Parties would be in compliance with the requirements of clauses (a) and (b) preceding.
“Specified Financial Reporting Default” means the failure by Holdings to deliver its quarterly financial reports on Form 10-Q for the fiscal quarter ended on or about June 28, 2013, within the time periods prescribed therefor under Section 5.02 of the Convertible Senior Note Indenture, Section 4.18 of the Senior Unsecured Note Indenture or Section 5.02 of the Subordinated Convertible Note Indenture, which failure results in a “Default” or “Event of Default” (each as defined in the applicable indenture) under Section 7.01(5) of the Convertible Senior Notes Indenture, Section 6.01(4) of the Senior Unsecured Note Indenture or Section 7.01(5) of the Subordinated Convertible Note Indenture.
“Spot Rate” means, on any date, as determined by the Administrative Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for Dollars at approximately 11:00 a.m., Local Time, on such date (the “Applicable Quotation Date”); provided, that if, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent, or, in the event no such service is selected, such spot selling rate shall instead be the rate reasonably determined by the Administrative Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11:00 a.m., Local Time, on the Applicable Quotation Date for the purchase of the relevant currency for delivery two Business Days later.
“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to Standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure.
“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or other Governmental Authority to which the Administrative Agent or the European Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” refers to the lawful currency of the United Kingdom.
“Subordinated Convertible Note Documents” means the Subordinated Convertible Note Indenture and all other documents executed and/or delivered with respect to the Subordinated Convertible Notes prior to the date of this Agreement.
“Subordinated Convertible Note Indenture” shall mean that certain Indenture, dated as of December 18, 2009, between Holdings, as issuer, and U.S. Bank National Association, as trustee, with respect to the Subordinated Convertible Notes, as in effect on the date of this Agreement.
“Subordinated Convertible Notes” shall mean Holdings’ Subordinated Convertible Notes due 2029 issued pursuant to the Subordinated Convertible Note Documents.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the reasonable satisfaction of the Administrative Agent.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of a Borrower or a Loan Party, as applicable.
“Supermajority Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Aggregate Credit Exposure and unused Revolving Commitments representing at least 66⅔% of the sum of the total Aggregate Credit Exposure and unused Revolving Commitments.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
“Swap Agreement Obligations” of a Loan Party means any and all obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Swingline Exposure” means, at any time, the sum of the aggregate amount of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure.
“Swingline Lender” means, individually and/or collectively as the context may require, the U.S. Swingline Lender, the Tranche B Swingline Lender, and the Tranche C Swingline Lender.
“Swingline Loan” means, individually and/or collectively as the context may require, each U.S. Swingline Loan, each Tranche B Swingline Loan, and each Tranche C Swingline Loan.
“TARGET Day” means any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Consolidated Leverage Ratio” means, as of the last day of any fiscal quarter of Holdings, the ratio of (a) Total Indebtedness on such date to (b) EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date.
“Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
“Tranche B Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Tranche B Commitments of all Tranche B Revolving Lenders and (ii) (A) the Canadian Borrowing Base minus (B) the Tranche C Canadian Borrowing Base Usage plus (C) the U.S. Borrowing Base Availability minus (b) the total Tranche B Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Tranche B Commitment” means, with respect to each Tranche B Revolving Lender, the commitment, if any, of such Tranche B Revolving Lender to make Tranche B Revolving Loans and to acquire participations in Canadian Letters of Credit, Tranche B Overadvances and Tranche B Swingline Loans hereunder, expressed as a Dollar Amount representing the maximum possible aggregate amount of such Tranche B Revolving Lender’s Tranche B Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Tranche B Revolving Lender pursuant to Section 9.04. The initial Dollar Amount of each Tranche B Revolving Lender’s Tranche B Commitment is set forth on the Revolving Commitment Schedule, or in the Assignment and Assumption pursuant to which such Tranche B Revolving Lender shall have assumed its Tranche B Commitment, as applicable. The Tranche B Commitment is in the aggregate Dollar Amount of $70,000,000 as of the Effective Date.
“Tranche B Facility” means, collectively, the Tranche B Commitment and the extensions of credit made thereunder.
“Tranche B Loans” means, individually and/or collectively as the context may require, the Tranche B Revolving Loans, the Tranche B Swingline Loans, Tranche B Overadvances and the Tranche B Protective Advances.
“Tranche B Overadvance” has the meaning assigned to such term in Section 2.05(e).
“Tranche B Protective Advance” has the meaning assigned to such term in Section 2.04(a).
“Tranche B Revolving Exposure” means, with respect to any Tranche B Revolving Lender at any time, the sum of (a) the outstanding principal amount of Tranche B Revolving Loans of such Tranche B Revolving Lender at such time, plus (b) an amount equal to the Applicable Percentage of the aggregate principal amount of the Tranche B Swingline Loans of such Tranche B Revolving Lender at such time, plus (c) an amount equal to the Applicable Percentage of the Canadian LC Exposure at such time, plus (d) an amount equal to such Tranche B Revolving Lender’s Applicable Percentage of the aggregate principal amount of Tranche B Overadvances outstanding.
“Tranche B Revolving Lenders” means the Persons listed on the Revolving Commitment Schedule (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Tranche B Revolving Lenders” shall include any such Affiliate or branch with respect to the Tranche B Revolving Loans made by such Affiliate or branch) as having a Tranche B Commitment and any other Person that shall acquire a Tranche B Commitment, other than any such Person that ceases to be an Tranche B Revolving Lender pursuant to an Assignment and Assumption. Each Lender that has a Tranche B Commitment (or any Affiliate or branch of any such Lender that is acting on behalf of such Lender) (i) shall be a financial institution that is listed on Schedule I, II, or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada), as amended, or is not a foreign bank for purposes of the Bank Act (Canada), or (ii) is a financial institution not resident in Canada and not deemed to be resident in Canada for purposes of the ITA, and deals at arm’s length with each Canadian Borrower for purposes of the ITA.

“Tranche B Revolving Loan” means a Revolving Loan made to the Canadian Borrower by the Tranche B Revolving Lenders.
“Tranche B Secured Parties” means, individually and/or collectively as the context may require, the Administrative Agent, the other Agents, the Tranche B Revolving Lenders, the Tranche B Swingline Lender, the Canadian Issuing Banks, and other holders of the Canadian Secured Obligations.
“Tranche B Swingline Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as lender of Tranche B Swingline Loans hereunder, and its successors and assigns in such capacity.
“Tranche B Swingline Loan” has the meaning assigned to such term in Section 2.05(b).
“Tranche B U.S. Borrowing Base Usage” means, at any time, an amount equal to the greater of (a) zero and (b)(i) the total Tranche B Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings) minus (ii) the Canadian Borrowing Base.
“Tranche C Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Tranche C Commitments of all Tranche C Revolving Lenders and (ii) (A) the Aggregate European Borrowing Base plus (B) the Canadian Tranche C Borrowing Base Availability plus (C) the U.S. Borrowing Base Availability minus (b) the total Tranche C Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Tranche C Canadian Borrowing Base Usage” means, at any time, an amount equal to the greater of (a) zero and (b)(i) the total Tranche C Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings) minus (ii) the portion of Tranche C Revolving Exposure allocated (as reflected in the applicable Borrowing Base Certificate or otherwise by the Administrative Agent in its Permitted Discretion) to Tranche C U.S. Borrowing Base Usage minus (iii) the Aggregate European Borrowing Base.
“Tranche C Commitment” means, with respect to each Tranche C Revolving Lender, the commitment, if any, of such Tranche C Revolving Lender to make Tranche C Revolving Loans and to acquire participations in European Letters of Credit, Tranche C Overadvances and Tranche C Swingline Loans hereunder, expressed as a Dollar Amount representing the maximum possible aggregate Dollar Amount of such Tranche C Revolving Lender’s Tranche C Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Tranche C Revolving Lender pursuant to Section 9.04. The initial Dollar Amount of each Tranche C Revolving Lender’s Tranche C Commitment is set forth on the Revolving Commitment Schedule, or in the Assignment and Assumption pursuant to which such Tranche C Revolving Lender shall have assumed its Tranche C Commitment, as applicable. The Tranche C Commitment is in the aggregate Dollar Amount of $300,000,000 as of the Effective Date.

“Tranche C Facility” means, collectively, the Tranche C Commitment and the extensions of credit made thereunder.
“Tranche C Loans” means, individually and/or collectively as the context may require, the Tranche C Revolving Loans, the Tranche C Swingline Loans, Tranche C Overadvances and the Tranche C Protective Advances.
“Tranche C Overadvance” has the meaning assigned to such term in Section 2.05(f).
“Tranche C Protective Advance” has the meaning assigned to such term in Section 2.04(a).
“Tranche C Revolving Exposure” means, with respect to any Tranche C Revolving Lender at any time, the sum, in each case expressed as a Dollar Amount, of (a) the outstanding principal amount of Tranche C Revolving Loans of such Tranche C Revolving Lender at such time, plus (b) an amount equal to the Applicable Percentage of the aggregate principal amount of the Tranche C Swingline Loans of such Tranche C Revolving Lender at such time, plus (c) an amount equal to the Applicable Percentage of the European LC Exposure at such time, plus (d) an amount equal to such Tranche C Revolving Lender’s Applicable Percentage of the aggregate principal amount of Tranche C Overadvances outstanding.
“Tranche C Revolving Lenders” means the Persons listed on the Revolving Commitment Schedule (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Tranche C Revolving Lenders” shall include any such Affiliate or branch with respect to the Tranche C Revolving Loans made by such Affiliate or branch) as having a Tranche C Commitment and any other Person that shall acquire a Tranche C Commitment, other than any such Person that ceases to be an Tranche C Revolving Lender pursuant to an Assignment and Assumption. Each Lender that has a Tranche C Commitment shall be a French Qualifying Lender or have an affiliate or branch through which it will make Loans to the French Borrower pursuant to Section 2.02(b) that is a French Qualifying Lender. No Lender that has a Tranche C Commitment and that is not a French Qualifying Lender shall make Loans to the French Borrower other than through an Affiliate or a branch that is a French Qualifying Lender.
“Tranche C Revolving Loan” means a Revolving Loan made to the European Borrowers by the Tranche C Revolving Lenders.
“Tranche C Secured Parties” means, individually and/or collectively as the context may require, the European Administrative Agent, the other Agents, the Tranche C Revolving Lenders, the Tranche C Swingline Lender, the European Issuing Banks, and other holders of the European Secured Obligations.
“Tranche C Swingline Lender” means J.P. Morgan Securities plc, in its capacity as lender of Tranche C Swingline Loans hereunder, and its successors and assigns in such capacity. Each Tranche C Swingline Lender may, in its sole discretion, arrange for one or more Tranche C Swingline Loans to be made by Affiliates or branches of such Tranche C Swingline Lender, in which case the term “Tranche C Swingline Lender” shall include any such Affiliate or branch with respect to Tranche C Swingline Loans made by such Affiliate or branch. Each Tranche C

Swingline Lender that makes a Tranche C Swingline Loan to a French Borrower shall be a French Qualifying Lender.
“Tranche C Swingline Loan” has the meaning assigned to such term in Section 2.05(c).
“Tranche C U.S. Borrowing Base Usage” means, at any time, an amount equal to the greater of (a) zero and (b)(i) the total Tranche C Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings) minus (ii) the portion of Tranche C Revolving Exposure allocated (as reflected in the applicable Borrowing Base Certificate or otherwise by the Administrative Agent in its Permitted Discretion) to Tranche C Canadian Borrowing Base Usage minus (iii) the Aggregate European Borrowing Base.
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.
“Treaty on the European Economic Area” means the Treaty establishing the European Economic Area signed in Porto on 2 May 1992, as amended from time to time.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate the Alternate Base Rate, the CDOR Rate, the Canadian Prime Rate, or the Overnight LIBO Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“United States” or “U.S.” means the United States of America.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Availability” means, at any time, an amount equal to the lesser of (i) the aggregate U.S. Commitments of all U.S. Revolving Lenders and (ii) U.S. Borrowing Base Availability.
“U.S. Borrower” has the meaning assigned to such term in the preamble.
“U.S. Borrowing Base” means, at any time, the sum of

(a)    85% of the U.S. Loan Parties’ Eligible Accounts, plus
(b)    the lesser of (i) 70% of the U.S. Loan Parties’ Eligible Inventory, valued at the lower of average cost or market value and (ii) the product of 85% multiplied by Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the U.S. Loan Parties’ Eligible Inventory, valued at the lower of average cost or market value, plus
(c)    the U.S. PP&E Component, less
(d)    any applicable Reserve then in effect to the extent applicable to the U.S. Borrower or such Eligible Accounts, Eligible Inventory, Eligible Real Estate or Eligible Equipment.
“U.S. Borrowing Base Availability” means, at any time, an amount equal to (a) (i) the U.S. Borrowing Base minus (ii) the Tranche B U.S. Borrowing Base Usage minus (iii) the Tranche C U.S. Borrowing Base Usage minus (b) the total U.S. Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“U.S. Collection Deposit Account” means a “Collection Deposit Account” as defined in the U.S. Security Agreement.
“U.S. Commitment” means, with respect to each U.S. Revolving Lender, the commitment, if any, of such U.S. Revolving Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit, U.S. Overadvances and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Revolving Lender’s U.S. Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such U.S. Revolving Lender pursuant to Section 9.04. The initial amount of each U.S. Revolving Lender’s U.S. Commitment is set forth on the Revolving Commitment Schedule, or in the Assignment and Assumption pursuant to which such U.S. Revolving Lender shall have assumed its U.S. Commitment, as applicable. The U.S. Commitment is in the aggregate amount of $630,000,000 as of the Effective Date.
“U.S. Facility” means, collectively, the U.S. Commitment and the extensions of credit made thereunder.
“U.S. Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(a).
“U.S. Guarantor” means each U.S. Loan Party and any other Person that becomes a U.S. Guarantor pursuant to Section 5.14(a).
“U.S. Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“U.S. Issuing Banks” means, individually and/or collectively as the context may require, in the case of each U.S. Letter of Credit, Chase, in its capacity as an issuer of U.S. Letters of

Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(j). Each U.S. Issuing Bank may, in its sole discretion, arrange for one or more U.S. Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term “U.S. Issuing Bank” shall include any such Affiliate with respect to U.S. Letters of Credit issued by such Affiliate.
“U.S. LC Exposure” means, at any time, the sum of the Dollar Amount of the Commercial LC Exposure and the Standby LC Exposure in respect of U.S. Letters of Credit. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.
“U.S. Letter of Credit” means any Letter of Credit or similar instrument (including a bank guarantee) acceptable to the applicable U.S. Issuing Bank issued for the purpose of providing credit support for the U.S. Borrower.
“U.S. Loan Parties” means, individually and/or collectively as the context may require, Holdings, Intermediate Holdings, the U.S. Borrower, each of the other Domestic Subsidiaries of Holdings that is a party to this Agreement as a U.S. Guarantor, or that becomes a party to this Agreement pursuant to a U.S. Guarantor Joinder Agreement, and their respective successors and assigns.
“U.S. Loans” means, individually and/or collectively as the context may require, the U.S. Revolving Loans, the U.S. Swingline Loans, U.S. Overadvances and the U.S. Protective Advances.
“U.S. Obligations” means, with respect to the U.S. Loan Parties, all unpaid principal of and accrued and unpaid interest on the U.S. Loans, all U.S. LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the U.S. Loan Parties to the Lenders or to any Lender, the Administrative Agent, any U.S. Issuing Bank, any indemnified party arising under the Loan Documents, or any other Secured Party, including those arising pursuant to Section 10.01(a) or arising under any other U.S. Guarantee (in each case including interest and other obligations accruing or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding or which would have accrued but for such bankruptcy, insolvency or similar proceeding, regardless of whether allowed or allowable in such proceeding).
“U.S. Overadvance” has the meaning assigned to such term in Section 2.05(d).
“U.S. Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. PP&E Component” means, at the time of any determination, an amount equal to the lesser of:

(a)    an amount equal to the PP&E Amortization Factor multiplied by (i) the amount of the Alcan U.S. PP&E Component plus the amount of the General Cable U.S. PP&E Component (each as defined in Annex I) minus (ii) Reserves established by the Administrative Agent, or
(b)    $150,000,000 minus the Canadian PP&E Component minus the German Equipment Component minus any Additional European Borrower PP&E Component minus Reserves established by the Administrative Agent.
“U.S. Protective Advance” has the meaning assigned to such term in Section 2.04(a).
“U.S. Reaffirmation Agreement” means the Reaffirmation, Joinder and Amendment Agreement, dated as of the date hereof, among the U.S. Loan Parties party thereto and the Administrative Agent.
“U.S. Revolving Exposure” means, with respect to any U.S. Revolving Lender at any time, the sum of (a) the outstanding principal amount of U.S. Revolving Loans of such U.S. Revolving Lender at such time, plus (b) an amount equal to such U.S. Revolving Lender’s Applicable Percentage of the aggregate principal amount of the U.S. Swingline Loans at such time, plus (c) an amount equal to such U.S. Revolving Lender’s Applicable Percentage of the U.S. LC Exposure at such time, plus (d) an amount equal to such U.S. Revolving Lender’s Applicable Percentage of the aggregate principal amount of U.S. Overadvances outstanding.
“U.S. Revolving Lenders” means the Persons listed on the Revolving Commitment Schedule as having a U.S. Commitment and any other Person that shall acquire a U.S. Commitment, other than any such Person that ceases to be such a Person hereto pursuant to an Assignment and Assumption.
“U.S. Revolving Loan” means a Revolving Loan made to the U.S. Borrower by the U.S. Revolving Lenders.
“U.S. Secured Obligations” means all U.S. Obligations, together with all (a) Banking Services Obligations of the U.S. Loan Parties owing to one or more Revolving Lenders or their respective Affiliates, provided that (i) (A) such Banking Services Obligation is listed on Schedule 1.01C as of the Effective Date, (B) within one week of the time that any agreement relating to such Banking Services Obligation is executed (or in the case of Banking Services Obligations existing on the date that a Person becomes a Revolving Lender after the Effective Date, within one week after such date), the Revolving Lender or Affiliate of a Revolving Lender party thereto shall have delivered written notice (executed by such Revolving Lender or Affiliate and the Borrower Representative) to the Administrative Agent in the form of Exhibit B-1 or any other form approved by the Administrative Agent that such a transaction has been entered into and that it constitutes a U.S. Secured Obligation entitled to the benefits of the applicable Collateral Documents or (C) Chase or an Affiliate is a party thereto and (ii) the applicable Revolving Lender has not, at the time such transaction relating to such Banking Services Obligation is executed, received notice of any continuing Event of Default; and (b) Swap Agreement Obligations of the U.S. Loan Parties owing to one or more Revolving Lenders or their respective Affiliates; provided that (i) (A) such Swap Agreement Obligation is listed on

Schedule 1.01D as of the Effective Date, (B) within one week of the time that any transaction relating to such Swap Agreement Obligation is executed (or in the case of Swap Agreement Obligations existing on the date that a Person becomes a Lender after the Effective Date, within one week after such date), the Revolving Lender or Affiliate of a Revolving Lender party thereto shall have delivered written notice (executed by such Revolving Lender or Affiliate and the Borrower Representative) to the Administrative Agent in the form of Exhibit B-2 or any other form approved by the Administrative Agent that such a transaction has been entered into and that it constitutes a U.S. Secured Obligation entitled to the benefits of the applicable Collateral Documents or (C) Chase or an Affiliate is a party thereto and (ii) the applicable Revolving Lender has not, at the time such transaction relating to such Swap Agreement Obligation is executed, received notice of any continuing Event of Default; provided, however, that the definition of “U.S. Secured Obligations” shall not create any guarantee by any U.S. Guarantor of (or grant of security interest by any U.S. Guarantor to support, as applicable) any Excluded Swap Obligations of such U.S. Guarantor for purposes of determining any obligations of any Guarantor.
“U.S. Secured Parties” means, individually and/or collectively as the context may require, the Administrative Agent, the other Agents, the U.S. Revolving Lenders, the U.S. Swingline Lender, the U.S. Issuing Banks and other holders of the U.S. Secured Obligations.
“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the U.S. Loan Parties and the Administrative Agent, and any other pledge, security agreement, or other agreement entered into by any other U.S. Loan Party (as required by this Agreement or any other Loan Document) securing any of the Secured Obligations, as the same may be amended, restated or otherwise modified from time to time.
“U.S. Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of U.S. Swingline Loans hereunder.
“U.S. Swingline Loan” has the meaning assigned to such term in Section 2.05(a).
“VAT” means any tax imposed by EC Directive 2006/112/EC on the Common System of value added tax, and any national legislation implementing that directive, together with any legislation supplemental thereto, and any other tax of a similar nature and all penalties, cost and interest related thereto.
“Vendor Rebates” means the credits earned from vendors for volume purchases that reduce net inventory costs for the Borrowers.
“Wage Earner Protection Program Act Reserve” means, on any date of determination, a reserve established from time to time in such amount as the Administrative Agent, in its Permitted Discretion, determines reflects amounts that may become due under the Wage Earner Protection Program Act (Canada), as amended, with respect to the employees of any Loan Party that are employed in Canada, which would give rise to a Lien with priority under applicable law over the Lien granted in favor of the Administrative Agent.
“Weekly Reporting Period” means any period (i) commencing on any day that Availability is less than the greater of (A) $125,000,000 or (B) 12.5% of the sum of the total

Revolving Commitments at such time, and continuing until such time as (I) no Default is continuing and (II) during the preceding 30 consecutive days, Availability has at all times been greater than or equal to the greater of (x) $125,000,000 or (y) 12.5% of the sum of the total Revolving Commitments at such time or (ii) during which a Default is continuing.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower Representative and the Administrative Agent or the European Administrative Agent, as applicable.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
Section 1.03    Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    For purposes of any Collateral located in the Province of Quebec or charged by the Quebec Security Documents (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”.
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof the Borrowers migrate to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.
Section 1.05    Currency Translations. Without limiting the other terms of this Agreement the calculations and determinations under this Agreement of any amount in any currency other than Dollars shall be deemed to refer to the Dollar Amount thereof, and all certificates (including Borrowing Base Certificates) delivered under this Agreement shall express such calculations or determinations in Dollars or the Dollar Amount thereof, as the case may be. Each requisite currency translation shall be based on the Spot Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates.
Section 1.06    Permitted Liens. Any reference in any of the Loan Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.
Section 1.07    Certain French Matters. References in this Agreement, in respect of any French Loan Party, to (a) “control” includes such term as defined in articles L.233-3 I and II of France’s Commercial Code, as amended, and (b) a “subsidiary” includes any entity of which a relevant Person has direct or indirect control (as defined in Article L.233-3 I and II of France’s Commercial Code), as amended.

Section 1.08    Certain Spanish Matters. References in this Agreement, in respect of any Spanish Loan Party, to a “subsidiary” or “control” shall be interpreted within the meaning of article 42 of the Spanish Commercial Code (Código de Comercio), as amended from time to time.
Section 1.09    Certain German Matters. In this Agreement, where it relates to a German Loan Party, a reference to: (i) a necessary action to authorize, where applicable, includes without limitation, obtaining an unconditional positive advice from the competent works council(s); (ii) gross negligence means grobe Fahrlässigkeit; (iii) negligence means Fahrlässigkeit; (iv) a security interest includes any mortgage (Grundschuld, Hypothek), pledge (Pfandrecht), retention of title arrangement (Eigentumsvorbehalt), right of retention (Zurückbehaltungsrecht), right to reclaim goods (Herausgabeansprüche), and, in general, any right in rem created for the purpose of granting security; (v) a winding-up, administration or dissolution (and any of those terms) includes a German entity being declared insolvent (insolvent) or dissolved (ausfgelöst); (vi) any step or procedure taken in connection with insolvency proceedings includes a German entity having applied for insolvency (Insolvenzantrag) or the opening of insolvency proceedings (Insolvenzeröffnung); and (vii) an administrator includes an Insolvenzverwalter or Sachverständiger.
ARTICLE II

THE CREDITS
Section 2.01    Revolving Commitments. Subject to the terms and conditions set forth herein, (a) each U.S. Revolving Lender severally agrees to make U.S. Revolving Loans from time to time during the Availability Period to the U.S. Borrower in Dollars, (b) each Tranche B Revolving Lender severally agrees to make Tranche B Revolving Loans from time to time during the Availability Period to the Canadian Borrower in Canadian Dollars or Dollars, and (c) each Tranche C Revolving Lender severally agrees to make Tranche C Revolving Loans from time to time during the Availability Period to the European Borrowers in Euros, Sterling, or Dollars, if, in each case after giving effect thereto:
(i)    such U.S. Revolving Lender’s U.S. Revolving Exposure would not exceed such U.S. Revolving Lender’s U.S. Commitment;
(ii)    such Tranche B Revolving Lender’s Tranche B Revolving Exposure would not exceed such Tranche B Revolving Lender’s Tranche B Commitment;
(iii)    such Tranche C Revolving Lender’s Tranche C Revolving Exposure would not exceed such Tranche C Revolving Lender’s Tranche C Commitment;
(iv)    in the case of U.S. Revolving Loans (or increases in U.S. Revolving Exposure), U.S. Availability resulting after giving effect thereto would not be less than zero;

(v)    in the case of Tranche B Revolving Loans (or increases in Tranche B Revolving Exposure), Tranche B Availability resulting after giving effect thereto would not be less than zero;
(vi)    in the case of Tranche C Revolving Loans (or increases in Tranche C Revolving Exposure), (A) Tranche C Availability resulting after giving effect thereto would not be less than zero, (B) French Borrowing Base Availability resulting after giving effect thereto would not be less than zero, (C) German Borrowing Base Availability resulting after giving effect thereto would not be less than zero, (D) Spanish Borrowing Base Availability resulting after giving effect thereto would not be less than zero, and (E) Additional European Borrower Borrowing Base Availability resulting after giving effect thereto would not be less than zero; and
(vii)    notwithstanding any provision of this Agreement to the contrary, in no event shall the Aggregate Credit Exposure (A) exceed the aggregate Revolving Commitments or (B) exceed the maximum amount permitted to be outstanding pursuant to Section 4.10(b)(3) of the Senior Unsecured Note Indenture (or any successor or similar restriction applicable to any Loan Party) (the “Applicable Limit”);
subject to the Administrative Agent’s and the European Administrative Agent’s authority, each in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow its Revolving Loans. The limitations on Borrowings referred to in clauses (i) through (vii) are referred to collectively as the “Revolving Exposure Limitations”.
Section 2.02    Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Facility, Class and Type made by the Lenders ratably in accordance with their respective U.S. Commitment (in the case of U.S. Revolving Loans), Tranche B Commitment (in the case of Tranche B Revolving Loans), or Tranche C Commitment (in the case of Tranche C Revolving Loans). Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.
(b)    Subject to Section 2.14, (i) each Borrowing of U.S. Revolving Loans or Tranche B Revolving Loans that is denominated in Dollars shall be comprised entirely of Eurocurrency Loans or ABR Loans, as the Borrower Representative may request in accordance herewith; (ii) each Borrowing of Tranche C Revolving Loans that is denominated in Dollars shall be comprised entirely of Eurocurrency Loans; (iii) each Borrowing of Revolving Loans that is denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or CDOR Loans as the Borrower Representative may request in accordance herewith; and (iv) each Borrowing of Revolving Loans that is denominated in Sterling or Euros shall be comprised entirely of Eurocurrency Loans; provided that all Borrowings (other than Tranche C Borrowings)

made on the Effective Date must be made as ABR Borrowings, in the case of Dollar-denominated Loans, or Canadian Prime Rate Loans, in the case of Canadian Dollar-denominated Loans, but in each case, may be converted into Eurocurrency Borrowings or CDOR Borrowings, as applicable, in accordance with Section 2.08. Each (A) U.S. Swingline Loan and Tranche B Swingline Loan denominated in Dollars shall be an ABR Loan, (B) Tranche B Swingline Loan denominated in Canadian Dollars shall be a Canadian Prime Rate Loan, and (C) Tranche C Swingline Loan shall be an Overnight LIBO Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement; provided, further, that notwithstanding anything to the contrary in this Section 2.02(b) or in any other provision of this Agreement, any Lender making Loans to the French Borrower shall either (x) be a French Qualifying Lender or (y) make any such Loan through a branch or Affiliate of such Lender that is a French Qualifying Lender.
(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing or CDOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, in the case of any currency other than Dollars, an approximate equivalent thereof as determined by the Administrative Agent or European Administrative Agent, as applicable) and not less than $5,000,000 (or, in the case of any currency other than Dollars, an approximate equivalent thereof as determined by the Administrative Agent or European Administrative Agent, as applicable); provided that Borrowings of Tranche C Swingline Loans shall be in an amount not less than $100,000 (or, in the case of any currency other than Dollars, an approximate equivalent thereof as determined by the European Administrative Agent). ABR Borrowings and Canadian Prime Rate Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fourteen (14) Eurocurrency Borrowings and three (3) CDOR Borrowings in the aggregate outstanding.
(d)    Notwithstanding any other provision of this Agreement, neither the Borrower Representative nor any Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03    Requests for Revolving Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent (in the case of a requested Borrowing of U.S. Revolving Loans or Tranche B Revolving Loans) or the European Administrative Agent with a copy to the Administrative Agent (in the case of a requested Borrowing of Tranche C Revolving Loans) either in writing (delivered, in the case of the Administrative Agent, by hand, facsimile or other electronic communication or, in the case of the European Administrative Agent, by facsimile) in a form approved by the Administrative Agent (and the European Administrative Agent, as applicable) and signed by the Borrower Representative (or the requesting Borrower) or by telephone (a) with respect to Loans denominated in Dollars, (i) in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing and (ii) in the case of an ABR Borrowing, not later than noon, Local Time, on the date of the proposed Borrowing, (b) with respect to Loans denominated in Canadian Dollars, (i) in the case of a CDOR Borrowing, not later than 3:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing and (ii) in the case of a Canadian Prime Rate Borrowing, not later than 10:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing, and (c) with respect to Loans denominated in Euros or Sterling, not later than 10:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement (in the case of any U.S. Letter of Credit) as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic communication to the Administrative Agent, or in the case of a Tranche C Revolving Loan, by facsimile to the European Administrative Agent with a copy by hand delivery, facsimile or other electronic communication to the Administrative Agent, of a written Borrowing Request in a form approved by the Administrative Agent (and the European Administrative Agent, as applicable), and signed by the Borrower Representative (or the requesting Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:
(i)    the name of the applicable Borrower;
(ii)    the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    the currency of the requested Borrowing;
(v)    the Facility under which such Borrowing will be made;
(vi)    whether such Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, a Eurocurrency Borrowing, or a CDOR Borrowing; and
(vii)    in the case of a Eurocurrency Borrowing or CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Borrowing of Revolving Loans is specified, then (A) a Borrowing of U.S. Revolving Loans or Tranche B Revolving Loans requested in Dollars shall be an ABR Borrowing and (B) a Borrowing of Tranche B Revolving Loans requested in Canadian Dollars shall be a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing of Revolving Loans or CDOR Borrowing of Revolving Loans, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s (or 30 days’, as applicable) duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent, in the case of a U.S.

Revolving Loan or a Tranche B Revolving Loan, or the European Administrative Agent, in the case of a Tranche C Revolving Loan, shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Protective Advances. (a) Subject to the limitations set forth below and in clause (vii) of Section 2.01, the Administrative Agent or the European Administrative Agent, as applicable, is authorized by the Borrowers and the Lenders, from time to time in the applicable Agent’s sole discretion (but each shall have absolutely no obligation to), to make (i) Loans to the U.S. Borrower in Dollars on behalf of the U.S. Revolving Lenders (each such Loan, a “U.S. Protective Advance”), (ii) Loans to the Canadian Borrower in Canadian Dollars or Dollars on behalf of the Tranche B Revolving Lenders (each such Loan, a “Tranche B Protective Advance”), and (iii) Loans to the European Borrowers in Euros, Sterling, or Dollars on behalf of the Tranche C Revolving Lenders (each such Loan, a “Tranche C Protective Advance”), which such Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to or required to be paid by the applicable Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided, that the aggregate amount of outstanding Protective Advances shall not, at any time, exceed 5.0% of the sum of the total Revolving Commitments at such time; provided further that, (x) the aggregate amount of outstanding U.S. Protective Advances plus the U.S. Revolving Exposure shall not exceed the aggregate U.S. Commitments, (y) the aggregate amount of outstanding Tranche B Protective Advances plus the Tranche B Revolving Exposure shall not exceed the aggregate Tranche B Commitments and (z) the aggregate amount of outstanding Tranche C Protective Advances plus the Tranche C Revolving Exposure shall not exceed the aggregate Tranche C Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The (1) U.S. Protective Advances shall be secured by the Liens granted in favor of the Administrative Agent (for the benefit of the Secured Parties, securing all of the Secured Obligations (including the U.S. Secured Obligations and the International Secured Obligations)) and (2) Tranche B Protective Advances and Tranche C Protective Advances shall each be secured by Liens granted in favor of the Administrative Agent (for the benefit of the International Secured Parties, securing all of the International Secured Obligations), and by Liens granted in favor of the European Administrative Agent (for the benefit of the International Secured Parties, securing all of the International Secured Obligations). All (x) U.S. Protective Advances and Tranche B Protective Advances denominated in Dollars shall be ABR Borrowings, (y) all Tranche B Protective Advances denominated in Canadian Dollars shall be Canadian Prime Rate Borrowings, and (z) all Tranche C Protective Advances shall be Overnight LIBO Borrowings. Each Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the applicable Agent’s receipt thereof. At any time that there is sufficient U.S. Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the U.S. Revolving Lenders to make a U.S. Revolving Loan, in Dollars, to repay a U.S. Protective Advance. At any time that there is sufficient Tranche B Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Tranche B Revolving Lenders to make a Tranche B Revolving Loan, in the currency in which the applicable Tranche B Protective

Advance was denominated, to repay a Tranche B Protective Advance. At any time that there is sufficient Tranche C Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the European Administrative Agent may request the Tranche C Revolving Lenders to make a Tranche C Revolving Loan, in the currency in which the applicable Tranche C Protective Advance was denominated, to repay a Tranche C Protective Advance. At any other time the applicable Agent may require (I) the U.S. Revolving Lenders to fund with respect to U.S. Protective Advances, in Dollars, (II) the Tranche B Revolving Lenders to fund with respect to Tranche B Protective Advances, in the currency in which the applicable Protective Advance was denominated, and (III) the Tranche C Revolving Lenders to fund with respect to Tranche C Protective Advances, in the currency in which the applicable Protective Advance was denominated, their risk participations described in Section 2.04(b).
(b)    Upon the making of a U.S. Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each U.S. Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such U.S. Protective Advance in proportion to its Applicable Percentage. Upon the making of a Tranche B Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Tranche B Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Tranche B Protective Advance in proportion to its Applicable Percentage. Upon the making of a Tranche C Protective Advance by the European Administrative Agent (whether before or after the occurrence of a Default), each Tranche C Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the European Administrative Agent, without recourse or warranty, an undivided interest and participation in such Tranche C Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the applicable Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the applicable Agent in respect of such Protective Advance.
Section 2.05    Swingline Loans and Overadvances. (a) The Administrative Agent, the U.S. Swingline Lender and the U.S. Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents with respect to the U.S. Commitment, promptly after the Borrower Representative requests an ABR Borrowing under the U.S. Facility, the U.S. Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the U.S. Revolving Lenders and in the amount requested, same day funds to the U.S. Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the U.S. Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among them as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.05(h). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the U.S. Revolving Lenders, except that all payments thereon shall be payable to the U.S. Swingline Lender solely for its own account. In addition, in the event that there is a Controlled Disbursement Account of the U.S. Borrower at such time, the U.S. Borrower hereby authorizes the U.S. Swingline Lender to, and the U.S. Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Local Time, on each Business Day, make available to the U.S. Borrower by means of a credit to the Funding Account(s), the proceeds of a U.S. Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that Business Day; provided that, if on any Business Day there is insufficient borrowing capacity to permit the U.S. Swingline Lender to make available to the U.S. Borrower a U.S. Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account of the U.S. Borrower on such Business Day, then the U.S. Borrower shall be deemed to have requested an ABR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. The aggregate amount of U.S. Swingline Loans outstanding at any time shall not exceed $35,000,000. The U.S. Swingline Lender shall not make any U.S. Swingline Loan if, after giving effect thereto, the Borrowers would not be in compliance with the Revolving Exposure Limitations. All U.S. Swingline Loans shall be ABR Borrowings.
(b)    The Administrative Agent, the Tranche B Swingline Lender and the Tranche B Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents with respect to the Tranche B Commitment, promptly after the Borrower Representative (or the applicable Borrower) requests a Canadian Prime Rate Borrowing under the Tranche B Facility, the Tranche B Swingline Lender may elect to have the terms of this Section 2.05(b) apply to such Borrowing Request by advancing, on behalf of the Tranche B Revolving Lenders and in the amount requested, same day funds to the Canadian Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Tranche B Swingline Lender pursuant to this Section 2.05(b) is referred to in this Agreement as a “Tranche B Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(h). Each Tranche B Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Prime Rate Loans funded by the applicable Tranche B Revolving Lenders, except that all payments thereon shall be payable to the Tranche B Swingline Lender solely for its own account. In addition, in the event that there is a Controlled Disbursement Account of the Canadian Borrower at such time, the Canadian Borrower hereby authorizes the Tranche B Swingline Lender to, and the Tranche B Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Local Time, on each Business Day, make available to the Canadian Borrower by means of a credit to the Funding Account(s), the proceeds of a Tranche B Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account of the Canadian Borrower that Business Day; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Tranche B Swingline Lender to make available to the Canadian Borrower a Tranche B Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account of the Canadian Borrower on such Business Day, then the Canadian Borrower shall be deemed to have requested a Canadian Prime Rate Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. The aggregate amount of Tranche B Swingline Loans outstanding at any time shall not exceed $8,750,000. The Tranche B Swingline Lender shall not make any Tranche B Swingline Loan if, after giving effect thereto, the Borrowers would not be in compliance with the Revolving Exposure Limitations. All Tranche B Swingline Loans shall be Canadian Prime Rate Borrowings.
(c)    The European Administrative Agent, the Tranche C Swingline Lender and the Tranche C Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents with respect to the Tranche C Commitment, promptly after the Borrower Representative (or the applicable Borrower) requests a Eurocurrency Borrowing under the Tranche C Facility, the Tranche C Swingline Lender may elect to have the terms of this Section 2.05(c) apply to such Borrowing Request by advancing, on behalf of the Tranche C Revolving Lenders and in the amount requested, same day funds to the applicable European Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Tranche C Swingline Lender pursuant to this Section 2.05(c) is referred to in this Agreement as a “Tranche C Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(h). Each Tranche C Swingline Loan shall be subject to all the terms and conditions applicable to other Eurocurrency Loans funded by the applicable Tranche C Revolving Lenders, except that all payments thereon shall be payable to the Tranche C Swingline Lender solely for its own account. The aggregate amount of Tranche C Swingline Loans outstanding at any time shall not exceed $25,000,000. The Tranche C Swingline Lender shall not make any Tranche C Swingline Loan if, after giving effect thereto, the Borrowers would not be in compliance with the Revolving Exposure Limitations. All Tranche C Swingline Loans shall be Overnight LIBO Borrowings.
(d)    Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make U.S. Revolving Loans to the U.S. Borrower, on behalf of the U.S. Revolving Lenders, in amounts that exceed the U.S. Availability (any such excess U.S. Revolving Loans are herein referred to collectively as “U.S. Overadvances”); provided that, no U.S. Overadvance shall result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such U.S. Overadvance remains outstanding in accordance with the terms of this clause, but solely with respect to the amount of such U.S. Overadvance. In addition, U.S. Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied (except to the extent such U.S. Overadvance would cause any U.S. Revolving Lender’s Revolving Exposure to exceed its U.S. Commitment, or cause the Applicable Limit to be exceeded). All U.S. Overadvances shall constitute ABR Borrowings. The authority of the Administrative Agent to make U.S. Overadvances is limited to (x) together with all Tranche B Overadvances constituting Protective Advances and all Tranche C Overadvances constituting Protective Advances, an aggregate amount of U.S. Overadvances constituting Protective Advances not to exceed at any time 5.0% of the sum of the total Revolving Commitments at such time and (y) together with all Tranche B Overadvances not constituting Protective Advances and all Tranche C Overadvances not constituting Protective Advances, an aggregate amount of U.S. Overadvances not constituting Protective Advances not to exceed $10,000,000 at any time. No U.S. Overadvance may remain outstanding for more than thirty days, and no U.S.

Overadvance shall cause any U.S. Revolving Lender’s U.S. Revolving Exposure to exceed its U.S. Commitment. Notwithstanding anything herein to the contrary, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make U.S. Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
(e)    Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Tranche B Revolving Loans to the Canadian Borrower, on behalf of the Tranche B Revolving Lenders, in amounts that exceed the Tranche B Availability (any such excess Tranche B Revolving Loans are herein referred to collectively as “Tranche B Overadvances”); provided that, no Tranche B Overadvance shall result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such Tranche B Overadvance remains outstanding in accordance with the terms of this clause, but solely with respect to the amount of such Tranche B Overadvance. In addition, Tranche B Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied (except to the extent such Tranche B Overadvance would cause any Tranche B Revolving Lender’s Tranche B Revolving Exposure to exceed its Tranche B Commitment, or cause the Applicable Limit to be exceeded). All Tranche B Overadvances shall constitute Canadian Prime Rate Borrowings. The authority of the Administrative Agent to make Tranche B Overadvances is limited to (x) together with all U.S. Overadvances constituting Protective Advances and all Tranche C Overadvances constituting Protective Advances, an aggregate amount of Tranche B Overadvances constituting Protective Advances not to exceed at any time 5.0% of the sum of the total Revolving Commitments at such time and (y) together with all U.S. Overadvances not constituting Protective Advances and all Tranche C Overadvances not constituting Protective Advances, an aggregate amount of Tranche B Overadvances not constituting Protective Advances not to exceed $10,000,000 at any time. No Tranche B Overadvance may remain outstanding for more than thirty days and no Tranche B Overadvance shall cause any Tranche B Revolving Lender’s Tranche B Revolving Exposure to exceed its Tranche B Commitment. Notwithstanding anything herein to the contrary, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Tranche B Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
(f)    Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Tranche C Revolving Loans to any European Borrower, on behalf of the Tranche C Revolving Lenders, in amounts that exceed the Tranche C Availability for such Borrower (any such excess Tranche C Revolving Loans for any such Borrower are herein referred to collectively as “Tranche C Overadvances”); provided that, no Tranche C Overadvance shall result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such Tranche C Overadvance remains outstanding in accordance with the terms of this clause, but solely with respect to the amount of such Tranche C Overadvance. In addition, Tranche C Overadvances may be made even if the condition precedent set forth in Section 4.02(c)

has not been satisfied (except to the extent such Tranche C Overadvance would cause any Tranche C Revolving Lender’s Tranche C Revolving Exposure to exceed its Tranche C Commitment, or cause the Applicable Limit to be exceeded). All Tranche C Overadvances shall constitute Overnight LIBO Borrowings. The authority of the Administrative Agent to make Tranche C Overadvances is limited to (x) together with all U.S. Overadvances constituting Protective Advances and all Tranche B Overadvances constituting Protective Advances, an aggregate amount of Tranche C Overadvances constituting Protective Advances not to exceed at any time 5.0% of the sum of the total Revolving Commitments at such time and (y) together with all U.S. Overadvances not constituting Protective Advances and all Tranche B Overadvances not constituting Protective Advances, an aggregate amount of Tranche C Overadvances not constituting Protective Advances not to exceed $10,000,000 at any time. No Tranche C Overadvance may remain outstanding for more than thirty days and no Tranche C Overadvance shall cause any Tranche C Revolving Lender’s Tranche C Revolving Exposure to exceed its Tranche C Commitment. Notwithstanding anything herein to the contrary, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Tranche C Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
(g)    Upon the making of a U.S. Swingline Loan, a Tranche B Swingline Loan, a Tranche C Swingline Loan, a U.S. Overadvance, a Tranche B Overadvance, or a Tranche C Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each U.S. Revolving Lender (with respect to U.S. Swingline Loans and U.S. Overadvances), Tranche B Revolving Lender (with respect to Tranche B Swingline Loans and Tranche B Overadvances), or Tranche C Revolving Lender (with respect to Tranche C Swingline Loans and Tranche C Overadvances) shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the applicable Swingline Lender or the applicable Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the U.S. Commitment, Tranche B Commitment, or Tranche C Commitment, as applicable. The applicable Swingline Lender or the Administrative Agent may, at any time, require with respect to U.S. Swingline Loans, the U.S. Revolving Lenders, with respect to Tranche B Swingline Loans, the Tranche B Revolving Lenders, and with respect to Tranche C Swingline Loans, the Tranche C Revolving Lenders, to fund, in the currency in which the applicable Swingline Loan was denominated, their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the applicable Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan.
(h)    Each of the Administrative Agent and the European Administrative Agent, on behalf of the U.S. Swingline Lender, the Tranche B Swingline Lender, or the Tranche C Swingline Lender, as applicable, shall request settlement (a “Settlement”) with the U.S. Revolving Lenders, the Tranche B Revolving Lenders, or the Tranche C Revolving

Lenders, as applicable, on at least a weekly basis or on any more frequent date that the applicable Agent elects, by notifying the applicable Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon, Local Time (i) on the date of such requested Settlement (the “Settlement Date”), with regard to U.S. Swingline Loans, (ii) two Business Days prior to the Settlement Date, with regard to Tranche B Swingline Loans, and (iii) three Business Days prior to the Settlement Date, with regard to Tranche C Swingline Loans (or, in each case, on the date of such requested Settlement, if a Default or Event of Default has occurred and is continuing). Each U.S. Revolving Lender, Tranche B Revolving Lender, or Tranche C Revolving Lender, as the case may be (other than the Swingline Lenders, in the case of the Swingline Loans) shall transfer, in the currency in which the applicable Loan was denominated, the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the applicable Agent, to such account of such Agent as such Agent may designate, not later than 2:00 p.m., Local Time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent in respect of U.S. Swingline Loans shall be applied against the amounts of the U.S. Swingline Lender’s U.S. Swingline Loans and, together with the U.S. Swingline Lender’s Applicable Percentage of such U.S. Swingline Loan, shall constitute U.S. Revolving Loans of such U.S. Revolving Lenders, which shall be ABR Loans, and shall no longer constitute U.S. Swingline Loans. Such amounts transferred to the Administrative Agent in respect of Tranche B Swingline Loans shall be applied against the amounts of the Tranche B Swingline Lender’s Tranche B Swingline Loans and, together with the Tranche B Swingline Lender’s Applicable Percentage of such Tranche B Swingline Loan, shall constitute Tranche B Revolving Loans of such Tranche B Revolving Lenders, which shall be Canadian Prime Rate Loans, and shall no longer constitute Tranche B Swingline Loans. Such amounts transferred to the European Administrative Agent in respect of Tranche C Swingline Loans shall be applied against the amounts of the Tranche C Swingline Lender’s Tranche C Swingline Loans and, together with the Tranche C Swingline Lender’s Applicable Percentage of such Tranche C Swingline Loan, shall constitute Tranche C Revolving Loans of such Tranche C Revolving Lenders, which shall be Eurocurrency Loans in the relevant currency with an Interest Period of one week, and shall no longer constitute Tranche C Swingline Loans. If any such amount referred to in this clause (h) is not transferred to the applicable Agent by any applicable Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.
Section 2.06    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit for its own account (or the Borrower Representative may request the issuance of Letters of Credit for the account of another Borrower), in a form reasonably acceptable to each applicable Agent and the applicable U.S. Issuing Bank (in the case of U.S. Letters of Credit), the applicable Canadian Issuing Bank (in the case of Canadian Letters of Credit), or the applicable European Issuing Bank (in the case of European Letters of Credit), at any time and from time to time during the Availability Period. U.S. Letters of Credit and Canadian Letters of Credit may be denominated in Dollars or

Canadian Dollars, and European Letters of Credit may be denominated in Dollars, Euros, or Sterling. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by one or more Borrowers to, or entered into by one or more Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative (or the applicable Borrower) shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to (i) the applicable U.S. Issuing Bank (in the case of U.S. Letters of Credit), the applicable Canadian Issuing Bank (in the case of Canadian Letters of Credit), or the applicable European Issuing Bank (in the case of European Letters of Credit) and (ii) in the case of U.S. Letters of Credit or Canadian Letters of Credit, the Administrative Agent, or in the case of European Letters of Credit, the European Administrative Agent, with a copy to the Administrative Agent (prior to 9:00 am, Local Time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit shall be denominated (which shall be Dollars or Canadian Dollars in the case of U.S. Letters of Credit and Canadian Letters of Credit, or Dollars, Euros, or Sterling in the case of European Letters of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, which notice shall, in the case of any European Letter of Credit, attach thereto the form of Letter of Credit to be issued that has been agreed to by the European Administrative Agent. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $250,000,000, (ii) the aggregate U.S. LC Exposure shall not exceed $142,500,000, (iii) the aggregate Canadian LC Exposure shall not exceed $32,500,000, (iv) the aggregate European LC Exposure shall not exceed $75,000,000, and (v) the Borrowers shall be in compliance with the Revolving Exposure Limitations.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (provided that any Issuing Bank may agree in its sole discretion, to issue Letters of Credit for a period longer than one year (which shall in no event extend beyond the date referred to in clause (ii) below), upon such additional terms and conditions (including increased or additional fees) as may be agreed between it and the applicable Borrower) and (ii) the date that is five Business Days prior to the Maturity Date (it being understood that any Letter of Credit that provides for time drafts to be submitted thereunder shall have an expiry date which is in advance of such five Business Days prior to the Maturity Date by the number of days contemplated for such time drafts); provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable U.S. Issuing Bank hereby grants to each U.S. Revolving Lender (with respect to each U.S. Letter of Credit), the applicable Canadian Issuing Bank hereby grants to each Tranche B Revolving Lender (with respect to each Canadian Letter of Credit), and the applicable European Issuing Bank hereby grants to each Tranche C Revolving Lender (with respect to each European Letter of Credit), and each U.S. Revolving Lender hereby acquires from the applicable U.S. Issuing Bank, each Tranche B Revolving Lender hereby acquires from the applicable Canadian Issuing Bank, and each Tranche C Revolving Lender hereby acquires from the applicable European Issuing Bank, as the case may be, a participation in each such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under each such Letter of Credit. In consideration and in furtherance of the foregoing, (i) with respect to each U.S. Letter of Credit, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay in Dollars to the Administrative Agent, (ii) with respect to each Canadian Letter of Credit, each applicable Tranche B Revolving Lender hereby absolutely and unconditionally agrees to pay, in the same currency in which such Canadian Letter of Credit is issued or in Dollars in an amount equal to the Dollar Amount thereof, to the Administrative Agent, and (iii) with respect to each European Letter of Credit, each applicable Tranche C Revolving Lender hereby absolutely and unconditionally agrees to pay, in the same currency in which such European Letter of Credit is issued, to the European Administrative Agent, in each case for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower (with respect to any Letter of Credit issued for its account) shall reimburse such LC Disbursement by paying to the Administrative Agent (in the case of U.S. Letters of Credit or Canadian Letters of Credit)

or the European Administrative Agent (in the case of European Letters of Credit), in the same currency as the applicable LC Disbursement (or, in the case of a U.S. Letter of Credit denominated in Canadian Dollars, in Dollars in an amount equal to the Dollar Amount thereof), an amount equal to such LC Disbursement (i) not later than 11:00 a.m., Local Time, on the date that such LC Disbursement is made, if the Borrower Representative or the applicable Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Local Time, on such date, or, (ii) if such notice has not been received by the Borrower Representative or the applicable Borrower prior to such time on such date, then not later than 11:00 a.m., Local Time, on (A) the Business Day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is received prior to 9:00 a.m., Local Time, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower Representative (or the applicable Borrower) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or U.S. Swingline Loan (in the case of U.S. Letters of Credit), a Canadian Prime Rate Borrowing or Tranche B Swingline Loan (in the case of Canadian Letters of Credit), or a Tranche C Swingline Loan (in the case of European Letters of Credit), in an equivalent amount and like currency and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Canadian Prime Rate Borrowing or Swingline Loan (or the applicable portion thereof). If the Borrowers fail to make such payment when due, the applicable Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent (in the case of LC Disbursements in respect of U.S. Letters of Credit or Canadian Letters of Credit) or the European Administrative Agent (in the case of LC Disbursements in respect of European Letters of Credit) in the same currency as the applicable LC Disbursement or in the Dollar Amount thereof (in the case of U.S. Letter of Credit made in Canadian Dollars), its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the applicable Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the applicable Lenders. Promptly following receipt by the applicable Agent of any payment from a Borrower pursuant to this clause, such Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this clause to reimburse the applicable Issuing Bank, then such Agent shall distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this clause to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or Swingline Loans as contemplated above) shall not constitute a Loan (but shall be U.S. Secured Obligations (in the case of U.S. Letters of Credit), Canadian Secured Obligations (in the case of Canadian Letters of Credit), or European Secured Obligations (in the case of European

Letters of Credit)) and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.
(f)    Exchange Indemnification and Increased Costs. The U.S. Borrower, the Canadian Borrower, or the European Borrower, as applicable, shall, upon demand from any Issuing Bank or any Revolving Lender, pay to such Issuing Bank or such Revolving Lender, the amount of (i) any loss or cost or increased cost incurred by such Issuing Bank or such Revolving Lender; (ii) any reduction in any amount payable to or in the effective return on the capital to such Issuing Bank or such Revolving Lender; (iii) any currency exchange loss, in each case with respect to clauses (i), (ii) and (iii), that such Issuing Bank or such Revolving Lender sustains as a result of the applicable Borrowers’ repayment in Dollars of any Letter of Credit that was denominated in any other currency; or (iv) any interest or any other return, including principal, foregone by such Issuing Bank as a result of the introduction of, change over to or operation of the Euro in any member state participating in the Euro. A certificate of the applicable Issuing Bank setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Issuing Bank shall be conclusively presumed to be correct save for manifest error.
(g)    Obligations Absolute. The Borrowers’ respective obligations to reimburse LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein; (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. No Agent, Lenders or Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the applicable Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the applicable Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement.
(i)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, (i) in the case of LC Disbursements in respect of U.S. Letters of Credit or Canadian Letters of Credit made in Dollars, at the rate per annum then applicable to ABR Revolving Loans, (ii) in the case of an LC Disbursement in respect of Canadian Letters of Credit made in Canadian Dollars or U.S. Letters of Credit made in Canadian Dollars, at the rate per annum then applicable to Canadian Prime Rate Loans, and (iii) in the case of an LC Disbursement in respect of European Letters of Credit, at the rate per annum then applicable to Overnight LIBO Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section 2.06, then Section 2.13(g) shall apply. Interest accrued pursuant to this clause shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to clause (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.
(j)    Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank”, “U.S. Issuing Bank”, “Canadian Issuing Bank”, and

“European Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, U.S. Issuing Bank, Canadian Issuing Bank, or European Issuing Bank, as applicable, or to such successor and all previous Issuing Banks, U.S. Issuing Banks, Canadian Issuing Banks, or European Issuing Banks, as applicable, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(k)    Cash Collateralization. Subject to Section 2.18(b), if any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent (in the case of U.S. Letters of Credit or Canadian Letters of Credit) or the European Administrative Agent (in the case of European Letters of Credit), or from the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing at least a majority of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this clause or if any of the other provisions hereof require cash collateralization, (i) the U.S. Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties for the purpose of securing the Secured Obligations (the “LC Collateral Account”), cash in the applicable currency and in an amount equal to 105% of the U.S. LC Exposure as of such date, (ii) the Canadian Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the International Secured Parties for the purpose of securing the International Secured Obligations (the “Canadian LC Collateral Account”), cash in the applicable currency (or currencies) in an amount equal to 105% of the Canadian LC Exposure as of such date, and (iii) the European Borrowers shall deposit in an account with the European Administrative Agent, in the name of the European Administrative Agent and for the benefit of the International Secured Parties for the purpose of securing the International Secured Obligations (the “European LC Collateral Account”), cash in the applicable currency (or currencies) in an amount equal to 105% of the European LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposits, (A) if made into the LC Collateral Account, shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations, (B) if made into the Canadian LC Collateral Account, shall be held by the Administrative Agent as collateral for the payment and performance of the International Secured Obligations, and (C) if made into the European LC Collateral Account, shall be held by the European Administrative Agent as collateral for the payment and performance of the International Secured Obligations. The applicable Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts, and (x) the U.S. Borrower hereby grants the Administrative Agent (for the benefit of the Secured Parties securing the Secured Obligations) a security interest in the LC Collateral Account, (y) the Canadian Borrower hereby grants the Administrative Agent (for the benefit of the International Secured Parties, securing the International Secured Obligations) a security interest in the Canadian LC Collateral Account, and (z) the European Borrower hereby grants the European Administrative Agent (for the benefit of the International Secured Parties, securing the International Secured Obligations) a security interest in the European LC Collateral Account; provided that nothing in this sentence of this Section 2.06(k) shall be deemed to limit the rights of any Agent pursuant to Section 5.14. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the applicable Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account, the Canadian LC Collateral Account, or the European LC Collateral Account, as applicable. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the U.S. Issuing Bank for LC Disbursements in respect of U.S. Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the U.S. LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with U.S. LC Exposure representing at least a majority of the aggregate U.S. LC Exposure), be applied to satisfy other Secured Obligations. Moneys in the Canadian LC Collateral Account shall be applied by the Administrative Agent to reimburse the Canadian Issuing Bank for LC Disbursements in respect of Canadian Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Canadian Borrower for the Canadian LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with Canadian LC Exposure representing at least a majority of the aggregate Canadian LC Exposure), to be applied to satisfy other International Secured Obligations. Moneys in the European LC Collateral Account shall be applied by the European Administrative Agent to reimburse the European Issuing Bank for LC Disbursements in respect of European Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the European Borrowers for the European LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with European LC Exposure representing at least a majority of the aggregate European LC Exposure), to be applied to satisfy other International Secured Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.
(l)    LC Exposure Reporting. Each Issuing Bank shall, not later than 10:00 a.m., New York time, on each Business Day, notify the applicable Agent in reasonable detail as to the amount of the LC Exposure with respect to the Letters of Credit issued by such Issuing Bank.
Section 2.07    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent or the European Administrative Agent, as applicable, most recently designated by such Agent for such purpose by notice to the applicable Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The applicable Agent will make such Loans available to the Borrower Representative (or, if directed by the Borrower Representative, to the account of the applicable Borrower) by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that Loans made to finance the reimbursement of (i) an LC Disbursement in respect of a U.S. Letter of Credit as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable U.S. Issuing Bank; (ii) an LC Disbursement in respect of a Canadian Letter of Credit as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Canadian Issuing Bank; (iii) an LC Disbursement in respect of a European Letter of Credit as provided in Section 2.06(e) shall be remitted by the European Administrative Agent to the applicable European Issuing Bank; and (iv) a Protective Advance or an Overadvance shall be retained by the applicable Agent. U.S. Loans and participations in U.S. Swingline Loans and U.S. Letters of Credit will be funded by each U.S. Revolving Lender pro rata in accordance with its Applicable Percentage of the U.S. Commitment. Tranche B Loans and participations in Tranche B Swingline Loans and Canadian Letters of Credit will be funded by each Tranche B Revolving Lender pro rata in accordance with its Applicable Percentage of the Tranche B Commitment. Tranche C Loans and participations in Tranche C Swingline Loans and European Letters of Credit will be funded by each Tranche C Revolving Lender pro rata in accordance with its Applicable Percentage of the Tranche C Commitment.
(b)    Unless the applicable Agent shall have received notice from an applicable Lender prior to the proposed date of any Borrowing (or, in the case of any ABR Borrowing or Canadian Prime Rate Borrowing, prior to the time of such proposed Borrowing) that such Lender will not make available to such Agent such Lender’s share of such Borrowing, such Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if an applicable Lender has not in fact made its share of the applicable Borrowing available to such Agent, then the applicable Lender and the applicable Borrowers severally agree to pay to such Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to such Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrowers, the interest rate applicable to ABR Loans (in the case of Dollar denominated amounts), Canadian Prime Rate Loans (in the case of Canadian Dollar denominated amounts), or Overnight LIBO Loans (in the case of Euro or Sterling denominated amounts). If such Lender pays such amount to the applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.08    Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing or a CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type, to convert CDOR Borrowing to Canadian Prime Rate Loans, to convert Canadian Prime Rate Loans (other than Swingline Loans) into CDOR Borrowings, or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing or a CDOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably (in accordance with the principal amount of the applicable Loans) among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued. Tranche C Revolving Loans denominated in Dollars may not be converted to ABR Loans.
(b)    To make an election pursuant to this Section 2.08, the Borrower Representative shall notify the Administrative Agent (in the case of U.S. Revolving Loans or Canadian Revolving Loans) or the European Administrative Agent with a copy to the Administrative Agent (in the case of European Revolving Loans) of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or electronic communication to the Administrative Agent (in the case of U.S. Revolving Loans or Canadian Revolving Loans) or by facsimile to the European Administrative Agent with a copy to the Administrative Agent (in the case of European Revolving Loans) of a written Interest Election Request in a form approved by the Administrative Agent (and, in the case of European Revolving Loans, by the European Administrative Agent) and signed by the Borrower Representative.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the name of the applicable Borrower, the Facility and the Borrowing to which such Interest Election Request applies, the relevant currency and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a Canadian Prime Rate Borrowing or a CDOR Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing or a CDOR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s (or thirty days’) duration.
(d)    Promptly following receipt of an Interest Election Request, the applicable Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted or continued to (i) an ABR Borrowing, in the case of a U.S. Borrowing or a Tranche B Borrowing denominated in Dollars, (ii) a Canadian Prime Rate Borrowing, in the case of a CDOR Borrowing, or (iii) a Eurocurrency Borrowing with an Interest Period of one month, in the case of a Borrowing denominated in Sterling or Euros, or a Tranche C Borrowing denominated in Dollars. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (x) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing or a CDOR Borrowing and (y) unless repaid, (A) each Eurocurrency Borrowing that is a U.S. Borrowing or a Tranche B Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (B) each CDOR Borrowing shall be converted to a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto, and (C) each Eurocurrency Borrowing denominated in Sterling or Euros, and each Eurocurrency Borrowing that is a Tranche C Borrowing denominated in Dollars, shall be converted to a Eurocurrency Borrowing with an Interest Period of one month (or such shorter period as may be determined by the European Administrative Agent in its discretion) at the end of the Interest Period applicable thereto.
Section 2.09    Termination and Reduction of Revolving Commitments; Increase in Revolving Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.
(b)    The Borrowers may at any time terminate the Revolving Commitments upon (i) the payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit; (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively and without duplication, (A) (x) with respect to each U.S. Letter of Credit, the deposit in the LC Collateral Account of cash in the relevant currency equal to 105% of the U.S. LC Exposure, (y) with respect to each Canadian Letter of Credit, the deposit in the Canadian LC Collateral Account of cash in the relevant currency equal to 105% of the Canadian LC Exposure; or (z) with respect to each European Letter of Credit, the deposit in the European LC Collateral Account of cash in the relevant currency equal to 105% of the European LC Exposure; (B) with the consent of each applicable Agent and each applicable U.S. Issuing Bank (if in respect of U.S. Letters of Credit), each applicable Canadian Issuing Bank (if in respect of Canadian Letters of Credit), and each applicable European Issuing Bank (if in respect of European Letters of Credit), back-up standby letters of credit in the relevant currency equal to 105% of each of the U.S. LC Exposure, Canadian LC Exposure, and European LC Exposure, respectively, as of such date; or (C) the inclusion of such Letters of Credit in a credit facility that refinances the Obligations outstanding under this Agreement); (iii) the payment in full in cash of the accrued and unpaid fees; and (iv) the payment in full in cash of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon.
(c)    The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000; (ii) each reduction to the Revolving Commitments shall be applied to the U.S. Commitment, the Tranche B Commitment, and the Tranche C Commitment ratably in accordance with the aggregate amount of such commitments at such time; and (ii) the Borrowers shall not reduce the Revolving Commitments, the Tranche B Commitment, or the Tranche C Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Borrowers would not be in compliance with the Revolving Exposure Limitations.
(d)    The Borrower Representative shall notify each Agent of any election to terminate or reduce the Revolving Commitments under clause (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the applicable Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to each Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.
(e)    The Borrowers shall have the right to increase the Revolving Commitments by obtaining additional Revolving Commitments (but in no event in excess of $250,000,000 in the aggregate for all such increases), either from one or more of the Lenders or from other lending institutions provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iii) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (iv) any such additional Revolving Commitment shall be on the same terms as the other Revolving Commitment and (v) the procedures described in

Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
(f)    Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender being added or increasing its Revolving Commitment, subject only to the approval of the Required Lenders if any such increase would cause the Revolving Commitments to exceed $1,250,000,000. As a condition precedent to such an increase, (i) the Borrower Representative shall deliver to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default has occurred and is continuing or would result from the consummation of such increase and (C) neither the funding of such increase nor the existence of the Liens securing such increase will violate the terms of the Convertible Senior Note Documents, the Senior Unsecured Note Documents, or the Subordinated Convertible Note Documents, or the documentation of any other Indebtedness of any Loan Party, in each case as in effect on the date of such increase, (ii) all fees and expenses owing in respect of such increase to any Agent or any Lender shall have been paid and (iii) the Borrowers shall have delivered all customary agreements, certificates, opinions and other customary documents reasonably requested by any Agent.
(g)    Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Revolving Commitment Schedule to reflect such increase and shall distribute such revised Revolving Commitment Schedule to the European Administrative Agent, each of the Lenders, and the Borrower Representative, whereupon such revised Revolving Commitment Schedule shall replace the old Revolving Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding ABR Loans and Canadian Prime Rate Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages and the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation. Eurocurrency Loans and CDOR Loans shall not be reallocated among the Lenders until the expiration of the applicable Interest Period in effect at the time of any such increase, at which time any such Eurocurrency Loans or CDOR Loans being continued shall be reallocated, and any such Eurocurrency Loans or CDOR Loans being converted to ABR Loans or Canadian Prime Rate Loans, as applicable, shall be converted and allocated, among the Lenders (including the newly added Lenders) at such time; provided that if an

Event of Default occurs after the date of any such increase but prior to the reallocation of the Loans such Loans shall, subject to Section 2.16, be reallocated among the Lenders pro rata in accordance with their Revolving Commitment.
Section 2.10    Repayment of Loans; Evidence of Debt. (a) (i) The U.S. Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each U.S. Revolving Lender, the then unpaid principal amount of each U.S. Revolving Loan on the Maturity Date; (ii) the European Borrowers hereby unconditionally promise to pay to the European Administrative Agent for the account of each Tranche C Revolving Lender, the then unpaid principal amount of each Tranche C Revolving Loan on the Maturity Date; (iii) the Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B Revolving Lender, the then unpaid principal amount of each Tranche B Revolving Loan on the Maturity Date; (iv) the U.S. Borrowers hereby unconditionally promise to pay to the Administrative Agent the then unpaid amount of each U.S. Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent; (v) the European Borrowers hereby unconditionally promise to pay to the European Administrative Agent the then unpaid amount of each Tranche C Protective Advance on the earlier of the Maturity Date and demand by the European Administrative Agent; (vi) the Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent the then unpaid amount of each Tranche B Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent; (vii) the U.S. Borrowers hereby unconditionally promise to pay to the Administrative Agent the then unpaid principal amount of each U.S. Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent; (viii) the European Borrowers hereby unconditionally promise to pay to the European Administrative Agent the then unpaid principal amount of each Tranche C Overadvance on the earlier of the Maturity Date and demand by the European Administrative Agent; and (ix) the Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent the then unpaid principal amount of each Tranche B Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent.
(b)    On each Business Day during a Cash Management Period, subject to Section 2.18(b), (i) the Administrative Agent shall apply all funds credited to the Collection Deposit Accounts of the U.S. Loan Parties on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first, to prepay any Protective Advances and Overadvances that may be outstanding constituting U.S. Obligations, second, to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure in accordance with Section 2.06(k), in each case to the extent constituting, or in respect of, U.S. Obligations, third, to prepay any Protective Advances and Overadvances that may be outstanding constituting International Obligations, fourth, to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure in accordance with Section 2.06(k), in each case to the extent constituting, or in respect of, International Obligations; (ii) the Administrative Agent shall apply all funds credited to the Canadian Collection Deposit Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first to prepay any Tranche B Protective Advances, Tranche C Protective Advances, Tranche B Overadvances, and

Tranche C Overadvances that may be outstanding, pro rata, and second to prepay the Tranche B Revolving Loans and Tranche C Revolving Loans (including Tranche B Swingline Loans and Tranche C Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure and European LC Exposure in accordance with Section 2.06(k); provided that any such application of funds in this clause (ii) shall be made from the Canadian Collection Deposit Account solely in respect of the International Secured Obligations; and (iii) the European Administrative Agent shall apply all funds credited to any European Collection Deposit Account on such Business Day or the immediately preceding Business Day (at the discretion of the European Administrative Agent, whether or not immediately available), first to prepay any Tranche B Protective Advances, Tranche C Protective Advances, Tranche B Overadvances, and Tranche C Overadvances that may be outstanding, pro rata, and second to prepay the Tranche B Revolving Loans and Tranche C Revolving Loans (including Tranche B Swingline Loans and Tranche C Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure and European LC Exposure in accordance with Section 2.06(k); provided that any such application of funds in this clause (iii) shall be made from any European Collection Deposit Account solely in respect of the International Secured Obligations.
(c)    All amounts applied pursuant to clause (b) of this Section (i) to U.S. Obligations shall be applied pro rata as among the U.S. Revolving Lenders in accordance with their respective aggregate outstanding amounts of U.S. Revolving Loans and (ii) to International Secured Obligations shall be applied pro rata as among the Tranche B Revolving Lenders and the Tranche C Revolving Lenders in accordance with their respective aggregate outstanding amounts of Tranche B Revolving Loans and Tranche C Revolving Loans.
(d)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(e)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by any Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(f)    The entries made in the accounts maintained pursuant to clause (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(g)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such

Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.11    Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with clause (f) of this Section 2.11.
(b)    Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the Borrowers are not in compliance with the Revolving Exposure Limitations, the Borrowers shall promptly prepay (or, in the case of the LC Exposure, cash collateralize) the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount that, after giving effect to such prepayments or cash collateralizations the Borrowers shall be in compliance with the Revolving Exposure Limitations; provided, that notwithstanding the foregoing, neither the Canadian Borrower nor the European Borrowers shall be obligated to prepay U.S. Revolving Loans, U.S. LC Exposure, U.S. Swingline Loans, U.S. Overadvances or U.S. Protective Advances pursuant to this Section 2.11(b).
(c)    If the Administrative Agent determines that the outstanding principal Dollar Amount of all outstanding Letters of Credit issued exceeds any limitation set forth in the last sentence of Section 2.06(b), then not later than one Business Day after notice of the amount of such excess from the Administrative Agent to the Borrower Representative, the U.S. Borrower shall deposit in the LC Collateral Account cash in an amount equal to such excess (to be held as cash collateral in accordance with Section 2.06(k)).
(d)    In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings or any other Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by Holdings or any other Loan Party, prepay the Obligations as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds to the extent such Obligations are then outstanding, provided that, in the case of any event described in clause (a), (b) or (c) of the definition of the term “Prepayment Event”, such prepayments shall apply only during any Cash Management Period. If the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from an event (or a portion thereof specified in such certificate) described in clause (a) or (b) of the definition of the term “Prepayment Event” within 270 days after receipt of such Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then the Net Proceeds specified in such certificate shall not (subject to Section 7.1 of the U.S. Security Agreement and the Canadian Security Agreement, and any corresponding or comparable provision of any other Security Agreement) be required to be immediately applied to the Obligations upon receipt thereof, provided that if all or any portion of such Net Proceeds is not so reinvested within such 270-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as set forth in Section 2.11(e) below; provided, further, that if the property subject to such Prepayment Event constituted Collateral, then all property purchased with the Net Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Collateral Documents in favor of the Administrative Agent, on behalf of itself and the Secured Parties; provided, further, however, that to the extent that, as a result of such Prepayment Event, the Borrowers would not be in compliance with the Revolving Exposure Limitations (except with respect to Overadvances permitted under Section 2.05) immediately after giving effect to such Prepayment Event, the applicable Borrowers shall prepay the Loans to the extent required by Section 2.11(b). Notwithstanding the foregoing, neither the Canadian Borrower nor the European Borrowers shall be obligated to repay U.S. Secured Obligations.
(e)    All such amounts pursuant to Section 2.11(d) shall be applied as set forth as follows: (i) the Administrative Agent shall apply all funds received in respect of U.S. Loan Parties, first, to prepay any Protective Advances and Overadvances that may be outstanding constituting U.S. Obligations, second, to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure in accordance with Section 2.06(k), in each case to the extent constituting, or in respect of, U.S. Obligations, third, to prepay any Protective Advances and Overadvances that may be outstanding constituting International Obligations, fourth, to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure in accordance with Section 2.06(k), in each case to the extent constituting, or in respect of, International Obligations; (ii) the Administrative Agent shall apply all funds received in respect of Canadian Loan Parties, first to prepay any Tranche B Protective Advances, Tranche C Protective Advances, Tranche B Overadvances, and Tranche C Overadvances that may be outstanding, pro rata, and second to prepay the Tranche B Revolving Loans and Tranche C Revolving Loans (including Tranche B Swingline Loans and Tranche C Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure and European LC Exposure in accordance with Section 2.06(k); provided that any such application of funds in this clause (ii) shall be made solely in respect of the International Secured Obligations; and (iii) the European Administrative Agent shall apply all funds received in respect of European Loan Parties, first to prepay any Tranche B Protective Advances, Tranche C Protective Advances, Tranche B Overadvances, and Tranche C Overadvances that may be outstanding, pro rata, and second to prepay the Tranche B Revolving Loans and Tranche C Revolving Loans (including Tranche B Swingline Loans and Tranche C Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure and European LC Exposure in accordance with Section 2.06(k); provided that any such application of funds in this clause (iii) shall be made solely in respect of the International Secured Obligations. Notwithstanding the foregoing, any such application of proceeds from Collateral securing solely the International Secured Obligations (or any of them) shall be made solely in respect of the International Secured Obligations.

(f)    The Borrower Representative shall notify each applicable Agent (and, in the case of prepayment of a Swingline Loan, each applicable Swingline Lender) by telephone (confirmed by facsimile or, in the case of any notification to the Administrative Agent, electronic communication) of any prepayment hereunder not later than 10:00 a.m., Local Time, (i) in the case of prepayment of a Eurocurrency Borrowing or a CDOR Rate Revolving Borrowing, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, a Canadian Prime Rate Revolving Borrowing, or Overnight LIBO Revolving Borrowing, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the applicable Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
Section 2.12    Fees. (a) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each U.S. Revolving Lender a commitment fee, which shall accrue at a rate equal to (i), if the average daily unused portion of the U.S. Commitments is greater than 50% of the total U.S. Commitments during the period in respect of which the payment is being made, 0.375% per annum, and (ii), if the average daily unused portion of the total U.S. Commitments is less than or equal to 50% of the total U.S. Commitment during the period in respect of which the payment is being made, 0.25% per annum, in each case on the average daily amount such U.S. Revolving Lender's Applicable Percentage of the Available U.S. Commitment during the period from and including the Effective Date to but excluding the date on which the U.S. Revolving Lenders’ U.S. Commitments terminate. The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Revolving Lender a commitment fee, which shall accrue at a rate equal to (i), if the average daily unused portion of the Tranche B Commitments is greater than 50% of the total Tranche B Commitments during the period in respect of which the payment is being made, 0.375% per annum, and (ii), if the average daily unused portion of the total Tranche B Commitments is less than or equal to 50% of the total Tranche B Commitment during the period in respect of which the payment is being made, 0.25% per annum, in each case on the average daily amount such Tranche B Revolving Lender's Applicable Percentage of the Available Tranche B Commitment during the period from and including the Effective Date to but excluding the date on which the Tranche B Revolving Lenders’ Tranche B Commitments terminate. The U.S. Borrower agrees to pay to the European Administrative Agent for the account of each Tranche C Revolving Lender a commitment fee, which shall accrue at a rate equal to (i), if the average daily unused portion of the Tranche C Commitments is greater than 50% of the total Tranche C Commitments during the period in respect of which the payment is being made, 0.375% per annum, and (ii), if the average daily unused portion of the total Tranche C Commitments is less than or equal to 50% of the total Tranche C Commitment during the period in respect of which the payment is being made, 0.25% per annum, in each case on the average daily amount such Tranche C Revolving Lender's Applicable Percentage of the Available Tranche C Commitment during the period from and including the Effective Date to but excluding the date on which the Tranche C Revolving Lenders’ Tranche C Commitments terminate. Accrued commitment fees shall be payable in arrears on the first day of each January, April, July and October and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
(b)    The (i) U.S. Borrower agrees to pay to the Administrative Agent for the account of each U.S. Revolving Lender a participation fee with respect to its participations in U.S. Letters of Credit, (ii) Canadian Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Revolving Lender a participation fee with respect to its participations in Canadian Letters of Credit, and (iii) European Borrowers agree to pay to the European Administrative Agent for the account of each Tranche C Revolving Lender a participation fee with respect to their participations in European Letters of Credit, which in each case, shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans in the case of Dollar, Euro, and Sterling denominated Letters of Credit and CDOR Rate Loans in the case of Canadian Dollar denominated Letters of Credit on the average daily amount of such Lender’s applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, each Borrower agrees to pay to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each January, April, July and October following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this clause shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
(c)    The Borrowers severally agree to pay to the Administrative Agent, for its own account, all other fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Agent (or to the applicable Issuing Bank, in the case of fees payable to an Issuing Bank) for distribution, in the case of commitment fees and participation fees, ratably to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.13    Interest. (a) The Loans comprising each ABR Borrowing (including each applicable Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Each (i) U.S. Protective Advance, each U.S. Overadvance and each Tranche B Protective Advance denominated in Dollars shall bear interest at the Alternate Base Rate plus the Applicable Rate plus 2%, (ii) each Tranche B Protective Advance denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate plus the Applicable Rate plus 2%, and (iii) each Tranche C Overadvance and each Tranche C Protective Advance shall bear interest at the Overnight LIBO Rate plus the Applicable Rate plus 2%.
(d)    The Loans comprising each Canadian Prime Rate Borrowing (including each Tranche B Swingline Loan) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.
(e)    The Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(f)    The Tranche C Swingline Loans shall bear interest at the Overnight LIBO Rate plus the Applicable Rate.
(g)    Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding clauses of this Section or (ii) in the case of any other amount outstanding hereunder, to the extent permitted by applicable law, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder (or, if no such interest rate is specified, (x) if such amount is denominated in Dollars, at a rate of interest equal to 2% plus the rate otherwise applicable to ABR Loans, (y) if such amount is denominated in Canadian Dollars, such amount shall accrue at 2% plus the rate applicable to Canadian Prime Rate Loans as provided in paragraph (d) of this Section 2.13, and (z) if such amount is denominated in Euros or Sterling, such amount shall accrue at 2% plus the rate applicable to Tranche C Swingline Loans accruing interest at the Overnight LIBO Rate as provided in paragraph (e) of this Section 2.13), provided that interest on any such overdue amount with respect to Tranche C Loans extended to any French Borrower accruing as described in clause (i) above shall be compounded only in compliance with Article 1154 of the French Civil Code (as amended), provided, however, that such interest will remain immediately due and payable.
(h)    Accrued interest on each Loan (for ABR Loans and Overnight LIBO Rate Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to clause (g) of this Section 2.13 shall be payable on demand; (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and (iii) in the event of any conversion of any Eurocurrency Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Accrued interest shall be payable (i) to the Administrative Agent, for the account of each U.S. Revolving Lender, ratably with respect to interest on any U.S. Revolving Loan or any U.S. Swingline Loan; (ii) to the Administrative Agent, with respect to interest on any U.S. Protective Advance; (iii) to the Administrative Agent, for the account of each Tranche B Revolving Lender, ratably with respect to interest on any Tranche B Revolving Loan or any Tranche B Swingline Loan; (iv) to the Administrative Agent, with respect to interest on any Tranche B Protective Advance; (v) to the European Administrative Agent, for the account of each Tranche C Revolving Lender, ratably with respect to interest on any Tranche C Revolving Loan or any Tranche C Swingline Loan; and (vi) to the European Administrative Agent, with respect to interest on any Tranche C Protective Advance.
(i)    All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate, the Canadian Prime Rate, or CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed, and (ii) interest computed on Loans and Letters of Credit denominated in Sterling shall be computed on the basis of a year of 365 days, and shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Adjusted LIBO Rate, Canadian Prime Rate, CDOR Rate, LIBO Rate, or Overnight LIBO Rate shall be determined by the applicable Agent, and each such determination shall be conclusive absent manifest error.
(j)    For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or under any other Loan Document is to be calculated on the basis of a 360-day year or any other period of time less than a calendar year, the yearly rate of interest or fees to which the rate used in such calculation is equivalent, is the rate so used multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time.

(k)    To comply with the provisions of Articles L.313-4 and R.313-1 of the French Monetary and Financial Code, as amended, and Articles L.313-1, L.313-2 and R.313-1 to R.313-5 of the French Consumer Code, as amended, any French Borrower and the Tranche C Revolving Lenders agree that the effective global interest rate for each of the Tranche C Revolving Loans extended to such French Borrower cannot be calculated, as of the Effective Date, for the duration of this Agreement; provided, that a letter which sets forth a sample calculation of interest on such Tranche C Revolving Loans shall be provided to each French Borrower by the European Administrative Agent on the Effective Date and prior to the making of the initial Tranche C Revolving Loan to such French Borrower. The French Borrowers and the Tranche C Revolving Lenders agree and acknowledge that such letter shall form an integral part of this Agreement.
(l)    In the event any Spanish Borrower fails to timely pay any amount due and payable under the Agreement, it shall pay interest in respect of such amounts due and unpaid in accordance with Article 316 of Spain’s Commercial Code (Código de Comercio), as amended, which shall accrue at the applicable rate calculated in accordance with this clause (l). Such interest due and unpaid by a Spanish Borrower shall be capitalized on a monthly basis for the purposes of Article 316 et. seq. of Spain’s Commercial Code (Código de Comercio), as amended.
(m)    All interest hereunder shall be paid in the currency in which the Loan giving rise to such interest is denominated.
Section 2.14    Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i)    any Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period for the applicable currency; or
(ii)    any Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate for such Interest Period for the applicable currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the applicable Agent shall give notice thereof to the Borrower Representative and the applicable Lenders by telephone or facsimile as promptly as practicable thereafter and, until the such Agent notifies the Borrower Representative and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing of such currency shall be ineffective, and any such request for a continuation of a Eurocurrency Revolving Borrowing denominated in Dollars shall be deemed request to convert such Eurocurrency Revolving Borrowing to an ABR Borrowing, (ii) if any borrowing request requests a Eurocurrency Revolving Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, and (iii) if any borrowing request requests (or any Interest Rate Election requests a conversion to or continuation of) a Eurocurrency Borrowing denominated in Sterling or Euros, such borrowing request shall be deemed a request for (and any Interest Rate Election shall be deemed a request to convert such Borrowing to) an Alternate Rate Borrowing, in each case unless such Borrowing Request is then rescinded by written notice from the Borrower Representative (or the applicable Borrower) to the applicable Agent (any such notice to provide the applicable Agent and the applicable Lenders sufficient time to act thereon prior to funding of the requested Borrowing).
(b)    If prior to the commencement of any Interest Period for a CDOR Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the CDOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower Representative and the applicable Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a CDOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing unless such Borrowing Request is then rescinded by written notice from the Borrower Representative to the Administrative Agent (any such notice to provide the Administrative Agent and the applicable Lenders sufficient time to act thereon prior to funding of the requested Borrowing).
(c)    If at any time:
(i)    the European Administrative Agent determines, or any Tranche C Swingline Lender advises the European Administrative Agent that it has determined (in each case, which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Overnight LIBO Rate; or
(ii)    the European Administrative Agent is advised by the Required Lenders that the Overnight LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Overnight LIBO Borrowing;
then the European Administrative Agent shall give notice thereof to the Borrower Representative by telephone or facsimile as promptly as practicable thereafter and, until the European

Administrative Agent (or such Tranche C Swingline Borrower) notifies the Borrower Representative that the circumstances giving rise to such notice no longer exist, any Tranche C Protective Advances, Tranche C Overadvances, and Tranche C Swingline Loans that would otherwise be an Overnight LIBO Borrowing, shall be an Alternate Rate Borrowing.
Section 2.15    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Overnight LIBO Rate) or Issuing Bank;
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or any participation therein; or
(iii)    subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or receipts (including value-added or similar Taxes));
and the result of any of the foregoing shall be to (A) increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan), (B) increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or (C) reduce the amount of any sum received or receivable by such Lender, Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or CDOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or CDOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith, but not if such notice is rescinded pursuant to Section 2.14), or (d) the assignment of any Eurocurrency Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or a CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for the period from the date of such event to the last day of the then current Interest Period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period to such Eurocurrency Loan from other banks in the Eurocurrency market, or for Canadian Dollar deposits of a comparable amount and period to such CDOR Loan from other banks in the Canadian bankers’ acceptance market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this

Section 2,16 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17    Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any applicable law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.17), the applicable Recipient receives the amount it would have received had no such withholding been made.
(b)    Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party or the Borrower Representative shall deliver to the applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the applicable Agent.
(d)    Indemnification by the Borrowers. The Canadian Loan Parties shall, jointly and severally with respect to the Tranche B Facility, the European Loans Parties shall, jointly and severally with respect to the Tranche C Facility, and the U.S. Loan Parties shall, jointly and several with respect to the Facility, indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Recipient will use reasonable efforts to cooperate (including where applicable, by promptly applying for a refund) with the Loan Party to obtain a refund of such Taxes (which Taxes shall be repaid to the Loan Party in accordance with Section 2.17(g)) so long as such efforts would not cause the Recipient to suffer any economic, legal, regulatory or other disadvantage that it, in its sole discretion exercised in good faith, determines to be material (and the Loan Party shall reimburse the Recipient for all reasonable out-of-pocket expenses of the Recipient incurred in pursuing such refund). The indemnity under this Section 2.17(d) shall be paid within 10 days after the Recipient delivers to the Borrower Representative a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the applicable Agent.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the applicable Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the applicable Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the applicable Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within 10 days after the applicable Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the applicable Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower Representative and the applicable Agent, at the time or times reasonably requested by the Borrower Representative or the applicable Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the applicable Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower Representative or the applicable Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower Representative or the applicable Agent as will enable the Borrower Representative or the applicable Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower Representative or the applicable Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section 2.17 expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower Representative and the applicable Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to the Borrower Representative and the applicable Agent (in such number of copies reasonably requested by the Borrower Representative and the applicable Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a tax certificate substantially in the form of Exhibit F-1 to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this clause (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a tax certificate substantially in the form of Exhibit F-2 on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower

Representative or the applicable Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    Issuing Bank. For purposes of Section 2.17(e) and (f), the term “Lender” includes any Issuing Bank.
(i)    Any payments by any Loan Party under any Loan Document which (in whole or in part) constitute consideration for a supply or otherwise serve for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable in connection therewith. If, in connection with any payments by any Loan Party under any Loan Document, VAT is chargeable to any Agent, any Issuing Bank, or any Lender, as the case may be, such Loan Party shall promptly pay to each such Agent, Issuing Bank, or Lender, as the case may be, an amount equal to the amount of such VAT (and each such Agent, Issuing Bank, or Lender shall, promptly following a request therefor by the Borrower Representative, provide an appropriate VAT invoice to the Borrower Representative).
(j)    For the avoidance of doubt and without duplication, where any Loan Party is required under any Loan Document to reimburse any Agent, any Issuing Bank, or any Lender, as the case may be, for any costs or expenses, that Loan Party shall also at the same time pay and indemnify each such Agent, Issuing Bank, or Lender, as the case may be, against all VAT and any stamp duty, registration or other similar tax payables, in each case incurred in connection with the entry into, performance or enforcement of any Loan Document.
Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. All payments (i) in respect of Loans (and interest thereon) and LC Exposure shall, except as expressly set forth herein, be made in the same currency in which such Loan was made or Letter of Credit issued, and (ii) in respect of all other amounts payable hereunder or under other Loan Documents shall be paid in Dollars. All such payments shall be made and allocated, (x) in the case of the U.S. Loans, for the account of the U.S. Revolving Lenders, pro rata in accordance with the respective unpaid principal amounts of such U.S. Loans and the U.S. LC Exposure, (y) in the case of the applicable Tranche B Loans, for the account of the Tranche B Revolving Lenders, pro rata in accordance with the respective unpaid principal amounts of such Tranche B Loans and Canadian LC Exposure, and (z) in the case of the applicable Tranche C Loans, for the account of the Tranche C Revolving Lenders, pro rata in accordance with the respective unpaid principal amounts of such Tranche C Loans and European LC Exposure, in each case made to the applicable Borrower held by them. Any amounts received after such time on any date may, in the discretion of the applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, 22nd Floor, Chicago, Illinois, except that (i) payments of Tranche B Loans and LC Disbursements or fronting fees that are payable to any Canadian Issuing Bank, shall be made to the Administrative Agent at its offices at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto M5J 2J2 Canada; (ii) payments of Tranche C Loans and LC Disbursements or fronting fees that are payable to any European Issuing Bank shall be made to the European Administrative Agent at its offices at 125 London Wall, London EC2Y 5AJ, United Kingdom; and (iii) payments to be made directly to an Issuing Bank or Swingline Lender shall be paid as expressly provided herein; provided that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. Each applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient, in like funds, promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)    Any proceeds of Collateral received by any Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from a European Collection Deposit Account during any Cash Management Period (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the applicable Agent so elects or the Required Lenders so direct and at all times after the exercise of remedies against the Collateral by any Agent, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to each Agent and each Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Agreement Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances), unreimbursed LC Disbursements, and Qualified Secured Swap Agreement Obligations in an amount equal to the lesser of such Qualified Secured Swap Agreement Obligations and the amount most recently provided to the Administrative Agent pursuant to Section 2.22, ratably, seventh, to deposit in the U.S. LC Collateral Account, the Canadian LC Collateral Account, and the European LC Collateral Account cash (as provided in Section 2.06(k)) collateral equal to 105% of the sum of the U.S. LC Exposure, the sum of the Canadian LC Exposure, and the sum of the European LC Exposure, respectively, to be held as cash collateral for the Secured Obligations (in the case of amounts on deposit in the U.S. LC Collateral Account) and the International Secured Obligations (in the case of amounts on deposit in the Canadian LC Collateral Account or the European LC Collateral Account), as the case may be, eighth, to payment of any amounts owing with respect to Banking Services and Swap Agreement Obligations constituting Secured Obligations (other than Qualified Secured Swap Agreement Obligations) up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and ninth, to the payment of any other Secured Obligation due to any Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, no Agent nor any Lender shall apply any payment which it receives to any Eurocurrency Loan or CDOR Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans, Canadian Prime Rate Loans, or Overnight LIBO Loans and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. Each applicable Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured

Obligations. Notwithstanding the foregoing, (i) any such application of proceeds from Collateral of a U.S. Loan Party shall be made solely to U.S. Secured Obligations, until all U.S. Secured Obligations of all types are paid in full, prior to application to any International Secured Obligations and (ii) any such application of proceeds from Collateral securing solely the International Secured Obligations shall be made solely in respect of International Secured Obligations.
(c)    At the election of the applicable Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section 2.18 or may be deducted from any deposit account of any Borrower maintained with any Agent. The Borrowers hereby irrevocably authorize (i) each applicable Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable, and (ii) each applicable Agent to charge any deposit account of any Borrower maintained with such Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this clause shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e)    Unless the applicable Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to an Agent for the account of any Lender or any Issuing Bank hereunder that the Borrowers will not make such payment, the applicable Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the applicable Lenders or the applicable Issuing Banks, as the case may be, severally agrees to repay to the applicable Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Agent at a rate determined by such Agent in accordance with banking industry rules on interbank compensation or, in the case of amounts due in Dollars, the Federal Funds Effective Rate, if greater.
(f)    If any Lender shall fail to make any payment required to be made by it hereunder, then each applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by such Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the applicable Agent in its discretion.
Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender or Issuing Bank requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender, Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.17, then such Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank, and provided, that if in respect of Tranche C Revolving Loans or European Letters of Credit extended to or on behalf of any French Borrower, such lending office shall be a French Qualifying Lender or French Qualifying Issuing Bank, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If (1) any Lender or Issuing Bank requests compensation under Section 2.15, (2) the Borrowers are required to pay any additional amount to any Lender, Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.17, (3) any Lender becomes a Defaulting Lender, or (4) any Tranche C Revolving Lender at any time ceases to be a French Qualifying Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender or Issuing Bank and the Administrative Agent, require such Lender or Issuing Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender or Issuing Bank shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments in the future. No Lender or Issuing Bank shall be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or Issuing Bank or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Section 2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Revolving Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder;
(c)    if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of such Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize, for the benefit of the applicable Issuing Bank, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;
(iii)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure (to the extent not reallocated or cash collateralized) shall be payable to the Issuing Bank until such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly made Swingline Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Issuing Bank to defease any risk in respect of such Lender hereunder.
In the event that the applicable Agent, the Borrowers, the Issuing Banks and the Swingline Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the applicable Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
Section 2.21    Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Agent, any Issuing Bank, or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Agent, such Issuing Bank, or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent, any Issuing Bank, or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
Section 2.22    Banking Services and Swap Agreements. Each Lender or Affiliate thereof (other than Chase) (i) providing Banking Services for any Loan Party shall deliver to the applicable Agent prompt written notice (executed by such Lender or Affiliate and the Borrower Representative) setting forth the aggregate amount of all Banking Services Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent) and (ii) having Swap Agreements with any Loan Party shall deliver to the applicable Agent written notice (executed by such Lender or Affiliate and the Borrower Representative) setting forth the aggregate amount of all Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent), which notices shall otherwise be consistent with, and delivered within the time period required by, the definition of Canadian Secured Obligation, European Secured Obligations, or U.S. Secured Obligations, as applicable. In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the applicable Agent, from time to time after a significant change therein or upon a request therefor, but in any event not less than monthly, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the applicable Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed. No Agent accepts any responsibility and shall have no liability for (i) at any time determining which Lenders or Affiliates hold, or which Swap

Agreement Obligations constitute, Secured Obligations or Qualified Secured Swap Agreement Obligations or (ii) the calculation of the exposure owing by the Loan Parties under any such Qualified Secured Swap Agreements or other Swap Agreement Obligations, and shall be entitled in all cases to rely on the applicable counterparty and the applicable Loan Party party to such agreement for the calculation thereof.
Section 2.23    Excess Resulting From Exchange Rate Change. (a) With respect to the Tranche B Commitment and the Tranche C Commitment, if at any time following one or more fluctuations in the exchange rate of the Canadian Dollar, the Euro, or Sterling against the Dollar, the Borrowers would not be in compliance with the Revolving Exposure Limitations, or any other limitations hereunder based in Dollars, (i) if such excess is in an aggregate amount that is greater than or equal to $1,000,000, within two Business Days of notice thereof from the applicable Agent, (ii) if such excess is an aggregate amount that is less than $1,000,000 and such excess continues to exist in an aggregate amount less than $1,000,000 for at least five Business Days, within two Business Days of notice thereof from the applicable Agent, or (iii) if any Event of Default has occurred and is continuing, the Borrowers shall immediately (A) make the necessary payments or repayments to reduce the applicable Canadian Obligations or European Obligations, as the case may be, to an amount necessary to eliminate such excess or (B) in the case of the Canadian Borrower, maintain or cause to be maintained with the Administrative Agent, and in the case of a European Borrower, maintain or cause to be maintained with the European Administrative Agent (in each case for the benefit of the International Secured Parties), deposits as continuing collateral security for the International Secured Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the applicable Agent, as the case may be. Without in any way limiting the foregoing provisions, the applicable Agent shall, weekly or more frequently in the sole discretion of such Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrowers if such excess exists.
(b)    If the U.S. Borrower provides cash collateral to secure obligations related to U.S. Letters of Credit that are denominated in Canadian Dollars and, as a result of fluctuations in the applicable exchange rate between Dollars and the Canadian Dollar, the Dollar Amount of cash collateral held by the Administrative Agent is less than the specified amount of cash collateral so required to be maintained by the U.S. Borrower the U.S. Borrower shall, promptly following a request therefor by the Administrative Agent, deposit in the LC Collateral Account an additional Dollar Amount of cash collateral equal to such shortfall to be held as cash collateral in accordance with Section 2.06(k).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:
Section 3.01    Organization; Powers. Each Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required (to the extent that such concepts are applicable in the relevant jurisdiction).
Section 3.02    Authorization; Enforceability and Immunity. (a) The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, examinership, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    No Foreign Loan Party, nor any of its property or assets has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized in respect of its obligations under the Loan Documents or to which it or its property or assets is subject.
(c)    The Loan Documents to which each Foreign Loan Party is a party are in proper legal form under the laws of the jurisdiction in which each such Foreign Loan Party is organized or incorporated and existing (i) for the enforcement thereof against each such Foreign Loan Party under the laws of each such jurisdiction and (ii) in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of such Loan Documents (provided that, with respect to such enforcement or admissibility, such documents may have to be translated into the official language of the relevant jurisdiction which may be done at the time of enforcement or admission, as applicable). Subject to the French Perfection Requirements and the Spanish Perfection Requirements, it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Loan Documents to which any Foreign Loan Party is a party that any such Loan Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which any such Foreign Loan Party is organized or that any registration charge or stamp or similar tax be paid on or in respect of the applicable Loan Documents or any other document, except for any such filing, registration, recording, execution or notarization (x) that is referred to in Section 3.16, (y) notarization of the German share pledge, or (z) is not required to be made until enforcement of the applicable Loan Document.
Section 3.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any material Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or the assets of any Loan Party or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and Permitted Liens.
Section 3.04    Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations, equity and cash flows (i) as of and for each of the fiscal years ended December 31, 2010, 2011 and 2012, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for each fiscal quarter ended after December 31, 2012 through the date of this Agreement, certified by a Financial Officer of Holdings. Each Borrower has heretofore furnished to the Lenders its consolidating balance sheet and consolidating statements of operations, equity and cash flows (i) as of and for the fiscal year ended December 31, 2012 and (ii) as of and for the most recent fiscal quarter, certified by a Financial Officer of Holdings. In each case, such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries, or of such Borrowers, as applicable, as of such dates and for such periods in accordance with GAAP or IFRS, as applicable, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of quarterly financial statements referred to above, and subject also to certain accounting matters that have been disclosed prior to the Effective Date in Holdings’s public filings with the Securities and Exchange Commission, including with regard to potential theft of certain inventory in Brazil.
(b)    No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2012.
Section 3.05    Properties. (a) As of the date of this Agreement, Schedule 3.05 sets forth the address or description of each parcel of real property that is owned or leased by each Loan Party which, in the case of real property owned by a Loan Party, has a fair market value (as reasonably determined by the Borrower) in excess of $1,000,000, and in the case of real property leased by a Loan Party contains tangible Collateral with an aggregate fair market value (as reasonably determined by the Borrower) in excess of $1,000,000. Each of such leases and subleases is valid and enforceable against the Loan Parties party thereto and, to the knowledge of the Loan Parties, each other party thereto, in each case in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, examinership, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law (to the extent that such concepts are applicable in the relevant jurisdiction), and is in full force and effect, and no default by any Loan Party party thereto or, to the knowledge of the Loan Parties, other party thereto, to any such lease or sublease exists. Each of the Loan Parties and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than Permitted Liens.
(b)    Each Loan Party and its Subsidiaries owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents, industrial designs and other intellectual property necessary to its business as currently conducted, and the use thereof by each Loan Party and its Subsidiaries does not infringe in any material respect upon the rights of any other Person, and, except as set forth on Schedule 3.05, each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement. A correct and complete list of all material trademarks, tradenames, copyrights, patents and other intellectual property, as of the date of this Agreement, is set forth on Schedule 3.05.
Section 3.06    Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)    Except for the Disclosed Matters (i) no Loan Party or any of its Subsidiaries has received written notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability that in either case could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.
(c)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
Section 3.07    Compliance with Laws and Agreements. Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except to the extent waived pursuant to Section 9.27, no Default has occurred and is continuing.
Section 3.08    Investment Company Status. No Loan Party or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 and no European Loan Party has registered as or conducts its business or has taken any action which might cause it to be registered for the purposes of the European Communities (Markets in Financial Instruments) Regulations 2007.
Section 3.09    Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such Taxes. Each Loan Party and its Subsidiaries has withheld all employee withholdings and has made all employer contributions required to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes.
Section 3.10    Pension Plans.
(a)    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $200,000,000 the fair market value of the assets of all such underfunded Pension Plans. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of each Loan Party and its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA could not reasonably be expected to have a Material Adverse Effect. Each Loan Party, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except for non-compliance which could not reasonably be expected to have a Material Adverse Effect.
(b)    Canadian Pension Plans and Canadian Benefit Plans. Schedule 3.10 lists all Canadian Benefit Plans and Canadian Pension Plans as of the Effective Date maintained or contributed to by the Loan Parties and their Canadian Subsidiaries or in respect of which they have any liability. The Canadian Pension Plans are duly registered under the ITA and all other Applicable Pension Laws which require registration. Each Canadian Loan Party and each of its Canadian Subsidiaries has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations), except where any non-compliance would not reasonably be expected to result in a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. To the knowledge of the Loan Parties, there have been no improper withdrawals or applications of assets of the Canadian Pension Plans or the Canadian Benefit Plans. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not be reasonably expected to have a

Material Adverse Effect. The pension fund under each Canadian Pension Plan is exempt from the payment of any income tax and there are no taxes, penalties or interest owing in respect of any such pension fund. All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed, except where any non-compliance would not reasonably be expected to result in a Material Adverse Effect. No facts or circumstances have occurred or exist that could result, or be reasonably anticipated to result, in the termination in full of any Canadian Pension Plan by any Governmental Authority under Applicable Pension Laws. Except as set forth on Schedule 3.10, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans, except claims for benefits in the normal course. Except as set forth on Schedule 3.10, the most recent actuarial valuations filed under Applicable Pension Laws indicated that each of the Canadian Pension Plans is fully funded on both a going concern and on a solvency basis. Except as set forth on Schedule 3.10, no material changes have occurred since the date of such actuarial valuation reports which could reasonably be expected to materially adversely affect the conclusions of the actuary concerning the funding of any Canadian Pension Plan.
(c)    Foreign Pension Plans. Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) all employer and employee contributions (including insurance premiums) required from any Loan Party or any of its Affiliates by applicable law or by the terms of any Foreign Pension Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the present value of the aggregate accumulated benefit obligations of all Foreign Pension Plans (based on those assumptions used to fund such Foreign Pension Plans) with respect to all current and former participants did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Benefits Plans; (iii) each Foreign Pension Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Pension Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and regulatory requirements (whether discretionary or otherwise) and published interpretations thereunder with respect to such Foreign Pension Plan and (B) with the terms of such Foreign Pension Plan.
Section 3.11    Disclosure. Each Borrower and Holdings have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, to the extent that any such report, financial statement, certificate or other information was based upon or constitutes forecasted or projected financial information, the Borrowers and Holdings each represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results.
Section 3.12    Material Agreements. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness, except for such defaults that could not reasonably be expected to result in a Material Adverse Effect.
Section 3.13    Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
(b)    No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
(c)    With respect to any Canadian Loan Party, immediately after the consummation of the Transactions to occur on the Effective Date, (i) the property of each Canadian Loan Party, at a fair valuation, is greater than the total amount of its debts and liabilities, subordinated, contingent or otherwise; (ii) each Canadian Loan Party’s property is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due; (iii) each Canadian Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities generally become due; and (iv) each Canadian Loan Party has not ceased paying its current obligations in the ordinary course of business as they generally become due.
(d)    With respect to any Spanish Loan Party, immediately after the consummation of the Transactions to occur on the Effective Date and such Spanish Loan Party’s accession to this Agreement, such Spanish Loan Party (A) will be able to fulfill on a regular basis all of its obligations and (B) will not foresee any inability on its behalf to fulfill on a regular and timely basis its obligations, in each case within the meaning of Article 2 of Spain’s Insolvency Act 22/2009 of 9 July, as amended.

(e)    With respect to any German Loan Party, immediately after the consummation of the Transactions to occur on the Effective Date, such German Loan Party (A) will not have admitted its inability or will not be unable to pay its debts as they fall due (Zahlungsunfähigkeit), (B) will not be over-indebted (überschuldet) or required to file for insolvency due to any reason set forth in Sections 17 to 19 of the German Insolvency Code (Insolvenzordnung), as amended, (C) will not be in a position where its management is required by law to file for insolvency because of any of the circumstances specified in the preceding subclauses (A) or (B), or (D) will not be in a position where a competent court has initiated any measures pursuant to Section 21 of the German Insolvency Code (Insolvenzordnung), as amended, in respect thereof.
(f)    With respect to any French Loan Party, immediately after the consummation of the Transactions to occur on the Effective Date, (i) such French Loan Party will be able to meet its due liabilities (passif exigible) with its available assets (actif disponible) within the meaning of Article L.631-1 of France’s Commercial Code, and (ii) no corporate action, legal proceeding or other procedure or step set out in Article L.611-1 of France’s Commercial Code, as amended, or any creditors’ process has been taken or, to the knowledge of the French Loan Party, threatened to be taken in respect of such French Loan Party.
Section 3.14    Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries (other than Immaterial Subsidiaries) as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers and Holdings believe that the insurance maintained by or on behalf of the Loan Parties is adequate.
Section 3.15    Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) a list of the name and relationship to Holdings of each of the Loan Parties and First-Tier Foreign Subsidiaries (other than Immaterial Subsidiaries), (b) a listing of each class of each Loan Party’s and First-Tier Foreign Subsidiary’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are relevant with respect to such ownership interests), and owned beneficially and of record by the Persons identified on Schedule 3.15, (c) the type of entity of each Loan Party and each First-Tier Foreign Subsidiary (other than Immaterial Subsidiaries), and (d) a chart of the organizational structure of Holdings and its Subsidiaries as of the Effective Date. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
Section 3.16    Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral granted by (a) the U.S. Loan Parties in favor of the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties, securing the Secured Obligations), (b) the Canadian Loan Parties (and, in the case of Equity Interests of the Canadian Borrower, Holdings) in favor of the Administrative Agent (for the benefit of the International Secured Parties securing the International Secured Obligations) and (c) the European Loan Parties (and, in the case of Equity Interests of General Cable Holdings (Spain) SL, GK Technologies, Inc.) in favor of the European

Administrative Agent (for the benefit of the International Secured Parties securing the International Secured Obligations), as the case may be, and such Liens constitute perfected and continuing Liens on the Collateral, securing the relevant Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Agents’ Liens pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.
Section 3.17    Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not in any manner which could reasonably be expected to result in a Material Adverse Effect been in violation of the Fair Labor Standards Act, the Employee Standards Act (Ontario) or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages, vacation pay and employee health and welfare insurance and other benefits, including with respect to the Canadian Benefit Plans, the Canada Pension Plan and the Quebec Pension Plan, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.18    Common Enterprise; Corporate Benefit. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest. Each Loan Party benefits by entering into the Loan Documents to which it is a party.
Section 3.19    Margin Stock. No Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (as defined in Regulation U of the Board). None of the proceeds of any Loan or Letter of Credit will be used by the Borrowers or any Subsidiaries for the purpose of purchasing or carrying “margin stock” as defined in Regulation U of the Board or otherwise in violation of Regulations T, U or X of the Board.
Section 3.20    OFAC and Patriot Act. Each Loan Party and each Subsidiary of any Loan Party and, to the knowledge of each Loan Party, each Affiliate of such Loan Party is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (ii) in compliance in all material respects with the requirements of the Patriot Act; (iii) operated under policies, procedures and practices, if any, that are in compliance in all material respects with the Patriot Act; (iv) not in receipt of any notice from the Secretary of State of the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not in receipt of any notice stating that any Loan Party or any Subsidiary or Affiliate of any Loan Party is listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the Office of Foreign Assets Control, Department of the Treasury (the “OFAC”) pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; and (vi) not in receipt of any notice stating that any Loan Party or any Subsidiary or Affiliate of any Loan Party is a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, in violation of any AML Legislation.
Section 3.21    Certain Inventory Matters. No Inventory that is included in the Borrowing Base is subject to retention of title (including extended retention of title or broadened extension of title). Each Borrowing Base Certificate accurately reports any retention of title (including extended retention of title or broadened extension of title) claims with respect to any inventory included in such Borrowing Base Certificate; provided, that such Inventory shall be deemed and reflected in such Borrowing Base Certificate as ineligible. No inventory of any Borrower Guarantor is subject to retention of title (including extended retention of title or broadened extension of title) on an oral basis.
Section 3.22    Centre of Main Interests. For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings, as amended, each European Loan Party’s centre of main interests (as that term is used in Article 3(1) therein) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) therein) in any other jurisdiction.
Section 3.23    Sanctioned Laws and Regulations.
(a)    Each Loan Party and its Affiliates have instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and their respective directors and officers, and, to the best of its knowledge its employees and agents have conducted their business in compliance with and such laws.
(b)    None of the Loan Parties, their Affiliates or their respective directors or officers or to the best of their knowledge their respective employees, agents or representatives acting or benefiting in any capacity in connection with this Agreement (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; (iv) has, prior to January 1, 2013, directly or indirectly engaged in any transactions (except in a de minimus amount) (1) with any Designated Person or (2) in any Sanctioned Country or (v)

has, since January 1, 2013, directly or indirectly engaged in any transactions or is now directly or indirectly engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country or (3) otherwise in violation of Sanctions.
ARTICLES IV
CONDITIONS
Section 4.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the Loan Parties’ counsel, addressed to the Administrative Agent (and any other applicable Agent), the Issuing Banks and the Lenders and reasonably acceptable to the Administrative Agent (together with any other real estate related opinions as may be mutually agreed by the Administrative Agent and the Loan Parties).
(b)    Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of Holdings and its Subsidiaries for the December 31, 2010, 2011 and 2012 fiscal years, (ii) unaudited interim consolidated financial statements of Holdings and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this clause as to which such financial statements are available, (iii) satisfactory projections for each fiscal quarter of the 2013 and 2014 fiscal years and on an annual basis for each fiscal year thereafter through the 2018 fiscal year, (iv) satisfactory unaudited consolidating financial statements of the Borrowers for the most recent fiscal year and the most recent fiscal quarter ended prior to the Closing Date as to which such financial statements are available and (v) monthly Borrowing Base projections for the twelve months commencing with the month in which the Effective Date occurs.
(c)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary or authorized manager or director, which shall (A) certify the resolutions of its Board of Directors, Board of Managers, shareholders, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B)identify by name and title and bear the signatures of the Financial Officers and any other officers or managers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement and (ii) if applicable in the relevant jurisdiction, a long form good standing certificate or certificate of compliance/status/good standing (as applicable) for each Loan Party from its jurisdiction of organization.
(d)    No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower Representative, on the initial Borrowing date (i) stating that, except to the extent waived pursuant to Section 9.27, no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, (iii) certifying as to the Applicable Limit as of such date, (iv) certifying as to the Immaterial Subsidiaries as of such date and (v) certifying any other factual matters as may be reasonably requested by the Administrative Agent.
(e)    Fees. The Lenders, the Administrative Agent and the Joint Lead Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel and all registration, notarial and other fees), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.
(f)    Lien Searches. The Administrative Agent shall have received the results of a recent lien search (if applicable) in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for Permitted Liens or liens discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
(g)    [Reserved].
(h)    Funding Accounts. The Administrative Agent shall have received a notice from the Borrower Representative setting forth the deposit account(s) of the Borrowers (as the same may be updated by the Borrower Representative (or the applicable Borrower) from time to time upon notice to the applicable Agent, the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
(i)    Corporate Structure, etc. The corporate structure, capital structure, other debt instruments, material accounts, and governing documents of Holdings and its subsidiaries, shall be reasonably acceptable to the Administrative Agent.

(j)    Collateral Access and Control Agreements. Except as permitted by Section 5.19, the Administrative Agent shall have received each (i) Collateral Access Agreement required to be provided pursuant to the Security Agreement and (ii) (A) Deposit Account Control Agreement required to be provided pursuant to the Security Agreement and (B) account transfer agreement or other document that the European Administrative Agent deems necessary to ensure future compliance with Section 5.16.
(k)    Solvency. The Agents shall have received a solvency certificate, in form and substance satisfactory to the Administrative Agent, from a Financial Officer of each Borrower and each other European Loan Party.
(l)    Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates each Borrowing Base as of a date reasonably near (but prior to) the Effective Date that is satisfactory to the Administrative Agent, together with customary supporting documentation and supplemental reporting mutually agreed by the Administrative Agent and the Borrower Representative.
(m)    Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability shall not be less than $250,000,000.
(n)    Pledged Stock; Stock Powers; Pledged Notes. Except as permitted by Section 5.19, the Administrative Agent shall have received (i) the certificates representing the shares of Equity Interests pledged pursuant to any Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged pursuant to the U.S. Security Agreement or the Canadian Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(o)    Filings, Registrations and Recordings. Except as permitted by Section 5.19, each document (including any UCC and PPSA financing statement or other filings) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the applicable Agent, for the benefit of the applicable Agents, the Lenders and the applicable Issuing Banks, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation. All filing and recording fees and taxes shall have been duly paid, and such notification of customers of the Loan Parties as may be determined necessary or desirable in the sole discretion of the Administrative Agent in consultation with local counsel shall have occurred.
(p)    Environmental Reports. The Administrative Agent shall have received environmental review reports with respect to the real properties of the Loan Parties specified by the Administrative Agent from firm(s) reasonably satisfactory to the Administrative Agent, which review reports shall be acceptable to the

Administrative Agent. Any material environmental conditions requiring a response action identified in any such environmental review report shall indicate the Loan Parties’ plans with respect thereto.
(q)    Mortgages, etc. The Administrative Agent shall have received, with respect to each parcel of real property which is required to be subject to a Lien granted by the U.S. Loan Parties in favor of the Administrative Agent (for the benefit of the Secured Parties, securing the Secured Obligations), each of the following, in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Mortgage on such property;
(ii)    evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien granted by the U.S. Loan Parties in favor of the Administrative Agent (for the benefit of the Secured Parties, securing the Secured Obligations);
(iii)    ALTA or other mortgagee’s title policy;
(iv)    an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent;
(v)    to the extent mutually agreed by the Administrative Agent and the Loan Parties, an opinion of counsel in the state in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent;
(vi)    if any such parcel of real property is determined by the Administrative Agent to be in a flood zone, a flood notification form signed by the Borrower Representative and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent; and
(vii)    such other information, documentation, and certifications as may be reasonably required by the Administrative Agent.
(r)    Insurance. Except as permitted by Section 5.19, the Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of the Loan Documents (including Section 5.09 hereof, and the applicable provisions of each Security Agreement).
(s)    Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) if the issuance of a Letter of Credit will be required on the Effective Date. The Borrowers shall have executed the Issuing Bank’s master agreement for the issuance of commercial Letters of Credit.
(t)    Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.
(u)    Legal and Regulatory Matters. All legal (including tax implications) and regulatory matters shall be reasonably satisfactory to the Administrative Agent and Lenders, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board.
(v)    Field Examination. The Administrative Agent or its designee shall have conducted a field examination of the Loan Parties’ Accounts, Inventory and related working capital matters and of the Loan Parties’ related data processing and other systems, the results of which shall be satisfactory to the Administrative Agent in its sole discretion.
(w)    Due Diligence. The Administrative Agent’s and the Joint Lead Arranger’s counsel shall have completed all legal due diligence.
(x)    Appraisal(s). The Administrative Agent shall have received an appraisal of the Loan Parties’ Inventory, Equipment and real property, as applicable, from a firm(s) reasonably satisfactory to the Administrative Agent, which appraisal(s) shall be satisfactory to the Administrative Agent in its reasonable discretion.
(y)    Approvals. All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Loan Parties (including shareholder approvals, if any) shall have been obtained on satisfactory terms and shall be in full force and effect.
(z)    Patriot Act. The Agents, Issuing Banks, and Lenders shall have received (i) such information, supporting documentation and other evidence that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act and (ii) all documentation and other information about Holdings, the Borrowers, and each other Loan Party that they reasonably determine is required by regulatory authorities under applicable AML Legislation.
(aa)    Convertible Senior Notes. (i) Holdings shall have paid in full all obligations under the Convertible Senior Notes, (ii) Holdings shall have refinanced the Convertible Senior Notes with indebtedness that matures (excluding any maturity as the result of an optional redemption by the issuer) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, not earlier than the date that is 6 months after the scheduled Maturity Date, or (iii) the Loan Parties shall have sufficient Liquidity such that, after giving pro forma effect to the repayment of the Convertible Senior Notes, Availability is at least $100,000,000 and the Fixed Charge Coverage Ratio is not less than 1.15 to 1.00 for the most recently ended quarter for which financial statements have been delivered to the Administrative Agent, recalculated as if such repayment had been made on the last day of such quarter.
(bb)    Cash Management. The Administrative Agent shall be satisfied with the cash management structure of the Loan Parties.
(cc)    Other Documents. The Administrative Agent shall have received such other documents as any Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.
The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 4.02    Each Credit Event. The obligation of (x) each Lender to make a Loan on the occasion of any Borrowing and (y) each Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(c)    After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrowers shall be in compliance with the Revolving Exposure Limitations.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in clauses (a), (b) and (c) of this Section 4.02.
Notwithstanding the failure to satisfy the conditions precedent set forth in clauses (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make (or authorize the European Administrative Agent to make) Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued (or amend, renew, or extend, or cause to be amended, renewed, or extended) any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued (or amending, renewing, or extending, or causing to be amended, renewed, or extended) any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V
AFFIRMATIVE COVENANTS
Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
Section 5.01    Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:
(a)    within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to certain accounting matters that have been disclosed prior to the Effective Date in Holdings’s public filings with the Securities and Exchange Commission, including with regard to potential theft of certain inventory in Brazil; accompanied by any management letter prepared by said accountants;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and subject also to certain accounting matters that have been disclosed prior to the Effective Date in Holdings’s public filings with the Securities and Exchange Commission, including with regard to potential theft of certain inventory in Brazil;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate of a Financial Officer of the Borrower Representative (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters (whether or not during a Covenant Trigger Period) and, if applicable, demonstrating compliance with Section 6.12, (iv) certifying as to the Immaterial Subsidiaries as of the date of such financial statements (provided that, if no Cash Management Period is outstanding, such certification shall only be required concurrently with any delivery of financial statements under clause (a)); (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (vi) setting forth a reasonably detailed calculation of the Total Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter;
(d)    [reserved];
(e)    no more than 30 days before, and no more than 90 days after, the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of Holdings for each fiscal quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
(f)    as soon as available but in any event within fifteen (15) Business Days of the end of each fiscal quarter (or (x) within fifteen (15) Business Days of the end of each calendar month during any Monthly Reporting Period or (y) within two (2) Business Days of the end of each calendar week during any Weekly Reporting Period), each Borrowing Base Certificate which calculates the applicable Borrowing Base as of the last day of the fiscal period then ended, together with supporting information in connection therewith and any additional reports with respect to any Borrowing Base as the Administrative Agent may reasonably request, provided that weekly updates of the Borrowing Base shall be limited to updated sales and collection information and calculation of the Borrowing Base updated in respect thereof; and the U.S. PP&E Component, the Canadian PP&E Component and the German Equipment Component of the Borrowing Base shall each be updated (i) from time to time upon receipt of periodic valuation updates received from the Administrative Agent’s asset valuation experts, (ii) concurrently with the sale or commitment to sell any assets constituting part of the U.S. PP&E Component, the Canadian PP&E Component or the German Equipment Component, (iii) in the event such assets are idled for any reason other than routine maintenance, repairs or scheduled shut-downs for a period in excess of ten (10) consecutive days, and (iv) in the event that the value of such assets is otherwise impaired, as determined in the Administrative Agent’s Permitted Discretion;
(g)    as soon as available but in any event within fifteen (15) Business Days of the end of each fiscal quarter (or within fifteen (15) Business Days of the end of each calendar month during any Monthly Reporting Period or Weekly Reporting Period) and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:
(i)    a detailed aging of the Loan Parties’ Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;
(ii)    a schedule detailing the U.S. Loan Parties’, the Canadian Loan Parties’, and the German Borrower’s Inventory, in form satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of average cost or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (2) including a report of any variances or other results of Inventory counts performed by such Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by such Loan Parties and complaints and claims made against such Loan Parties);
(iii)    a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;
(iv)    a reconciliation of the Loan Parties’ Accounts and Inventory between (A) the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificates delivered pursuant to clause (f) above as of such date;
(v)    a reconciliation of the loan balance per the Loan Parties’ general ledger to the loan balance under this Agreement;
(vi)    as of the month then ended, a schedule and aging of the Loan Parties’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;
(vii)    a calculation of the Applicable Limit as of the end of the applicable period;

(h)    concurrently with any delivery of financial statements under clause (a) or (b) above, a schedule detailing the balance of all intercompany accounts of the Loan Parties;
(i)    promptly upon the Administrative Agent’s request during any Weekly Reporting Period:
(i)    copies of invoices in connection with the invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;
(ii)    copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and
(iii)    an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Borrower Representative;
(j)    during any Weekly Reporting Period, as soon as available but in any event within two (2) Business Days of the end of each calendar week, as of the period then ended, the Loan Parties’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;
(k)    (i) promptly after the filing thereof with any Governmental Authority, a copy of each actuarial valuation report and upon request of the Administrative Agent, Annual Information Return or Form 5500, (as applicable) in respect of any Canadian Pension Plan or U.S. Pension Plan, and (ii) in addition to the foregoing, upon the reasonable request of the Administrative Agent from time to time (which requests shall be limited to once per calendar year unless a Cash Management Period is continuing), the Loan Party shall furnish to the Administrative Agent and each Lender an actuarial valuation report (or summary of results) prepared in respect of the Canadian Pension Plans, in form and substance acceptable to the Administrative Agent, acting reasonably;
(l)    promptly following any request therefor, such additional environmental review reports with respect to the real properties of the Loan Parties and their Domestic Subsidiaries, Canadian Subsidiaries, or any other Subsidiary organized under the laws of (or of any political subdivision of), France, Germany, Spain, or any other jurisdiction in which a Loan Party is organized, as may be reasonably requested by the Administrative Agent, from firm(s) reasonably satisfactory to the Administrative Agent; and
(m)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as any Agent or any Lender may reasonably request.

Section 5.02    Notices of Material Events. The Borrowers and Holdings will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:
(a)    the occurrence of any Default;
(b)    receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) relates to the validity or enforceability of any Loan Document or any Lien or obligation pursuant thereto;
(c)    any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral;
(d)    any loss, damage, or destruction to the Collateral in the amount of $10,000,000 or more, whether or not covered by insurance;
(e)    within two Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located;
(f)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $25,000,000;
(g)    the occurrence of any Pension Event; and
(h)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03    Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) except (other than in the case of the preservation of the legal existence of any Borrower) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

Section 5.04    Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, each Loan Party will, and will cause each Subsidiary to, remit withholding Taxes and other payroll Taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.
Section 5.05    Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
Section 5.06    Books and Records; Inspection Rights. Without limiting Sections 5.11 and 5.12, (a) each Loan Party will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) each Loan Party will permit any representatives designated by any Agent or any Lender (including employees of any Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by any Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (except in the case of employee information to the extent required to be kept confidential by applicable Requirements of Law), environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that, unless an Event of Default has occurred during a calendar year, such visits to any Loan Party location shall be limited to two per calendar year. For purposes of this Section 5.06, it is understood and agreed that a single site visit and inspection may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and Subsidiaries and their respective assets. The Loan Parties acknowledge that the Agents, after exercising their rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Agents and the Lenders.
Section 5.07    Compliance with Laws. (a) Each Loan Party will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    In addition to and without limiting the generality of clause (a), each Loan Party will, and will cause each Subsidiary and ERISA Affiliate to,
(i)    comply with all applicable provisions under and in respect of all U.S. Pension Plans and Canadian Pension Plans, including under any funding agreements and under ERISA, the Code, Applicable Pension Laws and the regulations and published interpretations thereunder (including any fiduciary, funding, investment and administrative obligations), except where the failure to so comply could not reasonably be expected to result, individually or in the aggregate, in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $5,000,000;
(ii)    not take any action or fail to take action the result of which would result in a liability of the Borrowers and their Subsidiaries to the PBGC or to a Multiemployer Plan or Canadian Multiemployer Plan in an aggregate amount exceeding $5,000,000;
(iii)    furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any U.S. Pension Plan and Canadian Pension Plan concerning compliance with this covenant as may be reasonably requested by the Administrative Agent; and
(iv)    not: (A) contribute to or assume an obligation to contribute to any new defined benefit Canadian Pension Plan to which the Loan Party is not already contributing on the Effective Date, without the prior written consent of the Administrative Agent, which consent shall be granted unless otherwise determined by the Administrative Agent in its Permitted Discretion, (B) acquire an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the five-year period preceding such acquisition has sponsored, maintained, or contributed to a defined benefit Canadian Pension Plan, without the prior written consent of the Administrative Agent, which consent shall be granted unless otherwise determined by the Administrative Agent in its Permitted Discretion, or (C) wind-up any defined benefit Canadian Pension Plan, in whole or in part, unless the Loan Party has obtained written advice from the actuary for such plan that the plan (or part thereof in the case of a partial wind up) is fully funded or has an unfunded liability of no more than $5,000,000 at the effective date of the wind up, without the prior written consent of the Administrative Agent, which consent shall be granted unless otherwise determined by the Administrative Agent in its Permitted Discretion.
(c)    All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by each Loan Party and each Subsidiary of each Loan Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws. The Loan Parties shall deliver to the Administrative Agent (i) if requested by the Administrative Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Loan Party or any Subsidiary of any Loan Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; (iii) notification within 30 days of (w) any increases in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, which increases have a cost to one or more of the Loan Parties and their Subsidiaries in excess of $250,000 per annum in the aggregate, or (x) the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or (y) the commencement of contributions to any such plan to which any Loan Party was not previously contributing, or (z) any voluntary or involuntary termination of, or termination of participation in, a Canadian Pension Plan or a Canadian Benefit Plan.
(d)    Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each European Loan Party shall, and shall cause its Subsidiaries and Affiliates to, maintain and operate its obligations under its Foreign Pension Plans, if any, in all respects in conformity with the requirements of applicable law or contract, (ii) all Foreign Pension Plans established or maintained by a Loan Party or any Subsidiary, Affiliate or ERISA Affiliate thereof shall comply with all provisions of the relevant law and employ reasonable actuarial assumptions, where relevant, and (iii) no Loan Party or any Subsidiary, Affiliate or ERISA Affiliate thereof shall have any unfunded liability in respect of any Foreign Pension Plan.
(e)    Without limiting the previous clause (d), each European Loan Party shall: (i) ensure that (A) all Foreign Pension Plans operated by or maintained for the benefit of the Loan Parties or any of their employees are fully funded, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) no action or omission is taken by any European Loan Party in relation to such a pension scheme (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any Loan Party ceasing to employ any member of such a pension scheme), which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) deliver to the Administrative Agent and the European Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to a European Loan Party), actuarial reports in relation to all Foreign Pension Plans, and (iii) promptly notify the Administrative Agent and the European Administrative Agent of any material change in the rate of contributions to any Foreign Pension Plan that are paid, recommended to be paid by the scheme actuary or required (by law or otherwise) to be paid.
(f)    The Loan Parties and each Subsidiary (1) shall be at all times in material compliance with all Environmental Laws, and (2) shall similarly ensure that the assets and operations are in material compliance with all Environmental Laws.
(g)    The Spanish Borrowers undertake to comply with the obligations contained under Circular 6/ 2000, of 31 October of the Bank of Spain on foreign loan, credits and settlements, (which will remain in force until 1st January 2014) and Circular 4/2012, of 25 April on reporting obligations to communicate by Spanish residents to the Bank of Spain over creditor and debtor balances (saldos de activos y pasivos) (which entered into force on 1st January 2013) and to this purpose undertake to: (i) present before the Bank of Spain the relevant PE-1 form notifying to the Bank of Spain the execution of this Credit Agreement and (ii) report on periodical basis (the periodicity will be determined in accordance with such Circular 4/2012) to the Department of Statistics of the Bank of Spain and communicate the debtor balances that they may hold from time to time during the term of this Agreement.
Section 5.08    Use of Proceeds. The proceeds of the Loans will be used only to finance the working capital needs and general corporate purposes of the Borrowers and their subsidiaries in the ordinary course of business, and to refinance certain existing indebtedness. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails (i) a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) a violation of applicable legislation governing financial assistance and/or capital maintenance, including as set forth in Section 5.17.
Section 5.09    Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers (having, in the case of any Loan Party, a financial strength rating of at least A- by A.M. Best Company) (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All insurance policies required hereunder and under any Security Agreement shall name the applicable Agent (for the benefit of such Agent and the applicable Lenders) as an additional insured or (unless, with respect to local policies, not commercially available in the relevant market) as loss payee, as applicable, and shall contain loss payable clauses (unless, with respect to local policies, not commercially available in the relevant market) or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the applicable Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the applicable Agent; and (ii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the applicable Agent. All premiums on any such insurance shall be paid when due by such Loan Party, and copies of the policies delivered to the applicable Agent. If such Loan Party fails to obtain any insurance as required by this Section, the applicable Agent may obtain such insurance at the U.S. Borrower’s expense. By purchasing such insurance, no Agent shall be deemed to have waived any Default arising from the Loan Party’s failure to maintain such insurance or pay any premiums therefor.
Section 5.10    Casualty and Condemnation. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11    Appraisals. At any time an Agent requests, the Borrowers and the U.S. Loan Parties will provide the applicable Agent with appraisals or updates thereof of their Inventory, Equipment and real property from an appraiser selected and engaged by such Agent, and prepared on a basis satisfactory to such Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that only one such appraisal per calendar year shall be at the sole expense of the Loan Parties; provided further, that (a) two such appraisals per calendar year shall be at the sole expense of the Loan Parties if Availability at any time during such calendar year is less than the greater of (x) $125,000,000 or (y) 12.5% of the sum of the total Revolving Commitments at such time and (b) if an Event of Default has occurred during any calendar year there shall be no limitation as to number and frequency of such appraisals during such calendar year that shall be at the sole expense of the Loan Parties. For purposes of this Section 5.11, it is understood and agreed that a single appraisal may consist of examinations conducted at multiple relevant sites, both domestic and international, and involve one or more relevant Loan Parties and their assets.
Section 5.12    Field Examinations. At any time that an Agent requests, the Borrowers and the U.S. Loan Parties will allow the applicable Agent to conduct field examinations or updates thereof during normal business hours to ensure the adequacy of Collateral included in any Borrowing Base and related reporting and control systems; provided, however, only one such field examination per calendar year shall be at the sole expense of the Loan Parties; provided further, that (a) two such field examinations per calendar year shall be at the sole expense of the Loan Parties if Availability at any time during such calendar year is less than the greater of (x) $125,000,000 or (y) 12.5% of the sum of the total Revolving Commitments at such time, (b) if an Event of Default has occurred during any calendar year there shall be no limitation as to number and frequency of such field examinations during such calendar year that shall be at the sole expense of the Loan Parties and (c) unless an Event of Default has occurred during such calendar year, the Agents shall conduct no more than two field examinations in any calendar year. For purposes of this Section 5.12, it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites, both domestic and international, and involve one or more relevant Loan Parties and their assets.
Section 5.13    Depository Banks. The Loan Parties will (in the case of European Loan Parties and, solely with respect to Deposit Accounts maintained by the Canadian Borrower with the Royal Bank of Canada, from and after a date that is not later than three months after the Effective Date (the “Deposit Account Transition Date”) as such deadline may be extended by the Administrative Agent in its reasonable discretion), maintain the Administrative Agent, the European Administrative Agent or one or more of the Lenders as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business (and all other deposit accounts other than the European Excluded Accounts of the Loan Parties and the Excluded Accounts of the U.S. Loan Parties will, except as otherwise agreed by the Administrative Agent in its reasonable discretion, be closed by the Loan Parties), provided that the Loan Parties shall be permitted to maintain Collection Deposit Accounts at financial institutions other than the Administrative Agent or the European Administrative Agent if, and only if, (i) in the case of a Collection Deposit Account of a U.S. Loan Party or a Canadian Loan Party, such Collection Deposit Account is (A) with a Lender and (B) subject to a Deposit Account Control Agreement, and (ii) in the case of European Collection

Deposit Accounts, (A) the aggregate Dollar Amount of funds on deposit in such Collection Deposit Accounts not maintained with the European Administrative Agent does not exceed $5,000,000 and (B) the applicable Loan Party has provided notices satisfactory to the Agents to the applicable depositary banks with regard to the applicable Agent’s Liens in a manner sufficient to perfect a Lien pursuant to Applicable Law. Where new Collection Deposit Accounts are being opened with the Administrative Agent, the European Administrative Agent or one or more of the Lenders, the Loan Parties will use their best efforts to promptly redirect customer payments to such accounts in accordance with Section 5.16.
Section 5.14    Additional Collateral; Further Assurances. (a) Subject to applicable law, each Loan Party shall (i) cause each of its Domestic Subsidiaries (other than Immaterial Subsidiaries) that is formed or acquired after the date of this Agreement and (ii) cause each of its Domestic Subsidiaries that was previously an Immaterial Subsidiary and that has ceased to be an Immaterial Subsidiary (and each Domestic Subsidiary thereof, other than Immaterial Subsidiaries), in each case within 30 days of such formation, acquisition or delivery of the certificate upon which such Subsidiary ceases to be listed as an Immaterial Subsidiary (as such deadline may be extended by the Administrative Agent in its reasonable discretion), to become a U.S. Loan Party by executing the U.S. Guarantor Joinder Agreement set forth as Exhibit E-1 hereto (the “U.S. Guarantor Joinder Agreement”) whereupon it shall guarantee repayment of all of the Secured Obligations (including all of the U.S. Secured Obligations and all of the International Secured Obligations). Upon execution and delivery thereof, each such Person (i) shall automatically become a U.S. Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent (for the benefit of the Secured Parties) in order to secure repayment of all the Secured Obligations, in any property of such U.S. Loan Party of a type which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party, pursuant to Collateral Documents in form and substance satisfactory to the Administrative Agent. Subject to applicable law, each Loan Party shall (i) cause each of its Canadian Subsidiaries (other than Immaterial Subsidiaries) that is formed or acquired after the date of this Agreement and (ii) cause each of its Canadian Subsidiaries that was previously an Immaterial Subsidiary and that has ceased to be an Immaterial Subsidiary (and each Canadian Subsidiary thereof, other than Immaterial Subsidiaries), in each case within 30 days of such formation, acquisition or delivery of the certificate upon which such Subsidiary ceases to be listed as an Immaterial Subsidiary (as such deadline may be extended by the Administrative Agent in its reasonable discretion), to become a Canadian Loan Party by executing the Canadian Guarantor Joinder Agreement set forth as Exhibit E-2 hereto (the “Canadian Guarantor Joinder Agreement”) whereupon it shall guarantee repayment of all of the Canadian Secured Obligations. Upon execution and delivery thereof, each such Person (i) shall automatically become a Canadian Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent (for the benefit of the International Secured Parties) in order to secure repayment of all the International Secured Obligations, in any property of such Loan Party of a type which constitutes Collateral, pursuant to Collateral Documents in form and substance satisfactory to the Administrative Agent. Subject to applicable law, each Loan Party shall (i) cause each of its Subsidiaries (other than Immaterial Subsidiaries) that is organized or existing under the laws of France, Germany, Spain, or any other country in which a Loan Party is organized or existing (other than the United States and Canada), or political subdivision of any of the foregoing, in each case that is formed or acquired after the date of this Agreement, (ii) cause each of such Subsidiaries that was previously an Immaterial Subsidiary and that has ceased to be an Immaterial Subsidiary (and each Subsidiary thereof that is organized or existing under the laws of France, Germany, Spain, or any other country in which a Borrower (including an Additional European Borrower) is organized or existing (other than the United States and Canada), or political subdivision of any of the foregoing, other than Immaterial Subsidiaries), and (iii) in connection with the addition of an Additional European Borrower in connection with a Permitted Reorganization, cause each of its Subsidiaries (other than Immaterial Subsidiaries) that is organized or existing under the laws of the country in which such Additional European Borrower is organized or existing, or political subdivision of any of the foregoing, in each case within 30 days of such formation, acquisition, delivery of the certificate upon which such Subsidiary ceases to be listed as an Immaterial Subsidiary (as such deadline may be extended by the Administrative Agent in its reasonable discretion), or Permitted Reorganization, to become a Loan Party by executing either the French Guarantor Joinder Agreement set forth as Exhibit E-3 hereto (the “French Guarantor Joinder Agreement”), the German Guarantor Joinder Agreement set forth as Exhibit E-4 hereto (the “German Guarantor Joinder Agreement”), the Spanish Guarantor Joinder Agreement set forth as Exhibit E-5 hereto (the “Spanish Guarantor Joinder Agreement”), or (including in the case of an Additional European Loan Party) a guarantee and joinder agreement (including a guaranty of the International Secured Obligations) in form and substance satisfactory to the European Administrative Agent, whereupon it shall become a Guarantor and Loan Party hereunder and guarantee repayment of all of the International Secured Obligations. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the European Administrative Agent (for the benefit of the International Secured Parties) in order to secure repayment of all the International Secured Obligations, in all property of such Loan Party of a type which constitutes Collateral, pursuant to Collateral Documents in form and substance satisfactory to the European Administrative Agent.
(b)    To secure the prompt payment and performance of all the Secured Obligations, each U.S. Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than Immaterial Subsidiaries) and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each First-Tier Foreign Subsidiary (other than Immaterial Subsidiaries) directly owned by such Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.
(c)    To secure the prompt payment and performance of all of the International Secured Obligations, subject to applicable law, each Loan Party shall cause each of its Canadian Subsidiaries (other than Immaterial Subsidiaries), and each Canadian Loan Party shall cause each of its Subsidiaries that is organized under the laws of the U.S. or any State of the U.S. (other than Immaterial Subsidiaries), to:
(i)    cause 100% of the issued and outstanding Equity Interests in each Subsidiary (other than Immaterial Subsidiaries) directly owned by such

Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request;
(ii)    pledge and grant a security interest in all of its personal property and assets, the foregoing to be effected by a pledge agreement or other security agreement that is in a form and substance satisfactory to the Administrative Agent and, if any of such assets is located in the Province of Quebec, a deed of hypothec, in each case as the foregoing are referred to in the definition of “Canadian Security Agreement”; and
(iii)    deliver such other documentation, make any filings and take any other actions that the Administrative Agent may reasonably require in order to perfect its first priority security interest in the assets referred to in the preceding clause (c)(ii).
(d)    To secure the prompt payment and performance of all of the International Secured Obligations, subject to applicable law, each Loan Party shall cause each of its Subsidiaries that is organized or existing under the laws of France, Germany, Spain, or any other country in which a Loan Party is organized or existing (other than the United States and Canada), or political subdivision of any of the foregoing (other than Immaterial Subsidiaries), and each Loan Party organized in any such jurisdiction shall cause each of its Subsidiaries (other than Immaterial Subsidiaries) that is organized under the laws of the U.S. or any State of the U.S., to:
(i)    cause 100% of the issued and outstanding Equity Interests in each Subsidiary organized in a jurisdiction in which any Borrower is organized (other than Immaterial Subsidiaries) directly owned by such Loan Party to be subject at all times to a first priority, perfected Lien in favor of the European Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the European Administrative Agent shall reasonably request;
(ii)    pledge and grant a security interest in all of its personal property and assets, the foregoing to be effected by a pledge agreement or other security agreement that is in a form and substance satisfactory to the European Administrative Agent; and
(iii)    deliver such other documentation, make any filings, pay any taxes and eventual Notarial and Registry fees and take any other actions that the Administrative Agent may reasonably require in order to perfect its first priority security interest in the assets referred to in the preceding clause (d)(ii).
(e)    Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the applicable

Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, hypothecs, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which such Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. At the request of the applicable Agent, during any Cash Management Period, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the applicable Agent (i) such documents, agreements and instruments (including applicable organizational or governing documents and applicable filings and delivery of legal opinions), and will take or cause to be taken such further actions, which the applicable Agent may, from time to time, reasonably request to ensure perfection and priority under applicable foreign laws (other than the laws of Canada, France, Germany, Spain, or any other jurisdiction in which a Loan Party is organized, for which all applicable documentation shall be required regardless of the occurrence of a Cash Management Period) of the Liens created or intended to be created by the Collateral Documents in the Equity Interests of any Subsidiary of Holdings (other than any Domestic Subsidiary or any Canadian Subsidiary, or any other Subsidiary organized under the laws of (or of any political subdivision of), France, Germany, Spain, or any other jurisdiction in which a Loan Party is organized, for which all applicable documentation shall be required regardless of the occurrence of a Cash Management Period) and (ii) such further U.S. or Canadian intellectual property security agreements (including applicable U.S. or Canadian filings thereof), and will take or cause to be taken such further actions, which the applicable Agent may, from time to time, reasonably request to ensure perfection and priority of the security interest of the applicable Agent in intellectual property of the Loan Parties that was not scheduled in intellectual property security agreements delivered (or required to be delivered) as of the Effective Date, in each case all at the expense of the Loan Parties.
(f)    If any assets (including any real property or improvements thereto or any interest therein) with a fair market value in excess of $10,000,000 are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the applicable Collateral Documents that become subject to the Lien in favor of the applicable Agent (for the benefit of the applicable Secured Parties, securing the applicable Secured Obligations), in each case, upon acquisition thereof), the Borrower Representative or Holdings will (i) notify the applicable Agent and the Lenders thereof and, if requested by the applicable Agent or the Required Lenders, cause such assets to be subjected to a Lien in favor of the applicable Agent (for the benefit of the applicable Secured Parties, securing the applicable Secured Obligations) and (ii) take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the applicable Agent to grant and perfect such Liens, including actions described in clauses (c) and (d) of this Section, all at the expense of the Loan Parties. Notwithstanding anything to the contrary herein, with respect to any Permitted

Acquisitions consummated after the Effective Date having consideration in excess of $10,000,000, Deposit Account Control Agreements shall only be required in connection therewith (x) with respect to deposit accounts which receive proceeds of assets included in the Borrowing Base or (y) if Availability is less than $75,000,000 at any time after the consummation of such acquisition.
(g)    Upon the request of the Administrative Agent with respect to any Eligible Real Property, each Borrower or U.S. Loan Party shall use commercially reasonable efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property, and such other consents, agreements and confirmations of lessors or other third parties with respect to any such Eligible Real Property as the Administrative Agent may reasonably deem necessary or desirable.
(h)    In the event that any Loan Party forms or acquires a Subsidiary after the date hereof that the Loan Parties intend to treat as an Immaterial Subsidiary, the Borrower Representative or Holdings shall, within 30 days of such formation or acquisition, deliver to the applicable Agent a certificate of a Financial Officer of the Borrower Representative certifying as to the Immaterial Subsidiaries (including such new Subsidiary) as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b), giving effect on a pro forma basis to the formation or acquisition of such Subsidiary and any other material acquisitions or dispositions since the date of such financial statements.
(i)    Within 30 days after the value of the Canadian Borrower’s Collateral located in the Province of Quebec exceeds Cdn.$ 60,000,000, the Canadian Borrower shall: (a) notify the Administrative Agent that the value of the Canadian Borrower’s Collateral located in the Province of Quebec exceeds Cdn.$ 60,000,000; (b) execute and deliver to the Administrative Agent additional Quebec Security Documents in order to secure repayment of all the International Secured Obligations, in form and substance reasonably satisfactory to the Administrative Agent and the Administrative Agent’s counsel; and (c) furnish such other documents and information as the Administrative Agent may reasonably request, including, without limitation, a certificate of officer and legal opinions with respect to the Canadian Borrower and the additional Quebec Security Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Administrative Agent’s counsel.
(j)    Notwithstanding any other provision of this Agreement (except eligibility criteria) or any other Loan Document (including this Section 5.14), (i) each Agent may waive or forego any Collateral requirement hereunder if the costs that would be incurred in fulfilling such requirement (including taking into account tax consequences and applicable Requirements of Law) are excessive in relation to the benefits afforded thereby, as determined by such Agent in its sole discretion and (ii) General Cable Automotive SAS shall become a French Guarantor hereunder within thirty (30) days of the Effective Date by executing a guarantee and joinder agreement (including a guaranty of the International Secured Obligations) in form and substance satisfactory to the European Administrative Agent, whereupon it shall become a Guarantor and Loan Party hereunder and guarantee repayment of all of the International Secured Obligations, and

shall deliver such other instruments, documents, certificates and opinions as the European Administrative Agent may reasonably request, but no assets thereof shall be required to be included in the Collateral.
Section 5.15    Transfer of Accounts of European Loan Parties; Notification of Account Debtors. At any time at the request of the European Administrative Agent in its sole discretion following the commencement of a Cash Management Period, the European Loan Parties shall (a) either (i) immediately cause all of their deposit accounts to be transferred to the name of the European Administrative Agent or (ii) to the extent such deposit accounts cannot be transferred to the European Administrative Agent, promptly open new deposit accounts with (and in the name of) the European Administrative Agent, and (b) ensure that all monies owing to them will immediately be re-directed to new accounts that have been established in the name of the European Administrative Agent pursuant to clause (a) above. In addition, each European Borrower agrees that if any of its Account Debtors have not previously received notice of the security interest of the European Administrative Agent over its Accounts, it shall promptly give notice to such Account Debtors of the same, provided that (A) the European Administrative Agent shall have the right to give notice to such Account Debtors if the applicable European Security Agreement so provides and (B) in any event, if any of the French Borrower, the German Borrower or the Spanish Borrowers or any other Additional European Borrower fail to give such notice, each of them hereby authorizes the European Administrative Agent to give such notice on their behalf to the applicable Account Debtors.
Section 5.16    European Loan Party Cash Management. Except as otherwise provided in this Agreement or any other Loan Document (including pursuant to Section 2.10(b)), each European Loan Party will ensure that all cash collections of such Persons are swept or otherwise deposited (whether directly or indirectly) into Collection Deposit Accounts (which shall, from and after the Deposit Account Transition Date, as the same may be extended pursuant to Section 5.13, only contain such cash collections of such Persons), in a manner that is satisfactory to the Agents. From and after the Deposit Account Transition Date, each European Loan Party will provide to the European Administrative Agent promptly upon the European Administrative Agent’s request, a Deposit Account Control Agreement in favor of the European Administrative satisfactory to the Agents duly executed on behalf of each financial institution holding a deposit account of such European Loan Party; provided that the foregoing shall not apply to European Excluded Accounts; provided, however, that from the Effective Date until the Deposit Account Transition Date, the aggregate balance in such deposit accounts that are not European Excluded Accounts and that are not subject to a Deposit Account Control Agreement shall be limited to $5,000,000 (and any amounts in excess thereof shall be transferred on a daily basis to deposit accounts subject to Deposit Account Control Agreements). If a Cash Management Period is in effect, all amounts deposited in the European Collection Accounts shall be deemed received by the European Administrative Agent in accordance with Section 2.18 and shall, after having been credited to such European Collection Account, be applied (and allocated) by the European Administrative Agent in accordance with Section 2.10(b). Except in the case of European Excluded Accounts, before opening or replacing any Collection Deposit Account or other Deposit Account, each European Loan Party shall, unless otherwise agreed by the European Administrative Agent in its reasonable discretion, cause each bank or financial institution in which it seeks to open a Collection Deposit Account or other Deposit Account, to enter into a Deposit Account Control Agreement with the European Administrative Agent.

Section 5.17    Financial Assistance. Each European Loan Party and its Subsidiaries shall comply in all respects with applicable legislation governing financial assistance and/or capital maintenance, including articles 143.2 and 150 of Spanish Capital Companies Act (Royal Decree Law 1/2010, of 2 July) (therefore, the obligations of any Spanish Guarantor under this Agreement shall not extend to any amounts due under the Agreement in connection with the acquisition of its own shares and/or the shares of its controlling companies and/or, in respect of any Spanish Guarantor which is a Sociedad Limitada, the shares of any company which is a member of the Group (as defined in Article 42 of the Spanish Commercial Code), or any other amounts to the extent that guaranteeing amounts would constitute financial assistance), Article L.225-216 of France’s Commercial Code, and ss 30 of Germany’s Limited Liability Company Act (GmbHG) or s 57 of Germany’s Stock Corporation Act (Aktiengesetz), in each case as amended, or any equivalent and applicable provisions under the laws of the jurisdiction of organization of each European Loan Party, including in relation to the execution of the Collateral Documents of each European Loan Party and payments of amounts due under this Agreement.
Section 5.18    Spanish “Pagarés” (Promissory Notes). The Spanish Borrowers undertake to comply at all times with the following obligations in relation to any “pagaré” that any of their Account Debtors may deliver them as payment instruments: (i) to keep all “pagarés” at a separate location in their premises until the date in which such “pagarés” need to be presented for collection, in a specific locked box marked with the reference “JPM Credit Agreement” at their principal office, the exact location of which will be notified at all times to the European Administrative Agent; (ii) to permit at all times during a Cash Management Period the European Administrative Agent immediate access to such “pagarés” and the location in which they are kept, ready for inspection upon request by it; (iii) to prevent the access by any third parties to such locked box other than the European Administrative Agent, and other than those employees of the Spanish Borrowers insofar as necessary to ensure that the “pagarés” are duly presented for collection at the date of payment set forth in such “pagaré”; (iv) to only proceed to collect such “pagarés” through the European Administrative Agent and the bank accounts opened by the Spanish Borrowers with such entity, ensuring that each such “pagaré” has been and will be exclusively cashed into one of those bank accounts opened by each of the Spanish Borrowers with the European Administrative Agent, or such other bank account(s) of the Spanish Borrowers opened with other financial entities as the European Administrative Agent may agree at its sole discretion upon request of the Spanish Borrowers; (v) to instruct all of its Account Debtors that issue such “pagarés” from now on to do so with the specific mention “not to the order” (“no a la orden”), so that they cannot be endorsed to any third party; and (vi) upon occurrence of a Cash Management Period, to immediately send the relevant locked box in which “pagarés” are kept and any other “pagaré” received during such period to the European Administrative Agent for its custody and collection, for as long as the Cash Management Period is continuing. In addition to the above, each of the Spanish Borrowers hereby authorize the European Administrative Agent and its designees, and grant them full powers of attorney, upon occurrence of a Cash Management Period, to take in such Spanish Borrowers' name and on their behalf any and all steps necessary or desirable, in the judgment of the European Administrative Agent or its designees, to collect all amounts due under any and all of their “pagarés”, including, without limitation, endorsing (if possible) such “pagarés” to the European Administrative Agent, and enforcing such “pagarés” and the related contracts thereto.

Section 5.19    Post-Closing Matters. The Loan Parties will take all actions described and set forth on Schedule 5.19 within the time periods set forth therein.
ARTICLE VI
NEGATIVE COVENANTS
Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
Section 6.01    Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)    the Secured Obligations;
(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;
(c)    Indebtedness of any Loan Party to any Subsidiary and of any Subsidiary to any Loan Party or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary and Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;
(d)    Guarantees by any Loan Party of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Loan Party or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(e)    Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;

(f)    Indebtedness which represents an extension, refinancing or renewal (such Indebtedness being referred to herein as the “Refinancing Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (i) and (j) hereof (such Indebtedness being so extended, refinanced or renewed being referred to herein as the “Refinanced Indebtedness”); provided that, (i) such Refinancing Indebtedness does not increase the principal amount of the Refinanced Indebtedness, except in the amount of reasonable and customary fees, cost and expenses incurred in connection with the extension, renewal or replacement, (ii) any Liens securing such Refinanced Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Refinanced Indebtedness is required to become obligated with respect to such Refinancing Indebtedness, (iv) such Refinancing Indebtedness does not result in a shortening of the average weighted maturity of such Refinanced Indebtedness, and (v) if such Refinanced Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinancing Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Refinanced Indebtedness;
(g)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(h)    Indebtedness of any Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(i)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) the combined principal amount of Indebtedness of all Domestic Subsidiaries and Canadian Subsidiaries permitted pursuant to this clause (i), for which the Specified Conditions are not satisfied at the time such Persons become Subsidiaries, shall not exceed $25,000,000 in the aggregate at any time outstanding, (iii) any such Indebtedness shall mature after the latest Maturity Date possible hereunder, and (iv) any such Indebtedness of any Domestic Subsidiary or Canadian Subsidiary shall be unsecured;
(j)    Indebtedness arising under (i) the Convertible Senior Notes, (ii) the Senior Unsecured Notes; and (iii) the Subordinated Convertible Notes; provided, that (A) the aggregate principal amount of the Convertible Senior Notes shall not exceed $355,000,000, (B) the aggregate principal amount of the Fixed Rate Senior Unsecured Notes shall not exceed $600,000,000, (C) the aggregate principal amount of the Floating Rate Senior Unsecured Notes shall not exceed $125,000,000, and (D) the aggregate principal amount of the Subordinated Convertible Notes shall not exceed $429,463,000;
(k)    Indebtedness of any Loan Party (other than Holdings) incurred pursuant to (A) unsecured guarantees in respect of Indebtedness referred to in clause (j)(i) hereof as contemplated by the Convertible Senior Note Indenture, (B) unsecured guarantees in respect of Indebtedness referred to in clauses (j)(ii) hereof as contemplated by the Senior Unsecured Note Indenture, and (C) unsecured guarantees of permitted Refinancing Indebtedness in respect of the foregoing;
(l)    Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 5.04;
(m)    Indebtedness in respect of netting services and overdraft protections in connection with deposit accounts (including permitted Cash Pooling Arrangements), in each case in the ordinary course of business;
(n)    Indebtedness incurred by Foreign Subsidiaries (other than any Loan Party) from time to time after the Effective Date; provided that such Indebtedness incurred by such Foreign Subsidiaries which is owing to a Loan Party shall be permitted only to the extent permitted under Section 6.04;
(o)    unsecured Guarantees:
(i)    of any Loan Party or Subsidiary in respect of (A) obligations arising under Swap Agreements or (B) obligations (other than Indebtedness) related to Permitted Acquisitions, in each case of any other Loan Party or Subsidiary to the extent not otherwise prohibited hereunder, as long as, with respect to Guarantees by any Loan Party, the Specified Conditions are satisfied at the time such Guarantees are issued;
(ii)    of any Loan Party or Subsidiary in respect of Indebtedness (including Indebtedness for borrowed money) of a Joint Venture or a Subsidiary to the extent not otherwise prohibited hereunder, as long as, with respect to Guarantees by any Loan Party, either (A) the Specified Conditions are satisfied at the time such Guarantees are issued or (B) in respect of Guarantees issued when the Specified Conditions are not satisfied (i) the guaranteed Indebtedness (in respect only of Guarantees incurred when the Specified Conditions are not satisfied) does not at any time exceed (I) $200,000,000 in the aggregate principal amount outstanding, or (II) $50,000,000 in the aggregate principal amount outstanding in respect of obligations of any one Joint Venture or Subsidiary, (ii) no Default or Event of Default has occurred and is continuing or would immediately result from such Guarantee, (iii) the Fixed Charge Coverage Ratio for the most recent four fiscal quarters ended immediately prior to the Guarantee shall, after giving effect to such Guarantee (but without duplication of the guaranteed obligations) and assuming such Guarantee occurred on the first day of the period, be at least 1.15 to 1.00 and (iv) the Borrower Representative shall provide to the Administrative Agent a certificate of a Financial Officer of the Borrower Representative certifying (and showing the calculations therefor in reasonable detail) that the Loan Parties would be in compliance with the requirements of clauses (i), (ii) and (iii) preceding; provided that in each case the Guarantees permitted under this clause (o)(ii) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations; or
(iii)    of any Loan Party or any Subsidiary in respect of operating lease obligations and other ordinary course obligations (other than obligations of the types referred to in clause (o)(i) or (o)(ii) above) of any other Loan Party or Subsidiary to the extent not otherwise prohibited hereunder, as long as such Guarantees are issued by such Loan Party or Subsidiary in the ordinary course of business;
(p)    other unsecured Indebtedness created or incurred after the Effective Date, provided that (i) the Fixed Charge Coverage Ratio for the most recent four fiscal quarters ended immediately prior to the Permitted Transaction shall, after giving effect to the incurrence of such Indebtedness on a pro forma basis and assuming that the incurrence of such Indebtedness occurred on the first day of the period, shall be at least 1.15 to 1.00 and (ii) the Borrower Representative shall provide to the Administrative Agent a certificate of a Financial Officer of the Borrower Representative certifying (and showing the calculations therefor in reasonable detail) that the Loan Parties would be in compliance with such requirement;
(q)    Indebtedness of any German Loan Party under (i) direct pension commitments or (ii) old-age part-time arrangements (to the extent such German Loan Party is required by applicable German law to enter into such old-age part-time arrangements); provided, that all such Indebtedness shall only constitute Permitted Indebtedness if all German statutory insolvency protection measures in respect of such Indebtedness have been satisfied and complied with; and
(r)    other unsecured Indebtedness incurred, created, assumed or permitted to exist after the Effective Date not to exceed the $25,000,000 in the aggregate principal amount at any time outstanding.
Section 6.02    Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created pursuant to any Loan Document;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except in the amount of reasonable and customary fees, cost and expenses incurred in connection with the extension, renewal or replacement;
(d)    Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Loan Party or Subsidiary;
(e)    any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(f)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon and Liens in favor of a banking institution arising as a matter of law or pursuant to the general terms and conditions of banks and Sparkassen (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) located in Germany, encumbering amounts credited to deposit or securities accounts (including the right of set-off and netting, and including permitted Cash Pooling Arrangements) and which are within the general parameters customary in the banking industry;
(g)    Liens arising out of sale and leaseback transactions permitted by Section 6.06;
(h)    Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;
(i)    leases or subleases with respect to the assets or properties of any Loan Party or Subsidiary, in each case entered into in the ordinary course of such Person’s business; provided, that, in respect of the Loan Parties, such Leases are subordinate in all respects to the Liens granted and evidenced pursuant to the Loan Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any such Loan Party or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(j)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party or Subsidiary in the ordinary course of business in accordance with the past practices of such Loan Party or Subsidiary;
(k)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Loan Party or Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(l)    Liens on property of Foreign Subsidiaries (other than Loan Parties); provided, that such Liens do not extend to, or encumber, property which constitutes Collateral;
(m)    licenses or sublicenses of intellectual property granted by any Loan Party or Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Loan Party or Subsidiary;
(n)    Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;
(o)    Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods to the extent required by law;
(p)    Liens deemed to exist in connection with set-off rights in the ordinary course of the Loan Parties’ and their Subsidiaries’ business;
(q)    replacement, extension or renewal of any Lien permitted herein in the same property previously subject thereto provided the underlying Indebtedness is Refinancing Indebtedness permitted to be replaced, extended and renewed under Section 6.01(f);
(r)    the filing of financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(s)    deposits by any Loan Party to a financial institution to secure, support, or underwrite a loan by such institution to a Foreign Subsidiary (other than any Loan Party) (commonly referred to as back-to-back overseas loans), as long as either (i) the Specified Conditions are satisfied at the time such deposits are made or (ii) the aggregate outstanding amount of all such deposits made when the Specified Conditions are not satisfied are permitted shall be permitted to be made as investments pursuant to Section 6.04(s);

(t)    Liens of Foreign Subsidiaries (other than Loan Parties) securing Swap Agreement Obligations;
(u)    cash collateral in respect of Indebtedness permitted under Section 6.01(q) in an aggregate amount not to exceed $2,000,000;
(v)    other Liens (not of a type set forth in clauses (a) through (t) above) incurred in the ordinary course of business of any Loan Party or Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $25,000,000 at any time outstanding;
(w)    Liens created or subsisting in order to comply with section 8a of the German “Altersteilzeitgesetz” or pursuant to section 7d of the German Social Law Act No. 4 (Sozialgesetzbuch IV);
(x)    Liens granted by a Loan Party to another Loan Party pursuant to the terms of the Canadian Intercompany Financing Agreements; provided that Liens granted pursuant to this clause (w) may not attach to property constituting Collateral other than any cash or cash equivalents required to be paid by a Loan Party to another Loan Party pursuant to the terms of the Canadian Intercompany Financing Agreements to the extent such cash or cash equivalents are proceeds of the Canadian Intercompany Financing Agreements; and
(y)    Liens upon accounts and related assets subject to factoring transactions permitted by Section 6.05(l).
Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clause (a) above, (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clause (a) above or (3) real property, other than those permitted under clauses (a) and (f) of the definition of Permitted Encumbrances and clauses (a) or (i) above.
Section 6.03    Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of any Borrower may merge into or consolidated or amalgamate with any Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Loan Party (other than a Borrower) may merge into or consolidated or amalgamate with any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary may transfer its assets to a Loan Party and any Subsidiary which is not a Loan Party may transfer its assets to another Subsidiary that is not a Loan Party, (iv) any Borrower may merge, consolidate or amalgamate with any other Borrower (so long as the U.S. Borrower survives such merger, consolidation or amalgamation), (v) any Loan Party (other than a Borrower) may merge into or consolidate or amalgamate with any other person if required to complete a Permitted Acquisition in which the surviving entity is, or becomes, a Loan Party concurrently with such merger, consolidation or amalgamation; (vi) any Subsidiary that is not a Loan Party may merge into or consolidate or amalgamate with any other Subsidiary that is not a Loan Party or with a Loan Party (so long as such Loan Party survives); (vii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Loan Party which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders; provided that any such merger, consolidation or amalgamation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger, consolidation or amalgamation shall not be permitted unless also permitted by Section 6.04; and (viii) Holdings may consummate the Permitted Reorganization.
(b)    No Loan Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the date hereof and businesses reasonably related thereto.
(c)    Holdings will not engage in any business or activity other than the ownership of Equity Interests of its Subsidiaries and activities incidental thereto. Holdings will not own or acquire any assets (other than the assets and property owned by it as of the Effective Date, the Equity Interests of its Subsidiaries, and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities (other than liabilities under the Loan Documents, Indebtedness permitted to be outstanding with respect to and/or incurred by Holdings under Section 6.01 and liabilities reasonably incurred in connection with its maintenance of its existence).
(d)    Green Belle Arbor LLC will not engage in any business or activity other than retaining and compensating consultants and other professionals for the purpose of evaluating properties of Holdings and its Domestic Subsidiaries for potential remediation (and activities related thereto); own or acquire any assets; incur any liabilities (other than liabilities outstanding on the Effective Date, liabilities related to such evaluations and other liabilities reasonably incurred in connection with its maintenance of its existence and its business); or, unless it also becomes a Loan Party, become a guarantor of any of the Existing Debt Securities.
Section 6.04    Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or amalgamation) any evidences of indebtedness, Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, amalgamation or otherwise), except:
(a)    Permitted Investments, subject (as provided in each applicable Security Agreement and subject to the last sentence of Section 5.14(f)) to control agreements in favor of the applicable Agent, or otherwise subject to a perfected security interest in favor of the applicable Agent pursuant to the Collateral Documents or other arrangements acceptable to the Administrative Agent in its sole discretion;
(b)    investments in existence on the date hereof and described in Schedule 6.04;
(c)    the formation by the Loan Parties and their Subsidiaries of Subsidiaries, and investments by the Loan Parties and their Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged in accordance with, and to the extent required by, Section 5.14 and (B) in the case of investments by Loan Parties in Subsidiaries that are not Loan Parties, the Specified Conditions are satisfied at the time such investments are made;
(d)    loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to any other Loan Party or any other Subsidiary; provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the U.S. Security Agreement, the applicable Canadian Security Agreement, or other applicable Collateral Document, (B) such Indebtedness shall comply with the applicable requirements of Section 6.01(c), and (C) in the case of loans and advances by Loan Parties to Subsidiaries that are not Loan Parties, the Specified Conditions are satisfied at the time such loans or advances are made;
(e)    Guarantees constituting Indebtedness permitted by Section 6.01;
(f)    loans or advances made by a Loan Party or any Subsidiary to its employees on an arms-length basis in the ordinary course of business (A) consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $5,000,000 in the aggregate at any one time outstanding or (B) short-term advancements up to a maximum of $15,000,000 in the aggregate at any one time outstanding by a Loan Party or any Subsidiary made to the applicable taxing authority in the amount of withholding payments owed by employees in connection with the vesting of equity awards, which are subsequently repaid to the respective Loan Party or Subsidiary by the employee within six (6) months of the date of the advance;
(g)    subject to Sections 4.2(a) and 4.4 of the U.S. Security Agreement and any comparable section of any other Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;
(h)    investments in the form of Swap Agreements permitted by Section 6.07;
(i)    investments of any Person existing at the time such Person becomes a Subsidiary of a Loan Party or consolidates, amalgamates or merges with a Subsidiary of a Loan Party (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such transaction;

(j)    investments received in connection with the dispositions of assets permitted by Section 6.05;
(k)    any Permitted Acquisition so long as the Specified Conditions are satisfied at the time such Permitted Acquisition is made;
(l)    investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(m)    investments in Joint Ventures so long as the Specified Conditions are satisfied at the time such investments are made;
(n)    Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Loan Party or Subsidiary’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(o)    Swap Agreements entered into by any Loan Party on behalf of any Foreign Subsidiary (other than a Loan Party) for purposes permitted by Section 6.07 in an aggregate net mark to market amount not to exceed $25,000,000 at any time outstanding, provided than in the event that such aggregate net mark to market amount at any time exceeds $25,000,000, (i) a Reserve shall automatically be deemed instituted with respect to such overage, and shall remain in effect in the amount of such overage from time to time so long as any such overage remains outstanding, (ii) the permitted aggregate net mark to market amount of such Swap Agreements shall be automatically increased by the amount of such Reserve, (iii) the Borrower Representative shall promptly (and in any event within one (1) Business Day) notify the Administrative Agent of such overage and (iv) to the extent that any such Reserve causes the Borrowers to not be in compliance with the Revolving Exposure Limitations, the Borrowers shall promptly prepay the Loans in accordance with Section 2.11(b);
(p)    any Loan Party or Subsidiary may capitalize, transfer (to another Loan Party or Subsidiary), convert to equity, forgive or otherwise modify Indebtedness owed to it by any other Loan Party or Subsidiary; provided that (i) no Default or Event of Default shall be continuing or shall result therefrom, (ii) no Borrower shall capitalize, transfer, convert to equity, forgive or otherwise modify (in a manner that has the effect of any of the foregoing or of otherwise reducing the principal obligations owed to the Borrower thereunder) intercompany loans owed to it by any other Loan Party unless the Specified Conditions are satisfied at such time, (iii) no Loan Party shall capitalize, transfer, convert to equity, forgive or otherwise modify (in a manner that has the effect of any of the foregoing or of otherwise reducing the principal obligations owed to the Borrower thereunder) intercompany loans owed to it by any Subsidiary that is not a Loan Party unless the Specified Conditions are satisfied at such time and (iv) any resulting Indebtedness is permitted by Section 6.01(c) and shall comply, to the extent applicable, with the requirements of Section 6.01(c)(ii);

(q)    investments pursuant to the Permitted Reorganization;
(r)    Investments by Foreign Subsidiaries (other than Loan Parties), provided that no such Investment shall be directly or indirectly funded by any Loan Party unless the Specified Conditions are satisfied at the time thereof and such funding is otherwise permitted hereunder;
(s)    investments pursuant to permitted Cash Pooling Arrangements (other than net investments in Persons other than Loan Parties (constituting the aggregate amount owed pursuant to the Cash Pooling Arrangements by all Subsidiaries who are not Loan Parties minus the aggregate amount on deposit pursuant to the Cash Pooling Arrangements from such Persons), except to the extent otherwise permitted by this Section 6.04); and
(t)    if no Default or Event of Default would result therefrom, other investments made after the Effective Date in Foreign Subsidiaries of Holdings (other than Loan Parties) in an aggregate principal amount not to exceed (i) $10,000,000 in any fiscal year or (ii) $50,000,000 in the aggregate.
Section 6.05    Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:
(a)    sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;
(b)    sales, transfers and dispositions of assets to any Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;
(c)    sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;
(d)    sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (l) of Section 6.04;
(e)    sale and leaseback transactions permitted by Section 6.06;
(f)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;
(g)    sales, transfers and dispositions by any Foreign Subsidiary (other than any Loan Party) as long as, individually and in the aggregate, such sales, transfers and dispositions do not comprise all or substantially all of the property of any such Foreign

Subsidiary which has any of its Equity Interests pledged as Collateral unless such sale, transfer or disposition (i) is to a Loan Party or a Foreign Subsidiary that has its Equity Interests pledged as Collateral or (ii) is made in accordance with Section 6.09;
(h)    discounts or forgiveness of account receivables in the ordinary course of business or in connection with collection or compromise thereof shall be permitted provided the account debtor is not an Affiliate;
(i)    the Permitted Reorganization;
(j)    sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (h) shall not exceed $50,000,000 during any fiscal year of Holdings;
(k)    permitted Cash Pooling Arrangements; and
(l)    sales of long term Accounts pursuant to factoring agreements in form and substance satisfactory to Administrative Agent in its sole discretion.
provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (f), (i) and (k) above) shall be made for fair value and for at least 75% cash consideration.
Section 6.06    Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary (other than a Foreign Subsidiary) to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.
Section 6.07    Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Loan Party or any Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party or any Subsidiary, and (c) Swap Agreements entered into in order to effectively cap, collar or exchange currency rates with respect to any contract, obligation, Indebtedness, liability or investment of any Loan Party or any Subsidiary.
Section 6.08    Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(i)    (x) each Loan Party and its Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock and (y) Holdings may issue Equity Interests consisting of additional shares of its common stock to holders of warrants, options or other rights entitling such holders to purchase or acquire such Equity Interests,
(ii)    Subsidiaries of Holdings may declare and pay dividends ratably with respect to their Equity Interests,
(iii)    if the Specified Conditions have been satisfied, Holdings may make Restricted Payments in respect of its Equity Interests, and
(iv)    if the Specified Conditions have not been satisfied, so long as no Default or Event of Default or Cash Management Period is outstanding or would result therefrom, Holdings may make other Restricted Payments in respect of its Equity Interests in an amount not to exceed, in the aggregate with amounts paid pursuant to Section 6.08(b)(vii), (A) $10,000,000 in any fiscal year or (B) $50,000,000 in the aggregate.
(b)    No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(i)    payment of Indebtedness created under the Loan Documents;
(ii)    payment of regularly scheduled interest (including contingent interest) and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
(iii)    refinancings of Indebtedness to the extent permitted by Section 6.01;
(iv)    payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v)    any Foreign Subsidiary (other than a Loan Party) may prepay its permitted Indebtedness, provided that no such prepayment shall be directly or indirectly funded by any Loan Party unless the Specified Conditions are satisfied at the time thereof and such funding is otherwise permitted hereunder;
(vi)    if the Specified Conditions have been satisfied, Holdings may convert, prepay, redeem, repurchase, retire, defease or otherwise acquire for value any Existing Debt Securities;
(vii)    payments pursuant to permitted Cash Pooling Arrangements; and
(viii)    if the Specified Conditions have not been satisfied, so long as no Default or Event of Default or Cash Management Period is outstanding or would result therefrom, Holdings may convert, prepay, redeem, repurchase, retire, defease or otherwise acquire for value any Existing Debt Securities in an amount not to exceed, in the aggregate with amounts paid pursuant to Section 6.08(a)(iv), (A) $10,000,000 in any fiscal year or (B) $50,000,000 in the aggregate.
Section 6.09    Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; (b) transactions between or among any Loan Parties not involving any other Affiliate; (c) any investment, loan, advance or Guarantee permitted by Sections 6.04(c), 6.04(d), 6.04(e), 6.04(m), 6.04(o) or 6.04(p); (d) any Indebtedness permitted under Section 6.01(c), 6.01(j), 6.01(k) or 6.01(o), (e) any Restricted Payment permitted by Section 6.08; (f) loans or advances to, or with respect to obligations of, employees permitted under Section 6.04; (g) the payment of reasonable fees to directors of any Loan Party or any Subsidiary who are not employees of such Loan Party or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of any Loan Party or any Subsidiary thereof in the ordinary course of business; (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Loan Party’s or Subsidiary’s board of directors; (i) the transfer of intercompany Indebtedness to the extent permitted by Section 6.04(p); (j) transactions solely between or among Foreign Subsidiaries (other than Loan Parties) not involving any Loan Party; (k) permitted Cash Pooling Arrangements; and (l) the Permitted Reorganization.
Section 6.10    Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or under (A) any Loan Document, (B) the Convertible Senior Note Documents, (C) the Senior Unsecured Note Documents, and (D) the Subordinated Convertible Note Documents; (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; (vi) the foregoing shall not apply to restrictions and conditions imposed under permitted Indebtedness and other permitted contracts of any Foreign Subsidiary (other than any Loan Party).
Section 6.11    Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, (b) its certificate or articles of incorporation, by-laws, operating, management or partnership agreement or other organizational documents (except for amendments, modifications or waivers reasonably acceptable to the Administrative Agent in connection with a Permitted Reorganization) or (c) the Convertible Senior Note Documents or the Senior Unsecured Note Documents, in each case to the extent any such amendment, modification or waiver would be adverse to the Lenders.
Section 6.12    Fixed Charge Coverage Ratio. The Loan Parties will not permit the Fixed Charge Coverage Ratio, determined for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter to be less than 1.0 to 1.0, to be measured as of the last day of each fiscal quarter, commencing with the fiscal quarter ending immediately preceding the commencement of a Covenant Trigger Period.
Section 6.13    Spanish “Pagarés” (Promissory Notes). The Spanish Borrowers undertake at all times to comply with the following obligations in relation to any “pagaré” that any of their Account Debtors may deliver them as payment instruments: not to sell, assign or otherwise dispose of, or create or suffer to exist any adverse claim upon or with respect to, any “pagaré”, or endorse, or assign any right to receive income in respect thereof, or allow any rights of setoff to arise in connection therewith; provided, however, that for purposes of this provision an endorsement of any “pagaré” in favor of a bank for collection only (“para cobro o en comisión de cobro”) will not be prohibited hereunder if so previously consented by the European Administrative Agent in writing to the Spanish Borrowers.

Section 6.14    Sanctions Laws and Regulations.

(a)    No Borrower shall, and shall ensure that none of its Affiliates will, directly or indirectly use the proceeds of the Loans (i) for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions; (ii) to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time; or (iii) in any other manner that will result in the violation of any applicable Sanctions by any party to this Agreement.
(b)    No Borrower shall, and shall ensure that none of its Affiliates will, use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Designated Persons; or (ii) any Sanctioned Country, to pay or repay any amount owing to the Lenders under this Agreement.
(c)    Each Borrower shall, and shall ensure that each of its Affiliates will (i) conduct its business in compliance with Anti-Corruption Laws; (ii) maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws; and (iii) have appropriate controls and safeguards in place designed to prevent any proceeds of any Loans from being used contrary to the representations and undertakings set forth herein.
(d)    Each Borrower shall, and shall ensure that each of its Affiliates will, comply in all material respects with all foreign and domestic laws, rules and regulations (including the Patriot Act, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) now or hereafter applicable to this Agreement, the transactions underlying this Agreement or the Borrowers’ execution, delivery and performance of this Agreement.
ARTICLE VII
EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;
(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or 5.19 or in Article VI, or in Article VII of the U.S. Security Agreement or the Canadian Security Agreement;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied (i) during a Weekly Reporting Period, a period of one day after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01(f) or (g); (ii) for a period of 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (other than Section 5.01(f) or (g) during a Weekly Reporting Period), 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.09, 5.10 through 5.13 of this Agreement; or (iii) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document;
(f)    any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary case or proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, winding up, dissolution, reorganization or other relief in respect of a Loan Party or any Subsidiary (other than an Immaterial Subsidiary) of any Loan Party or its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect, or (ii) the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, monitor, administrator, liquidator, conservator or similar official for any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) of any Loan Party or for a substantial part of its assets, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets, of any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) of any Loan Party, or (iv) the composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations of any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) of any Loan Party, and, in any such case, such proceeding, case or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    (i) any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) of any Loan Party shall (A) voluntarily commence any proceeding or file any petition, pass any resolution or make any application seeking liquidation, reorganization or other relief under any Insolvency Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (C) apply for or consent to the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, monitor, administrator, liquidator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) take any action for the purpose of effecting any of the foregoing, (ii) without limiting the preceding clause (i), any corporate action, legal proceeding or other procedure or step is taken in relation to: (A) the suspension of payments, a moratorium of any examinership, indebtedness, winding-up, liquidation, compromise, arrangement, seizure or realization of security, dissolution, administration, examination or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any European Loan Party, (B) a composition, compromise, assignment or arrangement with any creditor of any European Loan Party, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, compulsory manager, compulsory interim manager or other similar officer in respect of any European Loan Party or any of its material assets, or (D) enforcement of any Lien over any material assets of any European Loan Party, or any analogous procedure or step is taken with respect to any European Loan Party or its material assets in any applicable jurisdiction, or (iii) a moratorium is declared in respect of any Material Indebtedness of any European Loan Party;
(j)    (i) any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due (as interpreted, in respect of each French Loan Party, in accordance with Article L. 631-1 of France’s Commercial Code, and as interpreted, in respect of each Spanish Loan Party, in accordance with Article 2 of the Spanish Insolvency Law, each as amended from time to time), (ii) any European Loan Party shall be deemed to or declared to be unable to pay its debts under applicable law, or (iii) a German Loan Party shall be unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung) or shall be over-indebted within the meaning of section 19 of the German Insolvency Code;

(k)    (i) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment; (ii) any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; or (iii) any expropriation, attachment, sequestration, distress or execution or any analogous process in any Eligible European Jurisdiction shall have an adverse effect of $25,000,000 or more in the aggregate on any asset or assets of a European Loan Party, and the same shall not be discharged within 30 days during which the same shall not be effectively stayed;
(l)    (i)(A) an ERISA Event shall have occurred, (B) a trustee shall be appointed by a United States district court to administer any U.S. Pension Plan, (C) the PBGC shall institute proceedings to terminate any U.S. Pension Plan, (D) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (E) any other event or condition shall occur or exist with respect to a U.S. Pension Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could, in the opinion of the Required Lenders, reasonably be expected to result, individually or in the aggregate, in liability of the Borrowers and their Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; or (ii) a Pension Event shall occur, or a Canadian Loan Party is in default with respect to payments to a Canadian Pension Plan or a Loan Party is in default with respect to payments to a Canadian Multiemployer Plan resulting from their complete or partial withdrawal from such Canadian Multiemployer Plan and such event or condition, together with all other such events or conditions, if any, could, in the opinion of the Required Lenders, reasonably be expected to result, individually or in the aggregate, in liability of the Borrowers and their Subsidiaries in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect;
(m)    (i) any Canadian Loan Party or any of its Subsidiaries shall, directly or indirectly, terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability which could reasonably be expected to have a Material Adverse Effect; (ii) any event or condition exists in respect of any Canadian Pension Plan which presents the risk of liability of any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (iii) any Canadian Loan Party shall fail to make minimum required contributions to amortize any funding deficiencies under a Canadian Pension Plan within the time period set out in Applicable Pension Laws or fail to make a required contribution under any Canadian Pension Plan or Canadian Benefit Plan, except where such failure to contribute has been addressed within 30 days; or (iv) any Borrower or any of its Subsidiaries makes any improper withdrawals or applications of assets of a Canadian Pension Plan or Canadian Benefit Plan, except where such event could not reasonably be expected to result in a Material Adverse Effect;
(n)    a Change in Control shall occur;
(o)    the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;
(p)    the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;
(q)    except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien (subject to Permitted Liens); or
(r)    any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or
(s)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).
then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, whereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any Obligations not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans and other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans and other Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Agents may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC, the PPSA, the Civil Code of Quebec or any other legislation.
ARTICLE VII
THE ADMINISTRATIVE AGENT AND OTHER AGENTS
Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the European Administrative Agent as its agent and authorizes each Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each Lender and each Issuing Bank hereby grants to the Administrative Agent and the European Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent, the European Administrative Agent and the Lenders (including each Swingline Lender and each Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent or the European Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
For the purposes of holding any security granted by the Borrowers or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each Secured Party hereby irrevocably appoints and authorizes the Administrative Agent to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Secured Party hereby irrevocably appoints and authorizes the Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Secured Parties to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Secured Party shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity. The Substitution of the Administrative Agent pursuant to the provisions of this Article 8 shall also constitute the substitution of the Attorney and the Custodian.
Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not an Agent hereunder.
No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and nor shall any Agent be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower Representative or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as each Agent.
Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor (which shall, in the case of the European Administrative Agent, be an Affiliate of the Administrative Agent that is a French Qualifying Lender acting through an office in the United Kingdom). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank (which shall, in the case of the European Administrative Agent, be an Affiliate of the Administrative Agent that is a French Qualifying Lender acting through an office in the United Kingdom). Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent. Each Lender, each Issuing Bank, and the Administrative Agent irrevocably appoints the European Administrative Agent to act as security trustee under and in connection with each Collateral Document entered into by any Loan Party (other than any such Collateral Document governed by the law of the United States or Canada). Each of the Issuing Banks and Lenders authorizes the European Administrative Agent to exercise the rights specifically given to the

European Administrative Agent under or in respect of the Collateral Documents, together with any rights incidental thereto.
Each Tranche C Revolving Lender and each European Issuing Bank (and, as applicable, each Tranche B Revolving Lender and each Canadian Issuing Bank) hereby irrevocably (a) appoints and empowers the European Administrative Agent to constitute, register, manage and enforce on its behalf any security interest created by or pursuant to the Spanish Security Agreement or any other Collateral Document that is governed by the laws of Spain, and to exercise in its name and on its behalf any and all rights in favor of such International Secured Parties (which shall include, without limitation, the right to send any notice and make any declaration thereunder, the right to enforce security interests and to make any calculation in respect thereof and the right to release security interests in the circumstances set forth therein and in this Agreement); (b) appoints the European Administrative Agent to act as its agent in connection with the French Security Agreement in accordance with Article 2328-1 of the French Civil Code, as amended, and be the beneficiary of the French Security Agreement on behalf and in the name of such International Secured Parties; (c) grants to the European Administrative Agent a power of attorney (Vollmacht) in respect of any Collateral Document governed by the laws of Germany (i) to execute for and on behalf of each of them any such Collateral Document and related notices, and to do and perform all acts it deems necessary or desirable to create valid rights (including rights in rem (dingliche Rechte)) under any such Collateral Document or any other document that determines how security held pursuant thereto is to be held and administered; and (ii) to appoint for and on behalf of each of them any other Person as its representative in relation to any such Collateral Document, empowered to exercise all rights set forth in such Collateral Document (including, without limitation, the right to give notices, to make declarations, to enforce rights in respect of security, to make calculations and to release security as provided therein); (d) releases the European Administrative Agent from the restrictions of section 181 of Germany’s Civil Code (BGB), as amended, and from the corresponding provisions set forth in other applicable law, including but not limited to, restrictions with respect to the exercise of the power of attorney (Vollmacht) granted pursuant to clause (c) above; (e) agrees that the European Administrative Agent also acts for others and for itself in relation to each Collateral Document governed by the laws of Germany and to any action (including, without limitation, actions taken with respect to legal proceedings in Germany) that the European Administrative Agent may take from time to time with connection with any Collateral Document governed by the laws of Germany; (f) authorizes the European Administrative Agent to appoint other Persons with substitute powers to act for and on its behalf with respect to each Collateral Document governed by the laws of Germany (and to exempt such persons from the restrictions of section 181 of Germany’s Civil Code (BGB), as amended, and from the corresponding provisions set forth in other applicable law), in each case to the extent legally possible; and (g) appoints the European Administrative Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the Collateral Documents governed by the law of Germany for and on behalf of the other International Secured Parties (and the European Administrative Agent hereby accepts such appointment on the terms and subject to the conditions set out in this Agreement). Each of the Tranche C Revolving Lenders and the European Issuing Banks (and, as applicable, each of the Tranche B Revolving Lenders and the Canadian Issuing Banks) which is barred by its constitutional documents or by-laws from granting such exemption shall notify the European Administrative Agent accordingly. Each Tranche C Revolving Lender and each European Issuing Bank (and, as applicable, each Tranche B

Revolving Lender and each Canadian Issuing Bank) ratifies and approves all acts and declarations previously done by the European Administrative Agent on such its behalf (including, for the avoidance of doubt the declarations made by the European Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any secured party as future pledgee or otherwise).
Notwithstanding with the obligations assumed by each Tranche C Revolving Lender and European Issuing Bank (and, as applicable, each Tranche B Revolving Lender and each Canadian Issuing Bank) pursuant to paragraph above, each such Person undertakes to grant as many powers of attorney as Spanish laws and regulations may require for the purposes of appointing the European Administrative Agent as its representative for granting, registration, amendment and enforcement purposes in relation to any Spanish Security Agreement or any Collateral Document governed by the laws of Spain. Additionally, if required by law or needed for enforcement or registration purposes, each such Person undertakes to comply with the obligation to obtain a Spanish Tax Identification number (N.I.F.) in Spain before the relevant Spanish Tax Authorities.
The European Administrative Agent shall: (a) in the case of non-accessory (nicht akzessorische) security rights created under the Collateral Documents governed by the law of Germany, hold and administer and, as the case may be, enforce such Collateral in its own name, but for the account of the International Secured Parties; and (b) in the case of accessory (akzessorische) security rights created by way of pledge or other accessory instruments under the Collateral Documents governed by the law of Germany, administer and, as the case may be, enforce such Collateral in the name and for and on behalf of the International Secured Parties or in its own name, but in each case for the account of the International Secured Parties and to accept as their representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such European Revolving Lender or European Issuing Bank in connection with the Loan Documents under German law and to agree to and execute on its behalf as their representative (Stellvertreter) any amendments, confirmations and/or alterations to any German Security Agreement which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) (i) no Agent makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) no Agent shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Agents undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold each Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by such Agent or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
The Joint Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.
Each of the Lenders hereby acknowledges that (x) it has received and reviewed the U.S. Reaffirmation Agreement, (y) it consents to the terms thereof, including any amendments to the U.S. Security Agreement contained therein, and agrees to be bound thereby and directs the Administrative Agent to execute the U.S. Reaffirmation Agreement.
Each of the Lenders hereby acknowledges that (x) it has received and reviewed the Canadian Reaffirmation Agreement, (y) it consents to the terms thereof, including any amendments to the Canadian Security Agreement contained therein, and agrees to be bound thereby and directs the Administrative Agent to execute the Canadian Reaffirmation Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by facsimile, in the case of any notice to the European Administrative Agent, or delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, in the case of any notice to any other Person, as follows:

(i)    if to any Loan Party, to the Borrower Representative at:
General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Attention: Chief Financial Officer
Facsimile No.: (859) 572-8440

with a copy to:
General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Attention: General Counsel
Facsimile No.: (859) 572-8440

with a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attention: Scott R. Smith
Facsimile No.: (917) 332-3711
(ii)    if to the Administrative Agent or the U.S. Swingline Lender, to:
JPMorgan Chase Bank, N.A.
1300 East 9th Street, 13th Floor
Cleveland, OH 44114
Attention: Katherine Cliffel
Email: katherine.c.cliffel@chase.com
Facsimile No: (216) 781-2071

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2800
Chicago, IL 60606
Attention: Seth E. Jacobson
Facsimile No.: (312) 407-8511
(iii)    if to the Tranche B Swingline Lender:
JPMorgan Chase Bank, N.A.
200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800
Toronto, Ontario, M5J 2J2

Attention: Indrani Lazarus
Email: indrani.lazarus@jpmorgan.com
Facsimile No: 416-981-9174

with a copy to:
JPMorgan Chase Bank, N.A.
1300 East 9th Street, 13th Floor
Cleveland, OH 44114
Attention: Katherine Cliffel
Email: katherine.c.cliffel@chase.com
Facsimile No: (216) 781-2071

and with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2800
Chicago, IL 60606
Attention: Seth E. Jacobson
Facsimile No.: (312) 407-8511
(iv)    if to the European Administrative Agent or the European

    Swingline Lender, to:
J.P. Morgan Europe Limited
Loans Agency 6th Floor
25 Bank Street, Canary Wharf
London E145JP

United Kingdom
Attention: Loans Agency
Facsimile No: +44 20 7777 2360

with a copy to:
JPMorgan Chase Bank, N.A.
1300 East 9th Street, 13th Floor
Cleveland, OH 44114
Attention: Katherine Cliffel
Email: katherine.c.cliffel@chase.com

Facsimile No: (216) 781-2071

and with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2800
Chicago, IL 60606
Attention: Seth E. Jacobson
Facsimile No.: (312) 407-8511
(v)    if to any other Lender or any Issuing Bank, to it at its
address or facsimile number set forth in its Administrative Questionnaire or in any other writing delivered by such Person to the Administrative Agent.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent or the European Administrative Agent, as the case may be, and the applicable Lender; provided further that notices to the European Administrative Agent must be delivered by facsimile. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02    Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent or Agents that are parties thereto, and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Revolving Commitment of any Lender without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.10(c), Section 2.18(b) or (d), or the third sentence of Section 2.18(a), in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (E) increase the advance rates set forth in the definition of “U.S. Borrowing Base”, “Canadian Borrowing Base”, “French Borrowing Base”, “German Borrowing Base”, “Spanish Borrowing Base”, or “Additional European Borrower Borrowing Base” without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (F) modify eligibility criteria, as such eligibility criteria are in effect on the Effective Date (including adding new categories of eligible assets or eliminating any category of the reserves), in any manner that has the effect of increasing the amounts available to be borrowed hereunder without the written consent of the Supermajority Lenders; (G) (1) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) or (2) change any provision of any Loan Document requiring the Joint Lead Arrangers to make a determination or grant any consent thereunder or change the definition of “Joint Lead Arrangers” without the written consent of each Joint Lead Arranger, (H) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (I) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (J) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of each Agent, each Issuing Bank and each Swingline Lender). The Administrative Agent may also amend the Revolving Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.
(c)    The Lenders hereby irrevocably authorize each Agent, at its option and in its sole discretion, to release any Liens granted to such Agent by the Loan Parties on any Collateral (i) upon the termination of the Revolving Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of (including Equity Interests in any Foreign Subsidiary that ceases to be First Tier Foreign Subsidiary pursuant to a Permitted Reorganization) if the Loan Party disposing of such property certifies to such Agent that the sale or disposition is made in compliance with the terms of this Agreement (and each Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, each Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agents and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, no Agent will release any Liens on Collateral without the prior written authorization of the Required Lenders (or each Lender, to the extent required by clause (J) of Section 9.02(b)); provided that, the Agents may in their discretion, release its Liens on Collateral valued in the aggregate not in excess of 5.0% of the sum of the total Revolving Commitments at such time during any calendar year without the prior written authorization of the Required Lenders (or each Lender, to the extent required by clause (J) of Section 9.02(b)). Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)    Without the consent of any other person, the applicable Loan Party or Parties and the Administrative Agent and/or European Administrative Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument (including amendments or waivers with respect to provisions hereof or thereof, or new agreements or instruments, regarding cash management and the administration thereof), to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (ii) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law, rules, or regulations, or any requirement of any Governmental Authority, (iii) to cure any inconsistency with this Agreement (other than, solely in the case of clause (iii), amendments or waivers to provisions in such Collateral Documents that are required to create or perfect the security interests created thereby or cause such Collateral Document or security interest to be enforceable), (iv) in connection with, or to effectuate, the Permitted Reorganization, or (v) to effect the joinder of any Additional European Loan Party to this Agreement or to any other Loan Document (including, without limitation, the addition of such provisions that the applicable Agent may find necessary or desirable pursuant to local law (including provisions for parallel debt and limitations on the Loan Guaranty granted by such Additional European Loan Parties), to effect (in addition to existing eligibility criteria) eligibility criteria appropriate for the Borrowing Base (in the sole discretion of the Administrative Agent) with respect to Accounts of an Additional European Borrower (including documentation with respect to the transfer of Accounts among Loan Parties), or otherwise necessary or appropriate, in the sole discretion of the Administrative Agent, with respect to such joinder).

Section 9.03    Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) (x) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) and (y) all reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Joint Lead Arrangers, in connection with the syndication and closing of the credit facilities provided for herein (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section 9.03 include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:
(i)    appraisals and insurance reviews;
(ii)    field examinations and the preparation of Reports based on the fees charged by a third party retained by any Agent or the internally allocated fees for each Person employed by any Agent with respect to each field examination;
(iii)    background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;
(iv)    taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agents’ Liens;
(v)    sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
(vi)    forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).
(b)    The U.S. Borrower (and, to the extent relating to any Canadian Loan Parties, any Tranche B Loans, Canadian Letters of Credit, or other Canadian Secured Obligations, any Canadian Security Agreement, or any other Canadian matters, the Canadian Borrower; and, to the extent relating to any European Loan Parties, any Tranche C Loans, European Letters of Credit, or other European Secured Obligations, any European Security Agreement, or any other European matters, each European Borrower) shall indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the failure of the Borrowers to deliver to the applicable Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Swingline Lender under clause (a) or (b) of this Section 9.03, each Lender severally agrees to pay to such Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d)    To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.
Section 9.04    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. To the extent a transfer of rights and obligations hereunder could be construed as a novation within the meaning of Articles 1271 et seq. of the French Civil Code, each party hereto agrees that upon an assignment under this Section 9.04, the Collateral created under the French Security Agreement shall be preserved and maintained for the benefit of the European Administrative Agent, the new Lender and the remaining International Secured Parties pursuant to Articles 1278 et seq. of the French Civil Code. The new Lender may, in case of an assignment of rights by an existing Lender hereunder, if it considers it necessary to make such transfer effective as against third parties, arrange for the assignment to be notified by way of signification to any French Loan Party in accordance with Article 1690 of the French Civil Code. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (provided that no such assignment shall be permitted to a natural Person, or to a Person whose primary business is the manufacture and/or distribution of wire and cable products) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default or Event of Default has occurred and is continuing, any other assignee; provided, further, that the Borrower Representative shall be deemed to have consented to an assignment if it has not objected in writing within ten Business Days of receiving notice of such assignment;
(B)    the Administrative Agent; and
(C)    the Issuing Banks.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment (I) if in respect of the U.S. Facility, of a proportionate part of all the assigning Lender’s rights and obligations with respect to the U.S. Facility, (II) if in respect of the Tranche B Facility, of a proportionate part of all the assigning Lender’s rights and obligations with respect to the Tranche B Facility and (III) if in respect of the European Facility, of a proportionate part of all the assigning Lender’s rights and obligations with respect to the European Facility;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(E)    any assignee (other than an Approved Fund) shall be a French Qualifying Lender in the case of an assignment of Tranche C Commitments, or a French Qualifying Issuing Bank in the case of an assignment of European LC Exposure.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided that, if such Person is not a French Qualifying Lender, such Person shall not be required to extend any Tranche C Loan to French Borrower and any transfer of the International Revolving Commitment thereto shall be deemed not to have occurred in France.
(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04.
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04 and any written consent to such assignment required by clause (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).
(c)    Any Lender may, without the consent of the Borrowers, any Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) (provided that no such participation shall be permitted to a Participant whose primary business is the manufacture and/or distribution of wire and cable products) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under clause (b) of this Section 9.04; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    In the case of Spain, if the European Administrative Agent, any of the Agents or the assignee so requests, the document evidencing the Assignment shall be notarized in Spain before a Spanish notary public and filled for registration purposes before any relevant Spanish Public Registry.
Section 9.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.
Section 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.07    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.08. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks, provided that appointment of the Administrative Agent as fondé de pouvoir in accordance with Article VIII shall be governed by the laws of the province of Quebec, and that Section 9.22 shall, with respect to any German Loan Party, be governed by the laws of Germany.
(b)    Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough or Manhattan in any action or proceeding arising out of or relating to any Loan Documents (other than the Loan Documents for which the parties thereto have submitted, for themselves and their property, to the exclusive jurisdiction of a court other than any such U.S. Federal or New York State court in any action or proceeding arising out of or relating to such Loan Documents), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided that claims with respect to any Loan Document executed by any Canadian Loan Party and any agreements, instruments and certificates delivered in connection therewith may, as provided therein, also be tried in the courts of the Province of Ontario. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any non-French Loan Party or its properties in the courts of any jurisdiction.
(c)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clauses (b) and (c) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    This Agreement and any amendment hereto or, if applicable, any Spanish Joinder Agreement by virtue of which any new Spanish Borrower or Spanish Guarantor becomes a Spanish Loan Party under this Agreement shall, if so requested by the European Administrative Agent in its discretion, be formalized in a Spanish Public Document so as to be granted the status of a notarial document (escritura pública or póliza intervenida) for the purposes contemplated in Article 517 numbers 4 and 5 of the Spanish Procedural Law, Law 1/2000 of 7th January (Ley de Enjuiciamiento Civil) (as amended from time to time, the “Spanish Civil Procedure Law”). For purposes of the provisions of Art. 571 et seq. of the Spanish Civil Procedure Law: (i) the amounts due and payable by any Spanish Borrower and/or Spanish Guarantor under this Agreement that may be claimed in any executive proceeding shall be those specified in the relevant credit administration and monitoring system (the “Credit Administration System”) maintained by the European Administrative Agent which will record the amounts owed in concept of principal, ordinary interest, default interest, fees, expenses, additional costs and any other amounts that are due by any Spanish Borrower and/or Spanish Guarantor, as applicable, under this Agreement so that the balance shown in the Credit Administration System represents at all times the total amount owed by such Spanish Borrower and/or such Spanish Guarantor under this Agreement; and at any given time, the European Administrative Agent will close and settle such Credit Administration System and determine the final balance and issue a certificate for enforcement purposes (the “Spanish Certification”); (ii) the European Administrative Agent may cause the Spanish Certification to be notarized at the sole cost and expense of the Spanish Borrowers or Spanish Guarantors (as applicable); and (iii) the European Administrative

Agent will be responsible for determining the amounts which are due and payable pursuant to the Spanish Certification. In order for the European Administrative Agent to exercise an executive action in Spain, the presentation of the following documents shall suffice: (w) an original notarial copy of this Agreement and/or the Spanish Joinder Agreement (as applicable) complying with the formalities of Articles 517.2.4º or 517.2.5º of the Spanish Civil Procedure Law, as the case may be; (x) the Spanish Certification reflecting the amounts due and payable by any Spanish Borrower or any Spanish Guarantor (as applicable), together with an extract from the credit and debit entries made by any Agent in respect of this Agreement, including the interest applied to outstanding principal amounts and expectable costs and expenses that will be accrued during the enforcement process in such Credit Administration System; (y) a notarial document attesting that the calculation of outstanding amounts set forth in the Spanish Certification or such other document has been conducted in the manner set forth in this Section 9.09(f); and (z) a notarial certificate evidencing that the applicable Spanish Borrower and/or Spanish Guarantor, as applicable, has been duly served notice of the amount that is due and payable hereunder.
Section 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority having or asserting jurisdiction; (c) to the extent required by Requirement of Law or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations; (g) with the consent of the Borrower Representative; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers, which source is not known to such Agent, such Issuing Bank or such Lender, as applicable, to be in breach of confidentiality with respect to such Information or (i) to ratings agencies, providers of credit protection and service providers. For the purposes of this Section 9.12, “Information” means all information received directly or indirectly from the Borrowers relating to any Loan Party, any Subsidiary, any Affiliate thereof, or the business of any of the foregoing, other than any such information that is available to the any Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers (unless the source is known to such Agent, such Issuing Bank or such Lender, as applicable, to be in breach of confidentiality with respect to such Information); provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS OR ANY OTHER LOAN PARTY OR ANY SUBSIDIARY THEREOF, AND EACH OF THEIR AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, STATE AND OTHER APPLICABLE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO EACH LOAN PARTY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, STATE AND OTHER APPLICABLE SECURITIES LAWS.

Section 9.13    Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
Section 9.14    USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.
Section 9.15    Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.16    Appointment for Perfection. Each Lender, Issuing Bank and Agent hereby appoints each other Lender, Issuing Bank and Agent as its agent for the purpose of perfecting Liens in favor of any Agent to secure any of the Secured Obligations (in each case for the benefit of the applicable Lenders, Agents and Issuing Banks) in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the applicable Agent) obtain possession of any such Collateral, such Lender shall notify the applicable Agent thereof and, promptly upon the applicable Agent’s request therefor, shall deliver such Collateral to the applicable Agent or otherwise deal with such Collateral in accordance with the applicable Agent’s instructions.
Section 9.17    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.17 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.18    Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Second Currency at the Spot Rate on the date two Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The term “rate of exchange” in this Section 9.18 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.
Section 9.19    Anti-Money Laundering Legislation. (a) Each Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction, anti-corruption, and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Agents, the Lenders and the Issuing Banks may be required to obtain, verify and record information regarding the Borrowers and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrowers, and the transactions contemplated hereby. Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender, any Issuing Bank or any Agent, or any prospective assignee or participant of any Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
(b)    If the Administrative Agent has ascertained the identity of any Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:
(i)    shall be deemed to have done so as an agent for each Agent, each Issuing Bank and each Lender, and this Agreement shall constitute a “written agreement” in such regard between such Agent, Issuing Bank or such Lender and the Administrative within the meaning of the applicable AML Legislation; and
(ii)    shall provide to each Agent, each Issuing Bank and each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Agent, each Lender and each Issuing Bank agrees that no Agent has any obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Agent,

Lender or Issuing Bank, or to confirm the completeness or accuracy of any information it obtains from any Borrower or any such authorized signatory in doing so.
Section 9.20    Lender Loss Sharing Agreement.
(a)    Definitions. As used in this Section 9.20, the following terms shall have the following meanings:
(i)    “CAM” means the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established under Section 9.20(b).
(ii)    “CAM Exchange” means the exchange of the U.S. Revolving Lenders’ interests, the Tranche B Revolving Lenders’ interests, and the Tranche C Revolving Lenders’ interests provided for in Section 9.20(b).
(iii)    “CAM Exchange Date” means the first date after the Effective Date on which there shall occur (a) any event described in clauses (h) or (i) of Article VII with respect to any Borrower or (b) an acceleration of Loans and termination of the Revolving Commitments pursuant to Article VII.
(iv)    “CAM Percentage” means, as to each Revolving Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Amount of the Credit Exposure owed to such Revolving Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Dollar Amount (as so determined) of the Credit Exposure owed to all the Revolving Lenders (whether or not at the time due and payable).
(v)    “Designated Obligations” means all Obligations of the Borrowers with respect to (a) principal and interest under the Loans, (b) unreimbursed drawings under Letters of Credit and interest thereon and (c) fees under Section 2.12.
(b)    CAM Exchange.
(i)    On the CAM Exchange Date,
(A)    the U.S. Commitment, the Tranche B Commitment, and the Tranche C Commitment shall terminate in accordance with Article VII;
(B)    each U.S. Revolving Lender shall fund in Dollars at par Dollar Amount its participation in any outstanding Swingline Loans and Protective Advances in accordance with Section 2.04 and Section 2.05 of this Agreement, each Tranche B Revolving Lender shall fund in Dollars at par Dollar Amount its participation in any outstanding Swingline Loans and Protective Advances in accordance with Section 2.04 and Section 2.05, and each Tranche C Revolving Lender shall fund in Dollars at par Dollar Amount its participation in any outstanding Swingline Loans and Protective Advances in accordance with Section 2.04 and Section 2.05;
(C)    each U.S. Revolving Lender shall fund in Dollars at par Dollar Amount its participation in any unreimbursed LC Disbursements made under the U.S. Letters of Credit in accordance with Section 2.06(e), each Tranche B Revolving Lender shall fund in Dollars at par Dollar Amount its participation in any unreimbursed LC Disbursements made under the Canadian Letters of Credit in accordance with Section 2.06(e), and each Tranche C Revolving Lender shall fund in Dollars at par Dollar Amount its participation in any unreimbursed LC Disbursements made under the European Letters of Credit in accordance with Section 2.06(e); and
(D)    the Lenders shall purchase in Dollars at par Dollar Amount interests in the Designated Obligations under each Facility (and shall make payments in Dollars to the Administrative Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse Issuing Banks for unreimbursed LC Disbursements under outstanding Letters of Credit under such Facility such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Commitment, the Tranche B Commitment and the Tranche C Commitment in which it shall have participated immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.
(ii)    Each Lender and each Person acquiring a participation from any Lender as contemplated by this Section 9.20 hereby consents and agrees to the CAM Exchange. Each Borrower agrees from time to time to execute and deliver to the Lenders all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this Agreement to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(iii)    As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any of the Designated

Obligations shall be distributed to the Lenders, pro rata in accordance with their respective CAM Percentages.
(iv)    In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by the U.S. Borrower, the Canadian Borrower, or the European Borrowers, if applicable, then each Lender shall promptly reimburse such Issuing Bank for its CAM Percentage of such unreimbursed payment in the Dollar Amount thereof.
Notwithstanding any other provision of this Section 9.20, the Administrative Agent and each Lender agree that if the Administrative Agent or a Lender is required under applicable law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify the Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by the Administrative Agent or any Lender subject to such withholding to the Administrative Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of the Administrative Agent or such Lender subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 9.20, having been paid to the Administrative Agent or such Lender with respect to which such withholding or deduction was made.
Section 9.21    Waiver of Immunity. To the extent that any Loan Party has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Loan Party hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.21 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.
Section 9.22    Parallel Debt.
(a)    Each German Loan Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the European Administrative Agent an amount equal to the aggregate amount due by such German Loan Party to any Agent, any Issuing Bank, or any Lender under this Agreement and any other Loan Document to which it is a party (each payment undertaking under this Section 9.22 and the obligations and liabilities resulting therefrom being a “Parallel Debt”).
(b)    Each German Loan Party and the European Administrative Agent agree and acknowledge that the obligations of each German Loan Party under this Section 9.22 are several, separate and independent (selbständiges Schuldanerkenntnis) from, and shall not in any way limit or affect, the corresponding obligations of each German Loan Party to any Agent, Issuing Bank, or Lender under this Agreement or any other Loan Document to which it is a party (the “Corresponding Debt”) nor shall the amounts for which each German Loan Party is liable under this Section 9.22 be limited or affected in any way by its Corresponding Debt provided that:
(i)    the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations);
(ii)    the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;
(iii)    the amount of each Parallel Debt shall at all times be equal to the amount of the relevant Corresponding Debt; and
(iv)    for the avoidance of doubt, each Parallel Debt will become due and payable at the same time when the relevant Corresponding Debt becomes due and payable.
(c)    Each Parallel Debt represents the own debt of each German Loan Party, and no Parallel Debt constitutes any several and joint liability (gesamtschuldnerische Haftung) of any German Loan Party, nor is any Parallel Debt subject to any debt owed by a collective ownership (Gesamthand) of any German Loan Party.
(d)    The security granted, in each case, under the German Security Agreement with respect to the relevant Parallel Debt is granted to the European Administrative Agent in its capacity as sole creditor of each Parallel Debt.
(e)    Without limiting or affecting the European Administrative Agent’s rights against any German Loan Party (whether under this Agreement or any other Loan Document), each German Loan Party acknowledges that:
(i)    nothing in this Agreement or any Loan Document shall impose any obligation on the European Administrative Agent to advance any sum to any German Loan Party; and
(ii)    for the purpose of any vote taken under any Loan Document, the European Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

(f)    The parties hereto acknowledge and confirm that the provisions contained in this Section 9.22 shall not be interpreted so as to increase the maximum total amount of the Obligations.
(g)    Without limiting the generality of any provision of this Agreement, this Section 9.22 shall be binding on the successors and assigns of each German Loan Party.
(h)    All monies received or recovered by the European Administrative Agent pursuant to this Agreement and all amounts received or recovered by the European Administrative Agent from or by the enforcement of any security granted to secure any Parallel Debt shall be applied in accordance with the terms of this Agreement.
Section 9.23    Process Agent. Each Foreign Loan Party hereby irrevocably designates and appoints the U.S. Borrower, in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Foreign Loan Party in care of the U.S. Borrower at the U.S. Borrower’s address set forth in Section 9.01, and each such Foreign Loan Party hereby irrevocably authorizes and directs the U.S. Borrower to accept such service on its behalf. As an alternative method of service, each Foreign Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the U.S. Borrower or such Foreign Loan Party at its address specified in Section 9.01. Each Foreign Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 9.24        Reserved.
Section 9.25    No Fiduciary Duty. Each Agent, Issuing Bank, and Lender may have economic interests that conflict with those of any Loan Party and its Affiliates. The Loan Parties agree that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Agent, Issuing Bank, or Lender, on the one hand, and any Loan Party and its Affiliates, on the other. The Loan Parties acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies thereunder) are arm’s-length commercial transactions between each Agent, Issuing Bank, and Lender, on the one hand, and each Loan Party, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Agent, Issuing Bank, or Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party and its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Agent, Issuing Bank, or Lender has advised, is currently advising or will advise any Loan Party or any of its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (ii) each Agent, Issuing Bank, and Lender is acting solely as principal and not as the agent or fiduciary of each Loan Party, its management, stockholders, creditors or any Affiliates thereof. Each Loan Party acknowledges and agrees that each Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated by the Loan Documents and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower, in connection with the transaction contemplated by the Loan Documents or the process leading thereto.
Section 9.26    Existing Credit Agreement.
(a)    Each of the Lenders party hereto that is a “Lender” under the Existing Credit Agreement hereby waives advance notice of any termination or reduction of commitments and prepayment of loans under the Existing Credit Agreement; provided that notice thereof is provided on the Effective Date.
(b)    Effective on the Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety hereby. The amendment and restatement of the Existing Credit Agreement hereby shall not be construed to discharge or otherwise affect any obligations of the Loan Parties accrued or otherwise owing under the Existing Credit Agreement or under the “Loan Documents” as defined therein that have not been paid, it being understood that such obligations shall continue as obligations hereunder and all existing liens and security interests in favor of the Administrative Agent shall continue and are hereby reaffirmed and secure the Secured Obligations. Without limiting the generality of the foregoing, this Agreement is not intended to constitute a novation of the Existing Credit Agreement.
(c)    Each Secured Party hereby ratifies and approves, and waives any right to prior notice of, all acts and declarations done by each Agent (including the Administrative Agent as defined in the Existing Credit Agreement) on its own behalf and on such Secured Party's behalf prior to the effectiveness of this Agreement (including as set forth in any Loan Document (as defined in the Existing Credit Agreement). Each Secured Party hereby authorizes the Administrative Agent and/or the European Administrative Agent, together with the applicable Loan Parties, to execute and deliver (i) the U.S. Reaffirmation Agreement, (ii) the Canadian Reaffirmation Agreement, and (iii) such documentation as the applicable Agent may deem necessary or desirable, in its sole discretion, to effect the accession of each of ECN and Sistemas to this Agreement as Spanish Borrowers (which accession shall not require any further action on the part of any Lender, Section 9.02(b) notwithstanding).
(d)    On and as of the Closing Date, (i) the “Revolving Commitment” of each “Lender” (in each case, as defined in the Existing Credit Agreement) that is not a Lender party to this Agreement shall terminate, and each such “Lender” shall cease to be a Lender hereunder for all purposes and (ii) the remaining “Revolving Commitments” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall be adjusted as necessary such that, on and as of the Closing Date, the Revolving Commitments hereunder shall be as set forth on the Revolving Commitment Schedule contained herein.

Section 9.27    Limited Waiver. By execution and delivery of this Agreement, each of the Lenders hereby temporarily waives any Default or Event of Default arising under Section 7(g) to the extent, and solely to the extent, such Default or Event of Default is caused by a Specified Financial Statement Reporting Default. Each Lender also agrees that if (a) Holdings delivers its Form 10-Q for the fiscal quarter ended on or about June 28, 2013 to each of the trustees under each such indenture prior to the expiration of the sixty day grace period set forth therein (or prior to the expiration of any extended grace period or temporary waiver of a Specified Financial Reporting Default provided for in any Indenture Waiver), and such delivery is effective to cure the “Defaults” and “Events of Default” under and as defined in the applicable indentures caused by Holdings’s failure to deliver its quarterly financial statements on Form 10-Q in a timely manner, or (b) Holdings obtains Indenture Waivers under each of the Convertible Senior Note Indenture, the Senior Unsecured Note Indenture or the Subordinated Convertible Note Indenture that permanently waive the Specified Financial Reporting Defaults under each such indenture, the corresponding Default and Event of Default under Section 7(g) shall also be deemed cured. The foregoing temporary waiver shall automatically expire without any further action by any Person on the earliest of (x) October 28, 2013 unless (i) previously cured by Holdings on or prior to such date or (ii) Holdings has received, with respect to each such indenture, Indenture Waivers that either (A) extend the grace periods provided for in the indentures or (B) temporarily waive the Specified Financial Reporting Defaults, in which case this temporary waiver shall be extended until the earliest expiration date of any such grace period or temporary waiver provided for in such Indenture Waivers, (y) the commencement of any enforcement action, including any acceleration of the notes, under any such indenture and (z) the occurrence of any other “Default” or “Event of Default” under any of the Convertible Senior Note Indenture, the Senior Unsecured Note Indenture or the Subordinated Convertible Note Indenture.
ARTICLE X
LOAN GUARANTY
Section 10.01    Guaranty. (a) Each U.S. Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of all of the Secured Obligations (including all of the U.S. Secured Obligations and all of the International Secured Obligations) and all costs and expenses, including, without limitation, all court costs and legal and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “U.S. Guaranteed Obligations”; provided, however, that the definition of “U.S. Guaranteed Obligations” shall not create any guarantee by any U.S. Guarantor of (or grant of security interest by any U.S. Guarantor to support, as applicable) any Excluded Swap Obligations of such U.S. Guarantor for purposes of determining any obligations of any U.S. Guarantor).
(b)    Each Canadian Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the International Secured Parties the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of all of the International Secured Obligations and all costs and expenses including, without limitation, all court costs and legal and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the International Secured Obligations from, or in prosecuting any action against, the Canadian Borrower, any Canadian Guarantor, any European Borrower, any European Guarantor, or any other guarantor of all or any part of the International Secured Obligations (such costs and expenses, together with the International Secured Obligations, collectively the “Canadian Guaranteed Obligations”; provided, however, that the definition of “Canadian Guaranteed Obligations” shall not create any guarantee by any Canadian Guarantor of (or grant of security interest by any Canadian Guarantor to support, as applicable) any Excluded Swap Obligations of such Canadian Guarantor for purposes of determining any obligations of any Canadian Guarantor)).
(c)    Each European Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the International Secured Parties the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of all of the International Secured Obligations and all costs and expenses including, without limitation, all court costs and legal and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the International Secured Obligations from, or in prosecuting any action against, any European Borrower, any European Guarantor, any Canadian Borrower, any Canadian Guarantor, or any other guarantor of all or any part of the International Secured Obligations (such costs and expenses, together with the International Secured Obligations, collectively the “European Guaranteed Obligations”; and the European Guaranteed Obligations together with the Canadian Guaranteed Obligations and the U.S. Guaranteed Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “European Guaranteed Obligations” shall not create any guarantee by any European Guarantor of (or grant of security interest by any European Guarantor to support, as applicable) any Excluded Swap Obligations of such European Guarantor for purposes of determining any obligations of any European Guarantor)).
(d)    Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.
(e)    All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
Section 10.02    Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Agent, any Issuing Bank or any Lender to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03    No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, any Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions; or (v) any law or regulation of any jurisdiction or any other event affecting any term of a guaranteed obligation.
(b)    The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
Section 10.04    Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state or provincial law, as applicable, and shall not raise any such law as a defense to its obligations hereunder. Each applicable Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash, provided, that the proceeds of Collateral of a Foreign Loan Party shall not be applied to Guaranteed Obligations of any U.S. Loan Party. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
Section 10.05    Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents, the Issuing Banks and the Lenders.
Section 10.06    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the applicable Loan Guarantors forthwith on demand by the Administrative Agent.
Section 10.07    Information. Each applicable Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the applicable Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Agent, nor any Issuing Bank or Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
Section 10.08    Termination. Each of the Lenders and the Issuing Banks may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for the applicable Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations.
Section 10.09    Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 10.09), the Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.
Section 10.10    Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any provincial, state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or any Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section 10.10 with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Agents, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other Person shall have any right or claim under this Section 10.10 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the applicable Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Agents, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.
Section 10.11    Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty with respect to the applicable Guaranteed Obligations or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty with respect to the applicable Guaranteed Obligations, each other Loan Guarantor obligated with respect thereto (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the applicable Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder with respect to such Guaranteed Obligations (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the applicable Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the applicable Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of such Guaranteed Obligations. This provision is for the benefit of all of the Agents, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
Section 10.12    Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
Section 10.13    French Guarantee Limitations. (a) The obligations and liabilities of any French Guarantor (including, for the avoidance of doubt, a French Borrower) under the Loan Documents and in particular under this Article X shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of Article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of Article L. 241-3 or L. 242-6 of the French Commercial Code or any other law or regulation having the same effect, as interpreted by French courts.
(b)    The obligations and liabilities of any French Borrower under this Article X shall be limited at all times to the European Guaranteed Obligations, up to a maximum principal amount equal to the aggregate of (i) the outstanding aggregate amount of the Tranche C Commitment up to the amount made available to such French Borrower and (ii) the principal amount outstanding of any intercompany loan made available (directly or indirectly) to such French Borrower (or any of its Subsidiaries) from the proceeds of any Loan under this Agreement.
(c)    The obligations and liabilities of any French Guarantor (other than the French Borrower) under this Article X:

(i)    for the obligations and liabilities under the Loan Documents of any other Foreign Loan Party which is not a Subsidiary of such French Guarantor shall be limited, at any time, to an amount equal to the aggregate of all amounts directly or indirectly borrowed under this Agreement by such other Foreign Loan Party to the extent directly or indirectly on-lent to such French Guarantor under intercompany loan agreements and outstanding at the date a payment is to be made by such French Guarantor under this Article X; it being specified that any payment made by such French Guarantor under this Article X in respect of the obligations of such Foreign Loan Party shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Guarantor under the intercompany loan agreements referred to above and that any repayment of the intercompany loans by such French Guarantor shall reduce pro tanto the amount payable under this Article X; and
(ii)    for the obligations and liabilities under the Loan Documents of any other Foreign Loan Party which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Foreign Loan Party as Borrower and/or as Guarantor; it being specified that where such Subsidiary is itself a Guarantor which guarantees the obligations of a member of the Group which is not a Subsidiary of the relevant French Guarantor, the amounts payable by such French Guarantor under this clause (ii) in respect of the obligations of this Subsidiary as Guarantor, shall be limited as set out in clause (i) above.
Section 10.14    German Guarantee Limitations.
(a)    The right of the Secured Parties to enforce the Guaranteed Obligations of a German Guarantor existing in the form of a German limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) or a limited liability partnership with a limited liability company as partner (GmbH & Co. KG) under this Article X shall be limited if and to the extent that the Guaranteed Obligations secure any obligation of an affiliated company (verbundenes Unternehmen) within the meaning of section 15 German Stock Corporation Act (Aktiengesetz) (in each case other than any of such German Guarantor's direct or indirect subsidiaries) and the enforcement of such Guaranteed Obligations would cause:
(i)    such German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) net assets (Reinvermögen) determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch) consistently applied by such German Guarantor (or in the case of a GmbH & Co. KG, its general partner) in preparing its unconsolidated balance sheets (Jahresabschluss) according to section 42 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung), sections 242, 264 German Commercial Code and in accordance with sections 30, 31 German Limited Liability Companies Act (as applicable at the time of enforcement)) (the

"Net Assets") to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or
(ii)    (if such German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) Net Assets are already less than its registered share capital) the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) Net Assets to be further reduced (Vertiefung einer Unterbilanz)
(in each case a "Capital Impairment").
(b)    For the purposes of the calculation of the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) Net Assets:
(i)    the amount of any increase of the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) registered share capital that has been effected without the prior written consent of any Agent or is otherwise permitted under this Agreement and the other Loan Documents shall be deducted from the registered share capital;
(ii)    any obligations of the German Guarantor (or in the case of a GmbH & Co. KG, of its general partner) towards any of the Borrowers or any of their affiliates which are subordinated in accordance with section 39 para. 1 no. 5 German Insolvency Code (Insolvenzordnung), shall be disregarded; and
(iii)    loans and other liabilities incurred by the German Guarantor (or in the case of a GmbH & Co. KG, by its general partner) in violation of the provisions of this Agreement or any other Loan Document shall be disregarded.
(c)    The German Guarantor shall deliver to the Agent, within ten (10) Business Days after receipt from the Agent of a notice stating that the Agent intends to enforce the Guaranteed Obligations an up-to-date balance sheet of the German Guarantor (or in the case of a GmbH & Co. KG, of its general partner) together with a detailed calculation (satisfactory to the Agent) of the amount of the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) Net Assets taking into account the adjustments set forth in paragraph (b) above (the "Management Determination"). Any Agent shall be entitled to enforce the Guaranteed Obligations in an amount which would, in accordance with the Management Determination, not cause a Capital Impairment of the German Guarantor (or in the case of a GmbH & Co. KG, of its general partner).
(d)    Following the relevant Agent's receipt of the Management Determination, upon request by the relevant Agent, the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) shall deliver to the respective Agent within thirty (30) Business Days of request an up-to-date balance sheet of the German Guarantor (or in the case of a GmbH & Co. KG, of its general partner's) drawn up by the German

Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) auditor together with a detailed calculation (satisfactory to the respective Agent) of the amount of the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) Net Assets taking into account the adjustments set forth in paragraph (b) above (the "Auditor's Determination"). Such balance sheet and Auditor's Determination shall be prepared in accordance with generally accepted accounting principles in Germany consistently applied. Each Agent shall be entitled to enforce the Guaranteed Obligations in an amount which would, in accordance with the Auditor's Determination, not cause a Capital Impairment of the German Guarantor (or in the case of a GmbH & Co. KG, of its general partner's).
(e)    If as a result of the enforcement of the Guaranteed Obligations its Net Assets would be reduced below the amount of its registered share capital, the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) shall without undue delay (unverzüglich) bearing in mind the legitimate interests of the Secured Parties after its receipt of a written request by the respective Agent realise, to the extent legally permitted, any and all of its assets shown in the balance sheet with a book value (Buchwert) that is materially lower than the market value of such asset(s) and that are not required for the business of the German Guarantor (or in the case of a GmbH & Co. KG, of its general partner's) (nicht betriebsnotwendig).
After the realisation of such asset(s) the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) shall, within five (5) Business Days, notify the respective Agent of the amount of the proceeds from the sale and submit a statement with a new calculation of the amount of the Net Assets taking into account such proceeds. Such calculation shall, upon the relevant Agent's request, be confirmed by the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) auditor within a period of twenty (20) Business Days following the request.
(f)    The restriction under paragraph (a) above shall not apply:
(i)    if the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) has not complied with its obligations pursuant to paragraphs (c) through (e) above;
(ii)    when, at the time of enforcement of the Guaranteed Obligations, the restrictions under paragraph (a) above are, due to a change of the applicable laws, the interpretation thereof or otherwise, not required to protect the managing directors of the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) or of any of its direct or indirect shareholders from the risk of personal liability;
(iii)    if the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) has a fully recoverable recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch);

(iv)    if and so long it is party to a domination and/or profit and loss pooling agreement (Beherrschungsvertrag und/oder Gewinnabführungsvertrag) or a chain of domination and/or profit and loss pooling agreements as a dominated or profit distributing entity with its shareholder or with any of its shareholder's affiliated companies within the meaning of section 15 German Stock Corporation Act whose obligations are secured (other than the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) subsidiaries) as dominating or profit receiving entity, on the date of the enforcement, provided that the Administrative Agent provides evidence that the mere existence of such domination and/or profit and loss pooling agreement on such date is sufficient to suspend the restrictions imposed by sections 30, 31 German Limited Liability Companies Act; including, in particular, that it is not required for such suspension that the relevant German Guarantor (or in the case of a GmbH & Co. KG, its general partner) has a fully recoverable recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against any such dominating or profit receiving entity; or
(v)    to the extent that the Guaranteed Obligations secure any Loans that are on-lent by the relevant Borrower to the German Guarantor (or in the case of a GmbH & Co. KG, its general partner)(or any of its subsidiaries) and have not yet been repaid by the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) (or its subsidiaries) prior to the time of the intended enforcement.
(g)    No limitation of enforcement of the Guaranteed Obligations in accordance with the above limitations will prejudice the rights of any Agent to continue enforcing the Guaranteed Obligations (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the Secured Obligations.
(h)    The maximum amount payable by a German Guarantor existing in the form of a German limited liability company (GmbH) or a limited liability partnership with a limited liability company as partner (GmbH & Co. KG) under this Article X shall be limited to the extent such German Guarantor (or in the case of a GmbH & Co. KG, its general partner), as a consequence of the payment, would become unable to pay its other debts as they due (zahlungsunfähig) within the meaning of section 64 sentence 3 German Limited Liability Companies Act (the "Liquidity Impairment") and this payment were to result in personal liability of the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) managing directors (Geschäftsführer) pursuant to section 64 sentence 3 German Limited Liability Companies Act, it being understood that as of the date of this Agreement the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) managing directors do not foresee any enforcement under this Article X. In respect of such Liquidity Impairment, the following shall apply:
(i)    for the purpose of establishing whether a Liquidity Impairment would occur, the following payments and claims shall be disregarded, unless otherwise agreed with the Administrative Agent:

(x) payments made by the relevant German Guarantor (or in the case of a GmbH & Co. KG, its general partner) after the Administrative Agent has notified such German Guarantor of its intention to enforce this Article X (the "Demand") that are not due at the time of the payment; and (y) any claims (and payment in this respect) towards any of the Borrowers or any of their affiliates which are subordinated in accordance with section 39 para. 1 no. 5 German Insolvency Code (Insolvenzordnung);
(ii)    the limitations set forth in this paragraph (h) shall only apply if the respective German Guarantor, within 10 (ten) Business Days following the Demand, confirms in writing to the Administrative Agent to what extent the enforcement of this Article X were to result in a Liquidity Impairment (the "Management Liquidity Impairment Determination") and provides the Administrative Agent with each of the following: (x) a liquidity schedule providing for the preceding 12 months and for the 12 subsequent months showing the liquidity requirements of such German Guarantor (or in the case of a GmbH & Co. KG, its general partner) and to what extent the enforcement of the relevant Guaranteed Obligations would affect its ability to make payments (Liquiditätsplan); (y) a payment schedule which sets out when and in which amounts instalment payments can be made in respect of the relevant Guaranteed Obligations, and (z) evidence to the satisfaction of the Administrative Agent that all acceptable (zumutbare) measures have been taken or will promptly (unverzüglich) be taken in order to increase the respective German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) liquidity;
(iii)    if the Administrative Agent disagrees with such Management Liquidity Impairment Determination, the relevant German Guarantor shall, within 15 (fifteen) Business Days following a respective request by the Administrative Agent, deliver to the Administrative Agent a written auditors' confirmation determining the amount that would have been necessary on the date of the Demand to prevent the occurrence of a Liquidity Impairment (the “Auditor’s Liquidity Impairment Determination”). Each relevant German Guarantor (or in the case of a GmbH & Co. KG, its general partner) shall render any and all reasonable assistance requested by the auditors for the purposes of facilitating the Auditors’ Liquidity Impairment Determination and shall allow full access to and inspection of its books and any other necessary documents; the Administrative Agent shall be entitled to enforce this Article X without further court ruling up to the amount determined by the Management Liquidity Impairment Determination or, if disputed, up to the amount determined by the Auditor's Liquidity Impairment Determination; and
(iv)    the aforementioned restriction does not apply, if the Administrative Agent has not been provided with (i) a Management Liquidity Impairment Determination within ten (10) Business Days from

Demand, or (ii), if disputed, with an Auditor's Liquidity Impairment Determination within fifteen (15) Business Days of the respective request. Notwithstanding the foregoing, the Administrative Agent and each Credit Party shall be entitled to further pursue in court their claims under this Article X against the relevant German Guarantor in excess of the amounts determined by way of a Management Liquidity Impairment Determination or an Auditor's Liquidity Impairment Determination, in particular, but not limited to, by claiming in court that demanding payment under this Article X against the German Guarantor does not result in personal liability of the German Guarantor's (or in the case of a GmbH & Co. KG, its general partner's) managing directors (Geschäftsführer) pursuant to section 64 sentence 3 German Limited Liability Companies Act.
(i)    The limitations set forth in this Section 10.14 shall apply on the Parallel Debt accordingly, if and to the extent relating to a German Loan Party in the form of a German limited liability company (GmbH) or a limited liability partnership with a limited liability company as partner (GmbH & Co. KG).
(j)    No reduction of the amount enforceable under this Article X or under the Parallel Debt in accordance with the above limitations will prejudice the rights of any Credit Party to continue to enforce its claims under Article X or under the Parallel Debt (subject always to the operation of the limitations set forth above at the time of such enforcement) until full satisfaction of the respective secured claims.
Section 10.15    Spanish Guarantee Limitations. The obligations and liabilities of any Spanish Guarantor (including, for the avoidance of doubt, any Spanish Borrower) under the Loan Documents shall never result in a breach of the Financial Assistance obligations contained and described in detail under Section 5.17 of this Agreement.

Section 10.16    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.16 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.16 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.16 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding the foregoing, no European Guarantor or Canadian Guarantor shall guarantee or otherwise be liable for Swap Obligations of a U.S. Loan Party.
ARTICLE XI
THE BORROWER REPRESENTATIVE

Section 11.01    Appointment; Nature of Relationship. The U.S. Borrower is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative” hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower; provided that, in the case of a Revolving Loan, such amount shall not cause a violation of the Revolving Exposure Limitations. The Agents, the Issuing Banks and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.
Section 11.02    Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
Section 11.03    Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
Section 11.04    Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.
Section 11.05    Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
Section 11.06    Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan

Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
Section 11.07    Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement. For the purpose of this Section 11, the Borrower Representative of each German Loan Party is hereby released from the restrictions of section 181 German Civil Code (BGB) and from the corresponding provisions set forth in other applicable law), in each case to the extent legally possible. Each German Loan Party represents to each of the Lenders that the release hereby granted is effective under the terms of its constitutional documents.
[signature pages follow]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENERAL CABLE INDUSTRIES, INC.,
as the U.S. Borrower

By		/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President and
Chief Financial Officer

GENERAL CABLE COMPANY LTD./COMPAGNIE GENERAL CABLE LTEE,
as the Canadian Borrower

By	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President and
Chief Financial Officer
[signature page to Amended and Restated Credit Agreement]

SILEC CABLE SAS,
as the French Borrower

By	/s/ Emmanuel Sabonnadiere
	Name:	Emmanuel Sabonnadiere
	Title:	President

NORDDEUTSCHE SEEKABELWERKE GMBH,
as the German Borrower

By	/s/ Sandrine Dyzers
	Name:	Sandrine Dyzers
	Title:	Authorized Signatory

[signature page to Amended and Restated Credit Agreement]

OTHER LOAN PARTIES:

GENERAL CABLE CORPORATION, as a U.S. Guarantor

GK TECHNOLOGIES,
INCORPORATED, as a U.S. Guarantor

GENERAL CABLE INDUSTRIES LLC, as a U.S. Guarantor

GENERAL CABLE TECHNOLOGIES CORPORATION, as a U.S. Guarantor

DIVERSIFIED CONTRACTORS, INC.,
as a U.S. Guarantor

GC GLOBAL HOLDINGS, INC.,
as a U.S. Guarantor

GENERAL CABLE OVERSEAS HOLDINGS, LLC, as a U.S. Guarantor

GENCA CORPORATION, as a U.S. Guarantor

MLTC COMPANY, as a U.S. Guarantor

MARATHON STEEL COMPANY, as a U.S. Guarantor

PRESTOLITE WIRE LLC, as a U.S. Guarantor

GENERAL CABLE CANADA HOLDINGS LLC, as a U.S. Guarantor

By	/s/ Brian J. Robinson
Name:	Brian J. Robinson
Title:	Executive Vice President and
Chief Financial Officer
[signature page to Amended and Restated Credit Agreement]

PHELPS DODGE INTERNATIONAL CORPORATION, as a U.S. Guarantor

PHELPS DODGE ENFIELD CORPORATION, as a U.S. Guarantor

PD WIRE & CABLE SALES CORPORATION, as a U.S. Guarantor

PHELPS DODGE NATIONAL CABLES CORPORATION, as a U.S. Guarantor

By	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President and
Chief Financial Officer

By	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President and
Secretary

[signature page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, U.S. Issuing Bank and U.S. Swingline Lender

By	/s/ Katherine Cliffel
	Name:	Katherine Cliffel
	Title:	SVP & Authorized Signer

JPMORGAN CHASE BANK, N.A., Toronto Branch, individually and as Canadian Issuing Bank and Tranche B Swingline Lender

By	/s/ Agostino A. Marchetti
	Name:	Agostino A. Marchetti
	Title:	SVP

J.P. Morgan Securities plc, individually and as Tranche C Swingline Lender

By	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

J.P. MORGAN LIMITED, as European Administrative Agent and European Issuing Bank

By	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

[signature page to Amended and Restated Credit Agreement]

Bank of America, N.A.

By	/s/ Brian Roman
	Name:	Brian Roman
	Title:	Vice President

Bank of America, N.A. acting through its Canada Branch

By	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

Banc of America Securities Limited

By	/s/ Gary Saint
	Name:	Gary Saint
	Title:	Director

Credit Agricole Corporate and Investment Bank

By	/s/ Blake Wright
	Name:	Blake Wright
	Title:	Managing Director

By	/s/ James Austin
	Name:	James Austin
	Title:	Vice President

[signature page to Amended and Restated Credit Agreement]

WELLS FARGO CAPITAL FINANCE, LLC,

By	/s/ Kevin Cox
	Name:	Kevin Cox
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By	/s/ Kevin Cox
	Name:	Kevin Cox
	Title:	Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,

By	/s/ Raymond Eghobamien
	Name:	Raymond Eghobamien
	Title:	Vice President
Wells Fargo Capital Finance
Corporation Canada

KEYBANK NATIONAL ASSOCIATION

By	/s/ Rufus S. Dowe, III
	Name:	Rufus S. Dowe, III
	Title:	Vice President

[signature page to Amended and Restated Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

By	/s/ Kirk Tashjian
	Name:	Kirk Tashjian
	Title:	Vice President

DEUTSCHE BANK AG LONDON BRANCH

By	/s/ Mark Dixson
	Name:	Mark Dixson
	Title:	Managing Director

By	/s/ Ilias Katsoulis
	Name:	Ilias Katsoulis
	Title:	Vice President

PNC Bank, National Association

By	/s/ C. Joseph Richardson
	Name:	C. Joseph Richardson
	Title:	Senior Vice President

[signature page to Amended and Restated Credit Agreement]

PNC BANK CANADA BRANCH

By	/s/ Caroline Stade
	Name:	Caroline Stade
	Title:	SVP

By	/s/ Bill Hines
	Name:	Bill Hines
	Title:	Principal Officer and SVP

RBS CITIZENS BUSINESS CAPITAL, a division of RBS Citizens, N.A.

By	/s/ David Slattery
	Name:	David Slattery
	Title:	Assistant Vice President

Standard Chartered Bank

By	/s/ Johanna Minaya
	Name:	Johanna Minaya
	Title:	Associate Director

By	/s/ Andrew Y. Ng
	Name:	Andrew Y. Ng
	Title:	Director
Standard Chartered Bank NY

Standard Chartered Bank

By	/s/ Joseph D. Donovan
	Name:	Joseph D. Donovan
	Title:	Vice President

[signature page to Amended and Restated Credit Agreement]

Branch Banking and Trust Company

By	/s/ Ryan T. Hamilton
	Name:	Ryan T. Hamilton
	Title:	Assistant Vice President

The Huntington National Bank

By	/s/ John D. Whetstone
	Name:	John D. Whetstone
	Title:	Vice President

Fifth Third Bank, an Ohio Banking Corporation

By	/s/ Michael Schaltz
	Name:	Michael Schaltz
	Title:	Vice President

FIFTH THIRD BANK, operating through its Canadian Branch

By	/s/ Charles Ritchie
	Name:	Charles Ritchie
	Title:	Vice President

COMPASS Bank

By	/s/ John Burer
	Name:	John Burer
	Title:	SVP

[signature page to Amended and Restated Credit Agreement]

Bank of Montreal - Chicago Branch

By	/s/ Kara Goodwin
	Name:	Kara Goodwin
	Title:	Director

Bank of Montreal

By	/s/ Sean P. Gallaway
	Name:	Sean P. Gallaway
	Title:	Vice President

SunTrust Bank

By	/s/ Amanda Watkins
	Name:	Amanda Watkins
	Title:	Director

RB International Finance (USA) LLC

By	/s/ Christoph Hoedl
	Name:	Christoph Hoedl
	Title:	First Vice President

By	/s/ John A. Valiska
	Name:	John A. Valiska
	Title:	First Vice President

U.S. Bank National Association

By	/s/ Matthew Kasper
	Name:	Matthew Kasper
	Title:	Vice-President

[signature page to Amended and Restated Credit Agreement]

U.S. Bank National Association, Canada Branch

By	/s/ Paul Rodgers
	Name:	Paul Rodgers
	Title:	Vice President

CAPITAL ONE LEVERAGE FINANCE CORPORATION

By	/s/ Ari Kaplan
	Name:	Ari Kaplan
	Title:	Senior Vice President

GOLDMAN SACHS BANK USA

By	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Goldman Sachs International Bank, as Tranche C Revolving Lender,

By	/s/ Eugene Leouzon
	Name:	Eugene Leouzon
	Title:	Authorized Signatory

BARCLAYS BANK PLC

By	/s/ Sreedhar Kona
	Name:	Sreedhar Kona
	Title:	Vice President

[signature page to Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC.

By	/s/ Jeffrey B. Iervese
	Name:	Jeffrey B. Iervese
	Title:	Vice President

By	/s/ Andrew Beneduce
	Name:	Andrew Beneduce
	Title:	Collateral Specialist

Amalgamated Bank

By	/s/ Robert R. Wallace
	Name:	Robert R. Wallace
	Title:	First Vice President

FIRSTMERIT BANK, N.A.

By	/s/ John Zimbo
	Name:	John Zimbo
	Title:	Vice President

Morgan Stanley Bank, N.A.

By	/s/ Kelly Chin
	Name:	Kelly Chin
	Title:	Authorized Signatory

[signature page to Amended and Restated Credit Agreement]

Annex I – PP&E Components

“Alcan Canadian PP&E Component” means 85% of the Net Orderly Liquidation Value of the Canadian Loan Parties’ Alcan Eligible Equipment (as defined in the Existing Credit Agreement); provided that the Net Orderly Liquidation Value shall be calculated after giving effect to all amortization prior to the Effective Date under the definition of “Alcan Canadian PP&E Component” (as defined in the Existing Credit Agreement).
“Alcan U.S. PP&E Component” means an amount equal to (a) 75% of the fair market value of the U.S. Loan Parties’ Alcan Eligible Real Property (as defined in the Existing Credit Agreement) plus (b) 85% of the Net Orderly Liquidation Value of the U.S. Loan Parties’ Alcan Eligible Equipment (as defined in the Existing Credit Agreement); provided that for the purposes of clauses (a) and (b), the fair market value and the Net Orderly Liquidation Value shall each be calculated after giving effect to all amortization prior to the Effective Date under the definition of “Alcan U.S. PP&E Component” (as defined in the Existing Credit Agreement).
“General Cable Canadian PP&E Component” means 85% of the Net Orderly Liquidation Value of the Canadian Loan Parties’ Eligible Equipment (excluding the Canadian Loan Parties’ Alcan Eligible Equipment); provided that the Net Orderly Liquidation Value shall be calculated after giving effect to all amortization prior to the Effective Date under the definition of “General Cable Canadian PP&E Component” (as defined in the Existing Credit Agreement).
“General Cable U.S. PP&E Component” means an amount equal to (a) 75% of the fair market value of the U.S. Loan Parties’ Eligible Real Property (excluding the U.S. Loan Parties’ Alcan Eligible Real Property) plus (b) 85% of the Net Orderly Liquidation Value of the U.S. Loan Parties’ Eligible Equipment (excluding the U.S. Loan Parties’ Alcan Eligible Equipment); provided that for the purposes of clauses (a) and (b), the fair market value and the Net Orderly Liquidation Value shall each be calculated after giving effect to all amortization prior to the Effective Date under the definition of “General Cable U.S. PP&E Component” (as defined in the Existing Credit Agreement).

REVOLVING COMMITMENT SCHEDULE

Lender	U.S. Commitment	Tranche B Commitment	Tranche C Commitment
JPMorgan Chase Bank, N.A., Toronto Branch	-	$35,000,000	-
J. P. Morgan Securities PLC	-	-	$139,000,000
Bank of America, N.A.	$46,500,000	-	-
Bank of America, N.A. acting through its Canada Branch	-	$6,000,000	-
Banc of America Securities Limited	-	-	$37,500,000
Credit Agricole Corporate & Investment Bank	-	-	$90,000,000
Wells Fargo Bank, National Association	$46,500,000	-	-
Wells Fargo Capital Finance Corporation Canada	-	$6,000,000	-
KeyBank National Association	$50,000,000	-	-
Deutsche Bank AG New York Branch	$34,000,000	-	-
Deutsche Bank AG London Branch	-	-	$16,000,000
PNC Bank, National Association	$45,000,000	-	-
PNC Bank, Canada Branch	-	$5,000,000	-
RBS Business Capital, a division of RBS Citizens, N.A.	$40,000,000	-	-
Standard Chartered Bank	$22,000,000	$2,500,000	$10,500,000
HSBC Bank USA, N.A.	$25,000,000	-	-
Branch Banking and Trust Company	$31,500,000	$3,500,000	-
The Huntington National Bank	$35,000,000	-	-
Fifth Third Bank, an Ohio Banking Corporation	$27,000,000	-	-
Fifth Third Bank, operating through its Canadian Branch	-	$3,000,000	-
Compass Bank	$30,000,000	-	-

Lender	U.S. Commitment	Tranche B Commitment	Tranche C Commitment
Bank of Montreal – Chicago Branch	$25,000,000	-	-
Bank of Montreal	-	$2,500,000	-
SunTrust Bank	$25,000,000	$2,500,000	-
RB International Finance (USA) LLC	$25,000,000	-	-
US Bank National Association	$22,500,000	-	-
U.S. Bank National Association, Canada Branch	-	$2,500,000	-
Capital One Leverage Finance Corp.	$25,000,000	-	-
Goldman Sachs Bank USA	$10,000,000	-	-
Goldman Sachs International Bank	-	-	$3,500,000
Barclays Bank PLC	$10,000,000	$1,500,000	$3,500,000
Siemens Financial Services, Inc.	$10,000,000	-	-
Amalgamated Bank	$15,000,000	-	-
FirstMerit Bank N.A.	$15,000,000	-	-
Morgan Stanley Bank, N.A.	$15,000,000	-	-
Total	$630,000,000.00	$70,000,000.00	$300,000,000

Schedules to the 2013 Credit Agreement:
Schedule 1.01A
Eligible Real Property

3101 Pleasant Valley Blvd. Altoona, PA 16603	1392 Remmel Dam Road Jones Mill, AR 72104	1381 US Highway By-Pass North Lawrenceburg, KY 40342
1453 South Washington DuQuoin, IL 62832	345 McGregor St. Manchester, NH 03102	Three Carol Drive Lincoln, RI 02865
19 Bobrick Drive Jackson, TN 38305	440 East 8th Street Marion, IN 46953	1600 West Main St. Willimantic, CT 06226
9975 US Highway 80 Scottsville, TX 75688	241 Blacktail Lane Roseburg, OR 97470	867 N. Bank Road Roseburg, OR 97470
20213 Whitfield Road Sedalia, MO 65301	409 Reighard Avenue Williamsport, PA	215 Blacktail Lane Roseburg, OR 97470

Schedule 1.01B
XXX1

Account Debtor	Payment Term (days)
XXX[1]	XXX[1]
XXX[1]	XXX[1]
XXX[1]	XXX[1]
XXX[1]	XXX[1]
XXX[1]	XXX[1]
XXX[1]	XXX[1]

___________________________

Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

____________
1     Select as applicable.

Schedule 1.01C
Existing Banking Services Obligations
Banking Services Obligations of the U.S. Loan Parties and Canadian Loan Parties:
PNC Bank, National Association – corporate treasury management services; purchasing cards; controlled disbursement, automated services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
US Bank National Association – Prestolite treasury management services (scheduled for close Q1 2014), trustee for Senior Notes.
Wells Fargo Bank, National Association – PDIC treasury management, metals hedging.
JPMorgan Chase Bank, N.A. – Treasury Management and overdraft protection services; Canadian overdraft facility.
Banking Services Obligations of the European Loan Parties:
BBVA overdraft facility renewed July 2013, with a maximum limit of XXX1 and a current outstanding balance of XXX1, as of August 27, 2013.
Overdraft facility with Credit Agricole in the amount of XXX1, and a current balance of XXX1 outstanding as of August 2013.

___________________________

Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.
________________
3     Set forth, to at least 9 decimals, as a percentage of the U.S. Commitment of all Lenders thereunder.

Schedule 1.01D
Existing Swap Obligations
Swap Agreement Obligations of U.S. Loan Parties and Canadian Loan Parties:
ISDA Master Agreement between PNC Bank, National Association and General Cable Corporation, dated November 24, 2003.
ISDA Master Agreement between Wells Fargo Bank, N.A. and General Cable Industries, Inc., dated April 8, 2011.
Online ISDA Agreement between General Cable Corporation and Credit Agricole Corporation, last updated July 1, 2013.
Online ISDA Agreement between General Cable Corporation and JPMorgan Chase & Co., last updated July 24, 2013.
Online ISDA Agreement between General Cable Corporation and JPMorgan Chase & Co., last updated July 24, 2013.
Online ISDA Agreement between General Cable Corporation and JPMorgan Chase & Co., last updated July 24, 2013.
Online ISDA Agreement between General Cable Corporation and PNC Bank, National Association, last updated July 1, 2013.
Online ISDA Agreement between General Cable Industries, Inc. and PNC Bank, National Association, last updated July 1, 2013.
Online ISDA Agreement between General Cable Industries, Inc. and The Goldman Sachs Group, last updated July 19, 2013.
Online ISDA Agreement between General Cable Corporation and Wells Fargo & Company, last updated July 1, 2013.
Online ISDA Agreement between General Cable Industries, Inc. and Wells Fargo & Company, last updated July 1, 2013.
Swap Agreement Obligations of European Loan Parties:
French Banking Federation Master Agreement dated July 3, 2006, between Silec Cable SAS, Credit Agricole.

Schedule 1.01E
Excluded Deposit Account

Entity	Bank	Account-No.	Bank Code	IBAN	SWIFT
Norddeutsche Seekabelwerke GmbH	Commerzbank EUR (pledged)	XXX[1]	291 400 90	XXX[1]	COBADEFFXXX

___________________________

Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

___________
4     To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Schedule 3.05
Leased and Owned Properties and Material Intellectual Property
Owned Properties with a fair market value in excess of $1,000,000:

3101 Pleasant Valley Blvd. Altoona, PA 16603
1453 South Washington DuQuoin, IL 62832
19 Bobrick Drive Jackson, TN 38305
1381 US Highway 127 By-Pass North Lawrenceburg, KY 40342
Three Carol Drive Lincoln, RI 02865
345 McGregor St. Manchester, NH 03102
20213 Whitfield Road Sedalia, MO 65301
241 Blacktail Lane Roseburg, OR 97470
867 N. Bank Road Roseburg, OR 97470
215 Blacktail Lane Roseburg, OR 97470
409 Reighard Avenue Williamsport, PA 17701
440 East 8th Street Marion, IN 46953
9975 US Highway 80 Scottsville, TX 75688
1600 West Main St. Willimantic, CT 06226
2600 Boul. De Comporte La Malbaie, QC G5A 1N4 Canada
1111 Boulevard International St. Jerome Quebec J7Z 5V9 Canada

1392 Remmel Dam Rd Jones Mill, AR 72104
One Prestolite Drive Paragould, AR 72450
156 Parkshore Drive, Brampton, Ontario Canada L6T 5M1
P.O BOX 810 5555 RUE BURRILL SHAWINIGAN, QC G9N 6W3
P.O BOX 1638 2040 DE NEUVILLE JONQUIERE, QC G7S 4L3
Casanova, 150 - 08036 BARCELONA Tel: +34 93 227 97 00 - Fax: +34 93 227 97 22
Carrer del Metall, 4 (Poligon Can Sucarrats) 08630 ABRERA (Barcelona) Tel: +34 93 773 48 00 - Fax: +34 93 773 48 48
Ctra. Rusiñol, 63 08560 MANLLEU (Barcelona) Tel: +34 93 852 02 00 - Fax: +34 93 852 02 22
Ctra. De Ribas, Km. 13,250 08110 MONTCADA I RElXAC (Barcelona) Tel: +34 93 227 95 00 - Fax: +34 93 227 95 22
Portal de Bergara, 36 01013 VITORIA-GASTEIZ Tel: +34 945 261 100 - Fa*: +34 945 267 146
(Oficinas Centraies y Fábrica) Rue de Varennes Prolongée 77876 Montereau Cedex France Tel: -+33 (0)1 60 57 30 00 - Fax: +33 (0)1 60 57 30 15
KabelstraBe 9-11 D-26954 Nordenham Tel: +49 4731 82 1000 – Fax: +49 4731 82 1301

Leased Properties containing tangible Collateral with an aggregate fair market value in excess of $1,000,000:

13695 Pipeline Ave. Chino, CA 91710
55 REGALCREST CRT-UNIT 3 WOODBRIDGE, ON L4L 8P3
1204 W. Industrial Park Drive, Suite C-1 Nogales, AZ 85621
9850 N.W. 41 Street Suite 200 Doral, FL 33178
713 Northpark Central Drive Suite 200 Houston, TX 77073
6850 Vineland Ave, Unit N Los Angeles, CA
Thorndale Distribution Center I 500 E. Thorndale Ave., Unit F Wood Dale, IL 60191-1267
311 South Enterprise Blvd. Lebanon, IN 46052
20 Forge Parkway Franklin, MA 02038
4 Tesseneer Drive Highland Heights, KY 41076
7920 Rockville Road Indianapolis, IN 46214
7950 Rockville Road Indianapolis, IN 46214

Schedule 3.05 (continued)
Material Trademarks, Tradenames, Copyrights, Patents and other Intellectual Property
Material Trademarks and Tradenames:
ALCAN/GENERAL CABLE INDUSTRIES, INC.

UNITED STATES REGISTRATIONS
OWNER	Registration No.	Description
Rio Tinto Alcan, Inc.	1765538	NUAL
General Cable Industries, Inc.	0983205	STABILOY
General Cable Industries, Inc.	1099249	STABILOY
General Cable Industries, Inc.	4099912	STABILOY & Cross Sectional Conductor Design

CANADIAN REGISTRATIONS
OWNER	Registration No.	Description
Rio Tinto Alcan, Inc.	TMA217998	NUAL
Rio Tinto Alcan, Inc.	TMA263998	NUAL
Rio Tinto Alcan, Inc.	TMA560504	STABILOY

PRESTOLITE WIRE, LLC

UNITED STATES REGISTRATIONS
OWNER	Registration No.	Description
Prestolite Wire LLC	1134022	PRESTOLITE
Prestolite Wire LLC	25860528	PRESTOLITE
Prestolite Wire LLC	2955517	PRESTOLITE

Prestolite Wire LLC	0742943	PRESTOLITE (Stylized)
Prestolite Wire LLC	1,948,974	Design (3 interlocking circles)
Prestolite Wire LLC	1,535,004	Design (3 interlocking circles)
Prestolite Wire LLC	1,134,022	Prestolite
Prestolite Wire LLC	2,955,517	Prestolite
Prestolite Wire LLC	2,860,528	Prestolite
Prestolite Wire LLC	742,943	Prestolite & Design (Stylized)
Prestolite Wire LLC	2,500,689	Prestosil

UNITED STATES APPLICATIONS
OWNER	Application No.	Description
Prestolite Wire LLC	85/137703	PRESTOLITE

CANADIAN REGISTRATIONS
OWNER	Registration No.	Description
Prestolite Wire LLC	TMA659219	PRESTOLITE
Prestolite Wire LLC	TMA143910	PRESTOLITE & Design
Prestolite Wire LLC	TMA131597	PRESTOLITE (Stylized)
Prestolite Wire LLC	TMA348,970	Design (3 interlocking circles)
Prestolite Wire LLC	TMA736215	Prestoflex
Prestolite Wire LLC	659219	Prestolite
Prestolite Wire LLC	TMA23546	Prest-O-Lite and design
Prestolite Wire LLC	TMA143910	Prestolite & Design (Stylized)
Prestolite Wire LLC	TMA131597	Prestolite & Design (Stylized)
Prestolite Wire LLC	572613	Prestosil
GENERAL CABLE TECHNOLOGIES CORPORATION

UNITED STATES REGISTRATIONS
OWNER	Registration No.	Description
General Cable Technologies Corporation	0683537	ANACONDA
General Cable Technologies Corporation	1742898	ANACONDA
General Cable Technologies Corporation	2577558	ANACONDA BRAND
General Cable Technologies Corporation	2623172	ANACONDA BRAND & Design
General Cable Technologies Corporation	058105	BICC
General Cable Technologies Corporation	2142986	CAROL
General Cable Technologies Corporation	1318997	CAROL
General Cable Technologies Corporation	0763391	CAROL
General Cable Technologies Corporation	2785071	CAROL BRAND
General Cable Technologies Corporation	2691449	CAROL BRAND (Stylized)
General Cable Technologies Corporation	1791456	GCC
General Cable Technologies Corporation	1793505	GENERAL CABLE
General Cable Technologies Corporation	2665091	GENERAL CABLE & Triad Design
General Cable Technologies Corporation	1797640	GENERAL CABLE & Roleaux Design
General Cable Technologies Corporation	2639325	GENERAL CABLE & New Roleaux Design
General Cable Technologies Corporation	2671731	GENERAL CABLE & New Roleaux Design
General Cable Technologies Corporation	2706461	GENERAL CABLE & New Roleaux Design
General Cable Technologies Corporation	2725557	GENSPEED
General Cable Technologies Corporation	3157845	GENSPEED (Stylized & Design)
General Cable Technologies Corporation	4335306	HELIX

General Cable Technologies Corporation	3122875	HELIX/HITEMP
General Cable Technologies Corporation	3421452	HELIX/HITEMP (Stylized)
General Cable Technologies Corporation	2654145	New Roleaux Design
General Cable Technologies Corporation	2735482	New Roleaux Design
General Cable Technologies Corporation	2811285	New Roleaux Design
General Cable Technologies Corporation	2978221	NEXTGEN (Stylized & Design)
General Cable Technologies Corporation	3706081	PDIC
General Cable Technologies Corporation	2896075	PDIC Globe Design
General Cable Technologies Corporation	3787876	PDIC WIRE & CABLE SALES & Design
General Cable Technologies Corporation	3788712	PDIC WIRE & CABLE SALES (Stylized & Design)
General Cable Technologies Corporation	1009861	POLYRAD
General Cable Technologies Corporation	2727807	POLYRAD XT
General Cable Technologies Corporation	1835234	Roleaux Design
General Cable Technologies Corporation	2477198	Triad Design

GENERAL CABLE TECHNOLOGIES CORPORATION

UNITED STATES APPLICATIONS
OWNER	Application No.	Description
General Cable Technologies Corporation	77/354562	PHELPS DODGE INTERNATIONAL CORP (Stylized)
General Cable Technologies Corporation	77/6390216	PHELPS DODGE INTERNATIONAL CORP ONE COMPANY (Stylized & Design)
General Cable Technologies Corporation	85/073626	SILEC (Class 9)
General Cable Technologies Corporation	85/073668	SILEC (Classes 37 & 42)

GENERAL CABLE TECHNOLOGIES CORPORATION

CANADIAN REGISTRATIONS
OWNER	Registration No.	Description
General Cable Technologies Corporation	TMDA038808	ANACONDA
General Cable Technologies Corporation	TMA563832	ANACONDA BRAND
General Cable Technologies Corporation	TMA563381	ANACONDA BRAND (Stylized & Design)
General Cable Technologies Corporation	TMA567491	BICC BRAND
General Cable Technologies Corporation	TMA567492	BICC BRAND & Design
General Cable Technologies Corporation	TMA512322	CAROL
General Cable Technologies Corporation	TMA565255	CAROL BRAND
General Cable Technologies Corporation	TMA565256	CAROL BRAND (Stylized)
General Cable Technologies Corporation	TMA472885	GCC
General Cable Technologies Corporation	TMA475183	GENERAL CABLE
General Cable Technologies Corporation	TMA589401	GENERAL CABLE & Triad Design
General Cable Technologies Corporation	TMA589505	GENERAL CABLE & Triad Design
General Cable Technologies Corporation	TMA536410	GENERAL CABLE & Roleaux Design
General Cable Technologies Corporation	TMA615202	GENERAL CABLE & New Roleaux Design
General Cable Technologies Corporation	TMA631901	GENERAL CABLE & New Roleaux Design
General Cable Technologies Corporation	TMA603723	GENERAL CABLE & New Roleaux Design
General Cable Technologies Corporation	TMA631867	GENERAL CABLE & New Roleaux Design

General Cable Technologies Corporation	TMA600578	New Roleaux Design
General Cable Technologies Corporation	TMA606633	New Roleaux Design
General Cable Technologies Corporation	TMA624455	New Roleaux Design
General Cable Technologies Corporation	TMA616092	NEXTGEN FIBER OPTICS
General Cable Technologies Corporation	TMA817272	PDIC
General Cable Technologies Corporation	TMA644441	PDIC Global Design
General Cable Technologies Corporation	TMA472884	Roleaux Design
General Cable Technologies Corporation	TMA553742	Triad Design
General Cable Technologies Corporation	TMA817270	PHELPS DODGE INTERNATIONAL CORP (Stylized)
General Cable Technologies Corporation	TMA817269	PHELPS DODGE INTERNATIONAL CORP ONE COMPANY (Stylized & Design)

Schedule 3.05 (continued) Licenses of Material Trademarks:
Licensee	Licensor	Registration / Application Number	Description
General Cable Technologies Corporation	General Cable Industries, Inc.	All Material Trademarks
Southwire Corporation	General Cable Technologies Corporation	1,793,505	GENERAL CABLE
Southwire Corporation	General Cable Technologies Corporation	1,797,640	GENERAL CABLE & DESIGN
Southwire Corporation	General Cable Technologies Corporation	1,835,234	Design (Roleaux)
Gehr Industries, Inc.	General Cable Technologies Corporation	2,142,986	CAROL
Gehr Industries, Inc.	General Cable Technologies Corporation	2,691,449	CAROL BRAND (Stylized)
Gehr Industries, Inc.	General Cable Technologies Corporation	76/126,549	CAROL BRAND
NextGen Fiber Optics, LLC	General Cable Technologies Corporation	78/123,318	NEXTGEN FIBER OPTICS
Prestolite Electric Inc.	Prestolite Wire LLC	Worldwide License	PRESTOLITE
Prestolite Electric Incorporated	Prestolite Wire LLC
Prestolite Electric Incorporated	Prestolite Wire LLC

Schedule 3.05 (continued)
Material Patents and Patent Applications

Name of Grantor	Patent Application	Application Filing Date	Application Serial Number
Prestolite Wire LLC	Anti-Capillary Resister Wire	11/28/2011	61/564,092
Prestolite Wire LLC	Methods of Manufacturing Wire, Multi-Layer Wire Pre-Products and Wires	4/12/2011	13/085,253
Prestolite Wire LLC	Methods of Manufacturing Wire, Wire Pre-Products and Wires	4/13/2011	13/085,929

Material Copyrights: NONE.

Schedule 3.06
Disclosed Matters
NONE

Schedule 3.10
Canadian Pension Plans

		Unfunded Liability
Plan Name	Current Disputes	Solvency	Going Concern	Date
Employees’ Pension Plan of General Cable Company	None	$2,358,300	Surplus	Valuation as of 12.31.2010
The Pension Plan for Unionized Employees of General Cable Company Located at La Malbaie, Quebec	None	$2,991,700	$1,538,900	Valuation as of 12/31/2011
The Pension Plan for Hourly Paid Employees of General Cable Company at its St. Jerome Factory	None	$3,684,600	$1,621,100	Valuation as of 12/31.11
Pension Plan for Unionized Employees of General Cable Company located in St. Maurice, Quebec (new plan registration process ongoing, deemed registration from CRA)	None	Surplus	Surplus	Estimated as of 12/31/2013

Canadian Benefit Plans
Great West Life Policies #51622, 151396, and 151397:

Medical stop loss	Medical	Prescription	Dental and vision administration
Disability administration	Life Insurance	Long Term Disability (LTD)	Global Medical Assistance (GMA)
Employee Assistance Program (EAP)	Optional Increased Life Insurance	Optional Increased LTD

Chartis Policies: GTP9020105, BSC9020106, PAI9020107:

Business Travel Accident	Basic AD&D	Optional AD&D

Other Employee Benefits:
Short Term Disability, Defined Contribution Retirement Plan, Vacation pay, sickness leave, severance pay, holiday pay, other legally required benefits
The Company also has negotiated collective bargaining agreements with its unionized employees in St. Maurice, St. Jerome and La Malbaie that provide other employee benefits agreed to during such negotiations.

Schedule 3.14
Insurance
(See attached)

General Cable Corporation – Schedule of Insurance as of June 1, 2013
Property Placements
Coverage	Limit	Retained Limit	Carrier	Policy No.	Term
Global Property - see next tab for sublimits
Per Occurrence Real & Personal Property, BI, B&M	XXX[1]		Allianz Global Risks US Insurance Company (37.5%)	CLP3012841	11/1/12-11/1/13
Deductibles			Zurich American Insurance Company (5%)	PPR65581402	Panel Premium
All Risk- Per Occurrence	XXX[1]		XL (12.5%)	US00044092PR11A	Foreign Fronting Fees
Earth Movement -	XXX[1]		Starr (10%)	PGLN05108408	Engineering
Flood	XXX[1]		Scor (7.5%)	MJ2L9L452998011	Australia terrorism
Named Windstorm	XXX[1]		HDI Gerling (10%)	CLP3012841	French Nat Cat
Transportation	XXX[1]		Chartis/National Union Fire Insurance (12.5%)	61628279	French Terrorism
Boiler & Machinery	XXX[1]		Liberty Mutual Fire Insurance Company(5%)	MJ2L9L452998011	Spanish Nat Cat

Waiting Period	XXX[1]				Foreign Taxes

DIC- California Quake	XXX[1]	XXX[1]	Endurance American Specialty	CPN10003441200	11/1/12 - 11/1/13

NFIP Flood Coverage 1600 Main St. Willimantic, CT	XXX[1]	XXX[1]	The Hartford	99014285642004	12/27/12-12/27/13

Builders Risk - San Miguel County, CO USA	XXX[1]	XXX[1]	Allianz	MXI93017996	5/1/2010 - 11/1/2012 - Extended to 12/31/12
Builders Risk - Lincoln, NE USA	XXX[1]	XXX[1]	Continental Casualty Company	C5086652772	3/30/12 to 9/13/13

Cargo Placements
Coverage	Limit	Retained Limit	Carrier	Policy No.	Term

Marine Cargo:			Starr Marine	MASICNY008US10	12/15/11 - 12/15/12
Any One Conveyance	XXX[1]	XXX[1]
Any One Conveyance (Domestic and Foreign Inland Transit), except a connecting conveyance	XXX[1]	XXX[1]
On Deck shipments WHEN subject to an on deck bill of lading	XXX[1]	XXX[1]
Any one package by mail/ parcel post including express mail, FedEx and other recognized express delivery service	XXX[1]	XXX[1]

Local Cargo
Algeria	XXX[1]	XXX[1]	La Compagnie d’Assurance des Hydrocarbures	1st Project : 090/2009/KDL.L/062 2nd project : 091/2009/KDL.L/063	10/1/10 until last date of Shipment
Brazil	XXX[1]	XXX[1]	Allianz Brazil	Policy number: 53210000352	6/13/12 to 6/13/13
Chile	XXX[1]	XXX[1]	Liberty Serguros	16009138	1/1/12 to 1/1/13

Colombia	XXX[1]	XXX[1]	Chubb Seguros		3/31/12 to 3/31/13
Ecuador ( a part of the global Starr policy)	XXX[1]	XXX[1]	Starr Marine	MASICNY008US10	12/15/11-12/15/12
France (HV Trailer)	XXX[1]	XXX[1]	Allianz	8.1458	9/18/12 to 9/18/13
Germany	XXX[1]	XXX[1]	Mannheimer Versicherung AG	#TB009380641	1/1/12to 1/1/13
Guatemala (inland)	XXX[1]	XXX[1]	Unknown	#1-TR-17189	1/1/12 to 1/1/13
Guatemala (Import/Export)	XXX[1]	XXX[1]	Unknown	#1-TR-17186	1/1/12 to 1/1/13
India	XXX[1]	XXX[1]	United India Insurance Company Ltd		3/20/12 to 3/20/13
Mexico Transit	XXX[1]	XXX[1]	Zurich	TBD	11/1/12 - 11/1/13
New Zealand	XXX[1]	XXX[1]	Chartis Insurance New Zealand Limited.	MC2260	4.00pm on 31 December 2011 to 4.00pm 01 June 2013
Philippines (Inland Transit)	XXX[1]	XXX[1]	Chartis Philippines Insurance, Inc.	0801091783	8/24/12 to 8/24/13
Philippines (Marine Open Cargo)	XXX[1]	XXX[1]	Oriental Assurance Corp	OAC/MOP/144	2/4/11-Until Cancelled

Peru (Inland Transit)	XXX[1]	XXX[1]	Mapfre Peru		12/31/11 to 12/31/12
South Africa (Phoenix and National Cables)	XXX[1]	XXX[1]	Unknown	Unknown	4/1/12 to 4/1/13
Spain	XXX[1]	XXX[1]	Chubb	Unknown	12/31/12 to 12/31/13
Zambia	XXX[1]	XXX[1]	Goldman Insurance Limited	Ocean: MOC81/04/94/0008 Inland: 200/HC/01-002/02/02/01	4/4/12 to 4/4/13

Miscellaneous Policies
Coverage	Limit	Retained Limit	Carrier	Policy No.	Term
HV Trailers - in transit	XXX[1]	XXX[1]	Federal Insurance Company	0668-61-52 WCE	11/1/12-11/1/13

INTERNATIONAL PROPERTY AND PACKAGE POLICIES
Coverage	Limit	Retained Limit	Carrier	Policy No.	Term

Algeria Property (part of package)
Fire Risk	XXX[1]				4/9/12 to 4/9/13

Natural disasters	XXX[1]				4/9/12 to 4/9/13
General Civil Liability	XXX[1]				Effective until 10/31/2013
Civil Liability for delivered goods	XXX[1]				Effective until 10/31/2013
Vehicle Insurance					Effective until 12/31/2012

Brazil Property			Liberty		2/23/12 to 2/23/13
Fire, lightning and explosion –	XXX[1]
Windstorm –	XXX[1]
Business Interruption –	XXX[1]

Egypt
Property: Property - All Risks Property	XXX[1]	XXX[1]	Misr Insurance Company	5634106037	12/31/11 to 12/31/12
Property: Property - Other Property, Cash in Transit	XXX[1]	XXX[1]	Misr Insurance Company	5635021379	12/31/11 to 12/31/12
Property: Property - Other Property	XXX[1]	XXX[1]	Misr Insurance Company	450596	12/31/11 to 12/31/12

Guatemala Property (part of package)			El Roble Insur. Co	1-IN-11027	12/31/11 - 12/31/12
Building	XXX[1]	XXX[1]
Contents	XXX[1]
Stock	XXX[1]
Machinery Breakdown	XXX[1]
Loss of Profit (Extra Expense)	XXX[1]	XXX[1]

India Property (36 Mileston, Sonepat)			United India Insurance	UNK	3/30/12 to 3/30/13
Property	XXX[1]	XXX[1]
Standard Fire and Special Perils Policy
Money Insurance Policy	XXX[1]		IFFCO - Tokio		6/15/12 to 6/15/13
Motor Insurance (Hydra Crane)	XXX[1]		HDFC Ergo		4/1/12 to 4/1/13
Burglary BP Policy	XXX[1]		United India Insurance		3/30/12 to 3/30/13

Peru Property					12/31/11 to 12/31/12
Property	XXX[1]	XXX[1]	Mapfre Peru
Machinery Breakdown	XXX[1]
Construction and Erection - CAR	XXX[1]
Automatic Coverage for New Adquisitions	XXX[1]
Extra Expenses	XXX[1]

Philippines Property (part of package)			Quota Share - 7 different carriers		6/30/12 - 6/30/13
Property	XXX[1]	XXX[1]			Basic Premium
Machinery Electronic Equipment Breakdown	XXX[1]				Doc Stamps
Equipment Floater for forklift	XXX[1]				Value Added Tax
Local Gov’t Tax
Business Interruption	XXX[1]				Total
Comprehensive GL	XXX[1]	XXX[1]
Money, Securities, and Payroll (inside/outside)	XXX[1]	XXX[1]
Group Personal Accident	XXX[1]	XXX[1]
D&O Liability	XXX[1]	XXX[1]

South Africa Property (Phoenix & National Cbls)			Arch Underwriting Managers	754386*006	4/1/12 to 4/1/13
Property	XXX[1]	XXX[1]
Plant & Machinery	XXX[1]
Business Interruption	XXX[1]

Commercial Crime	XXX[1]	XXX[1]	Chartis Insurance Company	754386*003	4/1/12 to 4/1/13
Motor Fleet		XXX[1]	Chartis Insurance Company	754386*005	4/1/12 to 4/1/13

Zambia Property	XXX[1]		Goldman Insurance Limited	TBA	4/1/12 to 4/1/13
Building	XXX[1]	XXX[1]		Equip brkdwn diff pol #
Machinery Breakdown	XXX[1]
Stock	XXX[1]
Loss of Profit	XXX[1]	XXX[1]

Germany (miscellaneous policies)
Electronic Insurance	XXX[1]	XXX[1]	AXA Versicherung AG	40580013537	1/1/12 to 1/1/14
Liability Insurance	XXX[1]	XXX[1]	Lloyds	625541USD	5/18/2012 to 5/18/2013
Auto Accident Insurance	XXX[1]	XXX[1]	AXA Versicherung AG	203006025500	12/31/2012 - 12/31/2013
Auto Accident Insurance	XXX[1]	XXX[1]	AXA Versicherung AG	203006198536	1/1/2012 - 1/1/2014
Motor Occasional Business		XXX[1]	AXA Versicherung AG	203028270346	1/1/2012 - 1/1/2014

Baggage Insurance	XXX[1]	XXX[1]	Mannheimer Versicherung AG	TN005007087	1/1/2012 - 1/1/2014
Builders Risk - MEG1	XXX[1]	XXX[1]			1/2/2013 - 6/2/2012
Builders Risk - Baltic II	XXX[1]	XXX[1]			Expires 9/14/2014
General liability/Environmental liability - Baltic II	XXX[1]	XXX[1]	ACE European Group	UNK	Expires 9/14/2014

US Casualty
Coverage	Limits	Retained Limit	Carrier	Policy No.	Term
Workers’ Compensation ( All States) Deductible		XXX[1]	St. Paul Travelers	TRK-UB-186K413-A-12	11/1/2012- 11/1/2013

Employer’s Liability:
Bodily Injury by Accident - Each Accident	XXX[1]
Bodily Injury by Disease - Policy Limit	XXX[1]
Bodily Injury by Disease - Each Employee	XXX[1]

Foreign Reimbursement Coverage:
Bodily Injury by Accident - Each Accident	XXX[1]
Bodily Injury by Disease - Policy Limit	XXX[1]
Bodily Injury by Disease - Each Employee	XXX[1]

Workers’ Compensation (AZ, MA, NE, NH, NJ, OR,WI) Retro		XXX[1]	St. Paul Travelers	TC2H-UB-186K414-1-12	11/1/2012- 11/1/2013
Employer’s Liability:
Bodily Injury by Accident - Each Accident	XXX[1]
Bodily Injury by Disease - Policy Limit	XXX[1]

Bodily Injury by Disease - Each Employee	XXX[1]

Automobile (All States)		XXX[1]	St. Paul Travelers	TC2J-CAP-186K2725-12	11/1/2012- 11/1/2013
Liability- “Any” Auto	XXX[1]
Personal Injury Protection (No Fault)	XXX[1]
Auto Medical Payments	XXX[1]
UM/UIM	As elected

Automobile (Canada)		XXX[1]	St. Paul Travelers	TCAC-232D145A-12	11/1/2012- 11/1/2013
Liability - “Any” Auto	XXX[1]

General Liability		XXX[1]	St. Paul Travelers	TJEXGL-186K2713-12	11/1/2012- 11/1/2013
General Aggregate	XXX[1]
(other than Products/Completed Operations)
Products/Completed Operations	XXX[1]
Personal & Advertising Injury	XXX[1]
Each Occurrence	XXX[1]
Fire Damage	XXX[1]

General Liability (Canada)		XXX[1]	St. Paul Travelers	TSCPP-232D1461-12	11/1/2012- 11/1/2013
General Aggregate	XXX[1]
(other than Products/Completed Operations)
Products/Completed Operations	XXX[1]
Personal & Advertising Injury	XXX[1]
Each Occurrence	XXX[1]
Fire Damage	XXX[1]

Umbrella Liability			XL Insurance America	US00006132LI12A	11/1/2012- 11/1/2013
Each Occurrence	XXX[1]	XXX[1]

Products Completed Operations Aggregate	XXX[1]
Other Aggregate (where applicable)	XXX[1]

First Excess Liability			Chubb	7975-64-22	11/1/2012- 11/1/2013
Each Occurrence	XXX[1]	XXX[1]
Aggregate (where applicable)	XXX[1]

First Excess Liability			Allianz	ULA 2003985	11/1/2012- 11/1/2013
Each Occurrence	XXX[1]	XXX[1]
Aggregate	XXX[1]

Second Excess Liability			Great American	EXC4646693	11/1/2012- 11/1/2013
Each Occurrence	XXX[1]	XXX[1]

Aggregate	XXX[1]

Second Excess Liability			Zurich	AEC 9308712-10	11/1/2012- 11/1/2013
Each Occurrence	XXX[1]	XXX[1]
Aggregate (where applicable)	XXX[1]

Coverage	Limit	Retained Limit	Carrier	Policy No.	Term
Fiduciary Liability			Federal Insurance Company	8170-4119	November 1, 2012 - November 1, 2013
Each Loss (including Defense Costs)	XXX[1]	XXX[1]	(“Chubb”)
Annual Aggregate	XXX[1]	XXX[1]

Coverage	Limit	Retained Limit	Carrier	Policy No.	Term
Blanket Crime			National Union Fire Insurance Co.	01-417-87-24	November 1, 2012 - November 1, 2013
Employee Dishonesty	XXX[1]	XXX[1]	of Pittsburgh, PA (“Chartis”)
Claims Expense	XXX[1]	XXX[1]
Forgery or Alteration	XXX[1]	XXX[1]
Credit Card Forgery	XXX[1]	XXX[1]
Theft, Disappearance & Destruction	XXX[1]	XXX[1]
Robbery or Safe Burglary	XXX[1]	XXX[1]
Computer Fraud and Funds Transfer	XXX[1]	XXX[1]
Money Orders & Counterfeit Currency	XXX[1]	XXX[1]
Personal Accounts of Officers	XXX[1]	XXX[1]

*Deductible does not apply to Employee Benefit Plans.

Coverage	Limit	Retained Limit	Carrier	Policy No.	Term
Primary Directors & Officers Liability (D&O)			Travelers Casualty and Surety	105518156	November 30, 2012 - November 1, 2013
Each Claim (including Defense Costs)	XXX[1]	XXX[1]	Company of America
Aggregate Limit	XXX[1]	XXX[1]
XXX[1]

1st Excess Directors & Officers Liability (D&O)			Old Republic Insurance Company	CUG 35536	November 30, 2012 - November 1, 2013
Each Claim (including Defense Costs)	XXX[1]	XXX[1]	(“ChUG”)
Aggregate Limit	XXX[1]	XXX[1]

2nd Excess Directors & Officers Liability (D&O)			Scottsdale Indemnity Company	XMI 1200611	November 30, 2012 - November 1, 2013
Each Claim (including Defense Costs)	XXX[1]	XXX[1]	(“Freedom Specialty”)
Aggregate Limit	XXX[1]	XXX[1]

Lead Excess Side A/DIC Directors & Officers Liability (“D&O”)			Lloyd’s of London	QB092412	November 30, 2012 - November 1, 2013
Each Claim (including Defense Costs)	XXX[1]	XXX[1]
Aggregate Limit	XXX[1]	XXX[1]

1st Excess Side A/DIC Directors & Officers Liability (“D&O”)			Federal Insurance Co.	6803-6194	November 30, 2012 - November 1, 2013
Each Claim (including Defense Costs)	XXX[1]	XXX[1]	(“Chubb”)

Aggregate Limit	XXX[1]	XXX[1]

Primary Directors & Officers Liability (“D&O”) Run-Off for PDIC			Great American Insurance Co.	DOL9925014	October 31, 2007 – October 31, 2013
Each Claim (including Defense Costs)	XXX[1]	XXX[1]
Aggregate Limit	XXX[1]	XXX[1]

Excess Side A/DIC Directors & Officers Liability (“D&O”) for PDIC			RLI Insurance Company	EPG0003959	October 31, 2007 – October 31, 2013
Each Claim (including Defense Costs)	XXX[1]	XXX[1]
Aggregate Limit	XXX[1]	XXX[1]

Coverage	Limit	Retained Limit	Carrier	Policy No.	Term
Political Risk			Chartis / XL / Beazley Syndication	Chartis 40211006	December 11, 2011 - December 11, 2014
Aggregate Limit	XXX[1]			XL US00100075P11A
Sublimit for XXX[1]	XXX[1]	XXX[1]		Beazley JE430S11
Sublimit for XXX[1]	XXX[1]	XXX[1]
Sublimit for XXX[1]	XXX[1]	XXX[1]
Sublimit for XXX[1]	XXX[1]	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]

Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]
Total XXX[1] Sublimit	XXX[1]

Coverage	Limit	Retained Limit	Carrier	Policy No.	Term
International Casualty
Auto
Contingent Auto Liability per accident	XXX[1]	XXX[1]
Auto Medical Payments Each Accident	XXX[1]
Auto Medical Payment Each Person	XXX[1]
Covered Pollution Cost or Expense per Occurrence / Aggregate	XXX[1]
Hired Auto Physical Damage Per Auto / Aggregate	XXX[1]	XXX[1]

General Liability

General Aggregate	XXX[1]
Products/Completed Operations Aggregate	XXX[1]
Each Occurrence	XXX[1]
Personal & Advertising Injury	XXX[1]
Damage to premises rented to you	XXX[1]
Medical Expense	XXX[1]

International Employee Compensation and Employers’ Liability Coverage

Bodily Injury by Accident	XXX[1]
Bodily Injury by Disease-Each Employee	XXX[1]
Boldily Injury by Disease Annual Agg	XXX[1]

Repatriation Expenses each employee/each accident	XXX[1]

Foreign Voluntary Workers Compensation
US Hires	XXX[1]
Third Country Nationals	XXX[1]
Local Nationals	XXX[1]

Each Occurrence	XXX[1]	XXX[1]
Products Completed Operations Aggregate	XXX[1]
Other Aggregate (where applicable)	XXX[1]

Coverage	Allianz etal
Policy Limit	XXX[1]
Real Property	XXX[1]
Personal Property	XXX[1]

Earth Movement ( Annual Aggregate)	XXX[1]
Earth Movement ( Annual Aggregate) – California (excluding DIC)	XXX[1]
Earth Movement ( Annual Aggregate) – New Madrid (DuQuoin), Jackson, TN	XXX[1]
Earth Movement ( Annual Aggregate) – Pacific NW (Portland, OR)	XXX[1]
Earth Movement ( Annual Aggregate) – Algeria	XXX[1]
Earth Movement ( Annual Aggregate) – Australia	XXX[1]
Earth Movement ( Annual Aggregate) – Brazil	XXX[1]
Earth Movement ( Annual Aggregate) – Canada (BC/NB – $15M)	XXX[1]
XXX[1]
Earth Movement ( Annual Aggregate) – Chile (own aggregate)	XXX[1]
Earth Movement ( Annual Aggregate) – ~~China~~	XXX[1]
Earth Movement ( Annual Aggregate) – ~~Colombia~~	XXX[1]
Earth Movement ( Annual Aggregate) – Costa Rica	XXX[1]
Earth Movement ( Annual Aggregate) – Dominican Republic	XXX[1]
Earth Movement ( Annual Aggregate) – Ecuador	XXX[1]
Earth Movement ( Annual Aggregate) – El Salvador	XXX[1]
Earth Movement ( Annual Aggregate) – ~~Fiji~~	XXX[1]
Earth Movement ( Annual Aggregate) – Guatemala	XXX[1]

Earth Movement ( Annual Aggregate) – Honduras	XXX[1]
Earth Movement ( Annual Aggregate) – India	XXX[1]
Earth Movement ( Annual Aggregate) – Mexico	XXX[1]
Earth Movement ( Annual Aggregate) – New Zealand	XXX[1]
Earth Movement ( Annual Aggregate) – Panama	XXX[1]
Earth Movement ( Annual Aggregate) – Philippines	XXX[1]
Earth Movement ( Annual Aggregate) – Portugal	XXX[1]
Earth Movement ( Annual Aggregate) – South Africa	XXX[1]
Earth Movement ( Annual Aggregate) – Spain	XXX[1]
Earth Movement ( Annual Aggregate) – Thailand	XXX[1]
Earth Movement ( Annual Aggregate) – Venezuela	XXX[1]
Earth Movement ( Annual Aggregate) – Automatic Coverage, E&O, Misc Unnamed Locations	XXX[1]
XXX[1]
Flood ( Annual Aggregate)	XXX[1]
Flood ( Annual Aggregate) – High Hazard Flood Zones	XXX[1]
Flood ( Annual Aggregate) – Moderate Hazard Zones for Flood	XXX[1]
Flood ( Annual Aggregate) – Netherlands	XXX[1]
Sturmflut – Germany	XXX[1]
Flood (Annual Aggregate) – Automatic Coverage, E&O, Misc Unnamed Locations (Combined Sublimit)	XXX[1]
Named Windstorm	XXX[1]
Named Windstorm – Automatic Coverage, E&O, Misc Unnamed Location (Combined Sublimits)	XXX[1]

Accounts Receivable	XXX[1]
Automatic Coverage (90 Consecutive Calendar Days)	XXX[1]
Boiler and Machinery	XXX[1]
Boiler and Machinery – Water Damage	XXX[1]
Boiler and Machinery – Ammonia Contamination	XXX[1]
Boiler and Machinery – Hazardous Substances, Spoilage, Automatic Coverage, Brands and Labels, Contingent Time Element, Demolition and ICC, E&O, Expediting Expense, Extra Expense	XXX[1]
Boiler and Machinery – Misc Unnamed Locations, Service Interruption Property Damage, and Service Interruption Time Element	XXX[1]
Brands and Labels	XXX[1]
Coinsurance Deficiency	XXX[1]
Consequential Reduction in Value	XXX[1]
Control of Damaged Property	XXX[1]
Course of Construction	XXX[1]
COC Testing (this is part of and not in addition to the sublimit for COC above)	XXX[1]
COC Time Element including Soft Costs (This is part of and not in addition to the sublimit for COC above)	XXX[1]
Currency Devaluation	XXX[1]
Debris Removal (or 25% of the adjusted property damage loss, whichever is greater)	XXX[1]
Decontamination Costs (Annual Aggregate)	XXX[1]
Defense Costs	XXX[1]
Demolition and Increased Cost of Construction	XXX[1]
Difference in Condition	XXX[1]
Errors and Omission	XXX[1]
Exhibitions, Expositions, Fairs, or Trade Shows	XXX[1]

Expediting Expenses	XXX[1]
Fine Arts	XXX[1]
Fire Department Service Charges	XXX[1]
Fungi	XXX[1]
Land and Water Contaminants Cleanup, Removal, and Disposal (Annual Aggregate)	XXX[1]
Logistics Extra Expense	XXX[1]
Miscellaneous Unnamed Locations	XXX[1]
Neighbor's Recourse and Tenant's Liability	XXX[1]
Non–Admitted Increased Tax Liability	XXX[1]
Professional Fees	XXX[1]
Protection and Preservation of Property, Property damage and protection and preservation of property time element (Combined Sublimit)	XXX[1]
Radioactive Contamination	XXX[1]
Service Interruption – Property Damage and Service Interruption Time Element (Combined Sublimit)	XXX[1]
Tax Treatments of Profits	XXX[1]
Temporary Removal of Property	XXX[1]
Transportation	XXX[1]
Valuable Papers and Records	XXX[1]
Extra Expense	XXX[1]
Gross Earnings	XXX[1]
Gross Profit: Time Limit 365 Consecutive Calendar Days	XXX[1]
Leasehold Interest	XXX[1]
Rental Insurance	XXX[1]
Contingent Time Element	XXX[1]
XXX[1]
Extended Period of Liability	XXX[1]

Ingress/Egress: Distance Limitation: 5 Statute Miles	XXX[1]
Order of Civil or Military Authority: Distance Limit: 5 Statute Miles	XXX[1]
Ordinary Payroll	XXX[1]
Certified Act of Terrorism	XXX[1]
DEDUCTIBLE
All Risk – Per Occurrence	XXX[1]
Doral, FL	XXX[1]
Earth Movement	XXX[1]
Flood	XXX[1]
Named Windstorm	XXX[1]
Transportation	XXX[1]
Boiler and Machinery	XXX[1]
Waiting Period	XXX[1]

___________________________

Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

Schedule 3.15
Capitalization and Subsidiaries

Exact Legal Name of Owner	Exact Legal Name of Issuer	Type of Entity of Issuer	Number of Shares of Interests Owned	Number of Shares of Interests Authorized	Percentage Ownership
-	General Cable Corporation	Delaware Corporation
General Cable Corporation	GK Technologies, Incorporated	New Jersey Corporation	1,027	1,027	100%
GK Technologies, Incorporated	Cahosa, S.A.	Panama Sociedad Anónima	5,000	5,000	100%
GK Technologies, Incorporated	General Cable Automotriz S.A. de C.V.	Mexico Sociedad Anónima de Capital Variable	N/A	N/A	100%
GK Technologies, Incorporated	General Cable Caribbean	Dominican Republic Sociedad Anónima	20,994	21,000	99%
GK Technologies, Incorporated	General Cable de Mexico del Norte, S.A. de C.V.	Mexico Sociedad Anónima de Capital Variable	998	1,000	99.8%
GK Technologies, Incorporated	General Cable Holdings (Spain) S.L.	Spain Sociedad Limitada	NA	Uncertificated	99%
___________________
5    To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

GK Technologies, Incorporated	General Cable Holdings New Zealand ULC	New Zealand Limited Liability Company	N/A	97,711,539	99%
GK Technologies, Incorporated	General Cable Holdings Netherlands C.V.	Netherlands Commanditaire Vennootschaap	NA	NA	99%
GK Technologies, Incorporated	General Cable Industries, Inc.	Delaware Corporation	1,000	1,000	100%
GK Technologies, Incorporated	General Cable Investments SGPS, Sociedade Unipessoal, S.A.	Portugal Sociedade Anónima	600,000 [non-redeemable] 875,000 [redeemable]	600,000 [non-redeemable] 875,000 [redeemable]	100%
GK Technologies, Incorporated	General Cable Overseas Holdings, LLC	Delaware Limited Liability Company	NA	NA – Certificate for 100% membership interest	100%
GK Technologies, Incorporated	General Cable Phoenix South Africa Pty. Ltd.	South Africa Limited	90	100	90%
GK Technologies, Incorporated	General Cable Trinidad	Trinidad Limited Liability Company	100	100	100%
GK Technologies, Incorporated	GC Specialty & Automotive	Mauritius company	12,000,200	12,000,200	100%
GK Technologies, Incorporated	Genca Corporation	Delaware Corporation	1,000	1,000	100%

GK Technologies, Incorporated	General Cable Holdings (UK) Limited	United Kingdom Limited Company	20,232,054	20,232,054	100%
GK Technologies, Incorporated	General Cable Middle East	Mauritius company	100	100	100%
GK Technologies, Incorporated	General Cable Trading	Mauritius Limited Company	140,100	140,100	100%
GK Technologies, Incorporated	Pakistan Cables Ltd.	Pakistan Limited Company	7,000,000	28,462,376	24.9%
General Cable Canada Holdings LLC	General Cable Company Ltd.	Nova Scotia Limited Liability Company	74,253,577	Unlimited common shares	100%
General Cable Industries, Inc.	Phelps Dodge International Corporation	Delaware Corporation	1,000	1,000	100%
General Cable Industries, Inc.	Phelps Dodge Africa Cable Corporation	Delaware Corporation	68,500	68,500	100%
General Cable Industries, Inc.	Phelps Dodge Enfield Corporation	Delaware Corporation	8,000	8,000	100%
General Cable Industries, Inc.	Phelps Dodge National Cables Corporation	Delaware Corporation	1,000	1,000	100%

General Cable Industries, Inc.	General Cable Management, LLC	Delaware Limited Liability Company	NA	NA – Certificate for 99% General Partnership Interest	100%
General Cable Industries, Inc.	Green Belle Arbor LLC	Delaware Limited Liability Company	N/A	N/A	100%
General Cable Industries, Inc.	General Cable Industries, LLC	Delaware Limited Liability Company	NA	NA – Certificate for 100% Membership Interest	100%
General Cable Industries, Inc.	General Cable Technologies Corporation	Delaware Corporation	1,000	1,000	100%
General Cable Industries, Inc.	General Cable de Mexico S.A. de C.V.	Mexico Sociedad Anónima de Capital Variable	315,872,577	315,872,579	99.9%
General Cable Industries, Inc.	Alambres y Cables de Panama S.A.	Panama Sociedad Anónima	4,489	8,000	78.08%
General Cable Industries, Inc.	General Cable de Mexico del Norte, S.A. de C.V.	Mexico Sociedad Anónima de Capital Variable	2	1,000	0.2%
General Cable Industries, Inc.	General Cable Services Ltd.	United Kingdom limited company	110,990	110,990	100%
General Cable Industries, Inc.	General Cable Property Holdings Ltd.	German Limited Company	99	100	99%
General Cable Industries, Inc.	Prestolite Wire LLC	Limited Liability Company	10,000	10,000	100%

General Cable Industries, Inc.	Prestolite de Mexico, S.A. de C.V.	Mexico Sociedad Anónima de Capital Variable	500	unlimited	99.8%
General Cable Industries, Inc.	General Cable Canada Holdings LLC	Limited Liability Company	N/A	N/A	100%
General Cable Technologies Corporation	General Cable de Mexico S.A. de C.V.	Mexico Sociedad Anónima de Capital Variable	2	315,872,579	< 1%
General Cable Technologies Corporation	Servicios Latinoamericanos, S.A. de C.V.	Mexico Sociedad Anónima de Capital Variable	1	50,000	< 1%
General Cable Technologies Corporation	General Cable Caribbean	Dominican Republic Sociedad Anónima	1	21,000	< 1%
General Cable Company Ltd. / Compagnie General Cable LTEE	YA Holdings, Ltd.	Cayman Islands Limited Company	50,000	50,000	100%
General Cable Company Ltd. / Compagnie General Cable LTEE	Phelps Dodge International Philippines, Inc.	Philippines Corporation	3,539,950	5,900,000	60%
General Cable Company Ltd. / Compagnie General Cable LTEE	Keystone Electric Wire and Cable Company, Ltd.	Hong King Limited Company	50,000	250,000	20%

General Cable Company Ltd. / Compagnie General Cable LTEE	Phelps Dodge Philippines Energy Products Corp.	Philippines Corporation	1,000	4,612,500	<1%
General Cable Industries, Inc.	Diversified Contractors, Inc.	Delaware Corporation	1,000	1,000	100%
General Cable Industries, Inc.	Marathon Steel Company	Arizona Corporation	712,920	712,920	100%
General Cable Industries, Inc.	MLTC Company	Delaware Corporation	1,000	1,000	100%
General Cable Industries, Inc.	General Cable Caribbean	Dominican Republic Sociedad Anónima	1	21,000	< 1%
MLTC Company	General Cable Caribbean	Dominican Republic Sociedad Anónima	1	21,000	< 1%
Phelps Dodge International Corporation	PD Wire & Cable Sales Corporation	Delaware Corporation	100	100	100%
Phelps Dodge International Corporation	Phelps Dodge International Thailand Ltd.	Thailand Limited Company	33,206	44,000	75.47%
Phelps Dodge International Corporation	PDTL Trading Company Limited	Thailand Limited Company	4,900	10,000	49%

Phelps Dodge Enfield Corporation	RPG Cables Limited	India Public Limited Company	N/A	N/A	0.78%
Phelps Dodge National Cables Corporation	National Cables (Pty) Ltd.	South Africa Private Limited Company	80	100	80%
GC Global Holdings, Inc.	General Cable Holdings Netherlands CV	Netherlands Commanditaire Vennootschaap	N/A	N/A	1%
GC Global Holdings, Inc.	General Cable Holdings New Zealand	New Zealand Company	N/A	97,711,539	1%
Phelps Dodge Africa Cable Corporation	Metal Fabricators of Zambia PLC	Zambia Public Limited Company	205,331,070	270,900,00	75.80%
General Cable Overseas Holdings, LLC	GC Global Holdings, Inc.	Delaware Corporation	100	100	100%
General Cable Overseas Holdings, LLC	General Cable Holdings (Spain) S.L.	Spain Sociedad Limitada	N/A	105,081,153.85	1%
General Cable Overseas Holdings, LLC	General Cable Caribbean	Dominican Republic Sociedad Anónima	1	21,000	< 1%

Prestolite Wire LLC	Prestolite Wire (Shanghai) Co. Ltd.	Not available	Not available	Not available	100%
Grupo General Cable Sistemas, S.L.	Silec Cable SAS	French SAS	60, 037, 000	60 ,037,000	100%
GC Latin America Holdings, SL	General Cable Automotive SAS	French SAS	369,952	369,952	100%
Grupo General Cable Sistemas, SL	Norddeutsche Seekabelwerke GmbH	German GmbH	50,025,000	50,025,000	100%
Norddeutsche Seekabelwerke GmbH	Nostag GmbH & Co. KG	Partnership company with limited liability (Germany)	€180.000	€ 540.000 (subscribed capital paid in)	33%
General Cable Holdings (Spain), S.L.	Grupo General Cable Sistemas, S.L.	Spain Sociedad Limitada	20,734,500	20,734,500	100%
Grupo General Cable Sistemas, S.L.	General Cable do Brasil Ltda.	Brazil S.A. Closed Corporation	1,458,116	15,458,117	99.9%
Grupo General Cable Sistemas, S.L.	General Cable Maroc Sarl	Moroccan Société à Responsabilité Limitée	99	100	99%
Grupo General Cable Sistemas, S.L.	E.C.N. Cable Group, S.L.U.	Spanish Sociedad Limitada	3,008,005	3,008,005	100%
Grupo General Cable Sistemas, S.L.	Enterprise des Industries du Cable de Biskra SPA	Algerian Company with Shares (Société par Actions)	7,070	10,100	70%

Schedule 5.19
Post-Closing Matters
Notwithstanding any other provision (including Section 4.01) of the Credit Agreement to the contrary, the parties have agreed that the following documents shall be delivered, and actions taken, on a post-closing basis upon the following schedule:
1    No later than within two (2) Business Days following the Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, (a) ECN and Sistemas shall have become parties to the Credit Agreement by accession as Spanish Borrowers, and General Cable Holdings (Spain) SL shall have become a party to the Credit Agreement by accession as a Spanish Guarantor, and each Spanish Loan Party shall have delivered each Collateral Document, agreement, certificate, opinion, and other closing document that would otherwise have been deliverable by it pursuant to Section 4.01 on the Effective Date, which has not previously been delivered; (b) the Administrative Agent shall have received, in respect of the Spanish Loan Parties, a certificate (certificación) from the Commercial Registry relating to each Spanish Loan Party, containing among other issues, updated articles of association, good standing and no insolvency situations of the Spanish Loan Parties; (c) the execution of this Agreement will be notified to the Bank of Spain and the rest of reporting obligations contained in those regulations will have to be fulfilled by the Spanish Borrowers; and (d) the Administrative Agent shall have received a certification from each Spanish Loan Party containing: (i) a copy of the decisions of the shareholders of the Spanish Loan Parties approving the terms of, and the Transactions contemplated by, those documents or agreements to which the Spanish Loan Parties are to be a party and resolving that they execute, deliver and perform the Transactions to which they are a party; and (ii) a copy of the resolutions of the relevant management body of the Spanish Loan Parties: (A) approving the terms of, and the Transactions contemplated by, those documents or agreements to which the Spanish Loan Parties are to be a party and resolving that it execute, deliver and perform the Transactions to which they are a party; (B) authorizing a specified person or persons to execute the documents to which the Spanish Loan Parties are party on its behalf; and (C) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Transactions to which the Spanish Loan Parties are a party.
2    No later than within ten (10) Business Days following the Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, (a) the French and German Borrowers shall have obtained Deposit Account Control Agreements for Collection Deposit Accounts held with any of the Agents or any of their Affiliates and (b) the Spanish Borrowers shall have provided notices satisfactory to the Agents for Collection Deposit Accounts held by the Spanish Borrowers with any of the Agents or any of their Affiliates.
3    No later than within ten (10) Business Days following the Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, to the extent not delivered on or prior to the Effective Date, the Borrower Representative shall deliver to the Administrative Agent undated stock powers, executed in blank by a duly authorized officer of the pledgor thereof, for each of the certificates representing the shares of Equity Interests pledged pursuant to the Security Agreements.
4    No later than within thirty (30) days following the Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, the Borrower Representative shall deliver to the applicable Agents insurance endorsements complying with the terms of Section 5.09 of the Credit Agreement and in form and substance reasonably satisfactory to the applicable Agents.

5    No later than within ninety (90) days following the Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, to the extent not delivered on or prior to the Effective Date, the U.S. and Canadian Loan Parties shall have obtained Deposit Account Control Agreements for all Deposit Accounts of the U.S. Loan Parties and the Canadian Loan Parties, other than for the Excluded Accounts.

Schedule 6.01
Existing Indebtedness

Description	Payee	Payor	Balance	Loan Date	Maturity Date
IRB:
Industrial Development Refunding	The Industrial Revenue	General Cable	$9,000,000.00	October 1, 2001	April 1, 2024
Revenue Bonds (General Cable Corporation Project), Series 2001	Board of the City of Jackson	Corporation
PNC Bank Letters of Credit:
Jackson IRB, Series 2001	The Bank of NY Trust Co.	General Cable Corporation	XXX[1]	February 5, 2008	October 18, 2014
Insurance Program – Current 2014	Travelers Indemnity	General Cable	XXX[1]	February 11, 2010	February 11, 2014
Workers Comp Claims	Company	Corporation
Performance Bond	Taiwan Power Company	General Cable Industries, Inc.	XXX[1]	February 9, 2011	February 9, 2014

Schedule 6.01 (continued)

Description	Payee	Payor	Total available	Balance as of August 23rd,2013	Loan /Facility / Bond Date	Maturity Date
Loan	XXX[1]	Silec Cable	XXX[1]	XXX[1]	3/2/2009	3/2/2016
Lease Back	XXX[1]	Silec Cable	XXX[1]	XXX[1]	1/19/2009	1/25/2016
Reverse Factoring	XXX[1]	Silec Cable	XXX[1]	XXX[1]	11/4/2011	open validity
Reverse Factoring	XXX[1]	Silec Cable	XXX[1]	XXX[1]	12/28/2011	open validity
Reverse Factoring	XXX[1]	Silec Cable	XXX[1]	XXX[1]	12/12/2012	open validity
Reverse Factoring	XXX[1]	Silec Cable	XXX[1]	XXX[1]	2/10/2010	open validity
Factoring	XXX[1]	Silec Cable	XXX[1]	XXX[1]	3/5/2010	open validity
Bond - French Customs	XXX[1]	Silec Cable	XXX[1]	XXX[1]	7/9/2007	open validity
Bond -Ministry of Economy & Planning, UAE	XXX[1]	Silec Cable	XXX[1]	XXX[1]	6/29/2011	open validity

Schedule 6.01 (continued)

Institution	Entity	Limit	Usage	Description
XXX[1]	Silec Cable SAS	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Silec Cable SAS	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Silec Cable SAS	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Silec Cable SAS	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Grupo General Cable Sistemas, S.L.	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Grupo General Cable Sistemas, S.L	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Grupo General Cable Sistemas, S.L.	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Grupo General Cable Sistemas, S.L.	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Grupo General Cable Sistemas, S.L.	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	Grupo General Cable Sistemas, S.L.	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	E.C.N. Cable Group	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	E.C.N. Cable Group	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	E.C.N. Cable Group	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	E.C.N. Cable Group	XXX[1]	XXX[1]	Reverse Factoring
XXX[1]	E.C.N. Cable Group	XXX[1]	XXX[1]	Reverse Factoring

Schedule 6.01 (continued)

XXX[1]	Grupo General Cable Sistemas, S.L.	XXX[1]	XXX[1]	AP Financing
XXX[1]	E.C.N. Cable Group	XXX[1]	XXX[1]	AP Financing
XXX[1]	E.C.N. Cable Group	XXX[1]	XXX[1]	AP Financing

___________________________

Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

_______________
1Please note that for assignments under Tranche B and Tranche C, both the Assignor and the Assignee must grant a power of attorney to Spanish counsel for the Administrative Agent, so that the assignment can be notarized in Spain and filed with the chattel property registry. This is necessary in order for the Assignee to have the benefit of the Spanish security. The Administrative Agent’s U.S. counsel has form powers of attorney on file.

Schedule 6.02
Existing Liens
NONE

Schedule 6.04
Existing Investments
NONE

Schedule 6.10
Existing Restrictions
NONE

EXHIBIT A

[USE FOR US TRANCHE ASSIGNMENTS ONLY]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.
Borrowers:    General Cable Industries, Inc., General Cable Company Ltd., Silec Cable SAS, Norddeutsche Seekabelwerke GmbH, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion) and ECN Cable Group, S.L.

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.
Credit Agreement:    The Credit Agreement dated as of September [ ], 2013, among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents parties thereto

6.	Assigned Interest:

965928.02B-CHISR02A - MSW

Facility Assigned	Aggregate Amount of U.S. Commitments for all Lenders	Amount of U.S. Commitments Assigned	Percentage Assigned of U.S. Commitments[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:

[Consented to and]4 Accepted:
JPMorgan Chase Bank, N.A., as

Administrative Agent
By_________________________________

Title:

EXHIBIT A
965928.02B-CHISR02A - MSW

Consented to:5
[NAME OF RELEVANT PARTY]
By_________________________________

Title:

EXHIBIT A
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[USE FOR TRANCHE B AND TRANCHE C ASSIGNMENTS]1

ASSIGNMENT AND ASSUMPTION	CESIÓN Y ASUNCIÓN

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”)[1]. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

Este documento de Cesión y Asunción (el “Documento de Cesión y Asunción”) es suscrito por [Incluir nombre del Cedente] (el “Cedente”) y [Incluir nombre de Cesionario] (el “Cesionario”) en la Fecha de Efectividad (Effective Date) tal y como este término se describe más adelante. Salvo que en el presente documento se establezca lo contrario los términos en mayúscula tendrán el significado que a los mismos de les atribuye en el Contrato de Crédito que se define a continuación (tal y como el mismo sea modificado, novado extendido o refundido en cada momento, el “Contrato de Crédito”), copia del cual el Cesionario manifiesta haber recibido por parte del Cedente. Los Términos y Condiciones (Standard Terms and Conditions) fijados en el Anexo 1 que se adjunta al presente documento son por la presente incorporados por referencia y se consideran acordados y aceptados formando parte de este Documento de Cesión y Asunción, del mismo modo que si se hubieran reproducido íntegramente en el presente documento.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the

Por un precio acordado, el Cedente, por la presente, vende y cede irrevocablemente al Cesionario, y el Cesionario, por la presente, compra y adquiere del Cedente, con sujeción a y de conformidad con los Términos y Condiciones (Standard Terms and Conditions) y con el Contrato de Crédito en la Fecha de Efectividad (Effective Date) introducida por el Agente Administrativo (Administrative Agent) tal y como se dispone a continuación, (i) todos los derechos y obligaciones del Cedente en su condición de Acreditante (Lender) bajo el

___________________
1 Please note that any Assignee under Tranche B or Tranche C will need to obtain a Spanish Tax ID number, if it does not already have one. The Administrative Agent’s U.S. counsel can assist in obtaining such numbers.
1 Select as applicable.

EXHIBIT A
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extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Contrato de Crédito y bajo cualesquiera otros documentos o instrumentos entregados y/o suscritos de conformidad con el mismo en la medida en que estén relacionados con los importes y porcentajes de participación que se identifican más abajo relativos a todos aquellos derechos y obligaciones del Cedente pendientes bajo las correspondientes financiaciones identificadas a continuación (incluyendo cualesquiera cartas de crédito (letters of credit), garantías o avales (guarantees) y préstamos ‘swingline’ (swingline loans) que estén incluidas en dichas financiaciones) y (ii) en la medida que esté permitido ceder bajo el correspondiente derecho aplicable, cualesquiera reclamaciones (claims), demandas (suits), acciones (causes of action) así como cualesquiera otros derechos del Cedente (en su condición de Acreditante) contra cualquier Persona, ya sea conocida o no, que surjan o se encuentren relacionados con el Contrato de Crédito, cualesquiera otros documentos o instrumentos entregados y/o suscritos de conformidad con el mismo o las operaciones crediticias (loan transations) reguladas bajo el mismo o de alguna manera basadas en o relacionadas sin limitación con cualesquiera de los siguientes, reclamaciones contractuales (contract claims), reclamaciones extracontractuales (tort claims), reclamaciones penales (malpractise claims), reclamaciones legales (statutory claims) y cualesquiera otros tipos de reclamaciones por ley o equidad que estén relacionadas con los derechos y obligaciones vendidos y cedidos de conformidad con las cláusulas (i) y (ii) anteriores serán conjuntamente referidas como la “Participación Cedida”). Dicha venta y cesión se hace sin recurso frente al Cedente, y salvo que expresamente se establezca en este Documento e Cesión y Asunción, sin manifestaciones ni garantía por el Cedente.

1. Assignor:	1. Cedente:

2. Assignee:	2. Cesionario:

EXHIBIT A
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[and is an Affiliate/Approved Fund of [identify Lender]1]	[que es una Filial (Affiliate)/Fondo Aprobado (Approved Fund) de [identificar Acreditante]1]

3. Borrowers: General Cable Industries, Inc., General Cable Company Ltd., Silec Cable SAS, Norddeutsche Seekabelwerke GmbH, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion) and ECN Cable Group, S.L.

3. Acreditadas: General Cable Industries, Inc., General Cable Company Ltd., Silec Cable SAS, Norddeutsche Seekabelwerke GmbH, Grupo General Cable Sistemas, S.L. (actualmente en proceso de transformación) y ECN Cable Group, S.L.

4. Administrative Agent: JPMorgan Chase Bank, N.A.	4. Agente Administrativo: JPMorgan Chase Bank, N.A.

5. Credit Agreement: The Credit Agreement dated as of September [ ], 2013, among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents parties thereto

5. Contrato de Crédito: El Contrato de Crédito de fecha [ ] de Agosto de 2013, entre las Acreditadas (Borrowers), el resto de Partes del Crédito (Loan Parties) al mismo, los Acreditantes al mismo, JPMorgan Chase Bank, N.A., en su condición de Agente Administrativo y el resto de agentes partes del mismo

______________

1     Seleccionar según resulte de aplicación.

EXHIBIT A
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6.    Assigned Interest:3

Facility Assigned[2]	Aggregate Amount of [U.S. Commitments] [Tranche B Commitments] [Tranche C Commitments] for all Lenders	Amount of [U.S. Commitments] [Tranche B Commitments] [Tranche C Commitments] Assigned	Percentage Assigned of [U.S. Commitments] [Tranche B Commitments] [Tranche C Commitments][3]
	$	$	%
	$	$	%
	$	$	%

6.    Participación Cedida:

Financiación Cedida[2]
Importe Agregado (Aggregate Amount) de los [Compromisos U.S. (U.S. Commitments)] [Compromisos del Tramo B (Tranche B Commitments)] [Compromisos del Tramo C (Tranche C Commitments)] de todos los Acreditantes
		Importe de los [Compromisos U.S. (U.S. Commitments)] [Compromisos del Tramo B (Tranche B Commitments)] [Compromisos del Tramo C (Tranche C Commitments)] Cedidos	Porcentaje Cedido de los [Compromisos U.S. (U.S. Commitments)] [Compromisos del Tramo B (Tranche B Commitments)] [Compromisos del Tramo C (Tranche C Commitments)][3]
	$	$	%
	$	$	%
	$	$	%
________________________

[3]	Complete both the English and the Spanish Grid with the same information.

[2]
Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “U.S. Commitment,” “Tranche B Commitment,” “Tranche C Commitment” etc.)

[3]	Set forth, to at least 9 decimals, as a percentage of the U.S. Commitment, Tranche B Commitment or Tranche C Commitment, as applicable, of all Lenders thereunder.

[2]
Rellenar en la terminología adecuada para los distintos tipos de financiación existentes bajo el Contrato de Crédito y que están siendo cedidas bajo esta Cesión (ej; “Compromisos U.S.”, “Compromisos del Tramo B”, “Compromisos del Tramo C”, etc.)

[3]	Establecer, al menos 9 decimales, como porcentaje de los Compromisos U.S., Compromisos del Tramo B o Compromisos del Tramo C, según resulte de aplicación, de todos los Acreditantes bajo los mismos.

EXHIBIT A
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Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
Fecha de Efectividad (Effective Date): _____________ ___, 20___ [A INCLUIRSE POR EL AGENTE ADMINISTRATIVO QUE DEBERÁ SER LA FECHA DE EFECTIVIDAD DE INSCRIPCIÓN DE LA CESIÓN EN EL REGISTRO CORRESPONDIENTE.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

El Cesionario se compromete a entregar al Agente Administrativo un Cuestionario Administrativo (Administrative Questionnaire) en el cual el Cesionario designará una o más personas de contacto a la cual le llegará toda la información del sindicato (que podrá contener información confidencial relativa a las Partes del Crédito (Loan Parties) y demás partes relacionadas o sus valores) y se le hará disponible y que recibirá dicha documentación de conformidad con los procedimientos de cumplimiento del Cesionario y leyes aplicables, incluyendo leyes federales y estatales de valores (federal and state securities laws) .

The terms set forth in this Assignment and Assumption are hereby agreed to:	Los términos dispuestos en el presente Documento de Cesión y Asunción son acordados por:

ASSIGNOR [NAME OF ASSIGNOR] By:______________________________ Title:	CEDENTE [NOMBRE DEL CEDENTE] Por: ____________________________ Cargo:

ASSIGNEE [NAME OF ASSIGNEE] By:______________________________ Title:	CESIONARIO [NOMBRE DEL CESONARIO] Por: ____________________________ Cargo:

EXHIBIT A
965928.02B-CHISR02A - MSW

[Consented to and][4] Accepted:
JPMorgan Chase Bank, N.A., as

Administrative Agent
By_________________________________

Title:

Consented to:[5]
[NAME OF RELEVANT PARTY]
By_________________________________

Title:

[Con el Consentimiento y][4] Aceptación de:
JPMorgan Chase Bank, N.A., en su condición de Agente Administrativo

Por:
_________________________________

Cargo:

Con el Consentimiento de:[5]
[NOMBRE DE LA PARTE CORRESPONDIENTE]
Por:_________________________________

Cargo:

____________________

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

[4]	A incluir solamente en el caso en que el consentimiento por parte del Agente Administrativo sea requerido de conformidad con los términos del Contrato de Crédito.

[5]
A incluir solamente en el caso en que el consentimiento de la Acreditada (Borrower) y/o otras partes (ej; Acreditante Swingline, Banco Emisor) sea requerido de conformidad con los términos del Contrato de Crédito.

EXHIBIT A
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ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.     Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) or Section 4.01(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, [and] (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee[, and (vi) it is a French Qualifying Lender]4; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in
______________
4 To be included only if the Assigned Interest includes Tranche C Commitments.

EXHIBIT A
965928.02B-CHISR02A - MSW

taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT A
965928.02B-CHISR02A - MSW

EXHIBIT B-1

FORM OF NOTICE OF BANKING SERVICES OBLIGATIONS
___________, 20__

JPMorgan Chase Bank, N.A., as Administrative Agent
1300 East 9th Street, 13th Floor
Cleveland, OH 44114
Attention: Katherine C. Cliffel
Re:    General Cable Corporation Banking Services
Dear [_________]:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement. This Notice of Banking Services Obligations is being delivered pursuant to Section 2.22 of the Credit Agreement.

[INSERT NAME OF LOAN PARTY], a [Canadian Loan Party][French Loan Party][German Loan Party][Spanish Loan Party][U.S. Loan Party] (the “Banking Services Party”), has entered into (or intends to enter into), the Banking Services Agreement(s) listed on Schedule I hereto that are permitted under the terms of the Credit Agreement (the “Secured Banking Services Agreements”), pursuant to which the undersigned is the counterparty (in such capacity under the Secured Banking Services Agreements, the “Banking Services Provider”). The Banking Services Provider hereby acknowledges that as of the date hereof, the Banking Services Provider is [an Affiliate of [INSERT NAME],] a [U.S.][Tranche B][Tranche C] Revolving Lender. The Banking Services Party desires to have the Secured Banking Services Agreements treated as Secured Obligations under the Credit Agreement.

965928.02B-CHISR02A - MSW

JPMorgan Chase Bank, N.A., as Administrative Agent
____________, 20__
Page __

The Banking Services Provider hereby appoints the Administrative Agent as its agent, and the Administrative Agent hereby accepts such appointment as the Banking Services Provider’s agent, under the applicable Loan Documents. The Banking Services Provider hereby agrees (if the Banking Services Provider is not a Lender) to be bound by the provisions of Article VIII of the Credit Agreement as if it were a Lender, and consents to the other terms of the Loan Documents in favor of the Administrative Agent.
The Banking Services Provider acknowledges that it is required pursuant to Section 2.22 of the Credit Agreement to furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, but in any event not less than monthly, a summary of the amounts due or to become due in respect of the Secured Banking Services Agreements. The Banking Services Provider further acknowledges that it had not received notice of any continuing Event of Default as of the date that each Secured Banking Services Agreement was executed.
This notice and agreement is entered into for the benefit of the parties hereto and the Administrative Agent, and may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the foregoing. This notice and agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this notice and agreement by facsimile or electronic image scan (e.g. PDF) transmission shall be effective as delivery of a manually executed counterpart hereof.
This notice and agreement shall governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.
Very truly yours,

[INSERT NAME] as Banking Services Provider

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
GENERAL CABLE INDUSTRIES, INC.,

as Borrower Representative

965928.02B-CHISR02A - MSW

JPMorgan Chase Bank, N.A., as Administrative Agent
____________, 20__
Page __

By
Name:
Title:

965928.02B-CHISR02A - MSW

EXHIBIT B-1

SCHEDULE I
SECURED BANKING SERVICES AGREEMENTS
1.
2.

The aggregate amount of all Banking Services Obligations of the Banking Services Party to Banking Services Provider (whether matured or unmatured, absolute or contingent) subject to this notice and agreement: $_______

EXHIBIT B-1
965928.02B-CHISR02A - MSW

EXHIBIT B-2

FORM OF NOTICE OF SWAP OBLIGATIONS

___________, 20__

JPMorgan Chase Bank, N.A., as Administrative Agent
1300 East 9th Street, 13th Floor
Cleveland, OH 44114
Attention: Katherine Cliffel
Re:    General Cable Corporation Swap Agreement(s)
Dear [_________]:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement. This Notice of Secured Swap Obligations is being delivered pursuant to Section 2.22 of the Credit Agreement.
[INSERT NAME OF LOAN PARTY], a [Canadian Loan Party][U.S. Loan Party] (the “Swap Party”), has entered into (or intends to enter into), the Swap Agreement(s) listed on Schedule I hereto that are permitted under the terms of the Credit Agreement (the “Secured Swap Agreements”), pursuant to which the undersigned is the counterparty (in such capacity under the Secured Swap Agreements, the “Swap Counterparty”). The Swap Counterparty hereby acknowledges that as of the date hereof, the Swap Counterparty is [an Affiliate of [INSERT NAME],] a [Multicurrency] Revolving Lender. The Swap Counterparty desires to have the Secured Swap Agreements treated as Secured Obligations under the Credit Agreement.
The Swap Counterparty hereby appoints the Administrative Agent as its agent, and the Administrative Agent hereby accepts such appointment as the Swap Counterparty’s agent, under the applicable Loan Documents. The Swap Counterparty hereby agrees (if the Swap Counterparty is not a Lender) to be bound by the provisions of Article VIII of the Credit

965928.02B-CHISR02A - MSW

JPMorgan Chase Bank, N.A., as Administrative Agent
____________, 20__
Page __

Agreement as if it were a Lender, and consents to the other terms of the Loan Documents in favor of the Administrative Agent.
The Swap Counterparty acknowledges that it is required pursuant to Section 2.22 of the Credit Agreement to furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, but in any event not less than monthly, a summary of the amounts due or to become due in respect of the Secured Swap Agreements. The Swap Counterparty further acknowledges that it had not received notice of any continuing Event of Default as of the date that each Secured Swap Agreement was executed.
This notice and agreement is entered into for the benefit of the parties hereto and the Administrative Agent, and may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the foregoing. This notice and agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this notice and agreement by facsimile or electronic image scan (e.g. PDF) transmission shall be effective as delivery of a manually executed counterpart hereof.
This notice and agreement shall governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.
Very truly yours,

[INSERT NAME] as Swap Counterparty

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
GENERAL CABLE INDUSTRIES, INC.,

as Borrower Representative
By
Name:
Title:

965928.02B-CHISR02A - MSW

EXHIBIT B-2

SCHEDULE I
SECURED SWAP AGREEMENTS
1.
2.
The Swap Party and the Swap Counterparty have agreed that the foregoing Secured Swap Agreements [are][are not] to be treated as Qualified Secured Swap Obligations.

The aggregate amount of all Swap Obligations of the Swap Party to Swap Counterparty (whether matured or unmatured, absolute or contingent) subject to this notice and agreement: $______________

EXHIBIT B-2
965928.02B-CHISR02A - MSW

EXHIBIT C

BORROWING BASE CERTIFICATE

[See attached.]

EXHIBIT C
965928.02B-CHISR02A - MSW

EXHIBIT C

		BORROWING BASE REPORT
		GCI for Fiscal Period Ending June 28, 2013				Rpt #8
Obligor Number:						Date: 7/19/2013
Loan Number:						Period Covered: 3/29/13 to 6/28/13
COLLATERAL CATEGORY		U.S.	Canada	Europe	Consolidated	Total Eligible Collateral	$ -
Description
ACCOUNTS RECEIVABLE

1	Net Available A/R – Borrowing Base Value	$ -	$ -		$ -
INVENTORY
2	Net Available – Standard Method Borrowing Base Value	0.00	0.00	0.00	0.00
3	Net Available – NOLV Method Borrowing Base Value	0.00	0.00	0.00	0.00

Net Available Inventory (Lesser of calculation)		0.00	0.00	0.00	0.00
FIXED ASSETS
4	Net Available – Fixed Assets Borrowing Base Value	0.00	0.00	0.00	0.00
Fixed Assets Cap		150,000,000.00	150,000,000.00	150,000,000.00	150,000,000.00
Net Available Fixed Assets (Lesser of cap calculation)		150,000,000.00	0.00	0.00	150,000,000.00
AVAILABILITY
5	Revolver Line / CAPS	630,000,000.00	70,000,000.00	300,000,000.00	1,000,000,000.00
6	Uncapped Availability	150,000,000.00	0.00	0.00	150,000,000.00	Total Revolver Line	$1,000,000,000.00
7	Reserves
8	Maximum Borrowing Limit (Lesser of 5. or 6.)*	$150,000,000.00	$ -	$ -	$150,000,000.00	Total Available	$150,000,000.00
9	Suppressed Availability	$ -	$ -	$ -	$ -
U.S. LOAN STATUS
10	Previous Loan Balance (Previous Report Line 15)	0.00
11	Less: A. Net Collections (Same as line 4)	0.00
12	B. Adjustments / Other ___________	0.00
13	Add: A. Request for Funds	0.00
14	B. Adjustments / Other ___________	0.00
15	New Loan Balance	$ -				Total New U.S. Loan Balance	$ -
Canadian and European LOAN STATUS
16	Previous Loan Balance (Previous Report Line 21)		0.00	0.00
17	Less: A. Net Collections (Same as line 4)		0.00	0.00
18	B. Adjustments / Other ___________		0.00	0.00
19	Add: A. Request for Funds		0.00	0.00
20	B. Adjustments / Other ___________		0.00	0.00
21	New Loan Balance		0.00	0.00		Total Canadian and European Loan Bal:	0.00
22	Letters of Credit/Bankers Acceptance Outstanding	0.00	0.00	0.00	0.00		0.00
23	Availability Not Borrowed (Lines 8 less 15 & 21 & 22)	150,000,000.00	0.00	0.00			150,000,000.00
24	Europe Borrowing U.S. and Canadian Collateral	0.00	0.00	0.00
25	Availability Not Borrowed Combined (Line 23 less 24)	$150,000,000.00	$ -	$ -			$150,000,000.00
26	Term Loan						0.00
27	OVERALL EXPOSURE (lines 15 & 21 & 24)	$ -	$ -	$ -			$ -
Pursuant to, and in accordance with, the terms and provisions of that certain Loan and Security Agreement (“Agreement”), between JPM Chase (“Secured Party”) and
General Cable Industries, Inc. (“Borrower”), Borrower is executing and delivering to Secured Party this Collateral Report accompanied by supporting data (collectively referred to as (“Report”).
Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower’s own financial accounting records. Borrower, by the execution of this
Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this 14th day of August, 2012, that the
Borrower is in compliance with said Agreement.

EXHIBIT C
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EXHIBIT C

BORROWER NAME:	AUTHORIZED SIGNATURE:
General Cable Industries, Inc.

EXHIBIT C
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EXHIBIT D

COMPLIANCE CERTIFICATE
To:    The Lenders party to the
Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON BEHALF OF THE BORROWERS, THAT:

1.    I am the duly elected Chief Financial Officer of the Borrower Representative;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and subject also to certain accounting matters that have been disclosed prior to the Effective Date in Holdings’s public filings with the Securities and Exchange Commission, including with regard to potential theft of certain inventory in Brazil];
3.    I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement;

EXHIBIT D
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4.    The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

5.    Schedule I attached hereto sets forth financial data and computations evidencing the calculation of the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters (whether or not during a Covenant Trigger Period) and, if applicable, demonstrating compliance with Section 6.12, all of which data and computations are true, complete and correct;

6.    Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered;

7.    Schedule III hereto sets forth each Immaterial Subsidiary as of the date of the attached financial statements;5

8.    Schedule IV hereto sets forth the computations necessary to determine the Availability on the Business Day this certificate is delivered;

9.    Schedule V hereto sets forth financial data and computations evidencing the calculation of the Total Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter; and

10.    No Covenant Trigger Period is in effect.

Described below are the exceptions, if any, to paragraph 4 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

5 If no Cash Management Period is outstanding, such certification shall only be required concurrently with any delivery of financial statements under 5.01(a)

EXHIBIT D
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The foregoing certifications, together with the computations set forth in Schedule I, Schedule II and Schedule V and the information set forth on Schedule III hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , .
_____________________________

GENERAL CABLE INDUSTRIES, INC., as Borrower Representative

By:
Name:
Title:

EXHIBIT D
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SCHEDULE I
Calculation of the Fixed Charge Coverage Ratio and
Compliance as of _________, ____ with
Provisions of 6.12 of the Agreement

TOTAL
Fixed Charge Coverage Ratio

EBITDA

(i) Net Income	_________ +

(ii) Interest Expense	_________ +

(iii) income tax expense net of tax refunds	_________ +

(iv) depreciation and amortization expense	_________ +

(v) extraordinary charges	_________ +

(vi) other non-cash charges[6]	_________ –

(vii) cash payments in respect of non-cash charges described in (vi)	_________ –

(viii) extraordinary gains and non-cash items of income	_________

(a) Total EBITDA (sum of (i) through (vi)) – (sum of (vii) + (viii))	_________

Unfinanced Capital Expenditures

(i) fixed or capital asset expenditures or commitments	_________

(b) Total Unfinanced Capital Expenditures	_________

Fixed Charges

(i) cash Interest Expense	_________ +

(ii) prepayments and scheduled principal payments in Indebtedness	_________ +

(iii) expense for income taxes paid in cash (net of any cash refund in respect of income taxes actually received during such period, provided that such net amount shall not be reduced below zero)	_________ +
_________________________
6 Excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory.

EXHIBIT D
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(iv) dividends or distributions paid in cash	_________ +

(v) Capital Lease Obligation payments	_________

(c) Total Fixed Charges (sum of (i) through (v))	_________

Fixed Charge Coverage Ratio (a – b) ÷ c	: 1.00

EXHIBIT D
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SCHEDULE II

Applicable Rate Calculation

EXHIBIT D
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SCHEDULE III
Immaterial Subsidiaries

EXHIBIT D
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SCHEDULE IV

Availability Calculation

EXHIBIT D
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SCHEDULE V

Consolidated Leverage Ratio Calculation

EXHIBIT D
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EXHIBIT E-1
U.S. GUARANTOR JOINDER AGREEMENT
THIS U.S. GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a U.S. Loan Party under the Credit Agreement and a “U.S. Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a U.S. Loan Party and a U.S. Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the U.S. Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other U.S. Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), and at all times thereafter, strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other U.S. Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the

EXHIBIT E-1
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case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

EXHIBIT E-1
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By:
Name:
Title:

Acknowledged and accepted:

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent

By:
Name:
Title:

EXHIBIT E-1
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EXHIBIT E-2
CANADIAN GUARANTOR JOINDER AGREEMENT
THIS CANADIAN GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of ______________, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Canadian Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Canadian Loan Party and a Canadian Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Canadian Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Canadian Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or

EXHIBIT E-2
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renewal of any of the Canadian Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

EXHIBIT E-2
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[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent

By:
Name:
Title:

EXHIBIT E-2
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EXHIBIT E-3
FRENCH GUARANTOR JOINDER AGREEMENT
THIS FRENCH GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of ______________, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a French Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a French Loan Party and a French Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the European Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the European Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or

EXHIBIT E-3
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renewal of any of the European Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

EXHIBIT E-3
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[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent

By:
Name:
Title:

EXHIBIT E-3
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EXHIBIT E-4
GERMAN GUARANTOR JOINDER AGREEMENT
THIS GERMAN GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of ______________, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a German Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a German Loan Party and a German Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the European Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the European Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension

EXHIBIT E-4
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of time of payment or renewal of any of the European Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

EXHIBIT E-4
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[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent

By:
Name:
Title:

EXHIBIT E-4
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EXHIBIT E-5
SPANISH GUARANTOR JOINDER AGREEMENT
THIS SPANISH GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of ______________, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a public limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Spanish Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Spanish Loan Party and a Spanish Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the European Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the European Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any

EXHIBIT E-5
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demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the European Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

EXHIBIT E-5
965928.02B-CHISR02A - MSW

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent

By:
Name:
Title:

EXHIBIT E-5
965928.02B-CHISR02A - MSW

EXHIBIT F-1

[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. [Lenders][Participants]1 That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation] in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished [the Administrative Agent and the Borrower Representative][its participating Lender] with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrower Representative and the Administrative Agent][such Lender] and (2) the undersigned shall have at all times furnished [the Borrower Representative and the Administrative Agent][such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
__________________
1     This form can be used for Lenders or Participants. Select the appropriate bracketed phrases.

EXHIBIT F-1
965928.02B-CHISR02A - MSW

EXHIBIT F-1

[NAME OF LENDER OR PARTICIPANT]

By:______________________________________

    Name:

    Title:
Date: ________ __, 20[ ]

EXHIBIT F-1
965928.02B-CHISR02A - MSW

EXHIBIT F-2

[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. [Lenders][Participants]1 That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of September [ ], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L. (formerly Grupo General Cable Sistemas, S.A., in process of conversion), a limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation] in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation], (iii) with respect to [the extension of credit pursuant to this Credit Agreement][participation], neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished [the Administrative Agent and the Borrower Representative][its participating Lender] with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrower Representative and the Administrative Agent][such Lender] and (2) the undersigned shall have at all times furnished [the Borrower Representative and the Administrative Agent][such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

_______________
1     This form can be used for Lenders and Participants. Select the appropriate bracketed phrases.

EXHIBIT F-2
965928.02B-CHISR02A - MSW

EXHIBIT F-2

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER OR PARTICIPANT]

By:______________________________________

    Name:

    Title:
Date: ________ __, 20[ ]

EXHIBIT F-2
965928.02B-CHISR02A - MSW